FEDERATED DEPARTMENT STORES, INC.

                RETIREMENT INCOME AND THRIFT INCENTIVE PLAN

         (As amended and restated effective as of January 1, 1987
         and containing all amendments through December 31, 1993)

INTRODUCTION

SECTION 1  DEFINITIONS . . . . . . . . . . . . . . . . . . .1-1
     1.1  Accounts . . . . . . . . . . . . . . . . . . . . .1-1
     1.2  Affiliated Employer. . . . . . . . . . . . . . . .1-1
     1.3  Annuity  . . . . . . . . . . . . . . . . . . . . .1-1
     1.4  Code . . . . . . . . . . . . . . . . . . . . . . .1-1
     1.5  Committee  . . . . . . . . . . . . . . . . . . . .1-1
     1.6  Compensation . . . . . . . . . . . . . . . . . . .1-1
     1.7  Effective Amendment Date . . . . . . . . . . . . .1-3
     1.8  Employee . . . . . . . . . . . . . . . . . . . . .1-3
     1.9  Employer . . . . . . . . . . . . . . . . . . . . .1-3
     1.10 ERISA  . . . . . . . . . . . . . . . . . . . . . .1-3
     1.11 Family Member. . . . . . . . . . . . . . . . . . .1-4
     1.12 Federated  . . . . . . . . . . . . . . . . . . . .1-4
     1.13 Highly Compensated Employee  . . . . . . . . . . .1-4
     1.14 Immediate Family Member  . . . . . . . . . . . . .1-5
     1.15 Investment Fund  . . . . . . . . . . . . . . . . .1-5
     1.16 Leased Employee  . . . . . . . . . . . . . . . . .1-5
     1.17 Leave of Absence . . . . . . . . . . . . . . . . .1-5
     1.18 Non-Highly Compensated Employee  . . . . . . . . .1-5
     1.19 Normal Retirement Age. . . . . . . . . . . . . . .1-6
     1.20 Participant  . . . . . . . . . . . . . . . . . . .1-6
     1.21 Plan . . . . . . . . . . . . . . . . . . . . . . .1-6
     1.22 Plan Administrator . . . . . . . . . . . . . . . .1-6
     1.23 Plan Year  . . . . . . . . . . . . . . . . . . . .1-6
     1.24 Savings Agreement. . . . . . . . . . . . . . . . .1-6
     1.25 Spouse . . . . . . . . . . . . . . . . . . . . . .1-7
     1.26 Top-Paid Highly Compensated Employee . . . . . . .1-7
     1.27 Total Disability or Totally Disabled . . . . . . .1-7
     1.28 Trust  . . . . . . . . . . . . . . . . . . . . . .1-7
     1.29 Trustee. . . . . . . . . . . . . . . . . . . . . .1-7
     1.30 Trust Fund . . . . . . . . . . . . . . . . . . . .1-7
     1.31 Valuation Date . . . . . . . . . . . . . . . . . .1-7
     1.32 Valuation Period . . . . . . . . . . . . . . . . .1-7

SECTION 2 - SERVICE DEFINTIONS AND RULES . . . . . . . . . .2-1
     2.1  Service Definitions. . . . . . . . . . . . . . . .2-1
     2.2  Special Credited Employment  . . . . . . . . . . .2-4
     2.3  Affiliated Employment  . . . . . . . . . . . . . .2-5


SECTION 3 - ELIGIBILITY AND PARTICIPATION  . . . . . . . . .3-1
     3.1  Eligibility for Participation  . . . . . . . . . .3-1
     3.2  Covered Employee . . . . . . . . . . . . . . . . .3-1
     3.3  Entry Date . . . . . . . . . . . . . . . . . . . .3-2
     3.4  Duration of Participation  . . . . . . . . . . . .3-2
     3.5  Reinstatement of Participant . . . . . . . . . . .3-2
     3.6  Special Participation Rule Applicable to Persons With
          Transferred Benefits . . . . . . . . . . . . . . .3-2

SECTION 4 - SAVINGS CONTRIBUTIONS. . . . . . . . . . . . . .4-1
     4.1  Effective Date of Savings Agreement  . . . . . . .4-1
     4.2  Amendment and Suspension of Savings Agreement. . .4-3
     4.3  Savings Contributions. . . . . . . . . . . . . . .4-3
     4.4  Pre- and After-Tax Nature of Savings Contributions. . .4-3
     4.5  Savings Contributions Eligible for Match . . . . .4-4
     4.6  Mistake of Fact  . . . . . . . . . . . . . . . . .4-5

SECTION 4A - AVERAGE ACTUAL DEFERRAL
  PERCENTAGE RESTRICTIONS .. . . . . . . . . . . . . . . . .4A-1
     4A.1 Average Actual Deferral Percentages Limits . . . .4A-1
     4A.2 Special Rules for Average Actual Deferral Percentage
          Limits . . . . . . . . . . . . . . . . . . . . . .4A-1
     4A.3 Distribution or Recharacterization of Excess
          Contributions  . . . . . . . . . . . . . . . . . .4A-3
     4A.4 Definitions for Average Actual Deferral
          Percentage Limits  . . . . . . . . . . . . . . . .4A-6
     4A.5 Restructuring Into Employee Groups for Pre-
          1992 Plan Year . . . . . . . . . . . . . . . . . .4A-7
     4A.6 Disaggregating Portions of Plan For Post-1991 Plan Years . .4A-8

SECTION 5 - MATCHING CONTRIBUTIONS . . . . . . . . . . . . .5-1
     5.1  Annual Amount of Matching Contributions. . . . . .5-1
     5.2  Time and Form of Matching Contributions  . . . . .5-2
     5.3  Mistake of Fact  . . . . . . . . . . . . . . . . .5-2

SECTION 5A - AVERAGE ACTUAL CONTRIBUTION
  PERCENTAGE RESTRICTIONS  . . . . . . . . . . . . . . . . .5A-1
     5A.1 Average Actual Contribution Percentage Limits. . .5A-1
     5A.2 Special Rules for Average Actual Contribution
          Percentage Limits  . . . . . . . . . . . . . . . .5A-1
     5A.3 Distribution or Forfeiture of Excess Aggregate
          Contributions  . . . . . . . . . . . . . . . . . .5A-3
     5A.4 Definitions for Average Actual Contribution
          Percentage Limits  . . . . . . . . . . . . . . . .5A-8
     5A.5 Restructuring Into Employee Groups for Pre-
          1992 Plan Years  . . . . . . . . . . . . . . . . .5A-9
     5A.6 Disaggregating Portions of Plan For Post-1991 Plan Years . .5A-10
SECTION 6 - ACCOUNTS AND THEIR ALLOCATIONS
  AND VESTING. . . . . . . . . . . . . . . . . . . . . . . .6-1
     6.1  Savings Accounts and Allocation of
          Savings Contributions Thereto. . . . . . . . . . .6-1
     6.2  Matching Accounts and Allocation of Matching
          Contributions Thereto  . . . . . . . . . . . . . .6-2
     6.3  Retirement Income Accounts . . . . . . . . . . . .6-3
     6.4  Allocation of Forfeitures  . . . . . . . . . . . .6-4
     6.5  Maximum Annual Addition to Accounts  . . . . . . .6-4
     6.6  Investment of Accounts . . . . . . . . . . . . . .6-4
     6.7  Allocation of Income and Losses of Investment
          Funds to Accounts  . . . . . . . . . . . . . . . .6-4
     6.8  Deduction of Benefit Payments, Forfeitures,
          and Withdrawals  . . . . . . . . . . . . . . . . .6-5
     6.9  Account Balances . . . . . . . . . . . . . . . . .6-5
     6.10 Vested Rights  . . . . . . . . . . . . . . . . . .6-5
     6.11 Voting of Federated Common Shares Held in Investment Fund. .6-6

SECTION 6A - MAXIMUM ANNUAL ADDITION LIMITS. . . . . . . . .6A-1
     6A.1 Maximum Annual Addition Limit--Separate
          Limitation as to This Plan . . . . . . . . . . . .6A-1
     6A.2 Maximum Annual Addition Limit--Combined
          Limitation for This Plan and Other Defined
          Benefit Plans  . . . . . . . . . . . . . . . . . .6A-4

SECTION 6B - INVESTMENT OF ACCOUNTS  . . . . . . . . . . . .6B-1
     6B.1 General Rules for Investment Accounts  . . . . . .6B-1
     6B.2 Investment of of Pre-July 1, 1993 Retirement Income Account . . .6B-2
     6B.3 Investment Funds . . . . . . . . . . . . . . . . .6B-3

SECTION 6C - INVESTMENT OF ACCOUNTS PRIOR TO MARCH 31, 1994.6C-1
     6C.1 Investment of Savings Accounts . . . . . . . . . .6C-1
     6C.2 Investment of Matching Accounts  . . . . . . . . .6C-2
     6C.3 Investment of Retirement Income Accounts . . . . .6C-3
     6C.4 Investment Funds . . . . . . . . . . . . . . . . .6C-3

SECTION 7 - WITHDRAWALS DURING EMPLOYMENT. . . . . . . . . .7-1
     7.1  Withdrawals of After-Tax Savings Contributions . .7-1
     7.2  Withdrawals of Pre-Tax Savings Contributions . . .7-2
     7.3  Requirements for Hardship Withdrawals  . . . . . .7-2
     7.4  Suspension of Savings Contributions. . . . . . . .7-4


SECTION 8 - DISTRIBUTIONS ON ACCOUNT OF
  TERMINATION OF EMPLOYMENT FOR REASONS
  OTHER THAN DEATH . . . . . . . . . . . . . . . . . . . . .8-1
     8.1  Distribution of Retirement Benefit . . . . . . . .8-1
     8.2  Required Commencement Date . . . . . . . . . . . .8-1
     8.3  Forfeiture of Nonvested Accounts on
          Termination of Employment  . . . . . . . . . . . .8-3
     8.4  Application of Forfeitures . . . . . . . . . . . .8-3

SECTION 8A - FORM OF DISTRIBUTION OF SAVINGS
  AND MATCHING ACCOUNTS  . . . . . . . . . . . . . . . . . .8A-1
     8A.1 Section Applies Only to Savings and
          Matching Accounts. . . . . . . . . . . . . . . . .8A-1
     8A.2 Normal Form of Savings Benefit -- Lump
          Sum Payment  . . . . . . . . . . . . . . . . . . .8A-1
     8A.3 Optional Annuity Form of Benefit Rules . . . . . .8A-1
     8A.4 Normal Form of Annuity Benefit . . . . . . . . . .8A-3
     8A.5 Election Out of Normal Annuity Form  . . . . . . .8A-3
     8A.6 Optional Annuity Forms . . . . . . . . . . . . . .8A-4
     8A.7 Annuity Definitions  . . . . . . . . . . . . . . .8A-4
     8A.8 Minimum Required Installment/Lump Sum
           Form of Benefit . . . . . . . . . . . . . . . . .8A-5

SECTION 8B - FORM OF DISTRIBUTION OF RETIRE-
  MENT INCOME ACCOUNTS . . . . . . . . . . . . . . . . . . .8B-1
     8B.1 Section Applies Only to Retirement Income Accounts . .8B-1 8B.2 Normal Form of Profit Sharing Benefit --
          Qualified Annuity Forms  . . . . . . . . . . . . .8B-1
     8B.3 Election Out of Normal Form  . . . . . . . . . . .8B-1
     8B.4 Regular Optional Forms . . . . . . . . . . . . . .8B-2
     8B.5 Annuity Form of Benefit Rules  . . . . . . . . . .8B-3
     8B.6 Annuity Definitions. . . . . . . . . . . . . . . .8B-3
     8B.7 Required Lump Sum Form for Small Profit Sharing
          Benefit  . . . . . . . . . . . . . . . . . . . . .8B-4
     8B.8 Optional Minimum Required Installment/
          Lump Sum Form of Benefit . . . . . . . . . . . . .8B-4

SECTION 9 - DISTRIBUTIONS ON ACCOUNT OF DEATH. . . . . . . .9-1
     9.1  Distribution of Death Benefit  . . . . . . . . . .9-1
     9.2  Time of Death Benefit  . . . . . . . . . . . . . .9-1
     9.3  Normal Form of Death Benefit --
          Lump Sum Payment . . . . . . . . . . . . . . . . .9-1
     9.4  Optional Annuity Form of Death Benefit Rules . . .9-2
     9.5  Annuity Definitions. . . . . . . . . . . . . . . .9-2
     9.6  Designation of Beneficiary . . . . . . . . . . . .9-3


SECTION 9A - SPECIAL SPOUSAL DEATH BENEFIT RULES
  FOR RETIREMENT INCOME ACCOUNTS . . . . . . . . . . . . . .9A-1
     9A.1 Section Applies Only to Retirement Income Accounts  . .9A-1
     9A.2 Time of Profit Sharing Death Benefit . . . . . . .9A-1
     9A.3 Normal Form of Profit Sharing Death Benefit. . . .9A-1
     9A.4 Election Out of Normal Form  . . . . . . . . . . .9A-1
     9A.5 Optional Forms.. . . . . . . . . . . . . . . . . .9A-2
     9A.6 Annuity Form of Benefit Rules. . . . . . . . . . .9A-2
     9A.7 Required Lump Sum Form for Small Profit
          Sharing Death Benefit  . . . . . . . . . . . . . .9A-3
     9A.8 Annuity Definitions  . . . . . . . . . . . . . . .9A-4
     9A.9 Designation of Beneficiary . . . . . . . . . . . .9A-4

SECTION 10 - ADDITIONAL DISTRIBUTION PROVISIONS. . . . . . .10-1
     10.1 Allocation of Contributions After Distribution . .10-1
     10.2 Determination of Proper Party for Distribution and Forfeiture When Proper Party Cannot Be Located . .10-1
     10.3 Reemployed Participant . . . . . . . . . . . . . .10-1
     10.4 Nonalienation of Benefits  . . . . . . . . . . . .10-2
     10.5 Incompetency . . . . . . . . . . . . . . . . . . .10-2
     10.6 Legal Distribution Limits  . . . . . . . . . . . .10-2
     10.7 Distribution Form Notices  . . . . . . . . . . . .10-4
     10.8 Direct Rollover Distributions. . . . . . . . . . .10-4

SECTION 11 - NAMED FIDUCIARIES . . . . . . . . . . . . . . .11-1

SECTION 12 - ADMINISTRATIVE AND INVESTMENT
  COMMITTEE  . . . . . . . . . . . . . . . . . . . . . . . .12-1
     12.1 Appointment of Committee . . . . . . . . . . . . .12-1
     12.2 General Powers of Committee. . . . . . . . . . . .12-1
     12.3 Records of Plan  . . . . . . . . . . . . . . . . .12-2
     12.4 Actions of Committee . . . . . . . . . . . . . . .12-2
     12.5 Compensation of Committee and Payment of
          Plan Administrative and Investment Charges . . . .12-3
     12.6 Limits on Liability  . . . . . . . . . . . . . . .12-3
     12.7 Claims Procedure . . . . . . . . . . . . . . . . .12-3
     12.8 Limits on Duties . . . . . . . . . . . . . . . . .12-4
     12.9 Appointment of Investment Manager. . . . . . . . .12-4

SECTION 13 - TERMINATION OR AMENDMENT. . . . . . . . . . . .13-1
     13.1 Right to Terminate . . . . . . . . . . . . . . . .13-1
     13.2 Full Vesting Upon Termination or Complete
          Discontinuance of Contributions  . . . . . . . . .13-1
     13.3 Effect of Termination of Plan or Complete
          Discontinuance of Contributions  . . . . . . . . .13-1
     13.4 Amendment of Plan  . . . . . . . . . . . . . . . .13-2

SECTION 14 - TOP HEAVY PROVISIONS  . . . . . . . . . . . . .14-1
     14.1 Determination of Whether Plan Is Top Heavy . . . .14-1
     14.2 Effect of Top Heavy Status on Vesting  . . . . . .14-5
     14.3 Effect of Top Heavy Status on Contributions. . . .14-5
     14.4 Effect of Top Heavy Status on Combined
          Maximum Plan Limits  . . . . . . . . . . . . . . .14-6

SECTION 15 - MISCELLANEOUS . . . . . . . . . . . . . . . . .15-1
     15.1 Trust  . . . . . . . . . . . . . . . . . . . . . .15-1
     15.2 Mergers, Consolidations, and Transfers of Assets .15-1
     15.3 Correction of Inadvertent Errors . . . . . . . . .15-2
     15.4 Authority to Act for Federated or Other Employer .15-2
     15.5 Relationship of Plan to Employment Rights. . . . .15-2
     15.6 Applicable Law . . . . . . . . . . . . . . . . . .15-2
     15.7 Agent for Service of Process . . . . . . . . . . .15-3
     15.8 Reporting and Disclosure . . . . . . . . . . . . .15-3
     15.9 Employees Transferring From Affiliated Employer  .15-3
     15.10 Separability of Provisions . .15-3
     15.11 Counterparts. .15-3
     15.12 Headings .15-3
     15.13 Construction  .15-3
     15.14 Applicable Benefit Provisions.15-4
     15.15 Employment Rule  . .15-4
     15.16 Appendices and Exhibits .15-4

SECTION 16 - MERGER OF CAMPEAU CALIFORNIA
  PLAN INTO THIS PLAN. . . . . . . . . . . . . . . . . . . .16-1
     16.1 Date of Merger . . . . . . . . . . . . . . . . . .16-1
     16.2 Change in Campeau California Plan
          Provisions After Merger. . . . . . . . . . . . . .16-1
     16.3 Transfer of Amounts to this Plan . . . . . . . . .16-3
     16.4 Participation of Campeau California Plan
          Participants in This Plan. . . . . . . . . . . . .16-4

SECTION 17 - MERGER OF ALLIED PROFIT SHARING-INVESTMENT PLAN
  INTO THIS PLAN AND AGGREGATION OF ALLIED PROFIT SHARING-
  INVESTMENT PLAN AND THIS PLAN FOR NONDISCRIMINATION TESTING. . 17-1
     17.1 Merger of Allied Plan Into This Plan . . . . . . .17-1
     17.2 Effect of Allied Plan Merger on This Plan. . . . .17-1
     17.3 Transfer of Amounts to This Plan By Reason of
          Allied Plan Merger . . . . . . . . . . . . . . . .17-5
     17.4 Aggregation of Allied Plan and This Plan for Coverage
          and Nondiscrimination Testing. . . . . . . . . . .17-5

SIGNATURE PAGE . . . . . . . . . . . . . . . . . . . . . . .S-1


APPENDIX A - PARTICIPATING CORPORATIONS  . . . . . . . . . .App-1

EXHIBIT A - TRUST AGREEMENT. . . . . . . . . . . . . . . . .A-1

EXHIBIT B - JANUARY 1, 1987 THROUGH DECEMBER 31,
          1988 PROVISIONS  . . . . . . . . . . . . . . . . .B-1

EXHIBIT C - JANUARY 1, 1987 THROUGH DECEMBER 31,
          1988 PROVISIONS OF MERGED CAMPEAU
          CALIFORNIA PLAN. . . . . . . . . . . . . . . . . .C-1


                FEDERATED DEPARTMENT STORES, INC.
           RETIREMENT INCOME AND THRIFT INCENTIVE PLAN
     (As amended and restated effective as of January 1, 1987
     and containing all amendments through December 31, 1993)



                          INTRODUCTION


     This plan shall be known as the Federated Department Stores, Inc. Retirement Income and Thrift Incentive Plan (the "Plan").

     The Plan provides additional retirement income to persons who participate in the Plan. In this regard, it is intended that the Plan (together with the Trust used in conjunction with the Plan) qualify as a tax-favored plan and trust under Sections 401(a) and 501(a) of the Code. The Plan shall be interpreted in a manner consistent with Sections 401(a) and 501(a) of the Code wherever possible.

     The Plan was adopted by Federated effective as of January 25, 1953 and has been amended many times since then. This document, other than Exhibits B and C attached hereto, amends and restates the Plan effective as of January 1, 1989. In addition, Exhibits B and C to this document provide all of the provisions of the Plan (and of a plan which is merged into this Plan effective as of January 1, 1989) which are effective for the period which begins on January 1, 1987 and which ends on December 31, 1988.


                                 SECTION 1

                                DEFINITIONS


     As used in this Plan (and any Appendices hereto), the following general terms shall have the meanings indicated unless it is clear from the context that another meaning is intended:

     1.1 Accounts - means, with respect to any Participant, the bookkeeping accounts established by the Committee for the Participant in accordance with the provisions of this Plan, and as to which contributions, forfeitures, and Trust income and losses may be allocable under the Plan. The specific types and names of Accounts provided for a Participant under the Plan are set forth in the subsequent provisions of the Plan. Any reference to an Account (or to a portion of an Account) in this Plan shall also be deemed a reference to all amounts allocated to such Account (or to such Account portion) under this Plan.

    1.2 Affiliated Employer - means each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code as modified when applicable by Section 415(h) of the Code) of which the Employer is a member, each trade or business which is under common control (within the meaning of Section 414(c) of the Code as modified when applicable by Section 415(h) of the Code) with the Employer, each member of an affiliated service group (within the meaning of Section 414(m) of the Code) which includes the Employer, and each other entity required to be aggregated with the Employer under Section 414(o) of the Code; except that any corporation or trade or business which is considered as part of the Employer as defined in Section 1.9 below shall not also be considered an Affiliated Employer hereunder.

     1.3 Annuity - means a form of benefit without life insurance which provides for equal payments at regular installments over more than a one-year period.

     1.4 Code - means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

     1.5 Committee - means the committee appointed by Federated to serve as the Committee described in Section 12 below. Federated may appoint the same committee to perform the duties and responsibilities of the committee under this Plan and the committee under the Federated Department Stores, Inc. Pension Plan. Currently, Federated has appointed one committee to perform the functions of both such committees.

     1.6 Compensation - means, with respect to an Employee and for any period, the amount determined as follows:

          (a) Subject to paragraphs (b), (c), (d), and (e) below, the Employee's "Compensation" for any period shall mean his wages (within the meaning of Section 3401(a) of the Code) and all other payments of compensation to the Employee by the Employer for which the Employer is required to furnish the Employee a written statement (e.g., a Form W-2) under Section 6051(a)(3) of the Code. Such Compensation shall be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

          (b) Notwithstanding the foregoing, the following types of irregular or additional compensation shall not be included in the "Compensation" of an Employee for any period by reason of the provisions of paragraph (a) above: director's fees; amounts realized from or recognized by reason of a restricted stock award; amounts realized from stock appreciation rights; amounts realized from or recognized by reason of the exercise of a stock option or the disposition of stock acquired under a stock option; moving expense reimbursements or payments made to cover mortgage interest differentials resulting from a move; merchandise or savings bond awards; reimbursements for tuition or educational expenses; cost of living allowances; amounts resulting from a forgiveness of a loan; lump sum severance payments or lump sum payments in settlement of disputes involving termination of employment; retention bonuses or severance pay paid by reason of or approved by an order of a court; sick pay or disability payments made under a third-party payor arrangement; any imputed income or the like arising under welfare or other fringe benefit plans or programs (including but not limited to group term life insurance, use of employer cars, financial counseling, and employee discounts); any payments made to cover any personal income taxes resulting from the imputing of income by reason of welfare or other fringe benefits; and any payments which are not reported as wages on a Form W-2 for the Employee but which are not otherwise described in this paragraph (b).
          (c) In addition to the amounts included in the Employee's "Compensation" for any period under paragraphs (a) and (b) above, and notwithstanding the provisions of such paragraphs, the Employee's
"Compensation" for any period shall also include (1) any amounts contributed to this Plan or any other plan qualified under Section 401(a) of the Code and maintained by the Employer which were subject to a cash or deferred election of the Employee made under and pursuant to Section 401(k) of the Code and which are not includable in the Employee's income for such period by reason of Section 402(e)(3) of the Code and (2) any amounts treated as employer contributions to a cafeteria plan maintained by the Employer by reason of an election of the Employee made under and pursuant to Section 125 of the Code and which are not includable in the Employee's income for such period by reason of Section 125 of the Code.

          (d)  Notwithstanding any of the provisions of paragraphs (a),
(b), and (c) above, the "Compensation" of the Employee which is taken into account for any Plan Year beginning prior to January 1, 1994 under the Plan shall not exceed $200,000 (or any higher amount to which this figure is adjusted under Section 401(a)(17) of the Code by the Secretary of the Treasury or his delegate for the calendar year in which such Plan Year begins).

          (e)  Finally, notwithstanding any of the provisions of paragraphs
(a), (b), (c), and (d) above, the "Compensation" of the Employee which is taken into account for any Plan Year beginning on or after January 1, 1994 under the Plan shall not exceed $150,000 (or any higher amount to which this figure is adjusted under Section 401(a)(17) of the Code by the Secretary of the Treasury or his delegate for the calendar year in which such Plan Year begins).

     1.7 Effective Amendment Date - means the effective date of Sections 1 through 17 below, which is January 1, 1989.

     1.8 Employee - is used herein only to refer to an individual who is eligible to become a Participant in the Plan if he meets all of the participation requirements set forth in Section 3 below (including certain minimum service and covered employee requirements set forth in Section 3 below) and, subject to the other provisions of this Section 1.8, means an individual who is a common law employee of the Employer. It does not in any event include:
(1) a director of the Employer who is not employed by the Employer in any other capacity; (2) except where Federated has otherwise agreed, any person whose compensation is paid by the Employer for the lessee of a leased department in a store operated by the Employer; or (3) any person whose compensation consists solely of a retainer or fee. Further, when any corporation which is identified in Appendix A hereto as being part of the Employer at any point in time later loses its status as being part of the Employer (because it no longer is part of a controlled group of corporations which includes Federated or because of any other reason), all persons who are considered Employees under this Plan by reason of their employment by such corporation immediately prior to such corporation losing its status as part of the Employer shall no longer be considered Employees under this Plan upon such corporation's loss of Employer status. In addition, any Leased Employee shall be considered an Employee only if he is both a Leased Employee of the Employer and Federated has agreed to his being considered an Employee for purposes of this Plan.

     1.9 Employer - means each and every corporation which is a member of the controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes Federated and which is identified in Appendix A hereto as participating in this Plan. No corporation can be part of the Employer unless it is part of a controlled group of corporations which includes Federated. Except where the context otherwise is clear, any reference to the Employer in this Plan shall be deemed to be referring collectively to all of the corporations which comprise the Employer.

     1.10 ERISA - means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

     1.11 Family Member - means, with respect to any person who is a Top-Paid Highly Compensated Employee for a specific Plan Year, each person who at any time during such Plan Year is a Spouse or lineal ascendant or descendant of such Top-Paid Highly Compensated Employee or a spouse of such a lineal ascendant or descendant.

     1.12 Federated - means Federated Department Stores, Inc., a Delaware corporation with its principal office in Cincinnati, Ohio. Federated is the sponsor of this Plan, and any other Employer may participate in this Plan only if such participation is permitted by Federated.

     1.13 Highly Compensated Employee - means, with respect to any Plan
Year (the "subject Plan Year"), any person who is an Employee during at least part of such Plan Year and who during such Plan Year or the immediately preceding Plan Year (the "look-back Plan Year") (1) was at any time a 5% owner (as defined in Section 416(i)(1) of the Code) of the Employer, (2) received Compensation in excess of $75,000, (3) received Compensation in excess of $50,000 and was in the top 20% of all persons who were Employees at some time during the applicable Plan Year (excluding those Employees described in Section 414(q)(8)(A) through (E) of the Code) when ranked on the basis of Compensation received during such Plan Year, or (4) was at any time an officer of the Employer and received Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for the applicable Plan Year (i.e., the defined benefit pension plan dollar limit on annual benefits); provided that a person shall not be considered a Highly Compensated Employee for the subject Plan Year solely because he comes within a category of clause (2), (3), or (4) above in the subject Plan Year (and where he does not come within any of such categories in the look-back Plan Year) unless he is in the top 100 Employees who received the most Compensation from the Employer during the subject Plan Year. Also, for purposes of clause (4) above, no more than 50 Employees (or, if less, the greater of three Employees or 10% of the number of persons who were Employees of the Employer at some point during the applicable Plan Year (excluding those Employees described in Section 414(q)(8)(A) through (E) of the Code)) shall be treated as officers for either the subject Plan Year or the look-back Plan Year. Further, if for either the subject Plan Year or the look-back Plan Year no officer of the Employer is described in clause (4) above because he fails to earn a sufficient level of Compensation, the officer of the Employer with the highest Compensation for such year shall be treated as if he were described in such clause (4) for such year. In addition, the $75,000 and $50,000 amounts set forth above shall be adjusted for each Plan Year in accordance with the adjustments to such amounts made by the Secretary of the Treasury or his delegate under Section 414(q)(1) of the Code. Finally, a person is a Highly Compensated Employee for the subject Plan Year if he separated from service (or was deemed to have separated from service under Treasury regulations issued under Section 414(q) of the Code) prior to the subject Plan Year, if he performs no services for the Employer during the subject Plan Year, and if he was considered a Highly Compensated Employee under the foregoing sentences of this Section 1.13 for either the Plan Year in which he separated from service (or was deemed to have separated from service) or any Plan Year ending on or after the person's 55th birthday.

     1.14 Immediate Family Member - means, with respect to any person who is a Top-Paid Highly Compensated Employee for a specific Plan Year, each person who is such Top-Paid Highly Compensated Employee's Spouse at any time during such Plan Year or who is a lineal descendant of such Top-Paid Highly Compensated Employee who has not attained age 19 by the close of the subject Plan Year.

     1.15 Investment Fund - means one of the separate commingled investment funds established under the Trust which are used for the investment of assets of the Plan. The specific Investment Funds used for the Plan are described in the subsequent provisions of the Plan.

     1.16 Leased Employee - means any person who is a leased employee
(within the meaning of Section 414(n) of the Code) of the Employer or an Affiliated Employer. Under Code Section 414(n), subject to any subsequent changes to such Code Section, a leased employee is an individual who provides services to a recipient, in a capacity other than as a common law employee of the recipient, in accordance with each of the following three requirements:
(1) the services are provided pursuant to an agreement between the recipient and one or more leasing organizations; (2) the individual has performed such services for the recipient on a substantially full-time basis for a period of at least one year; and (3) such services are of a type historically performed, in the business of the recipient, by employees. The determination of who is a Leased Employee shall be consistent with any regulations issued under Section 414(n) of the Code.

     1.17 Leave of Absence - means, with respect to an Employee, any period of the Employee's absence from service with the Employer which does not constitute a quit, retirement, or discharge under any uniform and nondiscriminatory personnel policy of the Employer which applies to the class of Employees to which such Employee belongs. For this purpose, if for any period the Employee continues to perform the services required with respect to his employment by the Employer, he is not considered absent from service (and thereby is not on a Leave of Absence) for such period. A Leave of Absence shall in any event include an absence of the Employee from service for maternity or paternity reasons. An absence for "maternity or paternity reasons" means an absence from service (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (4) for purposes of caring for such child for a period immediately following such birth or placement. An Employee shall be treated as having terminated his employment with the Employer at the end of any Leave of Absence unless at such time he returns to service with the Employer or is granted by the Employer an extension of the approved leave of absence period.

     1.18 Non-Highly Compensated Employee - means, with respect to any Plan Year, any person who is an Employee during at least part of such Plan Year and who is not a Highly Compensated Employee with respect to such Plan Year.

     1.19 Normal Retirement Age - means, with respect to any Participant, the date the Participant first reaches age 65.

     1.20 Participant - means any person who becomes a Participant in accordance with the provisions of the Plan, so long as he remains a Participant under the provisions of the Plan. The provisions of Section 3 below determine when a person is a Participant on or after the Effective Amendment Date.

     1.21 Plan - means the Federated Department Stores, Inc. Retirement
Income and Thrift Incentive Plan, as currently set forth in this document and as may be amended hereinafter. In addition, any reference to the "Plan" contained in this document also refers to the Plan as in effect immediately prior to the adoption of this document and which the current document amends and restates, all defined contribution plans which preceded and were continued by the immediately preceding plan or any such other preceding plan, and any defined contribution plans which are or were merged into or have or had assets and liabilities directly transferred to this Plan as currently constituted, the immediately preceding plan, or any of such other preceding plans, with the immediately preceding plan and all such other preceding and merged or transferred plans being referred to herein as the "Prior Plans."

     1.22 Plan Administrator - means Federated.

     1.23 Plan Year - means the calendar year.

     1.24 Savings Agreement - means, with respect to a Participant and for any specified period that the agreement is in effect, any agreement between the Participant and the Employer under which the Participant's Compensation for the specified period is reduced on a pre-tax basis and/or on an after-tax basis (in 1% increments up to 10%) and the amount of such pre-tax and/or after-tax reduction is contributed to the Trust by the Employer on behalf of the Participant. In no event may a Participant reduce his Compensation for any specified period on either a pre-tax or after-tax basis or on aggregate basis by more than 10% pursuant to a Savings Agreement. The Committee may, in order to make it easier for the Plan to meet the limits set forth in Sections 4A and 5A below, further restrict the amount by which any Participant who is then believed to be a Highly Compensated Employee may reduce his Compensation on either a pre-tax or after-tax basis or on an aggregate basis for a specified period pursuant to a Savings Agreement to some lower percent. Also, in no event may a Participant reduce his Compensation on a pre-tax basis for any calendar year by more than $7,000 (or any higher amount to which this figure is adjusted by the Secretary of the Treasury or his delegate for such calendar year pursuant to
Section 402(g) of the Code). A Savings Agreement must be made on a form prepared or approved for this purpose by the Committee. Any election on the appropriate form that 0% of the Participant's Compensation is to be reduced shall not be considered a Savings Agreement for purposes of the Plan.

     1.25 Spouse - means, with respect to an Employee and at any relevant time, the Employee's husband or wife who is recognized as such under the laws of the State in which the Employee resides at such time.

     1.26 Top-Paid Highly Compensated Employee - means, with respect to any Plan Year, any person who is a Highly Compensated Employee with respect to such Plan Year and who either is a 5% owner (as defined in Section 416(i)(1) of the Code) of the Employer at any time during such Plan Year (or the immediately preceding Plan Year) or is one of the ten Employees with the greatest Compensation for the subject Plan Year.

     1.27 Total Disability or Totally Disabled - means or refers to, with respect to any Employee, a physical or mental disability of the Employee which prevents him from performing the normal activities of his occupation and which is reasonably expected to be permanent. An Employee shall be deemed to be Totally Disabled only if the Committee determines such condition exists based on credible medical evidence submitted by the Employee. For purposes of the Plan, an Employee shall be considered to have terminated employment with the Employer (and incurred a Date of Termination under Section 2.1.2 below) by reason of a Total Disability when the Committee approves a finding that the Participant is Totally Disabled.

     1.28 Trust - means the Trust Agreement attached hereto as Exhibit B.
The Trust is used as the funding media for this Plan and is hereby deemed a part of this Plan.

     1.29 Trustee - means the person or persons serving from time to time as the Trustee under the Trust.

     1.30 Trust Fund - means the trust fund established in accordance with the Trust.

     1.31 Valuation Date - means the last day of each calendar month, as of which dates the Plan's assets held in the Trust shall be valued.

     1.32 Valuation Period - means any period which begins on a day which immediately follows a Valuation Date and ends on the next following Valuation Date.


                            SECTION 2

                  SERVICE DEFINITIONS AND RULES


     2.1 Service Definitions. For purposes of the Plan, the following terms related to service shall have the meanings hereinafter set forth unless the context otherwise requires:

     2.1.1 Break-in-Service - means, with respect to an Employee who has incurred a Date of Termination of Employment, each twelve consecutive month period which commences on the Employee's Date of Termination of Employment, or an annual anniversary of such date, and during which the Employee is not reemployed by the Employer. Notwithstanding the foregoing, if the Employee incurs a Date of Termination by reason of being on a Leave of Absence for maternity or paternity reasons (as defined in Section 1.l7 above) which lasts for more than twelve consecutive months, the Employee shall incur a Break-in-Service only for each twelve consecutive month period which commences on the earlier of (1) the date the Employee quits, is discharged, or retires or (2) the second annual anniversary of the date such Leave of Absence began, or an annual anniversary of the earlier of such dates, and during which the Employee is not reemployed by the Employer.

      2.1.2 Date of Termination of Employment - means, with respect to an Employee and subject to the other provisions of the Plan, a date determined as follows:

               (a) At any time after December 31, 1991, the Employee shall be deemed to have incurred a Date of Termination of Employment on the earlier of (1) the date he quits, retires, is discharged, or dies or (2) the first annual anniversary of the date he begins a Leave of Absence (provided he has not returned to service with the Employer prior to such first annual anniversary).

               (b) At any time prior to January 1, 1992, the Employee shall be deemed to have incurred a Date of Termination of Employment on the date he terminates employment with the Employer by reason of his quit, retirement, discharge, or death. The Employee shall not be considered to have incurred a Date of Termination of Employment prior to January 1, 1992 while he is absent from service by reason of a Leave of Absence, provided that the Employee timely furnishes a Plan representative with such information as may reasonably be necessary to establish that the absence from service is because of a Leave of Absence and is continuing and that no quit, retirement, or discharge has yet occurred.

      2.1.3 Eligibility Service - means, with respect to an Employee, the Employee's period of service with the Employer to be taken into account for purposes of determining his eligibility to become a Participant in the Plan, computed as follows:

               (a) An Employee who completes at least 1,000 Hours of Service during the twelve consecutive month period commencing on his Employment Date shall be credited with one year of Eligibility Service at the end of such twelve consecutive month period.

               (b)  An Employee who fails to complete at least 1,000
Hours of Service during the twelve consecutive month period commencing on his Employment Date shall be credited with one year of Eligibility Service at the end of the first Plan Year commencing after such Employment Date during which he completes at least 1,000 Hours of Service.

               (c) For an Employee who both (1) incurs a Date of Termination of Employment either prior to his being credited with one year of Eligibility Service or prior to the first day of the first calendar quarter which begins on or after he has been credited with a year of Eligibility Service and (2) suffers a Break-in-Service before being subsequently reemployed by the Employer, his service with the Employer prior to his reemployment shall be disregarded in determining the Eligibility Service he needs under the Plan to become a Participant (and his Reemployment Date shall be treated as if it were his Employment Date for such purposes).

       2.1.4 Employment Date - means, with respect to an Employee, the date on which the Employee first performs an Hour of Service.

       2.1.5 Five-Year Break-in-Service - means, with respect to an Employee who has incurred a Date of Termination of Employment, a period commencing on the Employee's Date of Termination of Employment and during which he incurs five consecutive Breaks-in-Service.

        2.1.6 Hour of Service - means, with respect to an Employee, each hour for which the Employee: (1) is paid, or is entitled to payment, for the performance of duties as an Employee; (2) is directly or indirectly paid, or is entitled to payment, for a period of time (without regard to whether the employment relationship is terminated) when he performs no duties as an Employee due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; and (3) is paid for any reason in connection with his employment as an Employee an amount as "back pay," irrespective of mitigation of damages. The crediting of Hours of Service to an Employee under the Plan shall also be subject to the following provisions:

             (a)  Notwithstanding the foregoing provisions of this
Section 2.1.6, an Hour of Service shall not be credited to an Employee on account of a payment which solely reimburses such Employee for medical, or medically related, expenses incurred by or on behalf of the Employee.

              (b)  Also, subject to the other provisions of this Section
2.1.6, Hour of Service credit shall be calculated in accordance with paragraphs
(b) and (c) of Section 2530.200b-2 of the Department of Labor Hour of Service Regulations, which paragraphs are hereby incorporated by reference into this Plan.

               (c) Effective as of January 1, 1994, any Employee who on or after such date is exempt from the minimum wage and overtime pay requirements of the Fair Labor Standards Act, and as to whom records of actual hours worked are thereby not needed to be kept for such purposes, shall be credited with: (1) if such Employee is paid on a weekly basis, 45 Hours of Service for each week which ends after December 31, 1993 and for which he would be credited with at least one Hour of Service under the other provisions of this Section 2.1.6; (2) if such Employee is paid on a semi-monthly basis, 95 Hours of Service for each semi-monthly payroll period which ends after December 31, 1993 and for which he would be credited with at least one Hour of Service under the other provisions of this Section 2.1.6; or (3) if such Employee is paid on a monthly basis, 190 Hours of Service for each month which ends after December 31, 1993 and for which he would be credited with at least one Hour of Service under the other provisions of this Section 2.1.6.

               (d) Effective as of January 1, 1994, Hours of Service to be credited to an Employee in connection with any period (1) which is of no more than 31 days, (2) which ends after June 30, 1993, (3) which begins on the first day of a pay period for the Employee (the "initial pay period"), (4) which ends on the last day of the Employee's pay period which includes the pay day for the initial pay period, and (5) which overlaps two computation periods or occurs in a month which overlaps two computation periods shall be credited on behalf of the Employee to the computation period in which falls the first day of the month during which the pay day for the initial pay period occurs.

      2.1.7 Period of Employment - means, with respect to an Employee, a period which begins on an Employment Date or a Reemployment
Date of the Employee and ends on the next Date of Termination of Employment he incurs. In the event an Employee incurs a Date of Termination of Employment due to a quit, retirement, or discharge but is reemployed by the Employer prior to his incurring a Break-in-Service, such prior Date of Termination of Employment shall be disregarded in determining the Employee's Periods of Employment under the Plan.

       2.1.8 Reemployment Date - means, with respect to an Employee who has previously incurred a Break-in-Service, the first day after the Employee's most recent Break-in-Service on which the Employee performs an Hour of Service.

       2.1.9 Six-Year Break-in-Service - means, with respect to an Employee who has incurred a Date of Termination of Employment, a period commencing on the Employee's Date of Termination of Employment and during which he incurs six consecutive Breaks-in-Service.

       2.1.10 Vesting Service - means, with respect to a Participant, the Participant's service with the Employer which is taken into account under the Plan for vesting purposes (i.e., for purposes of determining the nonforfeitable percentage of the Participant's Accounts under the Plan), computed as follows:

               (a) The Participant shall be credited with Vesting Service equal to the total number of years (including a fractional part of a year) which are included in all Periods of Employment of the Participant. In no event shall the Participant's years of Vesting Service credited for periods prior to the Effective Amendment Date be less than the service credited under the Plan to the Participant for vesting purposes as of the day immediately preceding the Effective Amendment Date.

               (b) Notwithstanding the foregoing, any Vesting Service completed by the Participant prior to incurring one or more consecutive Breaks-in-Service of the Participant shall be disregarded under the Plan after the end of such Breaks-in-Service if (1) the Participant both did not have a nonforfeitable interest in any Account under the Plan at the time the Breaks-in-Service began (other than for the portion of any Account which is attributable to any after-tax contributions the Participant made himself to the
Plan), (2) the number of the Participant's consecutive Breaks-in-Service which follow such Vesting Service equals or exceeds the number of the Participant's years of Vesting Service credited prior to the start of the Breaks-in-Service, and (3) the number of the Participant's consecutive Breaks-in-Service which follow such Vesting Service equals or exceeds five. Effective January 1, 1992, the reference to "five" contained in clause (3) above is changed to "six," except that such change shall not apply in determining whether any Vesting Service of the Participant completed prior to January 1, 1992 is to be disregarded under this paragraph (b) if such Vesting Service would in any event be disregarded under this paragraph (b) (without considering such change) as of December 31, 1991. Further, clause (3) above shall not be a condition to Vesting Service of the Participant completed prior to February 1, 1985 being disregarded if such Vesting Service would in any event be disregarded as of January 31, 1985 under this paragraph (b) if clause (3) above were completely ignored. Finally, clauses (2) and (3) above shall not in any event be a condition to Vesting Service of the Participant completed prior to January 1, 1976 being disregarded if such Vesting Service would be so disregarded as of December 31, 1975 under this paragraph (b) if clauses (2) and (3) above were completely ignored.

     2.2 Special Credited Employment. For purposes of the Plan, years during which an Employee was employed by a corporate or other predecessor of any corporation included in the Employer which became part of the Employer after the Effective Amendment Date, or by any division (including any branch thereof) of the Employer whose business was acquired by the Employer after the Effective Amendment Date, shall be considered in either case years of Eligibility Service or Vesting Service under this Plan if they would have been so considered under Section 2.1.3 or 2.1.10 above (as appropriate) had they been completed with the Employer. In addition, to the extent that the Board of Directors of Federated may from time to time determine, years of a Participant's employment with a lessee of a leased department of a store operated by the Employer whose business is directly assumed by the Employer shall be considered years of Eligibility Service or Vesting Service under this Plan if they would have been so considered under Section 2.1.3 or 2.1.10 above (as appropriate) had they been completed with the Employer. Also, any period of service of any Employee with the armed forces of the United States shall be credited as Eligibility Service and/or Vesting Service to the extent required by Federal law.

     2.3 Affiliated Employment. Subject to Sections 4A.2.2 and 5A.2.2 below but notwithstanding any other provision of the Plan to the contrary:

     2.3.1 Any period of employment of a person with the Employer during which the person is not considered an Employee, any period of employment with an Affiliated Employer, and any period during which a person is a Leased Employee shall in any such case, regardless of whether occurring prior to or after employment as an Employee of the Employer, be considered in the same manner as employment as an Employee of the Employer for purposes of crediting years of Eligibility Service and Vesting Service under this Plan to such person, determining if such person has incurred a Break-in-Service, and determining if and when such person has a vested right to a benefit under the Plan.

      2.3.2 Further, a transfer of status from that of being an Employee to other employment with the Employer or to any employment with an Affiliated Employer shall in any such case not be considered a termination of employment from the Employer for purposes of determining when a benefit of this Plan due a Participant, if any, is to be or begin to be distributed; rather, such termination of employment shall be deemed to occur only upon the Participant's later termination of employment from the group composed of the Employer and all Affiliated Employers.

      2.3.3 In addition, any person who during any Plan Year is an employee of the Employer other than as an Employee, is an employee of an Affiliated Employer, or is a Leased Employee shall be considered an Employee, and any compensation received in any such capacity during such Plan Year shall (if determined under the same principles as are set forth at Section 1.6 above) be considered as Compensation, for purposes of determining the persons who are the Highly Compensated Employees and the Top-Paid Highly Compensated
Employees for such Plan Year or the immediately following Plan Year.

      2.3.4 Also, any compensation received during a period by a person in the capacity of being an employee of the Employer other than as an Employee, of being an employee of an Affiliated Employer, or of being a Leased Employee shall (if determined under the same principles as are set forth at Section 1.6 above or, if another definition of compensation is used under any of the below-named Plan Sections, in accordance with such definition when being considered under such Plan Section) be considered as Compensation of his for such period for purposes of Section 4A below (which provides Average Actual Deferral Percentage Limits), Section 5A below (which provides Average Actual Contribution Percentage limits), Section 6A below (which provides maximum annual addition limits), and Section 14 below (which provides top-heavy plan rules).

       2.3.5 Finally, except as is otherwise expressly provided in this Plan (such as in Sections 4A, 5A, 6A, and 14 below), any period of employment of a person by the Employer during which the person is not considered an Employee, any period of employment with an Affiliated Employer, and any period during which a person is a Leased Employee, and any compensation or remuneration received during any such period, shall not be used in any manner in calculating the amount of any benefit or contributions to which the person is entitled under this Plan.

                            SECTION 3

                  ELIGIBILITY AND PARTICIPATION


     3.1 Eligibility for Participation. Persons shall remain or become Participants in the Plan only in accordance with the following provisions:

     3.1.1 Any person who was a participant in the Plan on the date immediately preceding the Effective Amendment Date shall continue to be a Participant in this Plan as of the Effective Amendment Date, unless he is no longer a Covered Employee and no balance remains in any Accounts held on his behalf as of the Effective Amendment Date.

     3.1.2 Further, each other person who, as of any Entry Date, (1) has completed at least one year of Eligibility Service and (2) is a Covered Employee shall become a Participant as of such Entry Date. It is also provided that, if a person has met all requirements for becoming a Participant other than being a Covered Employee as of any Entry Date, and he subsequently becomes a Covered Employee without losing credit under Section 2.1.3(c) above for the year of Eligibility Service he completed before such prior Entry Date (e.g., by reason of incurring a Break-in-Service), such Employee shall be deemed a Participant in the Plan as of the date he so becomes a Covered Employee.

     3.2  Covered Employee.

     3.2.1 For purposes of the Plan and Section 3.1 above in particular, a "Covered Employee" means an Employee who is not a participant, eligible for participation, or in the process of qualifying for participation in any other plan providing retirement benefits and qualified under Section 401(a) of the Code which was adopted by the Employer or any Affiliated Employer, the cost of which is borne in whole or in part by the Employer or any Affiliated Employer.

     3.2.2 Notwithstanding the provisions of Section 3.2.1 above, an Employee shall not be considered other than a Covered Employee merely because of his participation in another plan if such participation relates solely to employment which preceded the Entry Date on which he would otherwise become a Participant under the Plan and the Employee's benefits under such other plan relate solely to such past service (in the case of a defined benefit pension plan) or solely from contributions made with respect to such past service (in the case of a defined contribution plan).

      3.2.3     Further, again notwithstanding the provisions of Section
3.2.1 above, an Employee shall not be considered other than a Covered Employee merely because of his participation in any of the following plans: (1) a plan which was in effect for any corporation which became part of the Employer at the time it became part of the Employer or for any division of the Employer at the time its business was acquired by the Employer, provided the Income Before Federal Taxes on Income of any such corporation or division is excluded for the purpose of computing the Employer's contribution to the Plan pursuant to Section
5.1 below; (2) the Federated Department Stores, Inc. Pension Plan; or (3) the Allied Stores Corporation Retirement Benefit Plan.

     3.3 Entry Date. For purposes of the Plan and Section 3.1 above in particular, an "Entry Date" means the first day of any calendar quarter which begins on or after the Effective Amendment Date.

     3.4  Duration of Participation.

     3.4.1 Each Participant in the Plan shall continue to be a Participant until he has ceased to be an Employee and the entire balance in his Accounts under the Plan has been distributed or forfeited hereunder.

     3.4.2 However, notwithstanding the foregoing, a Participant shall be eligible to enter into or continue a Savings Agreement to the extent allowed under Section 4 below only while he is considered an active Participant. For this purpose and all other purposes of the Plan (and in particular for purposes of Sections 3.5 and 4 below), a person is an "active Participant" for any period which begins on the date he becomes a Participant under Section 3.1 above or under Section 3.5 below and ends on the next date on which he ceases to be a Covered Employee.

     3.5  Reinstatement of Participation.

     3.5.1 Any person who ceases to be an active Participant, but who is thereafter reemployed as a Covered Employee by the Employer prior to incur-ring a Break-in-Service after the latest prior date on which he was an active Participant, shall be reinstated as an active Participant as of the date on which he next completes an Hour of Service on or after such reemployment.

     3.5.2 Further, any person who ceases to be an active Participant, but who is thereafter reemployed as a Covered Employee by the Employer after incurring a Break-in-Service after the latest prior date on which he was an active Participant, shall also be reinstated as an active Participant as of the date on which he next completes an Hour of Service on or after such reemployment; except that, if such person is so reemployed prior to January 1, 1990, he shall not be reinstated as an active Participant prior to the first Entry Date which coincides with or follows his completion of a new year of Eligibility Service after the incurring of such Break-in-Service.

     3.6 Special Participation Rule Applicable to Persons With Transferred Benefits. Notwithstanding any of the foregoing provisions of this Section 3, if, pursuant to any other provisions of this Plan, any amounts are transferred to this Plan on behalf of a person from another plan qualified under Section 401(a) of the Code by reason of such person's prior participation in such other plan, but such person does not become a Participant in the Plan under the provisions of Section 3.1 above, such person shall not be considered an active Participant in this Plan (and hence will not be entitled to enter into a Savings Agreement under the Plan) but shall be considered a Participant for all other provisions of this Plan which do not solely apply to active Participants (and hence will generally have the same rights to direct the investment of his Accounts, to withdraw amounts from his Accounts, and to have his Accounts distributed to him as other Participants have under the Plan).




                            SECTION 4

                      SAVINGS CONTRIBUTIONS


    4.1  Effective Date of Savings Agreement.

    4.1.1 Any person who continues as an active Participant in the Plan as of the Effective Amendment Date pursuant to Section 3.1.1 above and who has a Savings Agreement in effect as of the date immediately preceding the Effective Amendment Date shall continue to have such agreement apply on and after the Effective Amendment Date, until and unless he amends or suspends such Savings Agreement under the provisions of Section 4.2 below.

    4.1.2     (a)  In addition, any person who becomes an active
Participant in the Plan on or after the Effective Amendment Date pursuant to
Section 3.1.2 above may have a Savings Agreement take effect as of the later of the date he first becomes a Participant or the first pay day which begins after his Savings Agreement is filed with a Plan representative, provided that he files such Savings Agreement with a Plan representative no later than 60 days (effective January 1, 1994, 30 days), or such lesser number of days as the Employer determines for the class of Participants to which he belongs, after the date he first becomes a Participant.

             (b) Notwithstanding any other provision of the Plan to the contrary, any Savings Agreement of a Participant which is filed under para-graph (a) of this Section 4.1.2 prior to January 1, 1994, after the date the Participant first becomes a Participant in the Plan, and within 60 days after such initial participation date will apply only to the Participant's Compensation which is payable after such agreement is filed with a Plan representative, but the limits on the amount by which his future Compensation may be reduced for the period beginning with the first pay day occurring after the filing of such Savings Agreement and ending on the last day of the Plan Year in which such pay day occurs which are otherwise applicable under the first three sentences of Section 1.24 above (e.g., the limit that any such reduction in Compensation be in 1% increments up to 10%) may, at the option of the Employer, be determined as if such Savings Agreement applied to the Participant's Compensation paid during the period which begins on the date the Participant first becomes a Participant in the Plan and ends on the last day of the Plan Year in which such date occurs.
For administrative reasons, the rule set forth in the immediately preceding sentence is eliminated for any Savings Agreement filed with a Plan representative on or after January 1, 1994.

     4.1.3     Further, any person who is reinstated as an active
Participant pursuant to Section 3.5.1 above (i.e., prior to incurring a Break-in-Service after the latest prior date on which he was an active Participant) shall have whatever Savings Agreement was in effect on the latest prior date on which he was an active Participant continue to apply without change on and after the date he is reinstated as an active Participant, until and unless he amends or suspends such Savings Agreement under the provisions of Section 4.2 below.
If such a person had no Savings Agreement in effect on the latest prior date on which he was an active Participant, he shall not be permitted to enter into a new Savings Agreement except under the provisions of Section 4.1.5 below.

     4.1.4     (a)  Also, any person who is reinstated as an active
Participant pursuant to Section 3.5.2 above (i.e., after incurring a Break-in-Service after the latest prior date on which he was an active Participant) may have a new Savings Agreement take effect as of the later of the date he is reinstated as an active Participant or the first pay day which occurs after his Savings Agreement is filed with a Plan representative, provided that he files such Savings Agreement with a Plan representative no later than 60 days (effective January 1, 1994, 30 days), or such lesser number of days as the Employer determines for the class of Participants to which he belongs, after the date he is reinstated as an active Participant.

               (b) Notwithstanding any other provision of the Plan to the contrary, any Savings Agreement of a Participant which is filed under paragraph (a) of this Section 4.1.4 prior to January 1, 1994, after the date the Participant is reinstated as an active Participant in the Plan, and within 60 days after such reinstatement date will apply only to the Participant's Compensation which is payable after such agreement is filed with a Plan representative, but the limits on the amount by which his future Compensation may be reduced for the period beginning with the first pay day occurring after the filing of such Savings Agreement and ending on the last day of the Plan Year in which such pay day occurs which are otherwise applicable under the first three sentences of Section 1.24 above (e.g., the limit that any such reduction in Compensation be in 1% increments up to 10%) may, at the option of the Employer, be determined as if such Savings Agreement applied to the Participant's Compensation paid during the period which begins on the date as of which the Participant is reinstated as an active Participant in the Plan and ends on the last day of the Plan Year in which such date occurs.
For administrative reasons, the rule set forth in the immediately preceding sentence is eliminated for any Savings Agreement filed with a Plan representative on or after January 1, 1994.

     4.1.5 Except as otherwise provided above, any Savings Agreement of an active Participant shall take effect as of (and not before) the first day of the first Plan Year which begins on or after such Savings Agreement has been filed with a Plan representative. The Committee may require for administrative reasons that such Savings Agreement must be filed a reasonable number of days prior to the first day of a Plan Year for it to be considered effective as of such day.

     4.1.6 Any Savings Agreement of an active Participant which becomes effective under the foregoing provisions of this Section 4.1 shall not be effective after the active Participant ceases to be an active Participant, except with respect to Compensation paid for a prior period when he was an active Participant and except as is otherwise provided in Section 4.1.3 above.


     4.2  Amendment and Suspension of Savings Agreement.

     4.2.1 An active Participant may amend the percent of future Compensation subject to his then effective Savings Agreement as of the first day of any Plan Year, provided he files an amended Savings Agreement which reflects such change with a Plan representative on or prior to such day. The Committee may require for administrative reasons that such amended Savings Agreement must be filed a reasonable number of days prior to the first day of a Plan Year for it to be considered effective as of such day.

     4.2.2 Further, an active Participant may suspend altogether his then effective Additional Savings Contributions (as defined in Section 4.5 below), if any are then being made, or his entire then effective Savings Agreement with respect to any Compensation payable to him on or after any date, provided he files written notice of such suspension with a Plan representative prior to such date. The Committee may require for administrative reasons that such written notice of suspension must be filed a reasonable number of days prior to any date on which Compensation is otherwise payable to him for such suspension notice to be considered effective as to such Compensation.

     4.2.3     If an active Participant suspends his entire Savings
Agreement under the provisions of Section 4.2.2 above during a Plan Year, he may enter into a new Savings Agreement as of the first day of any subsequent Plan Year (and not before), provided that he files the new Savings Agreement with a Plan representative on or prior to such day and provided that he is not then prohibited from entering into a Savings Agreement by reason of a hardship withdrawal he has taken under this Plan (pursuant to Section 7.4 below) or any other plan maintained by the Employer or an Affiliated Employer. The
Committee may require for administrative reasons that such new Savings Agreement must be filed a reasonable number of days prior to the first day of a Plan Year for it to be considered effective as of such day.

    4.3 Savings Contributions. Subject to the other provisions of the Plan, the Employer shall contribute to the Trust, on behalf of each active Participant who has a Savings Agreement in effect, those contributions called for under such Savings Agreement. Such contributions are described in this Plan as "Savings Contributions." Savings Contributions shall be remitted by the Employer to the Trust as soon as administratively practical. For purposes of allocating earnings and other amounts under the Plan and of determining the investment options applicable to a Participant's Savings Contributions, any Savings Contributions shall be deemed to have been made as of the first Valuation Date which coincides with or follows the pay day to which they relate and for the Plan Year in which such Valuation Date occurs. Savings Contributions shall be made in cash and shall not be dependent on net or accumulated profits of the Employer.

    4.4  Pre- and After-Tax Nature of Savings Contributions.

    4.4.1 Any active Participant who enters into a Savings Agreement or amended Savings Agreement under the Plan shall specify in such agreement the portion of the Savings Contributions resulting from such agreement which shall be considered under this Plan as "Pre-Tax Savings Contributions" and the portion of such Savings Contributions which shall be considered "After-Tax Savings Contributions." (The Committee may, in order to make it easier for the Plan to meet the limits set forth in Sections 4A and 5A below, restrict the maximum amount of the Savings Contributions applicable to an active Participant who is then believed to be a Highly Compensated Employee which may be specified by the Participant as Pre-Tax Savings Contributions, as After-Tax Savings Contributions, or as Pre-Tax and After-Tax Savings Contributions in the aggregate for any period to some percent of his Compensation for such period which is less than the maximum percent of Compensation he is otherwise permitted to elect to have contributed as Savings Contributions on his behalf for such period.)

     4.4.2 For purposes of the Plan, any Savings Contributions applicable to an active Participant which are designated by the Participant as Pre-Tax Savings Contributions shall be contributed to the Plan prior to the Participant being deemed in receipt of such amounts for Federal income tax purposes and shall thereby be considered to have been contributed on a "pre-tax" basis.

     4.4.3 Further, for purposes of the Plan, any Savings Contributions applicable to an active Participant which are designated by the Participant as After-Tax Savings Contributions shall be contributed to the Plan after the Participant is deemed in receipt of such amounts for Federal income tax purposes nd shall thereby be considered to have been contributed on an "after-tax" basis.

     4.4.4 In certain situations, a portion of the Savings Contributions made on behalf of an active Participant for a Plan Year which are designated by the Participant as Pre-Tax Savings Contributions may be recharacterized as After-Tax Savings Contributions (called herein the "Recharacterized Pre-Tax Savings Contributions") in order to meet the average actual deferral percentage restrictions set forth in Section 4A below. Such situations are described in detail in Section 4A.3 below.

    4.5 Savings Contributions Eligible for Match. For purposes of determining the extent to which the Employer shall make Matching Contributions under Section 5 below, certain Savings Contributions made on behalf of an active Participant for any Plan Year are deemed to be "Basic Savings Contributions" which are used to help determine the amount of Matching Contributions for such Plan Year, and certain of such Savings Contributions are deemed to be "Additional Savings Contributions" which are not used to determine the amount of Matching Contributions for such Plan Year. For this purpose, the portion of the Savings Contributions made on behalf of an active Participant for any Plan Year are deemed to be Basic Savings Contributions or Additional Savings Contributions in accordance with the following rules:

     4.5.1 Any such Savings Contributions which are designated by the Participant as Pre-Tax Savings Contributions (other than Recharacterized Pre-Tax Savings Contributions) shall be deemed to be Basic Savings Contributions to the extent they do not exceed 5% of the Participant's Compensation for such Plan Year and shall be deemed to be Additional Savings Contributions to the extent they do exceed 5% of the Participant's Compensation for such Plan Year;

     4.5.2     Any such Savings Contributions which are Recharacterized
Pre-Tax Savings Contributions shall be deemed to be Basic Savings Contributions to the extent they do not exceed the difference (if any) between 5% of the Participant's Compensation for such Plan Year and the amount of Savings Contributions made on behalf of the Participant for such Plan Year which both are designated by the Participant as Pre-Tax Savings Contributions and are not Recharacterized Pre-Tax Savings Contributions and shall be deemed to be Additional Savings Contributions to the extent they do exceed such difference; and

     4.5.3 Any such Savings Contributions which are designated by the Participant as After-Tax Savings Contributions shall be deemed to be Basic Savings Contributions to the extent they do not exceed the difference (if any) between 5% of the Participant's Compensation for such Plan Year and the Savings Contributions made on behalf of the Participant for such Plan Year which are designated by the Participant as Pre-Tax Savings Contributions (including Recharacterized Pre-Tax Savings Contributions) and shall be deemed Additional Savings Contributions to the extent they do exceed such difference.

    4.6  Mistake of Fact.

    4.6.1 Any After-Tax Savings Contribution contributed to the Plan for a Participant which has been made in an amount in excess of the amount of the After-Tax Savings Contribution elected by the Participant or which has been taken from Compensation of the Participant paid when he was not a Participant in the Plan may be paid by the Trustee to the Participant (unless repayment is not administratively possible) as a correction of the mistake which led it to be contributed to the Plan, upon the receipt by the Trustee of a written notice of a Plan representative describing such mistake and requesting the payment of such contribution to the Participant. Plan income attributable to such contribution shall not be paid to the Participant in connection with such payment, and Plan losses attributable to such contribution shall not reduce the amount which is otherwise to be paid. (The Employer in its discretion may pay to the Participant an additional amount, determined in any manner the Employer chooses, to reflect interest which may have been earned by the Participant had the returned Savings Contribution never been made to the Plan, but any such payment shall only be made outside the Plan and shall not be paid by the Plan itself.)

     4.6.2 Any other Savings Contribution made upon the basis of a mistaken factual assumption shall be repaid by the Trustee to the Employer (unless repayment is not administratively possible) as a correction of such mistaken factual assumption, upon the receipt by the Trustee within one year from the date of such contribution of a written notice of the Employer describing such mistaken factual assumption and requesting the return of such contribution. Plan income attributable to such contribution shall not be paid to the Employer, but Plan losses attributable to such contribution shall reduce the amount which is otherwise to be paid.




                           SECTION 4A

         AVERAGE ACTUAL DEFERRAL PERCENTAGE RESTRICTIONS


    4A.1 Average Actual Deferral Percentage Limits. The Average Actual Deferral Percentage of the Highly Compensated Employees for any Plan Year must satisfy one of the following limits:

    4A.1.1    Limitation 1:  The Average Actual Deferral
Percentage of the Highly Compensated Employees for the subject Plan Year may not exceed the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for such Plan Year multiplied by 1.25; or

    4A.1.2    Limitation 2:  The Average Actual Deferral
Percentage of the Highly Compensated Employees for the subject Plan Year both may not exceed the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for such Plan Year multiplied by 2.0 and may not exceed the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for such Plan Year by more than two percentage points.

    4A.2 Special Rules for Average Actual Deferral Percentage Limits. For purposes of the limits set forth in Section 4A.1 above, the following special rules apply:

    4A.2.1(a) For purposes of determining the Actual Deferral
Percentage for any Plan Year of an Eligible Participant who is a Top-Paid Highly Compensated Employee for such Plan Year, the Pre-Tax Savings Contributions and Compensation applicable to the Family Members of such Eligible Participant for such Plan Year shall be treated (except as provided in paragraph (b) below) as if they were the Pre-Tax Savings Contributions and Compensation for such Plan Year of such Eligible Participant. Such Family Members shall be disregarded as separate Eligible Participants in determining the Average Actual Deferral Percentage for the subject Plan Year of both the Non-Highly
Compensated Employees and the Highly Compensated Employees.

              (b) Notwithstanding the provisions of paragraph (a) above, with respect to any Plan Year which begins on or after January 1, 1990 and prior to January 1, 1994 and any Eligible Participant who is a Top-Paid Highly Compensated Employee for such Plan Year, any Compensation of his Immediate Family Members for such Plan Year which is otherwise to be treated as Compensation for such Plan Year of such Eligible Participant for purposes of etermining his Actual Deferral Percentage for such Plan Year under paragraph
(a) above shall not be taken into account for such purpose to the extent such amount, when added to the actual Compensation of such Eligible Participant for such Plan Year, exceeds $209,200 (or any higher amount to which this figure is adjusted under Section 401(a)(17) of the Code by the Secretary of the Treasury or his delegate for the calendar year in which such Plan Year begins). Further, and again notwithstanding the provisions of paragraph (a) above, with respect to any Plan Year which begins on or after January 1, 1994 and any Eligible Participant who is a Top-Paid Highly Compensated Employee for such Plan Year, any Compensation of his Immediate Family Members for such Plan Year which is otherwise to be treated as Compensation for such Plan Year of such Eligible Participant for purposes of determining his Actual Deferral Percentage for such Plan Year under paragraph (a) above shall not be taken into account for such purpose to the extent such amount, when added to the actual Compensation of such Eligible Participant for such Plan Year, exceeds $150,000 (or any higher amount to which this figure is adjusted under Section 401(a)(17) of the Code by the Secretary of the Treasury or his delegate for the calendar year in which such Plan Year begins).

     4A.2.2    If, with respect to any Plan Year (called the "subject
Plan Year" in this Section 4A.2.2), an Eligible Participant who is a Highly Compensated Employee for the subject Plan Year is or was eligible to participate in a cash or deferred arrangement, which qualifies under Section 401(k) of the Code and is contained in an aggregatable plan, during at least a part of such aggregatable plan's plan year which ends in the same calendar year in which the subject Plan Year ends (the "aggregatable plan's subject plan year"), then, for the purpose of determining the Actual Deferral Percentage of the Eligible Participant for the subject Plan Year under this Plan, any contributions made to such aggregatable plan for the aggregatable plan's subject plan year which would be treated as Pre-Tax Savings Contributions of the Eligible Participant for the subject Plan Year had they been allowed and made under this Plan for the subject Plan Year shall be treated as if they were Pre-Tax Savings Contributions of the Eligible Participant under this Plan for the subject Plan Year. For purposes hereof, an "aggregatable plan" is a plan other than this Plan which is qualified under Section 401(a) of the Code, is maintained by the Employer or an Affiliated Employer, and is not prohibited from being aggregated with this Plan for purposes of Section 410(b) of the Code under Treas. Reg. Section 1.410(b)-7.

     4A.2.3    For purposes of determining if the Average Actual
Deferral Percentage limit of Section 4A.1 above is met for any Plan Year, the Plan may treat any Matching Contributions (as provided for in Section 5.1 below) which are made on behalf of an Eligible Participant who is a Non-Highly Compensated Employee for such Plan Year as being Pre-Tax Savings
Contributions of such Eligible Participant for such Plan Year to the extent the treatment of such Matching Contributions as Savings Contributions is helpful in meeting the limit of Section 4A.1 above, provided that the limits of Section 5A.1 below are still met for such Plan Year even if the Matching Contributions being treated as Savings Contributions hereunder are disregarded for purposes of meeting such limit.

     4A.2.4    To be counted in determining whether the Average
Actual Deferral Percentage limits are met for any Plan Year, any Pre-Tax Savings Contributions must be paid to the Trust before the end of the Plan Year which next follows the Plan Year to which such contributions relate.

     4A.2.5    For purposes of this Section 4A, Pre-Tax Savings Contribu-
tions are treated as being "made on behalf of an Eligible Participant" for a Plan Year if such contributions are allocated to an Account of the Eligible Participant under the Plan as of any date in such Plan Year.

    4A.3 Distribution or Recharacterization of Excess Contributions. Subject to the provisions of this Section 4A.3 but notwithstanding any other provision of the Plan to the contrary, any Excess Contributions applicable to any Plan Year (called the "subject Plan Year" in this Section 4A.3) shall be distributed during (but no later than the last day of) the immediately following Plan Year to, or shall be recharacterized no later than 2-1/2 months after the end of the subject Plan Year as After-Tax Savings Contributions (and be known as "Recharacterized Pre-Tax Savings Contributions" hereunder) of, Eligible Participants who were Highly Compensated Employees for the subject Plan Year. The Committee shall choose, in its discretion, whether any Excess Contributions applicable to a subject Plan Year shall be distributed or recharacterized. Such decision shall be made within 2-1/2 months after the end of the subject Plan Year. (Such Excess Contributions, even if distributed, shall still be treated as part of the Annual Addition, as defined in Section 6A below, for the subject Plan Year.) The following provisions apply to this distribution or recharacterization requirement:

     4A.3.1(a) For purposes of the Plan, "Excess Contributions" for any subject Plan Year means the amount (if any) by which the aggregate sum of Pre-Tax Savings Contributions paid to the Trust for such Plan Year on behalf of Eligible Participants who are Highly Compensated Employees for such Plan Year exceeds the maximum amount of such Pre-Tax Savings Contributions which could have been made and still have satisfied one of the limitations set forth in
Section 4A.1 above. The Excess Contributions for any subject Plan Year shall be determined, and applied to Eligible Participants who are Highly Compensated Employees for such Plan Year, in accordance with the method described in para-graphs (b) and (c) below.

              (b) The amount of Excess Contributions which applies to an Eligible Participant who is a Highly Compensated Employee for a subject Plan Year is determined under the following leveling method. Under such method, the Actual Deferral Percentage of the Highly Compensated Employee(s) with the highest Actual Deferral Percentage for the subject Plan Year is reduced to the extent required to enable one of the limitations set forth in Section 4A.1 above to be satisfied for the subject Plan Year or to cause such Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee(s) with the next highest Actual Deferral Percentage for the subject Plan Year, whichever comes first. This process is repeated as necessary until one of the limitations set forth in Section 4A.1 above is satisfied for the subject Plan Year. For each Highly Compensated Employee, his amount of Excess Contributions for the subject Plan Year is equal to: (1) the total of the Pre-Tax Savings Contributions paid to the Trust for such Plan Year on his behalf (determined before the application of this paragraph (b)), less (2) the amount determined by multiplying the Highly Compensated Employee's Actual Deferral Percentage for the subject Plan Year (determined after the application of this paragraph (b)) by his Compensation for such Plan Year. In no event shall the Highly Compensated Employee's Excess Contributions for the subject Plan Year exceed the total of the Pre-Tax Savings Contributions paid to the Trust on his behalf for such Plan Year (determined before application of this paragraph (b)).

              (c) If any Excess Contributions are applied under the provisions of paragraph (b) above for a subject Plan Year to an Eligible Participant whose Actual Deferral Percentage for such Plan Year was affected by the family member rules set forth in Section 4A.2.1 above, then such Excess Contributions shall be further applied among such Eligible Participant and all of his Family Members, in the proportion that the Pre-Tax Savings Contributions of each such person for the subject Plan Year (determined before the application of paragraph (b) above or this paragraph (c)) bears to the Pre-Tax Savings Contributions of all such persons for the subject Plan Year (determined before the application of paragraph (b) above or this paragraph (c)).

     4A.3.2(a) If the Committee elects to distribute any Excess
Contributions for a subject Plan Year instead of recharacterizing them as After-Tax Savings Contributions, then the distribution of any such Excess Contributions to an Eligible Participant under the provisions of this Section 4A.3 shall be adjusted upward for the Trust's income allocable thereto (or downward for the Trust's loss allocable thereto), as determined under paragraphs
(b) and (c) below.

              (b) For purposes hereof, the Trust's income (or loss) allocable to any Excess Contributions applicable to a subject Plan Year which begins on or after January 1, 1991 and applied to an Eligible Participant shall be equal to the product obtained by multiplying (1) the net income (or net loss) for the subject Plan Year and for the gap period of the Investment Fund or Funds in which the Eligible Participant's Savings Contributions were invested which is allocable under Section 6.7 below to the portion of the Participant's Savings Account attributable to Pre-Tax Savings Contributions by (2) a fraction, the numerator of which is the amount of Excess Contributions otherwise being dis-tributed to the Eligible Participant and the denominator of which is the total balance as of the first day of the subject Plan Year of the portion of the Eligible Participant's Savings Account attributable to Pre-Tax Savings Contributions plus the Pre-Tax Savings Contributions allocated to that portion of his Savings Account for the subject Plan Year and for the gap period. For purposes hereof, the "gap period" refers to the period from the end of the subject Plan Year through the last Valuation Date for which valuations of the applicable Investment Fund or Funds have been completed and the results of which are available to the Committee prior to the date the Excess Contributions are being distributed.

              (c) Also for purposes hereof, the Trust's income (or loss) allocable to any Excess Contributions applicable to a subject Plan Year which begins prior to January 1, 1991 and applied to an Eligible Participant shall be equal to the product obtained by multiplying (1) the net income (or net loss) for the subject Plan Year of the Investment Fund or Funds in which the Eligible Participant's Savings Contributions were invested which is allocable under Section 6.7 below to the portion of the Eligible Participant's Savings Account attributable to Pre-Tax Savings Contributions by (2) a fraction, the numerator of which is the amount of Excess Contributions otherwise being distributed to the Eligible Participant and the denominator of which is the total balance as of the last day of the subject Plan Year (reduced by any income, and increased by any loss, occurring during such Plan Year) of the portion of the Eligible Participant's Savings Account attributable to Pre-Tax Savings Contributions. In addition, when such Excess Contributions relate to a subject Plan Year which begins prior to January 1, 1991, the net income (or loss) allocable to such Excess Contributions shall also include an additional amount equal to the product obtained by multiplying 10% of the amount of net income (or loss) determined to apply to such Excess Contributions under the immediately preceding sentence by the number of whole calendar months between the end of the subject Plan Year and the date the Excess Contributions are paid to the Eligible Participant, counting the month of the distribution as a whole calendar month only if such distribution occurs after the 15th of such month.

              (d) If any Excess Contributions applicable to an Eligible Participant and for a subject Plan Year which begins on or after January 1, 1991 are distributed to the Eligible Participant under the provisions of this Section 4A.3, then, pursuant to Section 411(a)(3)(G) of the Code and Treas. Reg. Section 1.411(a)-4(b)(7), any Matching Contributions which are allocated to the Eligible Participant's Matching Account for such Plan Year by reason of such Excess Contributions (and not yet distributed or forfeited under the Plan by the date the Excess Contributions are distributed) shall, together with the Trust's income allocable thereto (or less the Trust's loss allocable thereto), be forfeited as of the day such Excess Contributions are distributed to the Eligible Participant (and such forfeited amounts shall be reallocated to Accounts of other Participants in accordance with later provisions of the Plan). For these purposes, the Trust's income (or loss) allocable to any such forfeited Matching Contributions shall be equal to the product obtained by multiplying
(1) the total net income (or total net loss) for the subject Plan Year and for the gap period of the Investment Fund or Funds in which the Eligible Participant's Matching Contributions were invested which is allocable under
Section 6.7 below to the portion of the Eligible Participant's Matching
Account attributable to Matching Contributions by (2) a fraction, the numerator of which is the Matching Contributions being forfeited under this paragraph (d) and the denominator of which is the total balance as of the first day of the subject Plan Year of the portion of the Eligible Participant's Matching Account attributable to Matching Contributions plus the Matching Contributions and forfeitures allocated to his Matching Account for the subject Plan Year and for the gap period. For purposes hereof, the "gap period" refers to the period from the end of the subject Plan Year through the last Valuation Date for which valuations of the applicable Investment Fund or Funds have been completed and the results of which are available to the Committee prior to the date the Matching Contributions are being forfeited hereunder.

              (e) If the entire balance of the portion of an Eligible Participant's Savings Account which is attributable to Pre-Tax Savings Contri-butions is distributed to the Eligible Participant during a subject Plan Year (and no balance remains in that portion of his Savings Account at the end of such Plan Year), then such distribution shall be deemed for all purposes of this Plan as a distribution under this Section 4A.3.2 of Excess Contributions applicable to the Eligible Participant for the subject Plan Year (and Trust income or loss allocable thereto) to the extent Excess Contributions (and allocable Trust income or losses) would otherwise have been required to be distributed to the Eligible Participant under this Section 4A.3.

      4A.3.3(a) If the Committee elects to recharacterize any Excess Contributions for a subject Plan Year instead of distributing them, then any Excess Contributions applicable to an Eligible Participant which are recharacterized as After-Tax Savings Contributions under this Section 4A.3 shall be includible in the Eligible Participant's gross income for Federal income tax purposes on the earliest dates any such contributions would have been received by the Eligible Participant had he originally elected not to have such amounts contributed to the Plan.

             (b)  The Plan shall report any Recharacterized Pre-Tax
Savings Contributions as After-Tax Savings Contributions (1) by timely providing such forms as the Commissioner of Internal Revenue designates to the Eligible Participant, the Employer, and the Internal Revenue Service and (2) by timely taking such other action as the Commissioner of Internal Revenue requires.

              (c)  Also, the Plan shall account for any Recharacterized
Pre-Tax Savings Contributions as After-Tax Savings Contributions for purposes of Code Sections 72, 401(a)(4), and 401(k) (except Code Section 401(k)(2)). However, the Plan shall continue to treat any such Recharacterized Pre-Tax Savings Contributions as Pre-Tax Savings Contributions for all other purposes of the Code, including Code Sections 404, 411, 415, 416, and 401(k)(2). Thus, for example, any such Recharacterized Pre-Tax Savings Contributions shall be subject to all distribution limits which otherwise apply to Pre-Tax Savings Contributions.

    4A.3.4    Notwithstanding any other provision of the Plan to the
contrary, the limitations set forth in Section 4A.1 above shall be deemed met for any subject Plan Year if the Excess Contributions for such Plan Year are distributed or recharacterized in accordance with and to the extent required by the foregoing provisions of this Section 4A.3.

     4A.3.5    If any Excess Contributions applicable to a subject
Plan Year are not either distributed to the appropriate Eligible Participants or recharacterized as After-Tax Savings Contributions within 2-1/2 months after the last day of the subject Plan Year, an excise tax shall be imposed under Code
Section 4979 on the Employer in an amount generally equal to 10% of such Excess Contributions (unadjusted for income or loss allocable thereto).

    4A.4 Definitions for Average Actual Deferral Percentage Limits. For purposes of the limits set forth in this Section 4A, the following definitions shall apply:

    4A.4.1    "Average Actual Deferral Percentage" for any Plan
Year means: (1) with respect to the Highly Compensated Employees, the average (to the nearest one-hundredth of a percent) of the Actual Deferral Percentages of the Eligible Participants who are Highly Compensated Employees for such Plan Year; and (2) with respect to the Non-Highly Compensated Employees, the average (to the nearest one-hundredth of a percent) of the Actual Deferral Percentages of the Eligible Participants who are Non-Highly Compensated Employees for such Plan Year.

    4A.4.2    "Actual Deferral Percentage" for any Plan Year
means, with respect to any person who is an Eligible Participant for such Plan Year, the ratio (expressed as a percentage to the nearest one-hundredth of a percent) of the Pre-Tax Savings Contributions made on behalf of the Eligible Participant for such Plan Year to the Compensation of the Eligible Participant for the entire Plan Year (regardless of whether he is a Participant for the entire Plan Year or for only part but not all of such Plan Year). The Actual Deferral Percentage of a person who is an Eligible Participant for such Plan Year but who does not have any Pre-Tax Savings Contributions made on his behalf for such Plan Year is 0%.

    4A.4.3    "Eligible Participant" means, for any Plan Year,
each person who is both a Participant and a Covered Employee during at least part of such Plan Year.

    4A.4.4    "Compensation" means, with respect to any
Participant, his Compensation as defined in Section 1.6 above; except that, for purposes of this Section 4A, (1) paragraph (d) of Section 1.6 above shall not apply for the Plan Year beginning on January 1, 1989 and (2) lump sum severance payments and lump sum payments in settlement of disputes involving termination of employment (not including severance pay paid by reason of or approved by an order of a court) shall not be excluded from Compensation by reason of paragraph (b) of Section 1.6 above for the Plan Years which begin on January 1, 1992 and January 1, 1993.

    4A.5 Restructuring Into Employee Groups for Pre-1992 Plan Years.
Effective for any Plan Year beginning prior to January 1, 1992, and as permitted in Treas. Reg. Section 1.401(k)-1(h)(3)(iii), the Committee may elect in its discretion to treat the Plan as consisting of two or more component plans for purposes of the rules of this Section 4A (and all other requirements of Sections 401(a)(4) and 401(m)(2) of the Code). If the Committee restructures the Plan into two or more component plans, the rules of this Section 4A (as well as the rules of Section 5A below and any other requirements mandated under Section 401(a)(4) of the Code) shall apply to each component plan (and to the Employees included in each such plan) separately and without regard to any other component plan. If the Committee decides for any Plan Year to restructure the Plan into two or more component plans, the following conditions shall apply:

    4A.5.1    Each component plan must apply to a separate group
of Employees and must meet the coverage requirements of Section 410(b) of the Code as if it were a separate plan of the Employer (except that the permissive aggregation rules of Treas. Reg. Section 1.410(b)-(7)(d) shall not be available). For this purpose, the Employees included in a separate group of Employees must share some common attribute, such as, for example, being employed at the same division or being hired prior to or after a specified date. Each Employee is permitted to be included in only one group of Employees and be covered by or eligible for only one component plan. Each component plan shall be deemed to consist of all of the allocations, accruals, and other benefits, rights, and features provided to the group of Employees covered by or eligible for such component plan.

    4A.5.2    Any residual parts of the Plan which remain after it
has been restructured by the Committee into component plans each of which applies to a group of Employees shall also be treated as a component plan.

    4A.5.3    Any part of the Plan which is treated as a component
plan for any Plan Year may not be treated as part of another component plan for the same Plan Year. However, the Committee may decide to change the basis on which component plans are determined from Plan Year to Plan Year or to use restructuring for one Plan Year but not for another.

    4A.6 Disaggregating Portions of Plan For Post-1991 Plan Years.
Effective for the Plan Year beginning on January 1, 1992, the provisions of Sections 4A.1 through 4A.4 above shall be applied only for the portion of this Plan which covers Participants who are not collectively bargained employees and as if such portion were a separate plan. Further, effective for any Plan Year beginning on or after January 1, 1993, the provisions of Sections 4A.1 through 4A.4 above shall be applied separately for the portion of this Plan which covers Participants who are not collectively bargained employees and the portion of the Plan which covers Participants who are collectively bargained employees and as if each such portion were a separate plan. For purposes hereof, a "collectively bargained employee" is an Employee who is included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Employer, provided retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer.



                            SECTION 5

                     MATCHING CONTRIBUTIONS


    5.1 Annual Amount of Matching Contributions. For each Plan Year, the Employer will contribute amounts to the Trust in addition to the Savings Contributions elected by Participants for such Plan Year. Such additional ontributions shall be referred to in the Plan as "Matching Contributions." Subject to the other provisions of the Plan, the amount of Matching Contributions which will be made by the Employer for any Plan Year will be the greater of the amounts set forth in Sections 5.1.1 and 5.1.2 below:

    5.1.1 An amount equal to 20% of the aggregate Basic Savings Contributions which are made for the subject Plan Year to the Plan on behalf of those Participants who are employed by the Employer on the last day of such Plan Year and who did not make any withdrawal of Basic Savings Contributions from their Accounts during such Plan Year.

    5.1.2 An amount equal to the lesser of the amounts set forth in paragraphs (a) and (b) below:

             (a)  An amount equal to 100% of the aggregate Basic
Savings Contributions which are made for the subject Plan Year to the Plan on behalf of those Participants who are employed by the Employer on the last day of such Plan Year and who did not make any withdrawal of Basic Savings Contributions from their Accounts during such Plan Year.

              (b)  An amount equal to 2% of the Employer's Income
Before Federal Taxes on Income for the Federated calendar year which begins in the subject Plan Year, as determined before deduction of the Matching Contributions to the Plan made for such Plan Year, or such greater amount as the Board of Directors of Federated in its discretion may determine. In determining the amount provided under this paragraph (b), the following provisions apply:

                   (i) In no event will the amount set forth in this paragraph (b), when added to the Pre-Tax Savings Contributions made for Federated's tax year in which the subject Plan Year ends, exceed the maximum amount which can be deducted for such Federated tax year as an employer contribution to the Plan under the appropriate provisions of Section 404 of the Code.

                   (ii) For purposes of this paragraph (b), the Employer's "Income Before Federal Taxes on Income" for any Federated calendar year means the Employer's Income Before Federal Taxes on Income as determined for such year by Federated's chief accounting officer in accordance with the standard accounting procedures of Federated.

                   (iii) Also for purposes of this paragraph (b), a "Federated calendar year" means a period of twelve fiscal months of Federated, which commences on the first day of its January fiscal month and ends on the last day of its December fiscal month.

    5.2  Time and Form of Matching Contributions.

    5.2.1 Subject to the provisions of Section 5.2.2 below, the Matching Contributions for any Plan Year may be paid in one or more installments, but the total amount to be contributed must be paid to the Trust on or before the last date permitted by applicable law for deduction of such contributions for the tax year of Federated in which such Plan Year ends. For purposes of allocating earnings and other amounts under the Plan and of determining the investment options applicable to any Matching Contributions, any Matching Contributions shall be deemed to have been made as of the last Valuation Date which occurs in the Plan Year for which such Matching Contributions are made.

    5.2.2 The actual amount paid as Matching Contributions for any Plan Year may initially, to the extent determined with respect to the amount set forth in Section 5.1.2 above, be based upon the Employer's Income Before
Federal Taxes on Income (and the other items noted in Section 5.1.2 above) as estimated by Federated's chief accounting officer in accordance with data available to him at the time the estimate is made. In the event that, after Federated's chief accounting officer subsequently determines the final calculation of the amount set forth in Section 5.1.2 above, an additional amount is required to be contributed to the Plan by the Employer to meet the required Matching Contribution provisions of Section 5.1 above, then the Employer will make such additional contribution as soon as possible after such final calculation is completed. In the event that the final calculation of the amount set forth in Section 5.1.2 above shows that the Employer made Matching Contributions for the subject Plan Year in excess of the amount required under
Section 5.1 above, the amount by which the actual amount of Matching Contributions which were made exceeds the required Matching Contributions for such Plan Year shall be deemed not to have been made for such Plan Year but instead shall be deemed made in the next following Plan Year and shall be used as soon as possible to reduce (and to substitute for) the next required Matching Contributions to be made to the Plan.

    5.2.3 The Matching Contributions made for any Plan Year shall be made in cash.

    5.3 Mistake of Fact. Any Matching Contribution made upon the basis of a mistaken factual assumption shall be repaid by the Plan to the Employer (unless repayment is not administratively possible) as a correction of such mistaken factual assumption, upon the receipt by the Trustee within one year from the date of such contribution of a written notice of the Employer describing such mistaken factual assumption and requesting the return of such contribution. Plan income attributable to such contribution may not be paid to the Employer, but Plan losses attributable to such contribution shall reduce the amount which is otherwise to be paid.


                          SECTION 5A

       AVERAGE ACTUAL CONTRIBUTION PERCENTAGE RESTRICTIONS


     5A.1 Average Actual Contribution Percentage Limits.

     5A.1.1    The Average Actual Contribution Percentage for
Highly Compensated Employees for any Plan Year must satisfy one of the following limits:

              (a)  Limitation 1:  The Average Actual Contribution
Percentage of the Highly Compensated Employees for the subject Plan Year may not exceed the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for such Plan Year multiplied by 1.25; or

               (b)  Limitation 2:  The Average Actual Contribution
Percentage of the Highly Compensated Employees for the subject Plan Year both may not exceed the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for such Plan Year multiplied by 2.0 and may not exceed the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for such Plan Year by more than two percentage points.

     5A.1.2    In addition, the Average Actual Contribution
Percentage of the Highly Compensated Employees for any Plan Year may not, when added to the Average Actual Deferral Percentage of the Highly
Compensated Employees for the same Plan Year, exceed the Aggregate Limit.
For purposes of the limitation set forth in this Section 5A.1.2, such Average Actual Deferral Percentage and Average Actual Contribution Percentage shall be determined as if all Excess Contributions attributable to the limits set forth in Section 4A.1 above had previously been determined and recharacterized as After-Tax Savings Contributions or distributed and as if all Excess Aggregate Contributions attributable to the limits set forth in Section 5A.1.1 above had previously been determined and distributed or forfeited (and hence as if such Average Actual Deferral Percentage and Average Actual Contribution Percentage had been calculated without considering the contributions reflected in such Excess Contributions and Excess Aggregate Contributions, respectively). Also, notwithstanding the foregoing, the limitation set forth in this Section 5A.1.2 shall automatically be deemed met for a Plan Year if either the Average Actual Deferral Percentage of the Highly Compensated Employees for such Plan Year is not in excess of the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for such Plan Year multiplied by 1.25 or the Average Actual Contribution Percentage of the Highly Compensated Employees for such Plan Year is not in excess of the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for such Plan Year multiplied by 1.25.

    5A.2 Special Rules for Average Actual Contribution Percentage Limits. For purposes of the limits set forth in Section 5A.1 above, the following special rules apply:

     5A.2.1(a) For purposes of determining the Actual Contribution
Percentage for any Plan Year of an Eligible Participant who is a Top-Paid Highly Compensated Employee for such Plan Year, the Matching Contributions,
After-Tax Savings Contributions, and Compensation applicable to the Family Members of such Eligible Participant for such Plan Year shall (except as provided in paragraph (b) below) be treated as if they were Matching Contributions, After-Tax Savings Contributions, and Compensation for such Plan Year of such Eligible Participant. Such Family Members shall be disregarded as separate Eligible Participants in determining the Average Actual Contribution Percentage for the subject Plan Year of both the Non-Highly Compensated Employees and the Highly Compensated Employees.

               (b) Notwithstanding the provisions of paragraph (a) above, with respect to any Plan Year which begins on or after January 1, 1990 and prior to January 1, 1994 and any Eligible Participant who is a Top-Paid Highly Compensated Employee for such Plan Year, any Compensation for such
Plan Year of his Immediate Family Members for such Plan Year which is otherwise to be treated as Compensation for such Plan Year of such Eligible Participant for purposes of determining his Actual Contribution Percentage for such Plan Year under paragraph (a) above shall not be taken into account for such purpose to the extent such amount, when added to the actual Compensation of such Eligible Participant for such Plan Year, exceeds $209,200 (or any higher amount to which this figure is adjusted under Section 401(a)(17) of the Code by the Secretary of the Treasury or his delegate for the calendar year in which such Plan Year begins). Further, and again notwithstanding the provisions of paragraph (a) above, with respect to any Plan Year which begins on or after January 1, 1994 and any Eligible Participant who is a Top-Paid Highly Compensated Employee for such Plan Year, any Compensation for such Plan
Year of his Immediate Family Members for such Plan Year which is otherwise to be treated as Compensation for such Plan Year of such Eligible Participant for purposes of determining his Actual Contribution Percentage for such Plan Year under paragraph (a) above shall not be taken into account for such purpose to the extent such amount, when added to the actual Compensation of such Eligible Participant for such Plan Year, exceeds $150,000 (or any higher amount to which this figure is adjusted under Section 401(a)(17) of the Code by the Secretary of the Treasury or his delegate for the calendar year in which such Plan Year begins).

      5A.2.2    If, with respect to any Plan Year (called the "subject
Plan Year" in this Section 5A.2.2), an Eligible Participant who is a Highly Compensated Employee for the subject Plan Year is or was eligible to participate in an aggregatable plan, of which a part is subject to the provisions of Section 401(m) of the Code, during at least a part of such aggregatable plan's plan year which ends in the same calendar year in which the subject Plan Year ends (the "aggregatable plan's subject plan year"), then, for the purpose of determining the Actual Contribution Percentage of the Eligible Participant for the subject Plan Year under this Plan, any contributions made to such aggregatable plan for the aggregatable plan's subject plan year which would be treated as After-Tax Savings Contributions or Matching Contributions of the Eligible Participant for the subject Plan Year had they been allowed and made under this Plan for the subject Plan Year shall be treated as if they were After-Tax Savings Contributions or Matching Contributions of the Eligible Participant under this Plan for the subject Plan Year. For purposes hereof, an "aggregatable plan" is a plan other than this Plan which is qualified under Section 401(a) of the Code, is maintained by the Employer or an Affiliated Employer, and is not prohibited from being aggregated with this Plan for purposes of Section 410(b) of the Code under Treas. Reg. Section 1.410(b)-7.

      5A.2.3    For purposes of determining if the Average Actual
Contribution Percentage limits of Section 5A.1 above are met for any Plan Year, the Plan may treat any Pre-Tax Savings Contributions (as provided for in Section 4 above) which are made on behalf of an Eligible Participant who is treated as a Non-Highly Compensated Employee for purposes of determining the Average
Actual Deferral Percentage of the Non-Highly Compensated Employees for such
Plan Year as being Matching Contributions of such Eligible Participant for such Plan Year to the extent the treatment of such Pre-Tax Savings Contributions as Matching Contributions is helpful in meeting the limits of Section 5A.1 above, provided that the limits of Section 4A.1 above are still met for such Plan Year even if the Pre-Tax Savings Contributions being treated as Matching Contributions hereunder are disregarded for purposes of meeting such limits.

      5A.2.4    To be counted in determining whether the Average
Actual Contribution Percentage limits are met for any Plan Year, any Matching Contributions or After-Tax Savings Contributions must be paid to the Trust before the end of the Plan Year which next follows the Plan Year to which such contributions relate.

      5A.2.5    Notwithstanding any other provisions herein to the
contrary, any Matching Contributions which are forfeited under Section 4A.3.2(d) above by reason of relating to Excess Contributions which are distributed to an Eligible Participant shall not be taken into account in determining the Eligible Participant's Actual Contribution Percentage for any Plan Year or considered as Matching Contributions for any other purpose under this Section 5A.

      5A.2.6    For purposes of this Section 5A, Matching Con-
tributions or After-Tax Savings Contributions are treated as being "made on behalf of an Eligible Participant" for a Plan Year if such contributions are allocated to an Account of the Eligible Participant under the Plan as of any date in such Plan Year.

     5A.3 Distribution or Forfeiture of Excess Aggregate Contributions.
Subject to the provisions of this Section 5A.3 but notwithstanding any other provision of the Plan to the contrary, any Excess Aggregate Contributions applicable to any Plan Year (called the "subject Plan Year" in this Section 5A.3) shall be distributed no later than the last day of the immediately following Plan Year to Eligible Participants who were Highly Compensated Employees for the subject Plan Year or forfeited no later than as of the last day of such immediately following Plan Year, in accordance with the following provisions of this Section 5A. (Such Excess Aggregate Contributions shall still be treated as part of the Annual Addition, as defined in Section 6A below, for the subject Plan Year.) The following provisions apply to this distribution or forfeiture requirement:

      5A.3.1(a) For purposes of the Plan, "Excess Aggregate
Contributions" for any subject Plan Year means the amount (if any) by which the aggregate sum of Matching Contributions and After-Tax Savings Contributions (including Recharacterized Pre-Tax Savings Contributions) paid to the Trust for such Plan Year on behalf of Eligible Participants who are Highly Compensated Employees for such Plan Year exceeds the maximum amount of such Matching Contributions and After-Tax Savings Contributions which could have been made and still have satisfied one of the limitations set forth in Section 5A.1.1 above and the limitation set forth in Section 5A.1.2 above. The Excess Aggregate Contributions for any subject Plan Year shall be determined, and applied to Eligible Participants who are Highly Compensated Employees for such Plan Year, in accordance with the method described in paragraphs (b) and (c) below.

               (b) The amount of Excess Aggregate Contributions which applies to an Eligible Participant who is a Highly Compensated Employee for a subject Plan Year is determined under the following leveling method.
Under such method, the Actual Contribution Percentage of the Highly
Compensated Employee(s) with the highest Actual Contribution Percentage for the subject Plan Year is reduced to the extent required to enable one of the limitations set forth in Section 5A.1.1 above and the limitation set forth in
Section 5A.1.2 above to be satisfied for the subject Plan Year or to cause such Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Employee(s) with the next highest Actual Contribution Percentage for the subject Plan Year, whichever comes first. This process is repeated as necessary until one of the limitations set forth in Section 5A.1.1 above and the limitation set forth in Section 5A.1.2 above is satisfied for the subject Plan Year. For each Highly Compensated Employee, his amount of
Excess Aggregate Contributions for the subject Plan Year is equal to: (1) the total of the After-Tax Savings Contributions and Matching Contributions paid to the Trust for such Plan Year on his behalf (determined before the application of this paragraph (b)), less (2) the amount determined by multiplying the Highly Compensated Employee's Actual Contribution Percentage for the subject Plan
Year (determined after the application of this paragraph (b)) by his Compensation for such Plan Year. In no event shall the Highly Compensated Employee's Excess Aggregate Contributions for the subject Plan Year exceed the total of the After-Tax Savings Contributions and Matching Contributions paid to the Trust on his behalf for such Plan Year (determined before application of this paragraph (b)).

               (c) If any Excess Aggregate Contributions are applied under the provisions of paragraph (b) above for a subject Plan Year to an Eligible Participant whose Actual Contribution Percentage for such Plan Year was affected by the family member rules set forth in Section 5A.2.1 hereof, then such Excess Aggregate Contributions shall be further applied among such Eligible Participant and all of his Family Members, in the proportion that the sum of the Matching Contributions and After-Tax Savings Contributions made to the Trust on behalf of each such person for the subject Plan Year (determined before the application of paragraph (b) above or this paragraph (c)) bears to the sum of the Matching Contributions and After-Tax Savings Contributions made to the Trust on behalf of all such persons for the subject Plan Year (determined before the application of paragraph (b) above or this paragraph (c)).

     5A.3.2    Excess Aggregate Contributions applicable to an
Eligible Participant for a Plan Year shall be deemed composed of certain types of contributions made to the Plan on behalf of such Eligible Participant for such Plan Year and shall be, together with Trust income (or loss) allocable thereto in accordance with Section 5A.3.3 below, distributed or forfeited in the following order of steps:

               (a) Step 1: First, such Excess Aggregate Contributions shall be deemed composed of After-Tax Savings Contributions (not including Recharacterized Pre-Tax Savings Contributions) which are treated as Additional Savings Contributions for the subject Plan Year. The Excess Aggregate Contributions described in this first step shall be distributed to the Eligible Participant;

               (b) Step 2: Second, only to the extent still necessary after the above step, such Excess Aggregate Contributions shall be deemed composed of Recharacterized Pre-Tax Savings Contributions which are treated as Additional Savings Contributions for the subject Plan Year. The Excess Aggregate Contributions described in this second step shall be distributed to the Eligible Participant;

               (c) Step 3: Third, only to the extent still necessary after the above two steps, such Excess Aggregate Contributions shall be deemed composed of After-Tax Savings Contributions (not including Recharacterized Pre-Tax Savings Contributions) which are treated as Basic Savings Contributions for the subject Plan Year and the corresponding amount of Matching Contributions for such Plan Year which are made or allocated by reason of or with respect to such After-Tax Savings Contributions. The Excess Aggregate Contributions described in this third step which are deemed to be composed of After-Tax Savings Contributions shall be distributed to the Eligible Participant. The Excess Aggregate Contributions described in this third step which are deemed to be composed of Matching Contributions shall, pursuant to
Section 411(a)(3)(G) of the Code and Treas. Reg. Section 1.411(d)-4(b)(7), be forfeited as of the day the other Excess Aggregate Contributions described in this third step are distributed to the Eligible Participant (and be reallocated to Accounts of other Participants in accordance with later provisions of the
Plan);

               (d) Step 4: Fourth, only to the extent still necessary after the above three steps, such Excess Aggregate Contributions shall be deemed composed of Recharacterized Pre-Tax Savings Contributions which are treated as Basic Savings Contributions for the subject Plan Year and the corresponding amount of Matching Contributions for such Plan Year which are made or allocated by reason of or with respect to such Recharacterized Pre-Tax Savings Contributions. The Excess Aggregate Contributions described in this fourth step which are deemed to be composed of Recharacterized Pre-Tax Savings
Contributions shall be distributed to the Eligible Participant. The Excess Aggregate Contributions described in this fourth step which are deemed to be composed of Matching Contributions shall, pursuant to Section 411(a)(3)(G) of the Code and Treas. Reg. Section 1.411(d)-4(b)(7), be forfeited as of the day the other Excess Aggregate Contributions described in this fourth step are distributed to the Eligible Participant (and be reallocated to Accounts of other Participants in accordance with later provisions of the Plan); and

               (e) Step 5: Fifth, only to the extent still necessary after the above four steps, such Excess Aggregate Contributions shall be deemed composed of Matching Contributions for the subject Plan Year which were made or allocated by reason of or with respect to Pre-Tax Savings Contributions (not including Recharacterized Pre-Tax Savings Contributions) which are treated as Basic Savings Contributions for such Plan Year. A portion of the Excess Aggregate Contributions described in this fifth step, which portion is equal to the amount of such Excess Aggregate Contributions multiplied by the vested percentage which applies under this Plan to the portion of the Participant's Matching Account to which such Excess Aggregate Contributions would otherwise be allocated but for the provisions of this Section 5A, shall be distributed to the Eligible Participant. The remaining portion of the Excess Aggregate Contributions described in this fifth step shall be forfeited as of the day the Committee takes the steps outlined in this Section 5A.3.2.

     5A.3.3(a) Any distribution or forfeiture of Excess Aggregate
Contributions which apply to a subject Plan Year and to an Eligible Participant under the provisions of this Section 5A.3 shall be adjusted upward for the Trust's income allocable thereto (or downward for the Trust's loss allocable thereto), as determined under paragraphs (b) and (c) below.

               (b) For purposes hereof, the Trust's income (or loss) allocable to any portion of the Excess Aggregate Contributions applicable to a subject Plan Year which begins on or after January 1, 1991 and applied to an Eligible Participant which is composed of a certain type of contribution (e.g., After-Tax Savings Contributions, Recharacterized Pre-Tax Savings Contributions, or Matching Contributions) shall be equal to the product obtained by multiplying
(1) the net income (or net loss) for the subject Plan Year and for the gap period of the Investment Fund or Funds in which such type of contribution was invested which is allocable under Section 6.7 below to the portion of the Participant's Accounts attributable to such type of contribution by (2) a fraction, the numerator of which is the portion of the Excess Aggregate Contributions otherwise being distributed to the Eligible Participant or forfeited which is composed of such type of contribution and the denominator of which is the total balance as of the first day of the subject Plan Year of the portion of the Eligible Participant's Accounts attributable to such type of contribution plus the contributions and forfeitures allocated to such portion of the Eligible Participant's Accounts for the subject Plan Year and for the gap period. For purposes hereof, the "gap period" refers to the period from the end of the subject Plan Year through the last Valuation Date for which valuations of the applicable Investment Fund or Funds have been completed and the results of which are available to the Committee prior to the date the applicable Excess Aggregate Contributions are being distributed or forfeited.

               (c) Also for purposes hereof, the Trust's income (or loss) allocable to any portion of the Excess Aggregate Contributions applicable to a subject Plan Year which begins prior to January 1, 1991 and applied to an Eligible Participant which is composed of a certain type of contribution (e.g., After-Tax Savings Contributions, Recharacterized Pre-Tax Savings Contributions, or Matching Contributions) shall be equal to the product obtained by multiplying
(1) the net income (or net loss) for the subject Plan Year of the Investment Fund or Funds in which such type of contribution was invested which is allocable under Section 6.7 below to the portion of the Participant's Accounts attributable to such type of contribution by (2) a fraction, the numerator of which is the portion of the Excess Aggregate Contributions otherwise being distributed to the Eligible Participant or forfeited which is composed of such type of contribution and the denominator of which is the total balance as of the last day of the subject Plan Year (reduced by any income, and increased by any loss, occurring during such Plan Year) of the portion of the Eligible Participant's Accounts attributable to such type of contribution. In addition, when such Excess Aggregate Contributions relate to a subject Plan Year which begins prior to January 1, 1991, the net income
(or loss) allocable to such Excess Aggregate Contributions shall also include an additional amount equal to the product obtained by multiplying 10% of the amount of net income (or loss) determined to apply to such Excess Aggregate Contributions under the immediately preceding sentence by the number of whole calendar months between the end of the subject Plan Year and the date the Excess Aggregate Contributions are paid to the Eligible Participant, counting the month of the distribution as a whole calendar month only if such distribution occurs after the 15th of such month.

     5A.3.4    If the entire balance of the portion of an Eligible Partici-
pant's Accounts which is attributable to a certain type of contribution (e.g., After-Tax Savings Contributions, Recharacterized Pre-Tax Savings Contributions, or Matching Contributions) is distributed to the Eligible Participant or forfeited during a subject Plan Year (and no balance remains in that portion of his Accounts at the end of such Plan Year), then such distribution or forfeiture shall be deemed for all purposes of this Plan as a distribution or forfeiture under this Section 5A.3 of Excess Aggregate Contributions applicable to the Eligible Participant for the subject Plan Year (and Trust income or loss allocable thereto) to the extent Excess Aggregate Contributions composed of such type of contribution (and allocable Trust income or losses) would otherwise have been required to be distributed to the Eligible Participant or forfeited under this Section 5A.3.

     5A.3.5    Notwithstanding any other provision of the Plan to the
contrary, the limitations set forth in Section 5A.1 above shall be deemed met for any Plan Year if the Excess Aggregate Contributions for such Plan Year are distributed or forfeited in accordance with the foregoing provisions of this
Section 5A.3.

     5A.3.6    If any Excess Aggregate Contributions are distributed to the appropriate Eligible Participants or forfeited more than 2-1/2 months after the last day of the subject Plan Year, an excise tax shall be imposed under Code
Section 4979 on the Employer in an amount generally equal to 10% of such Excess Aggregate Contributions (unadjusted for income or loss allocable thereto).

     5A.4 Definitions for Average Actual Contribution Percentage Limits. For purpose of the limits set forth in this Section 5A, the following definitions shall apply:

     5A.4.1    "Average Actual Contribution Percentage" for any
Plan Year means: (1) with respect to the Highly Compensated Employees, the average (to the nearest one-hundredth of a percent) of the Actual Contribution Percentages of the Eligible Participants who are Highly Compensated Employees for such Plan Year; and (2) with respect to the Non-Highly Compensated Employees, the average (to the nearest one-hundredth of a percent) of the Actual Contribution Percentages of the Eligible Participants who are Non-Highly Compensated Employees for such Plan Year.

     5A.4.2    "Actual Contribution Percentage" for any Plan Year
means, with respect to any person who is an Eligible Participant for such Plan Year, the ratio, expressed as a percentage to the nearest one-hundredth of a percent, of the Matching Contributions and After-Tax Savings Contributions (including the Recharacterized Pre-Tax Savings Contributions) made on behalf of the Eligible Participant for such Plan Year to the Compensation of the Eligible Participant for the entire Plan Year (regardless of whether he is a Participant for the entire Plan Year or for only part but not all of such Plan Year). The Actual Contribution Percentage of a person who is an Eligible Participant for such Plan Year but who does not have any Matching Contributions or After-Tax Savings Contributions (including any Recharacterized Pre-Tax Savings Contributions) made on his behalf for such Plan Year is 0%.

     5A.4.3    The "Aggregate Limit" for any Plan Year means the
greater of the sums set forth in paragraphs (a) and (b) below:

               (a)  The sum of:  (1) 125% of the greater of the Average
Actual Deferral Percentage of the Non-Highly Compensated Employees for such Plan Year or the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for such Plan Year; and (2) the lesser of (i) 200% of the lesser of the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for such Plan Year or the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for such Plan Year or (ii) 2% plus the lesser of the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for such Plan Year or the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for such Plan Year.

               (b)  The sum of:  (1) 125% of the lesser of the Average
Actual Deferral Percentage of the Non-Highly Compensated Employees for such Plan Year or the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for such Plan Year; and (2) the lesser of (i) 200% of the greater of the Average Actual Deferral Percentage of the Non-Highly
Compensated Employees for such Plan Year or the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for such Plan Year or (ii) 2% plus the greater of the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for such Plan Year or the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for such Plan Year.

      5A.4.4    "Compensation" means, with respect to any
Participant, his Compensation as defined in Section 1.6 above; except that, for purposes of this Section 5A, (1) paragraph (d) of Section 1.6 above shall not apply for the Plan Year beginning on January 1, 1989 and (2) lump sum severance payments and lump sum payments in settlement of disputes involving termination of employment (not including severance pay paid by reason of or approved by an order of a court) shall not be excluded from Compensation by reason of paragraph (b) of Section 1.6 above for the Plan Years which begin on January 1, 1992 and January 1, 1993.

      5A.4.5    "Average Actual Deferrage Percentage," "Actual
Deferral Percentage," and "Eligible Participant" shall have the same meanings as are set forth in Section 4A.4 above, and "Excess Contributions" shall have the same meaning as is set forth in Section 4A.3 above.

     5A.5 Restructuring Into Employee Groups for Pre-1992 Plan Years.
Effective for any Plan Year beginning prior to January 1, 1992, and as permitted in Treas. Reg. Section 1.401(m)-1(g)(5)(ii), the Committee may elect in its discretion to treat the Plan as consisting of two or more component plans for purposes of the rules of this Section 5A (and all other requirements of Sections 401(a)(4) and 401(k) of the Code). If the Committee restructures the Plan into two or more component plans, the rules of this Section 5A (as well as the rules of Section 4A above and any other requirements mandated under Section
401(a)(4) of the Code) shall apply to each component plan (and to the Employees included in each such plan) separately and without regard to any other component plan. If the Committee decides for any Plan Year to restructure the Plan into two or more component plans, the following conditions shall apply:

     5A.5.1    Each component plan must apply to a separate group
of Employees and must meet the coverage requirements of Section 410(b) of the Code as if it were a separate plan of the Employer (except that the permissive aggregation rules of Treas. Reg. Section 1.410(b)-7(d) shall not be available). For this purpose, the Employees included in a separate group of Employees must share some common attribute, such as, for example, being employed at the same division or being hired prior to or after a specified date. Each Employee is permitted to be included in only one group of Employees and be covered by or eligible for only one component plan. Each component plan shall be deemed to consist of all of the allocations, accruals, and other benefits, rights, and features provided to the group of Employees covered by or eligible for such component plan.

     5A.5.2    Any residual parts of the Plan which remain after it
has been restructured by the Committee into component plans each of which applies to a group of Employees shall also be treated as a component plan.

     5A.5.3    Any part of the Plan which is treated as a component
plan for any Plan Year may not be treated as part of another component plan for the same Plan Year. However, the Committee may decide to change the basis on which component plans are determined from Plan Year to Plan Year or to use restructuring for one Plan Year but not for another.

     5A.6 Disaggregating Portions of Plan For Post-1991 Plan Years.
Effective for any Plan Year beginning on or after January 1, 1992, the provisions of Sections 5A.1 through 5A.4 above shall be applied only for the portion of this Plan which covers Participants who are not collectively bargained employees and as if such portion were a separate plan. For purposes hereof, a "collectively bargained employee" is an Employee who is included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Employer, provided retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer.



                            SECTION 6

           ACCOUNTS AND THEIR ALLOCATIONS AND VESTING


    6.1  Savings Accounts and Allocation of Savings Contributions Thereto.

    6.1.1 The Committee shall establish and maintain a separate bookkeeping account, called herein a "Savings Account," for each Participant. Except as otherwise provided in the Plan, as of the last day of each Valuation Period which ends after the Effective Amendment Date the Committee shall allocate to a Participant's Savings Account all Savings Contributions made to the Trust on behalf of the Participant which relate to pay days which fall in such Valuation Period.

    6.1.2 In addition, any and all amounts which were (1) attributable to contributions made under the Plan by or at the election of a Participant (or attributable to contributions made under any other plan qualified under Section 401(a) of the Code by or at the election of a Participant which merged into this Plan prior to the Effective Amendment Date) and (2) credited to the Participant's account under this Plan before the Effective Amendment Date shall be deemed to have been allocated to the Participant's Savings Account at the time they were actually credited to the Participant's account under the Plan. Further, any and all amounts transferred to this Plan on behalf of a Participant from another plan qualified under Section 401(a) of the Code on or after the Effective Amendment Date (including amounts transferred to this Plan under the provisions of Sections 16 and 17 below) shall, to the extent such amounts reflect amounts which were contributed to such other plan by or at the election of the Participant, be deemed to be allocated to the Participant's Savings Account as of the first Valuation Date which coincides with or follows such transfer.

    6.1.3 The Committee shall keep records, to the extent necessary to administer this Plan properly under the other provisions of the Plan and under the applicable provisions of the Code, showing the portion of a Participant's Savings Account which is attributable to each different type of contribution reflected in it, e.g., Pre-Tax Savings Contributions or After-Tax Savings Contributions. In this regard, to the extent any amounts allocated to a Participant's Savings Account under this Plan reflect contributions made under any other plan at the election of the Participant, such amounts shall be deemed to reflect Pre-Tax Savings Contributions for purposes of this Plan to the extent such amounts were made under such other plan on a "pre-tax" basis (i.e., prior to the Participant being deemed in receipt of such amounts for Federal income tax purposes) and shall be deemed to reflect After-Tax Savings Contributions for purposes of this Plan to the extent such amounts were made under such other plan on an "after-tax" basis (i.e., after the Participant was deemed in receipt of such amounts for Federal income tax purposes). Further, to the extent any amounts allocated to a Participant's Savings Account under this Plan reflect contributions made under any other plan at the election of the Participant, such amounts shall be deemed to reflect Basic Savings Contributions for purposes of this Plan to the extent employer matching contributions were made by reason of such amounts under such other plan and shall be deemed to reflect Additional Savings Contributions for purposes of this Plan to the extent no such employer matching contributions were made by reason of such amounts under such other plan.

    6.2  Matching Accounts and Allocation of Matching Contributions
Thereto.

    6.2.1 The Committee shall establish and maintain a separate bookkeeping account, called herein a "Matching Account," for each Participant. Except as otherwise provided in the Plan, as of the last day of each Plan Year which ends after the Effective Amendment Date the Committee shall allocate all Matching Contributions made to the Trust for such Plan Year among the Matching Accounts of all Participants who both are employed on the last day of such Plan Year and made no withdrawal of Basic Savings Contributions from their Saving Accounts during such Plan Year, in the proportion that the Basic Savings Contributions made for such Plan Year by or for each such Participant bears to the total Basic Savings Contributions made for such Plan Year by or for all such Participants.

    6.2.2 In addition, any and all amounts which were (1) attributable to contributions made by the Employer under the prior matching contribution and employee stock ownership portions of this Plan for a Participant (or attributable to contributions made by an employer under the prior matching contribution portion of any other plan qualified under Section 401(a) of the Code which merged into this Plan prior to the Effective Amendment Date) and (2) credited to the Participant's account under the Plan immediately before the Effective Amendment Date shall be deemed to have been allocated to the Participant's Matching Account at the time they were actually credited to the Participant's account under this Plan. Further, any and all amounts transferred to this Plan on behalf of a Participant from another plan qualified under
Section 401(a) of the Code on or after the Effective Amendment Date (including amounts transferred to this Plan under the provisions of Sections 16 and 17 below) shall, to the extent such amounts reflect amounts which were contributed under the matching contribution portion of such other plan, be deemed to be allocated to the Participant's Matching Account as of the first Valuation Date which coincides with or follows such transfer.

    6.2.3 The Committee shall keep records, to the extent necessary to administer this Plan properly under the other provisions of the Plan and under the applicable provisions of the Code, showing the portion of a Participant's Matching Account which is attributable to each different type of contribution reflected in it.

    6.2.4 Notwithstanding any other provision of the Plan to the contrary, the aggregate Compensation for any Plan Year beginning prior to January 1, 1994 of any Participant who is a Top-Paid Highly Compensated
Employee for such Plan Year and his Immediate Family Members for such Plan
Year shall not in any event be taken into account under the Plan in determining the amount of Matching Contributions to be contributed for such Plan Year (or in allocating such contributions) to the extent such amount exceeds $200,000 (or any higher amount to which this figure is adjusted under Section 401(a)(17) of the Code by the Secretary of the Treasury or his delegate for the calendar year in which such Plan Year begins). Further, and again notwithstanding any other provisions of the Plan to the contrary, the aggregate Compensation for any Plan Year beginning on or after January 1, 1994 of any Participant who is a Top-Paid Highly Compensated Employee for such Plan Year and his Immediate Family
Members for such Plan Year shall not in any event be taken into account under the Plan in determining the amount of Matching Contributions to be contributed for such Plan Year (or in allocating such contributions) to the extent such amount exceeds $150,000 (or any higher amount to which this figure is adjusted under Section 401(a)(17) of the Code by the Secretary of the Treasury or his delegate for the calendar year in which such Plan Year begins). If either of the immediately preceding two sentences causes the amount of the aggregate Compensation for such Plan Year of such Participant and such Immediate Family Members of his which otherwise would be taken into account under the Plan for such purposes to be reduced, the amount of such reduction shall be applied among such Participant and such Immediate Family Members of his, in the proportion that the amount of Compensation for such Plan Year of each such person included in such family group which otherwise would be taken into account for such purposes in the absence of this provision bears to the aggregate Compensation for such Plan Year of all such persons included in such family group which otherwise would be taken into consideration for such purposes in the absence of this provision.

    6.3 Retirement Income Accounts. The Committee shall establish and maintain a separate bookkeeping account, called herein a "Retirement Income Account," for each Participant for whom amounts are allocable to such account under the provisions of this Section 6.3. Any and all amounts which were (1) attributable to contributions made by the Employer prior to January 1, 1984 under the prior retirement income portion (i.e., the regular profit sharing contribution portion) of the Plan (or attributable to contributions made by an employer prior to the Effective Amendment Date under a regular profit sharing portion of any other plan qualified under Section 401(a) of the Code which merged into this Plan prior to the Effective Amendment Date) and (2) credited to the Participant's account under the Plan immediately prior to the Effective Amendment Date shall be deemed to have been allocated to the Participant's Retirement Income Account at the time they were actually credited to the Participant's account under this Plan. Further, any and all amounts transferred to this Plan on behalf of a Participant from another plan qualified under
Section 401(a) of the Code on or after the Effective Amendment Date (including amounts transferred to this Plan under the provisions of Section 17 below) shall, to the extent such amounts reflect amounts which were contributed under a regular profit sharing portion of such other plan, be deemed to be allocated to the Participant's Retirement Income Account as of the first Valuation Date which coincides with or follows such transfer. For purposes hereof, a "regular profit sharing portion" of a plan refers to the part of any profit sharing plan which is not attributable to contributions made by or at the election of a participant or to matching contributions made with respect to such participant-elected contributions. The Committee shall keep records, to the extent necessary to administer this Plan properly under the other provisions of the Plan and under the applicable provisions of the Code, showing the portion of a Participant's Retirement Income Account which is attributable to contributions of each different plan reflected in it.

    6.4 Allocation of Forfeitures. Any forfeitures from Accounts arising under any of the provisions of the Plan shall be allocated to other Accounts pursuant to Section 8.4 below.

    6.5 Maximum Annual Addition to Accounts. A Participant's Accounts held under the Plan shall be subject to the maximum annual addition limits of
Section 6A below.

    6.6  Investment of Accounts.  A Participant's Accounts held under the
Plan shall be invested in accordance with the provisions of Sections 6B and 6C below. Section 6B below provides rules as to the investment of Accounts beginning March 31, 1994, while Section 6C below provides the rules as to the investment of accounts prior to March 31, 1994.

    6.7  Allocation of Income and Losses of Investment Funds to Accounts.

    6.7.1 Each Investment Fund shall be valued at its fair market value as of each Valuation Date by the Trustee (or any other party designated for this purpose by the Committee). Each Account which has amounts allocable thereto invested at least in part in any such Investment Fund shall be credited with the income of such Investment Fund, and charged with its losses, for each Valuation Period, in the proportion that the value of each Account to the extent invested in such Investment Fund at the start of the subject Valuation Period (and not withdrawn, forfeited, or distributed therefrom during such Valuation Period) bears to the total value of all Accounts to the extent invested in such Investment Fund at the start of such Valuation Period (and not withdrawn, forfeited, or distributed therefrom during such Valuation Period). For these purposes, neither ontributions made to the Trust, increases or decreases in a fund caused solely by reason of a Participant's changing the investment of amounts allocated to his accounts, nor withdrawal or distribution payments shall be considered income or losses of any such Investment Fund hereunder.
For purposes of the Plan, any income of any such Investment Fund is deemed to include all income and realized and unrealized gains of such Investment Fund; similarly, for purposes of this Plan, any losses of an Investment Fund are deemed to include all expenses and realized and unrealized losses of the Investment Fund.

     6.7.2 As is indicated before in the Plan, the Committee shall keep records, to the extent necessary to administer this Plan properly under the other provisions of this Plan and under the applicable provisions of the Code, showing he portion of each Account which is attributable to each different type of contribution or to contributions under each different plan applicable to such Account. In general, a pro rata portion of any income or losses of an Investment Fund which is allocated under the foregoing provisions of this
Section 6.7 to an Account shall, when appropriate, be further allocated to any portion of such Account for which a separate record is being maintained by the Committee. As a result, any reference in the provisions of the Plan to a portion of a Participant's Account which is attributable to a specific type of contribution or to contributions previously made under a specific plan shall be deemed to be referring to the balance of the portion of such Account which reflects not only such specific type of contribution or contributions previously made under such specific plan allocated to such Account but also the income or losses allocated to such Account by reason of such specific type of contribution or contributions previously made under such specific plan.

    6.7.3 Further, when the investment of two or more Accounts in the available Investment Funds is determined on an aggregate basis by a Parti-cipant under later provisions of the Plan, the Committee shall keep records, to the extent necessary to administer this Plan under the applicable provisions of this Plan and under the applicable provisions of the Code, showing the interest of each such Account in each such Investment Fund. In general, when the investment of two or more Accounts in the available Investment Funds is determined on an aggregate basis, each such Account will be considered to be invested in a pro rata portion of each different Investment Fund investment made on such aggregate basis.

    6.8  Deduction of Benefit Payments, Forfeitures, and Withdrawals.
Any benefit payment, forfeiture, or withdrawal made from the balance of an Account of a Participant under the provisions of the Plan shall be deducted, as of the date of such payment, forfeiture, or withdrawal, from such Account. If such Account is invested in more than one Investment Fund and such payment, forfeiture, or withdrawal is of less than the entire balance in such Account, the value of the investment of such Account among the Investment Funds will be reduced on a pro-rata basis (i.e., in the proportion that the value of such Account invested in each Investment Fund as of the latest Valuation Date which coincides with or precedes the date of the payment, forfeiture, or withdrawal bears to the total value of such Account invested in all such Investment Funds as of such Valuation Date) to reflect the amount of such payment, forfeiture, or withdrawal.

    6.9 Account Balances. For purposes of the Plan, the balance or value of any Account as of any specific date shall be deemed to be the net sum of amounts allocated or credited to, or charged or deducted from, such Account on or prior to such date under the provisions of the Plan. No Participant, however, shall acquire any right or interest in a specific asset of the Trust merely as a result of any allocation provided for in the Plan, other than as expressly set forth in the Plan.

    6.10 Vested Rights. A Participant shall be deemed vested in (i.e., have a nonforfeitable right to) his Accounts (and the balances therein) only in accordance with the following provisions:

    6.10.1  A Participant is fully vested at all times in his Savings
Account.

    6.10.2 (a)     Except as is otherwise provided herein, a Participant
is fully vested at all times in any Matching Account of his.

           (b) A Participant who fails to complete at least one Hour of Service on or after January 1, 1987, however, is not vested at all in any Matching Account of his unless he is credited with at least three years of Vesting Service and is fully vested in such Account if he is so credited with at least three years of Vesting Service.

           (c) Notwithstanding the provisions of paragraph (b) above, a Participant who fails to complete at least one Hour of Service on or after January 1, 1987 is still fully vested in any Matching Account of his if he attained age 55, incurred a total disability (as defined in Section 7.2.3 below), or died while, in any such case, still an Employee.

           (d) Also notwithstanding the provisions of paragraph (b) above, a Participant who fails to complete at least one Hour of Service on or after January 1, 1987 is still fully vested in any portion of his Matching Account which is attributable to prior contributions made on his behalf under the prior employee stock ownership plan portion of this Plan.

    6.10.3(a) Except as otherwise provided herein, a Participant is fully vested at all times in any Retirement Income Account of his.

           (b) A Participant who fails to complete at least one Hour of Service on or after January 1, 1988, however, has a vested interest in any Retirement Income Account of his as of any specific date equal to a percentage (called herein a "vested percentage") of such Account, determined in accordance with the following schedule (based upon his years of Vesting Service completed to the subject date):

      Years of Vesting Service           Vested Percentage

      Less than 5                                  0%
      5 but less than 6                           25%
      6 but less than 7                           40%
      7 but less than 8                           55%
      8 but less than 9                           70%
      9 but less than 10                          85%
      10 or more                                 100%

            (c) Notwithstanding the provisions of paragraph (b) above, a Participant who fails to complete at least one Hour of Service on or after January 1, 1988 is still fully vested in any Retirement Income Account of his if he attained age 55, incurred a total disability (as defined in Section 7.2.3 below), or died while, in any such case, still an Employee.

   6.11  Voting of Federated Common Shares Held in Investment Fund.

   6.11.1      Effective January 1, 1995, any common shares of
Federated which are held in the Investment Fund described in Section 6B below as Fund D ("Fund D") shall be voted, on any matter on which such common shares have a vote, in the manner directed by the Participants pursuant to this
Section 6.11.

    6.11.2 Specifically, each Participant who has any portion of his Account invested in Fund D as of the record date used by Federated to determine the Federated common shares eligible to vote on any matter may direct the Plan as how a number of the Federated common shares held in Fund D as of such record date are to be voted on such matter. The number of shares subject to the Participant's direction shall be equal to the product produced by multiplying the total number of Federated common shares held in Fund D as of such record date by a fraction. Such fraction shall have a numerator equal to the value of the portion of the Participant's Accounts which are invested in Fund D determined as of the date of the latest valuation of Fund D which has been completed prior to such record date and the results of which are available on such record date to the Committee and a denominator equal to the total value of Fund D as of such valuation date. If a Participant fails to instruct the Plan on how to vote on any matter the number of Federated common shares held in Fund D he is entitled to direct, such shares will not be voted on such matter.

    6.11.3 Before any annual or special meeting of Federated share-holders on or after January 1, 1995, a Plan representative, under procedures developed by the Committee, will send each Participant who is entitled to direct the vote of any Federated common shares held in Fund D on a matter being voted on at such meeting a form allowing the Participant to instruct the Plan as to the vote of such shares on such matter.


                              SECTION 6A

                 MAXIMUM ANNUAL ADDITION LIMITS


    6A.1 Maximum Annual Addition Limit--Separate Limitation as to This
Plan.

    6A.1.1    General Rules.  Subject to the other provisions of
this Section 6A.1 but notwithstanding any other provision of the Plan to the contrary, in no event shall the annual addition to a Participant's accounts for any limitation year exceed the lesser of:

              (a) $30,000 (or, if greater, 1/4 of the dollar limitation for defined benefit plans in effect under Section 415(b)(1)(A) of the Code for such limitation year); or

              (b) 25% of the Participant's compensation for such limitation year.

The part of the annual addition attributable to contributions to a defined benefit plan for medical benefits under Code Section 401(h) or to contributions to a welfare benefit fund for funding for post-retirement medical benefits under Code Section 419A(d) shall not be applied against the limit set forth in paragraph (b) above, however.

         6A.1.2    Necessary Terms.  For purposes of the rules set
forth in this Section 6A.1, the following terms shall apply:

              (a) The "annual addition" to a Participant's accounts for a limitation year for purposes of this Plan shall be determined under the provisions of the Code (and mainly Code Section 415(c)(2)) in effect for such limitation year. In general, for any limitation year beginning after December 31, 1986, the annual addition is generally the sum of employer contributions, employee contributions, and forfeitures allocated to the Participant's accounts for such limitation year under all defined contribution plans (as defined in Code Section 414(i)) maintained by the Employer or any Affiliated Employers, plus any contributions made on behalf of the Participant for such limitation year under Code Section 415(1) or Code Section 419A(d) (e.g., contributions to a defined benefit plan for medical benefits or contributions on behalf of a key employee to a welfare benefit fund for funding for post-retirement medical benefits) under defined benefit plans or welfare benefit funds maintained by the Employer or any Affiliated Employers. (It is noted that for any limitation year beginning before January 1, 1987, not all employee contributions were included in the annual addition; instead, only the lesser of the amount of the employee contributions made for such limitation year in excess of 6% of the Participant's annual compensation for such limitation year or one-half of the employee contributions made for such limitation year were counted as part of the annual addition. This determination need not be recalculated for any such pre-1987 limitation year.)

              (b) A Participant's "compensation" shall, for purposes of the restrictions of Section 6A.1 hereof, refer to his Compensation as defined in Section 1.6 above; except that, for purposes of this Section 6A.1, paragraph
(c) of Section 1.6 above shall not apply.

              (c) The "limitation year" for purposes of the restrictions under Section 6A.1 above shall be the Plan Year.

         6A.1.3    Excess Annual Additions. If, as a result of the
allocation of forfeitures, a reasonable error in estimating a Participant's compensation for a limitation year, a reasonable error in determining the amount of any Pre-Tax Savings Contributions that may be made with respect to a Participant under the limits of Section 415 of the Code, or under other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules described in this Section 6A.1.3, the annual addition for a Participant with respect to any limitation year would otherwise cause the limits of Section 6A.1.1 above to be exceeded, such excess amount shall not be deemed an annual addition in such limitation year for such Participant and shall instead be adjusted under this Plan as follows:

              (a) First, to the extent necessary to eliminate the excess portion of the annual addition, the amount of the Matching Contributions made or the Participant for the applicable limitation year and the forfeitures allocated to the Participant's Matching Account for such limitation year (and Plan earnings attributable to such Matching Contributions and forfeitures, which shall be determined by the same method, or by a substantially similar method to the method, used to determine Plan earnings attributable to Excess Aggregate Contributions under Section 5A.3.3 above for the applicable limitation year) shall be allocated to Accounts of other Participants in such a manner that they are used in place of and to reduce the Employer contributions to the Plan at the next earliest opportunity in succeeding limitation years. Such reallocated Matching Contributions shall not, notwithstanding any other provision of the Plan to the contrary, be taken into account as Matching Contributions of the Participant in determining if the average actual contribution percentage limits set forth in Section 5A.1 above (and Section 401(m)(2) of the Code) are met.

              (b) Second, to the extent still necessary to eliminate the excess portion of the annual addition, the amount of the Participant's After-Tax Savings Contributions for the applicable limitation year which are designated by the Participant as Additional Savings Contributions (and Plan earnings attributable thereto, which shall be determined by the same method, or by a substantially similar method to the method, used to determine Plan earnings attributable to Excess Aggregate Contributions under Section 5A.3.3 above for the applicable limitation year) shall be returned to the Participant. Such returned After-Tax Savings Contributions shall not, notwithstanding any other provision of the Plan to the contrary, be taken into account as After-Tax Savings Contributions of the Participant in determining if the average actual contribution percentage limits set forth in Section 5A.1 above (and Section 401(m)(2) of the Code) are met.

              (c) Third, to the extent still necessary to eliminate the excess portion of the annual addition, the amount of the Participant's Pre-Tax Savings Contributions for the applicable limitation year which were designated by the Participant as Additional Savings Contributions (and Plan earnings attributable thereto, which shall be determined by the same method, or a substantially similar method to the method, used to determine Plan earnings attributable to Excess Contributions under Section 4A.3.2 above for the applicable limitation year) shall be returned to the Participant. Such returned Pre-Tax Savings Contributions shall not, notwithstanding any other provision of the Plan to the contrary, be taken into account as Pre-Tax Savings Contributions of the Participant in determining if the average actual deferral percentage limits set forth in Section 4A.1 above (and
Section 401(k)(3) of the Code), and the dollar limit on Pre-Tax Savings Contributions set forth in Section 1.24 above (and Section 402(g) of the Code), are met.

              (d) Fourth, to the extent still necessary to eliminate the excess portion of the annual addition, the amount of After-Tax Savings Contributions for the applicable limitation year which are designated by the Participant as Basic Savings Contributions (and Plan earnings attributable thereto, which shall be determined by the same method, or by a substantially similar method to the method, used to determine Plan earnings attributable to Excess Aggregate Contributions under Section 5A.3.3 above for the applicable limitation year) shall be returned to the Participant. Such returned After-Tax Savings Contributions shall not, notwithstanding any other provision of the Plan to the contrary, be taken into account as After-Tax Savings Contributions of the Participant in determining if the average actual contribution percentage limits set forth in Section 5A.1 above (and Section 401(m)(2) of the Code) are met.

              (e) Finally, to the extent still necessary to eliminate the excess portion of the annual addition, the Participant's Pre-Tax Savings Contributions for the applicable limitation year which are designated by the Participant as Basic Savings Contributions (and Plan earnings attributable thereto, which shall be determined by the same method, or by a substantially similar method to the method, used to determine Plan earnings attributable to Excess Contributions under Section 4A.3.2 above for the applicable limitation year) shall be returned to the Participant. Such returned Pre-Tax Savings Contributions shall not, notwithstanding any other provision of the Plan to the contrary, be taken into account as Pre-Tax Savings Contributions of the Participant in determining if the average actual deferral percentage limits set forth in Section 4A.1 above (and Section 401(k)(3) of the Code), and the dollar limit on Pre-Tax Savings Contributions set forth in Section 1.24 above (and
Section 402(g) of the Code), are met.

Any contributions which are to be used in place of and to reduce future Employer contributions to the Plan shall be held in a suspense account until being able to be so used. No Plan income or losses shall be allocated to such suspense account. Also, while any suspense account exists, the Employer shall make further contributions to the Plan for any succeeding limitation year only if the amounts held in such suspense account shall be able to be allocated to Participants' Accounts for such limitation year.

     6A.1.4    Combining of Plans. If any other defined contribution
plans (as defined in Section 414(i) of the Code) in addition to this Plan are maintained by the Employer or any Affiliated Employers, then the limitations set forth in this Section 6A.1 shall be applied as if this Plan and such other defined contribution plans are a single plan. If any reduction or adjustment in a Participant's annual addition is required by this Section 6A.1, such reduction or adjustment shall when necessary be made to the extent possible under any of such other defined contribution plans in which a portion of the annual addition was allocated to the Participant's account as of a date in the applicable limitation year which is later than the latest date in such year as of which any portion of the annual addition was allocated to the Participant's account under this Plan (provided such other plan or plans provide for such reduction or adjustment in such situation). To the extent still necessary, such reduction or adjustment shall be made under this Plan.

   6A.2 Maximum Annual Addition Limit--Combined Limitation for This Plan and Other Defined Benefit Plans.

    6A.2.1    General Rule.  Subject to the other provisions of this Section
6A.2 but notwithstanding any other provision of this Plan to the contrary, if a Participant in this Plan also participates in one or more defined benefit plans (as defined in Section 414(j) of the Code) which are maintained by the Employer or the Affiliated Employers, then in no event shall the sum of such Participant's defined benefit plan fraction and defined contribution plan fraction for any limitation year exceed 1.0. If and to the extent necessary, the Participant's retirement benefits that are projected or payable under the defined benefit plan or plans shall be reduced or frozen so that this limitation is not exceeded (provided such defined benefit plan or plans provide for such reduction or freezing of his retirement benefits in such situation).
If this limitation is still exceeded even after such reduction or freezing of the Participant's retirement benefits, then the annual addition to the Participant's Accounts under this Plan shall be reduced to the additional extent necessary so that the limitation is not exceeded. Such reduction shall, to the extent necessary, be made in the same manner as is described in
Section 6A.1.3 above.

    6A.2.2    Defined Benefit Plan Fraction.  For purposes of this Section
6A.2, a Participant's "defined benefit plan fraction" for limitation year is a fraction:

              (a) The numerator of which is the Participant's projected annual benefit under all of the defined benefit plans maintained by the Employer and the Affiliated Employers (determined as of the close of the subject limitation year and including any such plans whether or not terminated); and

              (b) The denominator of which is the lesser of (1) 1.25 multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for such limitation year or (2) 1.4 multiplied by the amount which may be taken into account for the Participant under Code Section 415(b)(1)(B) by the close of such limitation year (i.e., 1.4 multiplied by 100% of his average annual compensation for his high three years). If a Participant's current accrued benefit as of the first day of the limitation year beginning on January 1, 1987 exceeds the dollar limitation in effect under Code Section 415(b)(1)(A) for any limitation year, however, then the dollar limitation referred to in clause (1) above shall be deemed to be not less than such current accrued benefit. For purposes hereof, the Participant's "current accrued benefit" means his accrued benefit when expressed as an annual benefit and as determined under such defined benefit plans as of the close of the last limitation year beginning before January 1, 1987 (but disregarding any change in the terms and conditions of such plans after May 5, 1986 and any cost of living adjustment occurring after May 5,
1986).

    6A.2.3    Defined Contribution Plan Fraction.  For purposes of this
Section 6A.2, a Participant's "defined contribution plan fraction" for any limitation year is a fraction:
              (a)  The numerator of which is the sum of all of the annual additions to the Participant's accounts under this Plan and all other defined contribution plans maintained by the Employer and the Affiliated Employers (whether or not terminated) which have been made as of the close of the subject limitation year (including annual additions made in prior limitation years); and

          (b) The denominator of which is the sum of the lesser of the following amounts determined for the subject limitation year prior limitation year in which the Participant performed service for the Employer or an Affiliated Employer: (1) 1.25 multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for the applicable limitation year (determined without regard to Code Section 415(c)(6)), or (2) 1.4 multiplied by the amount which may be taken into account for the Participant under Code Section 415(c)(1)(B) for the applicable limitation year. (In general, for limitation years beginning after December 31, 1986, the dollar limitation in effect under Code Section 415(c)(1)(A) for a limitation year is the greater of $30,000 or 1/4 of the dollar limitation in effect under Code Section 415(b)(1)(A) for such limitation year, and the amount which may be taken into account under Code
Section 415(c)(1)(B) for a limitation year is 25% of the Participant's compensation for such limitation year.)

         6A.2.4    Other Necessary Terms.  For purposes of the rules
set forth in this Section 6A.2, the following terms shall apply:

              (a) A Participant's "projected annual benefit" as of the close of any limitation year means the annual benefit that the Participant would be entitled to under all of the defined benefit plans maintained by the Employer and the Affiliated Employers if (1) the Participant continued in employment with this current employer on the same basis as exists as of the close of the subject imitation year until attaining his Normal Retirement Age (or, if he has already attained such age by the close of the subject limitation year, he immediately terminated his employment), (2) the Participant's annual compensation for the subject limitation year remains the same each later limitation year until he terminates employment, and (3) all other relevant factors used to determine benefits under such plans for the subject limitation year remain constant for all future limitation years.

              (b) A Participant's "annual benefit" means a benefit payable in the form of a single life annuity.

              (c) A Participant's "annual addition," his "compensation," and the "limitation year" shall all have the same meanings as are given to those terms in Section 6A.1 above.

     6A.2.5    Adjustment of Defined Contribution Plan Fraction.
If necessary, an amount shall be subtracted from the numerator of the defined contribution plan fraction applicable to a Participant in accordance with regulations prescribed by the Secretary of the Treasury or his delegate so that the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction computed as of the end of the last limitation year beginning before January 1, 1987 does not exceed 1.0 for such limitation year.

         6A.2.6    Combining of Plans.  If any other defined contirbutions
plans (as defined in Section 414(i) of the Code) in addition to this Plan are maintained by the Employer or any Affiliated Employers, then the limitation set forth in this Section 6A.2 shall be applied as if this Plan and such other defined contribution plans are a single plan. If any reduction or adjustment in a Participant's annual addition is required by this Section 6A.2, such reduction or adjustment shall be made to the extent possible under any of such other defined contribution plan or plans in which a portion of the annual addition was allocated to the Participant's account as of a date in the applicable limitation year which is later than the latest date in such year as of which any portion of the annual addition was allocated to the Participant's account under this Plan (provided such other plan or plans provide for such reduction or adjustment in such situation).
To the extent still necessary, such reduction or adjustment shall be made under this Plan.

     6A.2.7    Regulations.  Certain of the foregoing provisions of this
Section 6A.2 refer to regulations prescribed by the Secretary of the Treasury or his delegate. Prior to the issuance of any such regulation, the Plan may be construed in accordance with any other notice provided by the Internal Revenue Service which provides guidance as to the matter with which such regulation shall be concerned.





                           SECTION 6B

                  INVESTMENT OF ACCOUNTS ON AND
                      AFTER MARCH 31, 1994

     6B.1 General Rules for Investment of Accounts.

     6B.1.1    All of a Participant's Accounts, except for any
portion of his Accounts which is referred to in Section 6B.2 below, shall be invested on and after March 31, 1994 in the manner provided under and in accordance with the provisions of Section 6B.1.2 below. For purposes of the following provisions of this Section 6B.1, any references to a Participant's "Accounts" refers to all portions of his Accounts other than for the portion referred to in Section 6B.2 below.

      6B.1.2(a) Each Participant may, effective as of the day next following each Election Date, elect to invest when made the Participant's Savings Contributions made to the Plan on or after the day next following such Election Date (his "future Savings Contributions") in 1% increments among any or all of Funds A, B, C, and D; except that the Participant may not elect that more than 25% of his future Savings Contributions will be invested in Fund D. If the Participant never makes any such election with respect to any Election Date as to the investment of his future Savings Contributions, then he shall be deemed to have elected to invest his future Savings Contributions in Fund A until he changes such election under this Section 6B.1.2.

               (b) Any Matching Contributions made to the Plan on or after March 31, 1994 and allocable to a Participant's Accounts shall be invested when made in Fund D.

               (c) Further, each Participant may, effective as of each Election Date, elect to change the investment of the then balance of his Accounts (including the portion of his Accounts attributable to his Savings Contributions, and to Matching Contributions allocable to his Accounts, which were made prior to such Election Date) in 1% increments among any or all of Funds A, B, C, and D, provided that such election does not result in more than 25% of the then balance of his Accounts to be invested in Fund D.

               (d) Unless a Participant changes the investment of the balance of his Accounts as of any Election Date under paragraph (c) above, any net income arising under Fund A, B, C, or D and allocable to the Participant's Accounts shall be reinvested in such Fund.

               (e)  Any election  made by a Participant under paragraph
(a) or (c) above must be made by a communication to a Plan representative under a telephonic system approved by the Committee, or by any other method approved by the Committee, and during an election period. If such election is made by a telephonic communication, it shall be confirmed in writing by the Plan representative to the Participant. The election period shall last for at least two weeks, occur sometime in the three months immediately prior to the applicable Election Date, and be set by the Committee.

               (f) If a Participant fails as of any Election Date to make an election as to the investment of his future Savings Contributions or the then balance of his Accounts, then his future Savings Contributions or the then balance of his Accounts, as the case may be, shall continue to be invested in the same manner as applied prior to such Election Date without change until the Participant subsequently is eligible to and does elect a change under this
Section 6B.1.2.

               (g) For purposes of this Section 6B.1.2, an "Election Date" means March 31, 1994 and each subsequent June 30, September 30, December 31, and March 31.

     6B.2 Investment of Pre-July 1, 1993 Retirement Income Account.

     6B.2.1    Notwithstanding the provisions of Section 6B.1
above, the portion of a Participant's Retirement Income Account which is attributable to amounts allocated to such Account prior to July 1, 1993 (and which does not include amounts allocated to such Account on or after July 1, 1993 by reason of the merger of any other plan into this Plan on or after such date) shall be invested on and after March 31, 1994 under and in accordance with the provisions of Sections 6B.2.2, 6B.2.3, and 6B.2.4 below. For purposes of the following provisions of this Section 6B.2, any references to a Participant's "pre-July 1, 1993 Retirement Income Account" refers to the portion of the Participant's Retirement Income Account described in the immediately preceding sentence.

      6B.2.2    Except as provided in Sections 6B.2.3 and 6B.2.4
below, a Participant's pre-July 1, 1993 Retirement Income Account shall be invested in the Diversified Fund.

      6B.2.3(a) Notwithstanding the provisions of Section 6B.2.2 above, each Participant who either (1) attains age 60 both while employed by the Employer and prior to December 31, 1986 or (2) has both attained age 55 and completed ten or more years of Vesting Service may, effective as of each Election Date, elect that 25%, 50%, 75%, or 100% (as the Participant chooses) of his pre-July 1, 1993 Retirement Income Account then invested in the Diversified Fund shall be reinvested in the Stability Income Fund. Any amount so reinvested in the Stability Income Fund may not thereafter be reinvested in the Diversified Fund or any other fund.

               (b)  Any election made by a Participant under paragraph
(a) above must be made by a communication to a Plan representative under a telephonic system approved by the Committee, or by any other method approved by the Committee, and during an election period. If such election is made by telephonic communication, it shall be confirmed in writing by the Plan representative to the Participant. The election period shall last for at least two weeks, occur sometime in the three months immediately prior to the applicable Election Date, and be set by the Committee.

                (c) For purposes of this Section 6B.2.3, an "Election Date" means March 31, 1994 and each subsequent June 30, September 30, December 31, and March 31.

      6B.2.4    Also notwithstanding the provisions of Section
6B.2.2 above, any portion of a Participant's pre-July 1, 1993 Retirement Income Account which has been invested in the Stability Income Fund prior to March 31, 1994 shall continue to be invested in such Fund without change and may not be reinvested in the Diversified Fund or any other fund.

     6B.3 Investment Funds. Several Funds shall be maintained in the Trust Fund for the investment of Plan funds on and after March 31, 1994. For purposes hereof, a "Fund" means a separate commingled investment fund established under the Trust Fund which are used for the investment of assets of the Plan. Each of such Funds has a specific investment focus and party or parties directing its investments, which in both cases is chosen by the Committee. Each Fund is subject to all of the terms of the Trust Fund. For purposes of the Plan, the funds listed below are Funds used for the Plan on and after March 31, 1994, have the investment focus described below, and are the Funds in effect on and after March 31, 1994 referred to in the other provisions of the Plan:

      6B.3.1    "Fund A" invests in a variety of short-term fixed
income corporate and government bonds, investment contracts with selected insurance companies which provide for a stated investment return, and intermediate-term available rate fixed-income securities, as selected by the Committee or by one or more investment managers appointed under the Trust Fund.

      6B.3.2    "Fund B" invests in a variety of corporate and
government fixed-income securities, equity securities, and cash equivalents, as selected by the Committee or by one or more investment managers appointed under the Trust Fund.

      6B.3.3    "Fund C" invests in an equity index fund which
reflects Standard & Poor's 500 stock investments.

      6B.3.4    "Fund D" invests primarily in common stock of
Federated Department Stores, Inc., except that a portion of such Fund may invest in certain cash equivalents, as selected by the Committee or by an investment manager appointed under the Trust Fund.

      6B.3.5    "Diversified Fund" invests in a variety of corporate
and government fixed-income securities, equity securities, and cash equivalents, as selected by the Committee or by one or more investment managers appointed under the Trust Fund.

      6B.3.6    "Stability Income Fund" invests in short-term
fixed-income corporate and government bonds and in other investments designed to safeguard principal, as selected by the Committee or by one or more investment managers appointed under the Trust Fund.




                           SECTION 6C

         INVESTMENT OF ACCOUNTS PRIOR TO MARCH 31, 1994

     6C.1 Investment of Savings Accounts.

     6C.1.1    A Participant's Savings Account, except for any
portion of such Savings Account which is referred to in Section 6C.1.2 below, shall be invested prior to March 31, 1994 in the manner elected (or deemed elected) by the Participant under the provisions of Section 6C.1.3 below.

     6C.1.2    The portion of a Participant's Savings Account which
was invested on December 31, 1984 in common stock of Federated shall be invested: (1) prior to September 1, 1989, in Fund D; and (2) on and after September 1, 1989 and prior to March 31, 1994, in the manner elected (or deemed elected) by the Participant under the provisions of Section 6C.1.3 below.

     6C.1.3(a) Each Participant may, effective as of each Election
Date, elect to invest his Savings Account (or to change the investment of his Savings Account if he has previously elected or deemed to have elected the manner in which to invest his Savings Account), in 25% increments among any or all of Funds A, B, and C.

               (b) Such an election must be made in a form or writing prepared or approved by the Committee and filed with a Plan representative during an election period. Such election period shall last for at least two weeks, occur sometime in the three months prior to the applicable Election Date, and be set by the Committee.

               (c) If a Participant fails as of any Election Date to make an election as to the investment of his Savings Account when otherwise eligible under this Section 6C.1.3, then his last prior election (or deemed election) as to the investment of his Savings Account shall continue in effect without change until the Participant subsequently is eligible to and does elect a change under this Section 6C.1.3 (or, if no prior election had previously been made or deemed to be made by him as of such Election Date, then he shall be deemed to have elected to invest his Savings Account in Fund A); with the one exception that, if a Participant who has a portion of his Savings Account referred to in Section 6C.1.2 above fails to elect to make a change in his last election (or deemed election) as of the September 1, 1989 Election Date, he shall be deemed to have elected to invest as of such Election Date the portion of his Savings Account referred to in Section 6C.1.2 above in Fund A.

               (d)  For purposes of this Section 6C.1.3, an "Election
Date" means September 1, 1989 and any subsequent date prior to January 1, 1994 which is chosen by the Committee to be an Election Date hereunder. The Committee shall choose one (and only one) date to serve as an Election Date in each Plan Year after the Plan Year which ends December 31, 1989 and prior to the Plan Year which begins January 1, 1994 and announce it and the election period which shall apply to such Election Date to Participants prior to the start of such election period. In addition, for a Participant who first becomes a Participant after the Effective Amendment Date, the date he first becomes a Participant hereunder shall be considered an "Election Date" as to him.

     6C.2 Investment of Matching Accounts.

     6C.2.1    The portion of a Participant's Matching Account which
is attributable to contributions allocated to such Account prior to January 1, 1989 shall be invested: (1) prior to September 1, 1989 (if applicable), in the Thrift Incentive Fund (except to the extent otherwise provided in Sections 6C.2.2); and (2) on and after September 1, 1989 and prior to March 31, 1994, in the manner elected (or deemed elected) by the Participant under the provisions of Section 6C.2.3 below.

    6C.2.2    Notwithstanding the provisions of clause (1) of
Section 6C.2.1 above, prior to September 1, 1989, each Participant who either
(1) attained age 60 both while employed by the Employer and on or before December 31, 1986 or (2) has both attained age 55 and completed ten or more years of Vesting Service may elect in a form or writing prepared or approved by the Committee and filed with a Plan representative that, effective as of the first day of the first calendar month which begins after the election is filed with the Plan representative, his Matching Account shall (except to the extent otherwise provided in Section 6C.2.3 below) be invested in Fund A.

     6C.2.3(a) Each Participant may, effective as of each Election Date, elect to invest the portion of his Matching Account which is attributable to contribu-tions allocated to such Account prior to January 1, 1989 (or to change the investment of such portion of his Matching Account if he has previously elected or deemed to have elected the manner in which to invest such portion of his Matching Account) in 25% increments among any or all of Funds A, B, and C.

               (b) Such an election must be made on a form or writing prepared or approved by the Committee and filed with a Plan representative during an election period. Such election period shall last for at least two weeks, occur sometime in the three months prior to the applicable Election Date, and be set by the Committee.

               (c) If a Participant fails as of any Election Date to make an election as to the investment of the portion of his Matching Account which is attributable to contributions allocated to such Account prior to January 1, 1989 when otherwise eligible under this Section 6C.2.3, then his last prior election (or deemed election) as to the investment of such portion of his Matching Account shall continue in effect without change until the Participant subsequently is eligible to and does elect a change under this Section 6C.2.3 (or, if no prior election had previously been made or deemed to be made by him as of such Election Date, then he shall be deemed to have elected to invest such portion of his Matching Account in Fund A).

               (d)  For purposes of this Section 6C.2.3, an "Election
Date" means September 1, 1989 and any subsequent date prior to January 1, 1994 which is chosen by the Committee to be an Election Date hereunder. The Committee shall choose one (and only one) date to serve as an Election Date in each Plan Year after the Plan Year which ends December 31, 1989 and prior to the Plan Year which begins January 1, 1994 and announce it and the election period which shall apply to such Election Date to Participants prior to the start of such election period.

     6C.2.4    The portion of a Participant's Matching Account
which is attributable to contributions allocated to such Account on and after December 31, 1988 shall be invested prior to March 31, 1994 in Fund A.

     6C.3 Investment of Retirement Income Accounts.

     6C.3.1    Except as provided in Section 6C.3.2 below, a
Participant's Retirement Income Account shall be invested prior to March 31, 1994 in the Diversified Fund.

     6C.3.2    Notwithstanding the provisions of Section 6C.3.1
above, each Participant who either (1) attained age 60 both while employed by the Employer and prior to December 31, 1986 or (2) has both attained age 55 and completed ten or more years of Vesting Service may elect prior to March 31, 1994 on a form or writing prepared or approved by the Committee and filed with a Plan representative that, effective as of the first day of the first calendar month which begins after the election is filed with the Plan representative, 25%, 50%, 75%, or 100% (as the Participant chooses) of his Retirement Income Account then invested in the Diversified Fund shall be reinvested in the Stability Income Fund. Any amount so reinvested in the Stability Income Fund may not thereafter be reinvested in the Diversified Fund or any other fund.

     6C.4 Investment Funds. Several Investment Funds shall be maintained in the Trust for the investment of Plan funds prior to March 31, 1994. Each of such Investment Funds has a specific investment focus and party directing its investments, which in both cases is chosen by the Committee. Each Investment Fund is subject to all of the terms of the Trust. For purposes of the Plan, the funds listed below are Investment Funds used for the Plan prior to March 31, 1994, have the investment focus described below, and are the Investment Funds in effect prior to March 31, 1994 which are referred to in the other provisions of the Plan:

     6C.4.1    "Fund A" invests in a variety of short-term fixed
income corporate and government bonds, investment contracts with selected insurance companies which provide for a stated investment return, and intermediate-term available rate fixed-income securities, as selected by the Committee or by one or more investment managers appointed under the Trust.

     6C.4.2    "Fund B" invests in a variety of corporate and
government fixed-income securities, equity securities, and cash equivalents, as selected by the Committee or by one or more investment managers appointed under the Trust.

     6C.4.3    "Fund C" invests in an equity index fund which
reflects Standard & Poor's 500 stock investments.

     6C.4.4    "Fund D" invests in certain cash equivalents, as
selected by the Committee or by one or more investment managers appointed under the Trust. Fund D does not exist for any period after August 31, 1989.

     6C.4.5    "Thrift Incentive Fund" invests in certain cash
equivalents, as selected by the Committee or by one or more investment managers appointed under the Trust. The Thrift Incentive Fund does not exist for any period after August 31, 1989.

     6C.4.6    "Diversified Income Fund" invests in a variety of
corporate and government fixed-income securities, equity securities, and cash equivalents, as selected by the Committee or by one or more investment managers appointed under the Trust.

     6C.4.7    "Stability Income Fund" invests in short-term
fixed-income corporate and government bonds and in other investments designed to safeguard principal, as selected by the Committee or by one or more investment managers appointed under the Trust.




                            SECTION 7

                  WITHDRAWALS DURING EMPLOYMENT


     7.1  Withdrawals of After-Tax Savings Contributions.

     7.1.1 Upon written notice filed with the Committee, a Participant may elect to withdraw from his Savings Account any portion of the then value of such Account which is attributable to his After-Tax Savings Contributions which are treated under other provisions of the Plan as Additional Savings Contributions (called the "After-Tax Additional Savings Contributions" in this
Section 7.1) and which he designates in the notice, as long as, if the with-drawal is made prior to July 1, 1993, the requested amount (1) is not greater than the difference between the dollar amount of the After-Tax Additional Savings Contributions he has previously made to the Plan and the amount of After-Tax Additional Savings Contributions he has previously withdrawn from the Plan and (2) is not less than $500 (or, if less, the dollar amount of the then unwithdrawn After-Tax Additional Savings Contributions he has previously made to the Plan).

      7.1.2 Also upon written notice filed with the Committee, any Participant may, provided he elects at the same time to withdraw the maximum amount of After-Tax Additional Savings Contributions he is permitted to withdraw under Section 7.1.1 above (if any), elect to withdraw from his Savings Account any portion of the then value of such Account which is attributable to his After-Tax Savings Contributions which are treated under other provisions of the Plan as Basic Savings Contributions (called the "After-Tax Basic Savings Contributions" in this Section 7.1) and which he designates in the notice, so long as, if the withdrawal is made prior to July 1, 1993, the requested amount
(1) is not greater than the difference between the dollar amount of the After-Tax Basic Savings Contributions he has previously made to the Plan and the amount of After-Tax Basic Savings Contributions he has previously withdrawn from the Plan and (2) is not less than $500 (or, if less, the dollar amount of the then unwithdrawn After-Tax Basic Savings Contributions he has previously made to the Plan).

     7.1.3 If a withdrawal under Section 7.1.1 above and/or Section 7.1.2 above is elected, the actual withdrawal payment shall be deemed made under the Plan as of the last day of the calendar month in which the written notice requesting withdrawal is filed with the Committee and shall actually be distributed in cash to the Participant as soon as administratively practical after the end of such month. Only one withdrawal under the provisions of this
Section 7.1 is permitted a Participant in any one Valuation Period, although such withdrawal can include a withdrawal under both Sections 7.1.1 and 7.1.2 above.

     7.2  Withdrawals of Pre-Tax Savings Contributions.

     7.2.1 Upon written notice filed with the Committee, a Participant may, provided he elects at the same time to withdraw the maximum amount he is permitted to withdraw under Section 7.1 above (if any), request a withdrawal from his Savings Account of any portion of the then value of such Account which is attributable to his Pre-Tax Savings Contributions and which he designates in the notice, so long as the requested amount is not greater than the difference between the dollar amount of the Pre-Tax Savings Contributions previously made on his behalf to the Plan and the amount of Pre-Tax Savings Contributions he has previously withdrawn from the Plan. Further, no withdrawal may be allowed under this Section 7.2 unless the withdrawal is requested (1) after the Participant has attained age 59-1/2 or (2) because of a hardship.

     7.2.2 If such a withdrawal is requested, the actual withdrawal payment shall be deemed made under the Plan as of the last day of the calendar month in which the written notice requesting the withdrawal is filed with the Committee and shall actually be distributed in cash to the Participant as soon as administratively practical after the end of such month, provided the Committee or a Committee representative determines such request is to be granted under the rules set forth in this Section 7.2 (and, if applicable, Section 7.3 below). Only one withdrawal under the provisions of this Section 7.2 is permitted a Participant in any one Valuation Period.

     7.2.3 Also, any withdrawal made by a Participant shall be deemed for Plan purposes to consist first of those Pre-Tax Savings Contributions which are treated under other provisions of the Plan as Additional Savings Contribu-tions and second (only to the extent still necessary) of those Pre-Tax Savings Contributions which are treated under other provisions of the Plan as Basic Savings Contributions.

     7.2.4 Any withdrawal requested under this Section 7.2 because of a hardship shall be granted by the Committee or a Committee representative if (and only if) the Committee or the Committee representative determines that the requested hardship withdrawal meets the requirements set forth in Section
7.3 below.

     7.3 Requirements for Hardship Withdrawals. Any withdrawal which is requested by a Participant under Section 7.2 above because of a hardship must meet the following requirements in order to be granted by the Committee or a Committee representative:

     7.3.1 Any such hardship withdrawal must be requested by the Participant and certified to be on account of an immediate and heavy financial need of the Participant. Also, effective for hardship withdrawals requested on or after December 1, 1991, written documentation of the reason for requesting the withdrawal shall be required. Whether a withdrawal is requested on account of an immediate and heavy financial need of the Participant shall be determined by the Committee or a Committee representative on the basis of all facts and circumstances. In this regard, a withdrawal shall be considered to be requested on account of an immediate and heavy financial need of the Participant if the request is on account of:

               (a)  Expenses for medical care (described in Section
213(d) of the Code) previously incurred by the Participant, his spouse, or any dependents of his (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care (described in Section 213(d) of the Code);

               (b) Costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

               (c) The payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant or his spouse, children, or dependents (as defined in Section 152 of the Code);

               (d) The need to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence;

               (e) The need to pay funeral expenses of a family member of the Participant;

               (f) The need to pay expenses resulting from sudden or unexpected damage to the Participant's principal residence or personal property;

               (g) To the extent not described in paragraph (a) above, the need to pay expenses resulting from a sudden and unexpected illness or accident of the Participant or a family member of the Participant; or

               (h) To the extent not included in any of the foregoing paragraphs, the need to pay expenses to alleviate the Participant's severe financial hardship resulting from extraordinary and unforeseeable circumstances beyond the control of the Participant.

      7.3.2 Any such hardship withdrawal must also be necessary to satisfy the need for the withdrawal. A withdrawal shall be deemed necessary to satisfy such need if, and only if, all of the following conditions are certified to by the Participant:

               (a) The withdrawal is not in excess of the amount of the immediate and heavy financial need of the applicable Participant which has caused the Participant to request the withdrawal. Effective for hardship withdrawals requested on or after December 1, 1991, the amount of an immediate and heavy financial need of the Participant may include an amount permitted by the Committee under uniform rules to cover Federal income taxes or penalties which can reasonably be anticipated to result to the Participant from the distribution;

               (b) The Participant has obtained or is obtaining by or as of the date as of which the withdrawal is deemed made hereunder all withdrawals (other than hardship withdrawals) and all nontaxable (at the time of the loans) loans then available under the Plan and all other plans of the Employer and the Affiliated Employers, including any withdrawal available under Section 7.1 above;

               (c) The Participant shall be suspended from making employee contributions or having contributions made by reason of his election pursuant to an arrangement described in Section 401(k) of the Code under the Plan, or any other plan of the Employer or an Affiliated Employer which is qualified under Section 401(a) of the Code, from the date as of which the with-drawal is deemed made hereunder to the second January 1 which occurs after such withdrawal date;

               (d) The Participant shall be suspended from making employee contributions or having contributions made by reason of his election under any plan of deferred compensation of the Employer or an Affiliated Employer which is not qualified under Section 401(a) of the Code, including for purposes hereof a stock option or stock purchase plan, for at least twelve months after the date as of which the withdrawal is deemed made hereunder; and

               (e) The Participant cannot relieve such need through any other resources.

     7.4 Suspension of Savings Contributions. Notwithstanding any other provision in the Plan to the contrary, the ability of any Participant who makes a withdrawal under Sections 7.2 and 7.3 above because of a hardship to make Savings Contributions under this Plan shall automatically be suspended from the date as of which the withdrawal is deemed made hereunder until the second January 1 which occurs after such withdrawal date. The Participant may elect to have Savings Contributions resume being made on his behalf as of such second January 1 (or the first day of any Plan Year which begins subsequent to such second January 1) only by filing a new Savings Agreement with a Plan representative on or prior to such day. The Committee may require for administrative reasons that such new Savings Agreement must be filed a reasonable number of days prior to such second January 1 or the first day of any Plan Year beginning after such second January 1 for it to be considered effective as of such day.


                            SECTION 8

             DISTRIBUTIONS ON ACCOUNT OF TERMINATION
           OF EMPLOYMENT FOR REASONS OTHER THAN DEATH


    8.1 Distribution of Retirement Benefit. Each Participant who is vested in any Account under the Plan shall be entitled to a retirement benefit under the Plan, which is payable in accordance with the following provisions:

    8.1.1 The form of such benefit shall be determined under Sections 8A and 8B below.

    8.1.2 Further, subject to the other provisions of the Plan, such benefit shall be paid or commence to be paid within a reasonable administrative period after the date the Participant provides a Plan representative with a written direction (on a form prepared or approved by the Committee) to pay the benefit, except that in no event shall such benefit be paid or commence to be paid prior to the earlier of the date the Participant ceases to be an Employee or the Participant's Required Commencement Date or later than the Participant's Required Commencement Date.

    8.1.3 Notwithstanding the provisions of Section 8.1.2 above, such bene-fit shall automatically be paid, with no direction or consent of the Participant being required, within a reasonable administrative period after the date the Participant ceases to be an Employee if the lump sum amount of such benefit is then determined to be $3,500 or less and if the Participant's ceasing to be an Employee occurs prior to his Required Commencement Date; except that such benefit shall in no event be paid later than the Participant's Required Commencement Date.

    8.1.4 Also, in no event shall distribution of any benefit under the Plan to a Participant under this Section 8.1 commence, provided the Participant has filed a written direction to pay the benefit (when such direction is required) and the amount of the benefit can be determined, later than 60 days after the end of the later of the Plan Year during which the Participant attains his Normal Retirement Age or the Plan Year in which he ceases to be an Employee.

    8.1.5 If a Participant dies before the full distribution of the retirement benefit to which he is entitled, his beneficiary under the Plan shall be entitled to a benefit under Section 9 below and the provisions of this
Section 8.1 shall no longer apply.

    8.2  Required Commencement Date.  For purposes of the Plan and
Section 8.1 above in particular, a Participant's "Required Commencement Date" means a date determined by the Committee for administrative reasons to be the date on which the Participant's vested Plan benefit (if any such benefit would then exist and not yet have been distributed) is to commence in order to meet the requirements of Section 401(a)(9) of the Code (which provision generally requires commencement of the benefit at some date even if the Participant continues to be employed by the Employer after such date), which date shall be subject to the following parameters:

    8.2.1     For a Participant who attains age 70-1/2 after December 31,
1987, his Required Commencement Date must be no later than, and no earlier than seven months prior to, the April 1 of the calendar year next following the calendar year in which he attains age 70-1/2. It is provided, however, that, as a special transition rule, the Required Commencement Date for any Participant who attains age 70-1/2 in 1988 and is not a 5% owner of the Employer must be no later than, and no earlier than seven months prior to, April 1, 1990.

    8.2.2     For a Participant who attains age 70-1/2 before January 1,
1988 and is not a 5% owner of the Employer, his Required Commencement Date must be no later than, and no earlier than seven months prior to, the April 1 of the calendar year next following the later of: (1) the calendar year in which he attains age 70-1/2; or (2) the calendar year in which he ceases to be an Employee.

         8.2.3 For a Participant who attains age 70-1/2 before January 1, 1988 and is a 5% owner of the Employer, his Required Commencement Date must be no later than, and no earlier than seven months prior to, the April 1 of the calendar year next following the later of: (1) the calendar year in which he attains age 70-1/2; or (2) the earlier of the calendar year with or within which ends the Plan Year in which he becomes a 5% owner of the Employer or the calendar year in which he ceases to be an Employee.

    8.2.4 A Participant is deemed to be a 5% owner of the Employer for purposes hereof if he is a 5% owner of the Employer (as determined under Section 416(i)(1)(B) of the Code) at any time during the Plan Year ending with or within the calendar year in which he attains age 66-1/2 or any subsequent Plan Year. Once a Participant meets the criteria, he shall be deemed a 5% owner of the Employer even if he ceases to own 5% of the Employer in a later Plan Year.

    8.2.5 Notwithstanding the foregoing, for any Participant who has no amount at all allocated to any Account of his under the Plan (or who is not yet even a Participant) on the date which otherwise would be his Required Commencement Date under the foregoing provisions of this Section 8.2, then his Required Commencement Date shall not be subject to such foregoing provisions but rather must be a date which falls in, and is no later than the December 31 of, the calendar year next following the first calendar year in which falls a date as of which an amount is allocated to any Account of his under the Plan.


    8.3  Forfeiture of Nonvested Accounts on Termination of Employment.

    8.3.1 If a Participant ceases to be an Employee for any reason without being fully vested at such time in any Account of his, the Participant (referred to herein as a "nonretiree terminated Participant") shall forfeit from such Account the nonvested balance therein (i.e., the total balance of such Account less the vested portion, if any, of such balance), on and as determined as of the last day of the first Five-Year Break-in-Service of the Participant which occurs after the Participant ceases to be an Employee (unless he has been rehired as an Employee since such prior termination of employment and prior to the last day of such Five-Year Break-in-Service). Effective January 1, 1992, the references to "Five-Year Break-in-Service" contained in the immediately preceding sentence are changed to "Six-Year Break-in-Service," except that such change shall not apply in determining when to forfeit the nonvested balance of any Account of the nonretiree terminated Participant if such nonvested balance would be forfeited in any event under this Section 8.3.1 (without considering such change) on or before December 31, 1991. Any forfeited amount shall be allocated to Accounts of other Participants in accordance with the provisions of
Section 8.4 below.

     8.3.2 If the Trustee makes a distribution under Section 8.1 above to a nonretiree terminated Participant prior to the date the nonvested portion of any Account of his becomes forfeited, then at any relevant time prior to such date the vested portion of such Account ("A") shall, except for any portion of such Account for which a special vesting rule is provided under the next sentence of this Section 8.3.2, be determined by the following formula:
A = P (B + (RxD)) - (RxD). For purposes of such formula, "P" is the vested percentage of such Account at the relevant time as determined under Section 6.10 above (or, if applicable, Section 14.2 below), "B" is the value of such Account at the relevant time, "D" is the value of the applicable distribution from such Account at the time of such distribution, and "R" is the ratio of the value of such Account at the relevant time to the value of such Account at the time of the applicable distribution. If, however, such nonretiree terminated Participant is reemployed as an Employee and again becomes a Participant after the applicable distribution but prior to the date the nonvested balance of any Account of the Participant becomes forfeited, a portion of such Account shall reflect the contributions and forfeitures allocated to such Account after such reemployment and the Participant shall have his vested interest in such portion of such Account determined solely under Section 6.10 above (or, if applicable, Section 14.2 below).

    8.3.3 If at any time a nonretiree terminated Participant who is partially but not fully vested in any Account of his has the nonvested balance of such Account forfeited prior to receiving a complete distribution of the vested balance of such Account, then, except for any portion of such Account for which a special vesting rule is provided under the next sentence of this Section 8.3.3, such Account shall reflect only the remaining undistributed vested portion of such Account (plus increases or decreases in the value thereof) and the Participant shall be fully vested in such Account. If, however, such nonretiree terminated Participant is reemployed as an Employee and again becomes a Participant after the nonvested balance of any Account of his is forfeited, a portion of such Account shall reflect the contributions and forfeitures allocated to such Account after such reemployment and the Participant shall have his vested interest in such portion of such Account determined solely under
Section 6.10 above (or, if applicable, Section 14.2 below).

    8.4 Application of Forfeitures. Any amount of forfeiture arising under the Plan during a Plan Year will be allocated in accordance with the following provisions:

    8.4.1 Any forfeitures which arise during a Plan Year from Participants' Matching Accounts and Savings Accounts shall: (1) first be allocated to correct any inadvertent errors made in crediting amounts to Accounts and to make all restorals of Accounts required under the provisions of
Section 10.2 below (to the extent use of forfeited amounts under Section 8.4.2 below does not correct all such errors); and (2) second, to the extent any such forfeitures still remain after the correction of such errors, be allocated among the Matching Accounts of those Participants who are still employed as Covered Employees on the last day of the subject Plan Year in the same manner as the Matching Contributions of the Employer are allocated for such Plan Year and in addition to such Matching Contributions.

    8.4.2 (a) Any forfeitures which arise during a Plan Year from Participants' Retirement Income Accounts shall: (1) first be allocated to correct any inadvertent errors made in crediting amounts to Accounts and to make all restorals of Accounts required under the provisions of Section 10.2 below; and
(2) second, to the extent any such forfeitures still remain after the correction of such errors, be allocated among the Retirement Income Accounts of those Participants who are still employed as Covered Employees on the last day of the subject Plan Year, in the proportion that each such Participant's allocation product for such Plan Year bears to the aggregate allocation products of all such Participants for such Plan Year.

              (b) For purposes of this Section 8.4.2, a Participant's "allocation product" for a Plan Year means the product obtained by multiplying the Participant's Retirement Income Account at the start of such Plan Year by the Participant's length of service factor for such Plan Year.

              (c) Also for purposes of this Section 8.4.2, a Participant's "length of service factor" for a Plan Year shall be: (1) for a Participant who has completed more than 20 years of Vesting Service by the end of such Plan Year, one and one-half; and (2) for a Participant who has not completed more than 20 years of Vesting Service by the end of such Plan Year, one.



                           SECTION 8A

                 FORM OF DISTRIBUTION OF SAVINGS
                      AND MATCHING ACCOUNTS


    8A.1 Section Applies Only to Savings and Matching Accounts.  This
Section 8A provides rules as to the form (except for the time of payout, which is provided for in Section 8 above) of a Participant's retirement benefit under the Plan with respect to the part of such benefit attributable to the Savings Account and Matching Account of the Participant (which part of such benefit is referred to in this Section 8A as the Participant's "Savings Benefit"). Section 8B below provides the rules as to such form with respect to the part of the retirement benefit attributable to any Retirement Income Account of the Participant.

    8A.2 Normal Form of Savings Benefit -- Lump Sum Payment. Subject to the other provisions of the Plan, a Participant's Savings Benefit shall be distributed in the form of a lump sum payment. The amount of the lump sum payment shall be equal to the vested balances in the Participant's Savings and Matching Accounts, determined as of the date (the "subject valuation date") of the latest valuations of the Investment Funds which have been completed prior to the date of the distribution and the results of which are available on the date of the distribution to the Committee. Such lump sum payment shall be made in cash, except that for any payment being made on or after March 31, 1994 the Participant may elect, on a form or writing prepared or approved by the Committee and filed with a Plan representative prior to the date the payment is made, that the payment is to be made partly in the form of common shares of Federated if a portion of his Savings and Matching Accounts then is invested in the Investment Fund described in Section 6B below as Fund D ("Fund D"). If such election is made, then such lump sum payment will consist of: (1) to the extent sufficient Federated common shares are available under Fund D, Federated common shares equal to the quotient produced by dividing the vested balances of the portion of the Participant's Savings and Matching Accounts which is invested in Fund D as of the subject valuation date by the closing price (the "subject closing price") of a Federated common share on the latest trading day of the largest securities market in which Federated common shares are traded which occurs on or before the subject valuation date; and (2) cash equal to the difference between the total vested balances of the Participant's Savings and Matching Accounts as of the subject valuation date and the value of the Federated common shares being distributed in the payment (as determined on the basis of the subject closing price of a Federated common share).

    8A.3 Optional Annuity Form of Benefit Rules. Subject to the other provi-sions of the Plan, a Participant may elect to receive his Savings Benefit in an Annuity form instead of the normal form set forth in Section 8A.2 above (or to have part of his Savings Benefit paid in an Annuity form and the remainder paid in the normal form set forth in Section 8A.2 above). Such an election must be made on a form or writing prepared or approved by the Committee and filed with a Plan representative prior to the date the benefit is payable under the provisions of Section 8.1 above. If the Participant elects to receive his Savings Benefit (or part of such benefit) in an Annuity form, the specific type of Annuity in which such benefit shall be paid is determined under the provisions of Sections 8A.4, 8A.5, and 8A.6 below. In addition, the election to pay a Savings Benefit (or part of such benefit) in an Annuity form is subject to the following provisions:

    8A.3.1    The distribution of any Annuity shall be effected by
the application of an amount equal to the vested balances in the Participant's Savings and Matching Accounts (determined as of the latest valuations of the Investment Funds which have been completed prior to the date of the distribution and the results of which are available on such date to the Committee), or the part of such vested balances which the Participant elects to have distributed in an Annuity form, to the purchase of a nontransferable Annuity contract providing the applicable type of Annuity form from an insurance company selected by the Committee and the subsequent forwarding of such contract to the Participant.
The purchase of such Annuity shall be made on behalf of the Participant as a part of the Plan's administrative procedures. If the Participant receives a benefit under Section 8B below in the same Annuity form as he receives his Savings Benefit (or any part thereof), the Committee may choose to purchase one Annuity contract to provide both such benefits.

    8A.3.2    Any Annuity contract shall be purchased and
distributed on an immediate basis (i.e., payments under the contract shall begin as of a date which coincides with the date as of which such purchase is made). As a result, the vested balances of the Participant's Savings and Matching Accounts shall be maintained in the Plan until the Annuity contract is to begin payments, at which time the contract shall be purchased.

    8A.3.3    The distribution of an Annuity contract hereunder shall,
for all purposes of the Plan, be deemed to constitute the full distribution of the benefit attributable to the part of the Participant's Savings and Matching Accounts which is due the Participant and is being paid in the form of an Annuity.

    8A.3.4    Notwithstanding any other provision of the Plan to
the contrary, the applicable Participant may not elect to receive his Savings Benefit (or any part of such benefit) in an Annuity form if the value of such benefit (or such part) at the time it is to be distributed, when added to the value of any benefit under Section 8B below which the Participant also is to receive in an Annuity form, is $3,500 or less. Instead, in such case such benefit shall be distributed in a lump sum payment in accordance with the provisions of Section 8A.2 above.

    8A.3.5    If a Participant elects to receive part but not all of
his Savings Benefit in the form of an Annuity, then, for purposes of the provisions of Sections 8A.4, 8A.5, and 8A.6 below, any reference in such sections to a Participant's Savings Benefit shall be read to refer only to the part of such benefit which the Participant elects to receive in the form of an Annuity.

    8A.4 Normal Form of Annuity Benefit.

    8A.4.1    Subject to the other terms of the Plan, if a
Participant elects to receive his Savings Benefit in an Annuity form under the provisions of Section 8A.3 above and he is not married as of the date payments under the Annuity are to begin being paid, then such benefit shall be paid in the form of a Single Life Annuity.

    8A.4.2    Subject to the other terms of the Plan, if a
Participant elects to receive his Savings Benefit in an Annuity form under the provisions of Section 8A.3 above and he is married as of the date payments under the Annuity are to begin being paid, then such benefit shall be paid in the form of a Qualified Joint and Survivor Annuity.

    8A.5 Election Out of Normal Annuity Form.

    8A.5.1    A Participant who elects to receive his Savings
Benefit in an Annuity form under the provisions of Section 8A.3 above may elect to waive the normal Annuity form in which such benefit shall otherwise be paid under Section 8A.4 above and instead to have such benefit paid in any specific optional Annuity form permitted him under Section 8A.6 below, provided: (1) such election is made in writing to a Plan representative (on a form or writing prepared or approved by the Committee) both prior to the date on which the Savings Benefit is otherwise distributed in the absence of this election and within the 90 day period ending on the date on which his Savings Benefit is distributed; and (2) for a Participant who is married on the date as of which his Savings Benefit commences under the Annuity form and performs at least one Hour of Service after August 22, 1984, the person who is the Spouse of the Participant consents, in writing to a Plan representative, to such election within the same 90 day period, with the Spouse's consent acknowledging the effect of such consent and being witnessed by a notary public. (Prior to August 1, 1989, the Spouse's consent may be witnessed by a Plan representative instead of a notary public.) Any such Spouse's consent shall be irrevocable once received by a Plan representative.

    8A.5.2    Notwithstanding the provisions of clause (2) in
Section 8A.5.1 above, a consent of a Spouse shall not be required for purposes of Section 8A.5.1 above if it is established to the satisfaction of a Plan representative that the otherwise required consent cannot be obtained because the Plan representative reasonably determines no Spouse exists, because the Spouse cannot reasonably be located, or because of such other circumstances as the Secretary of the Treasury or his delegate allows in regulations.

    8A.5.3    The Participant may amend or revoke his election
of an optional Annuity form under this Section 8A.5 by written notice filed with a Plan representative at any time before his Savings Benefit is distributed to him under the Plan; provided that if the Participant attempts upon such an amendment to elect another Annuity form of payment different than the normal Annuity form applicable to him, the conditions of Sections 8A.5.1 and 8A.5.2 above must be satisfied as if such amendment were a new election.

    8A.6 Optional Annuity Forms. A Participant who elects to receive his Savings Benefit in an Annuity form may elect to receive such benefit, in lieu of the normal Annuity form otherwise payable under Section 8A.4 above and provided all of the election provisions of Section 8A.5 above are met, in any of the following Annuity forms: (1) a Single Life Annuity (which is an optional Annuity form only for a Participant who is married on the date his Savings Benefit is distributed to him); (2) a Life and Ten Year Certain Annuity; (3) a Full Cash Refund Annuity; or (4) a Period Certain Annuity.

    8A.7 Annuity Definitions. For purposes of this Section 8A, the following Annuity definitions apply:

    8A.7.1    "Single Life Annuity" means an Annuity payable as
follows. Monthly payments are made to a Participant for his life and end with the last monthly payment due for the month in which the Participant dies.

    8A.7.2    "Qualified Joint and Survivor Annuity" means an
Annuity payable as follows. Monthly payments are made to a Participant for his life, and after his death monthly survivor payments continue to the person who is the Spouse of the Participant on the date as of which payments under the Annuity begin being paid to the Participant (provided such person survives the Participant) for such person's life. Each monthly survivor payment to such person is equal in amount to 50% (or, if the Participant so elects in writing to the applicable Plan representative within the 90 day period ending on the date as of which payments under the Annuity begin being paid, 66-2/3%, 100%, or, effective as of July 1, 1993, 75%) of the monthly payment amount made during the life of the Participant under the same Annuity.

    8A.7.3    "Life and Ten Year Certain Annuity" means an
Annuity payable as follows. Monthly payments are made to a Participant for his life, and such payments end with the payment due for the month in which the Participant dies if at least 120 monthly payments have been made on behalf of the Participant. If not, the monthly payments continue after the Participant's death to a contingent beneficiary until 120 monthly payments have been made, when aggregated, to the Participant and the contingent beneficiary. The Participant shall name the contingent beneficiary in his election of this form.

    8A.7.4    "Full Cash Refund Annuity" means an Annuity
payable as follows. Monthly payments are made to a Participant for his life and end with the last payment due for the month in which the Participant dies. Further, if the cost of such Annuity exceeds the total of all monthly payments made under the Annuity through the month in which the Participant dies, then the amount of such excess shall be paid to a contingent beneficiary. The Participant shall name the contingent beneficiary for purposes of such Annuity in his election of this form.

    8A.7.5    "Period Certain Annuity" means an Annuity payable as follows.
Monthly payments are made to a Participant for a certain number of months (the "period certain") and end with the payment for the last month in such period certain. If the Participant dies before the end of the period certain, then the monthly payments due for the remaining months in the period certain after the month of the Participant's death shall be paid to a contingent beneficiary. The Participant shall specify the period certain to be used and name the contingent beneficiary in his election of this form. The period certain may be of any number of months, provided it is not less than 36 months and not more than 180 months.

    8A.8 Minimum Required Installment/Lump Sum Form of Benefit.
Subject to the other provisions of the Plan, a Participant who is required to receive a retirement benefit under Section 8.1 above on his Required Commencement Date solely because he has reached such date (and for no other reason, such as his previously having ceased to be an Employee) shall receive his Savings Benefit in a special installment form (called here the "Installment/ Lump Sum Form"), unless and until the Participant elects in a writing filed with a Plan representative prior to the date of any payment otherwise required under the Installment/Lump Sum Form to receive his Savings Benefit in the normal form set forth in Section 8A.2 above (in which case his then remaining Savings Benefit shall be paid in such normal form) or in an optional Annuity form (in which case such election shall be subject to the rules of Sections 8A.3.1 through 8A.3.5 above and of Sections 8A.4 through 8A.6 above and, subject to such rules, his then remaining Savings Benefit shall be paid in such optional Annuity form). The Committee may require for administrative reasons that such election must be filed a reasonable number of days or months prior to the date of any payment otherwise required under the Installment/Lump Sum form for it to be considered effective as of the date of such payment. The Installment/Lump Sum Form is subject to the following provisions:

    8A.8.1    Under the Installment/Lump Sum Form, a part of the
vested balances of the Participant's Savings and Matching Accounts is paid in cash to the Participant (or, if he dies before payment of such part, to the beneficiary of the Participant designated under the provisions of Section 9.6 below) for each Distribution Year. For any Distribution Year, the amount of the distribution shall be equal to the lesser of: (1) an amount equal to the total vested balances of all of the Participant's Accounts (determined as of the last day of the latest calendar year which ends prior to the subject Distribution
Year) divided by the Life Expectancy of the Participant for such Distribution Year; or (2) an amount equal to the vested balances of the Participant's Savings and Matching Accounts (determined as of the latest valuations of the Investment Funds which have been completed prior to the distribution and the results of which are available on such date to the Committee). Any distribution which is made hereunder for a Distribution Year shall be deemed for Plan purposes to be taken first from the Participant's Savings Account and second (only to the extent still necessary) from his Matching Account.

    8A.8.2    Further, under the Installment/Lump Sum Form, any then remaining vested balance in the Participant's Savings and Matching Accounts shall be paid in a lump sum cash payment to the Participant (or, if he dies before such payment, to the beneficiary of the Participant designated under the provisions of Section 9.6 below) within a reasonable administrative period after the Participant ceases to be an Employee for any reason. For purposes of this distribution, the remaining vested balances of the Participant's Savings and Matching Accounts shall be based on the latest valuations of the Investment Funds which have been completed prior to the date of the distribution and the results of which are available on such date to the Committee.

    8A.8.3    The distribution to be made under the Installment/Lump Sum
Form for the Participant's first Distribution Year shall be made on the Participant's Required Commencement Date. The distribution to be made under the Installment/Lump Sum Form for any later Distribution Year shall be made on a date which falls in such Distribution Year and which the Committee determines for administrative reasons to be the date on which such distribution is to be made in order to meet the requirements of Section 401(a)(9) of the Code; except that, instead of a separate payment, the distribution to be made for any Distribution Year in which the Participant ceases to be an Employee may be paid as part of the final lump sum cash payment provided for in Section 8A.8.2 above (whenever it is paid) if (and only if) such final payment is made in such Distribution Year. If the Participant affirmatively elects in writing to have his Savings Benefit paid in the Installment/Lump Sum form, then such form, once it commences, shall continue in accordance with the terms of this
Section 8A.8 which apply to such form and shall not be subject to change. Also, notwithstanding any other provision of this Section 8A.8 to the contrary, any distribution of a Participant's Savings Benefit which commences in the form of the Installment/Lump Sum form and during the Plan Years beginning on January
1, 1991 and January 1, 1992 shall, once begun in such form, continue in accordance with the terms of this Section 8A.8 which apply to such form and shall not be subject to change.

     8A.8.4    For purposes of this Section 8A.8, a "Distribution Year"
means, with respect to any Participant, the latest calendar year which ends prior to or with the latest date which could serve as the Participant's Required Commencement Date and each later calendar year to and including the calendar year in which the Participant ceases to be an Employee.

    8A.8.5    Also for purposes of this Section 8A.8, the "Life Expectancy"
of the Participant shall be: (1) for a Distribution Year both in which the Participant first attains age 70-1/2 (if applicable) and which begins prior to January 1, 1993, fifteen; (2) for each and any later Distribution Year which begins prior to January 1, 1993, fifteen less the number of calendar years which begin after the end of the calendar year in which the Participant first attains age 70-1/2 and end prior to or with the last day of the subject Distribution Year; and (3) for each and any Distribution Year which begins on or after January 1, 1993, the Participant's life expectancy divisor for such Distribution Year. For purposes hereof, the Participant's "life expectancy divisor" for any Distribution Year which begins on or after January 1, 1993 shall be deemed to be the applicable multiple set forth in the latest table adopted on or before the first day of the subject Distribution Year under Treasury Regulation Section 1.72-9 to reflect expected return multiples for ordinary life annuities, one life, which applies to the age of the Participant on his birthday in the subject Distribution Year. (As of the Effective Amendment Date, the table contained in Treasury Regulation Section 1.72-9 from which a Participant's life expectancy divisor is derived is Table V.)

    8A.8.6    Notwithstanding the foregoing provisions of this Section
8A.8, if the value of the Participant's Savings Benefit as of his Required Commencement Date, when added to the value of any benefit under Section 8B below which the Participant also is to receive, is $3,500 or less, his Savings Benefit shall be distributed in the normal form set forth in Section 8A.2 above instead of the Installment/Lump Sum Form.


                           SECTION 8B

                    FORM OF DISTRIBUTION OF
                   RETIREMENT INCOME ACCOUNTS


    8B.1 Section Applies Only to Retirement Income Accounts.  This Section
8B provides rules as to the form (except for the time of payout, which is set forth in Section 8 above) of a Participant's retirement benefit under the Plan with respect to the part of such benefit attributable to any Retirement Income Account of the Participant (which part of such benefit is referred to in this Section 8B as the Participant's "Profit Sharing Benefit"), if any. Section 8A above provides the rules as to such form with respect to the part of the retirement benefit attributable to any Savings and Matching Account of the Participant (which part of such benefit is referred to in this Section 8B as the Participant's "Savings Benefit").

    8B.2 Normal Form of Profit Sharing Benefit -- Qualified Annuity
Forms.

    8B.2.1    Subject to the other terms of the Plan, if a Participant
is not married as of the date payment of his Profit Sharing Benefit is to commence, then such benefit shall be paid in the form of a Single Life Annuity.

    8B.2.2    Subject to the other terms of the Plan, if a Participant
is married as of the date payment of his Profit Sharing Benefit is to commence, then such benefit shall be paid in the form of a Qualified Joint and Survivor Annuity.

    8B.3 Election Out of Normal Form.

    8B.3.1    A Participant may elect to waive the normal form
in which his Profit Sharing Benefit shall otherwise be paid under Section 8B.2 above and instead to have such benefit (or any part of such benefit) paid in any specific optional form permitted him under Section 8B.4 below or to have such benefit paid in any optional form permitted him under Section 8B.8 below, provided: (1) such election is made in writing to a Plan representative (on a form or writing prepared or approved by the Committee) both prior to the date on which the Profit Sharing Benefit is distributed in the absence of this election and within the 90 day period ending on the date on which his Profit Sharing Benefit is distributed or paid; and (2) for a Participant who is married on the date as of which his Profit Sharing Benefit commences or is paid and performs at least one Hour of Service after August 22, 1984, the person who is the Spouse of the Participant consents, in writing to a Plan representative, to such election within the same 90 day period, with the Spouse's consent acknowledging the effect of such consent and being witnessed by a notary public. (Prior to August 1, 1989, the Spouse's consent may be witnessed by a Plan representative instead of a notary public.) Any such Spouse's consent shall be irrevocable once received by a Plan representative.

    8B.3.2    Notwithstanding the provisions of clause (2) in
Section 8B.3.1 above, a consent of a Spouse shall not be required for purposes of Section 8B.3.1 above if it is established to the satisfaction of a Plan representative that the otherwise required consent cannot be obtained because the Plan representative reasonably determines no Spouse exists, because the Spouse cannot reasonably be located, or because of such other circumstances as the Secretary of the Treasury or his delegate allows in regulations.

    8B.3.3    The Participant may amend or revoke his election
of an optional form under this Section 8B.3 by written notice filed with a Plan representative at any time before his Profit Sharing Benefit is distributed or paid to him under the Plan; provided that if the Participant attempts upon such an amendment to elect another form of payment different than the normal form applicable to him, the conditions of Sections 8B.3.1 and 8B.3.2 above must be satisfied as if such amendment were a new election.

    8B.4 Regular Optional Forms.

    8B.4.1    Provided all of the election provisions of Section 8B.3
above are met, a Participant may elect to receive his Profit Sharing Benefit in any of the following forms instead of the normal form otherwise payable under
Section 8B.2 above (or to have part of his Profit Sharing Benefit paid in any of the following forms and the remainder paid in the normal form otherwise payable under Section 8B.2 above):

              (a) A Single Life Annuity (which is an optional form only for a Participant who is married on the date as of which his Profit Sharing Benefit commences to be paid to him);

              (b)  A Life and Ten Year Certain Annuity;

              (c)  A Full Cash Refund Annuity;

              (d)  A Period Certain Annuity; or

              (e) A lump sum payment. The amount of the lump sum payment shall be equal to the vested balance of the Participant's Retirement Income Account, determined as of the date (the "subject valuation date") of the latest valuations of the Investment Funds which have been completed prior to the date of the distribution and the results of which are available on the date of the distribution to the Committee, or the part of such vested balance which the Participant elects to have distributed in a lump sum payment form, as the case may be. Such lump sum payment shall be made in cash, except that for any payment being made on or after March 31, 1994 the Participant may elect, on a form or writing prepared or approved by the Committee and filed with a Plan representative prior to the date the payment is made, that the payment is to be made partly in the form of common shares of Federated if a portion of his Retirement Income Account then is invested in the Investment Fund described in
Section 6B below as Fund D ("Fund D"). If such election is made, then such lump sum payment will consist of (1) to the extent sufficient Federated common shares are available under Fund D, Federated common shares equal to the quotient produced by dividing the vested balance of the portion of the Participant's Retirement Income Account which is invested in Fund D as of the subject valuation date by the closing price (the "subject closing price") of a Federated common share on the latest trading day of the largest securities market in which Federated common shares are traded which occurs on or before the subject valuation date; and (2) cash equal to the difference between the total vested balance of the Participant's Retirement Income Account as of the subject valuation date and the value of the Federated common shares being distributed in the payment (as determined on the basis of the subject closing price of a Federated common share).

    8B.5 Annuity Form of Benefit Rules. If a Participant's Profit Sharing Benefit is paid in any Annuity form under the provisions of this Section 8B, such Annuity form shall be subject to the following provisions:

    8B.5.1    The distribution of any Annuity shall be effected by
the application of an amount equal to the vested balance in the Participant's Retirement Income Account (determined as of the latest valuations of the Investment Funds which have been completed prior to the date of the distribution and the results of which are available on such date to the Committee), or the part of such vested balance which is to be distributed in an Annuity form, to the purchase of a nontransferable Annuity contract providing the applicable type of Annuity form from an insurance company selected by the Committee and the subsequent forwarding of such contract to the Participant. The purchase of such Annuity shall be made on behalf of the Participant as a part of the Plan's administrative procedures. If the Participant receives his Savings Benefit (or any part thereof) under Section 8A above in the same Annuity form as he receives his Profit Sharing Benefit (or any part thereof), the Committee may choose to purchase just one Annuity contract to provide both such benefits.

     8B.5.2    Any Annuity contract shall be purchased and
distributed on an immediate basis (i.e., payments under the contract shall begin as of a date which coincides with the date as of which such purchase is made). As a result, the vested portion of the Participant's Retirement Income Account shall be maintained in the Plan until the Annuity contract is to begin payments, at which time the contract shall be purchased.

    8B.5.3    The distribution of an Annuity contract hereunder shall, for all purposes of the Plan, be deemed to constitute the full distribution of the benefit attributable to the part of the Participant's Retirement Income Account which is due the Participant and is being paid in the form of an Annuity.

    8B.6 Annuity Definitions. For purposes of this Section 8B, a "Single Life Annuity," "Qualified Joint and Survivor Annuity," "Life and Ten Year Certain Annuity," "Full Cash Refund Annuity," and "Period Certain Annuity" shall have the same meanings as are set forth for such terms in Section 8A.7 above.

    8B.7 Required Lump Sum Form for Small Profit Sharing Benefit.  Subject to
Section 8B.8 below but notwithstanding any other provision of the Plan to the contrary, a Participant shall automatically receive his Profit Sharing Benefit in the form of a lump sum payment (and not in any Annuity form) unless the value of such benefit at the time it is to be distributed, when added to the value of any benefit under Section 8A above which the Participant elects to receive in an Annuity form, is in excess of $3,500. The amount of the lump sum payment shall be equal to the vested balance in the Participant's Retirement Income Account determined as of the date (the "subject valuation date") of the latest valuations of the Investment Funds which have been completed prior to the date of the distribution and the results of which are available on the date of the distribution to the Committee. Such lump sum payment shall be made in cash, except that for any payment being made on or after March 31, 1994 the Participant may elect, on a form or writing prepared or approved by the Committee and filed with a Plan representative prior to the date the payment is made, that the payment is to be made partly in the form of common shares of Federated if a portion of his Retirement Income Account then is invested in the Investment Fund described in Section 6B below as Fund D ("Fund D"). If such election is made, then such lump sum payment will consist of: (1) to the extent sufficient Federated common shares are available under Fund D, Federated common shares equal to the quotient produced by dividing the vested balance of the portion of the Participant's Retirement Income Account which is invested in Fund D as of the subject valuation date by the closing price (the "subject closing price") of a Federated common share on the latest trading day of the largest securities market in which Federated common shares are traded which occurs on or before the subject valuation date; and (2) cash equal to the difference between the total vested balance of the Participant's Retirement Income Account as of the subject valuation date and the value of the Federated common shares being distributed in the payment (as determined on the basis of the subject closing price of a Federated common share).

    8B.8 Optional Minimum Required Installment/Lump Sum Form of
Benefit. As a special option, subject to the other provisions of the Plan, a Participant who is required to receive a retirement benefit under Section 8.1 above on his Required Commencement Date solely because he has reached such date (and for no other reason, such as his previously having ceased to be an Employee) may elect to receive his Profit Sharing Benefit, in lieu of the form otherwise payable under Section 8B.2 above and provided all of the election provisions of Section 8B.3 above are met, in a special installment form (called here the "Installment/Lump Sum Form"). Such an election must, in addition to the requirements set forth in Section 8B.3 above, be filed with a Plan representative prior to his Required Commencement Date. The Committee may require for administrative reasons that such election must be filed a reasonable number of days or months prior to his Required Commencement Date for it to be considered effective. The Installment/Lump Sum Form is subject to the following provisions:

    8B.8.1    Under the Installment/Lump Sum Form, a portion
of the vested balance of the Participant's Retirement Income Account is paid in cash to the Participant (or, if he dies before payment of such part, to the beneficiary of the Participant designated under the provisions of Section 9A.9 below) for each Distribution Year. For any Distribution Year, the amount of the distribution shall be equal to the difference between: (1) an amount equal to the total vested balances of all of the Participant's Accounts (determined as of the last day of the latest calendar year which ends prior to the subject Distribution Year) divided by the Life Expectancy of the Participant for such Distribution Year; and (2) the amount distributed to the Participant for such Distribution Year from his Savings and Matching Accounts under Section 8A.8 above.

    8B.8.2    Further, under the Installment/Lump Sum Form, any then
remaining vested balance in the Participant's Retirement Income Account shall be paid in a lump sum cash payment to the Participant (or, if he dies before such payment, to the beneficiary of the Participant designated under the pro-visions of Section 9A.9 below) within a reasonable administrative period after the Participant ceases to be an Employee for any reason. For purposes of this distribution, the remaining vested balance of the Participant's Retirement Income Account shall be based on the latest valuations of the Investment Funds which have been completed prior to the date of the distribution and the results of which are available on such date to the Committee.

    8B.8.3    The distribution to be made under the Installment/Lump
Sum Form for the Participant's first Distribution Year shall be made on the Participant's Required Commencement Date. The distribution to be made under the Installment/Lump Sum Form for any later Distribution Year shall be made on a date which falls in such Distribution Year and which the Committee determines for administrative reasons to be the date on which such distribution is to be made in order to meet the requirements of Section 401(a)(9) of the Code; except that, instead of a separate payment, the distribution to be made for any Distribution Year in which the Participant ceases to be an Employee may be paid as part of the final lump sum cash payment provided for in Section 8B.8.2 above (whenever it is paid) if (and only if) such final payment is made in such Distribution Year. If the Participant affirmatively elects in writing to have his Profit Sharing Benefit paid in the Installment/Lump Sum form, then such form, once it commences, shall continue in accordance with the terms of this Section 8B.8 which apply to such form and shall not be subject to change.

    8B.8.4    For purposes of this Section 8B.8, a "Distribution Year"
means, with respect to any Participant, the latest calendar year which ends prior to or with the latest date which could serve as the Participant's Required Commencement Date and each later calendar year to and including the calendar year in which the Participant ceases to be an Employee.

    8B.8.5    Also for purposes of this Section 8B.8, the "Life Expectancy"
of the Participant shall be: (1) for a Distribution Year both in which the Participant first attains age 70-1/2 (if applicable) and which begins prior to January 1, 1993, fifteen; (2) for each and any later Distribution Year which begins prior to January 1, 1993, fifteen less the number of calendar years which begin after the end of the calendar year in which the Participant first attains age 70-1/2 and end prior to or with the last day of the subject Distribution Year; and (3) for each and any Distribution Year which begins on or after January 1, 1993, the Participant's life expectancy divisor for such Distribution Year. For purposes hereof, the Participant's "life expectancy divisor" for any Distribution Year which begins on or after January 1, 1993 shall be deemed to be the applicable multiple set forth in the latest table adopted on or before the first day of the subject Distribution Year under Treasury Regulation Section 1.72-9 which applies to the age of the Participant on his birthday in the subject Distribution Year. (As of the Effective Amendment Date, the table contained in Treasury Regulation Section 1.72-9 from which a Participant's life expectancy divisor is derived is Table V.)

    8B.8.6    Notwithstanding the foregoing provisions of this
Section 8B, if the Participant has any Savings Benefit which is also being distributed under Section 8A above on his Required Commencement Date solely because he has reached such date, then he may elect that his Profit Sharing Benefit is to be distributed in the Installment/Lump Sum Form only if he also elects in writing to have his Savings Benefit distributed in the Installment/ Lump Sum Form described in Section 8A.8 above.

    8B.8.7    Also notwithstanding the foregoing provisions of this
Section 8B, if (1) the Participant has any Savings Benefit which is also being distributed under Section 8A above on his Required Commencement Date solely because he has reached such date, (2) such Savings Benefit is distributed under the provisions of Section 8A above in the Installment/Lump Sum Form described in Section 8A.8 above, (3) the Participant fails to indicate in any writing to a Plan representative the form in which he wants his Profit Sharing Benefit distributed on his Required Commencement Date, and (4) no portion of his Profit Sharing Benefit would be required to be paid on his Required Commencement Date under the Installment/Lump Sum Form described in this Section 8B.8 even if such Installment/Lump Sum Form had been elected, then the Participant shall be deemed to have elected to receive his Profit Sharing Benefit in the form of the Installment/Lump Sum Form described in this Section 8B.8 until the first date on which some portion of his Profit Sharing Benefit would be required to be paid under the Installment/ Lump Sum Form described in this Section 8B.8 (the "Required Profit Sharing Distribution Date"). At such time, the form of the Participant's Profit Sharing Benefit shall be redetermined under all of the provisions of this Section 8B (disregarding only this Section 8B.8.7) as if the Required Profit Sharing Distribution Date was the date on which the Participant's Profit Sharing Benefit was to commence.



                            SECTION 9

                DISTRIBUTIONS ON ACCOUNT OF DEATH


    9.1 Distribution of Death Benefit. If a Participant dies, whether while employed by the Employer or after such employment has ceased, prior to having a retirement benefit paid (or at least commence to be paid) to him under the provisions of Sections 8, 8A, and/or 8B above, the Participant's beneficiary shall be entitled to receive a death benefit under the Plan. Such death benefit, regardless of the form of payment, is payable solely from and attributable to the vested portions of the Participant's Accounts.

    9.2 Time of Death Benefit. Subject to the provisions of Section 9A below, any death benefit payable under Section 9.1 above on behalf of a Parti-cipant shall be distributed within a reasonable administrative period after the Employer or the Committee receives notice of the Participant's death (and in no event, subject only to the Employer or the Committee receiving notice of the death, shall such benefit be distributed later than December 31 of the calendar year next following the calendar year in which the Participant died).

    9.3 Normal Form of Death Benefit -- Lump Sum Payment. Subject to the provisions of Section 9A below and the other provisions of this Section 9, any death benefit payable under Section 9.1 above on behalf of a Participant shall be distributed in the form of a lump sum payment. The amount of the lump sum payment shall be equal to the vested balances of the Participant's Accounts determined as of the date (the "subject valuation date") of the latest valuations of the Investment Funds which have been completed prior to the date of the distribution and the results of which are available on the date of the distribution to the Committee. Such lump sum payment shall be made in cash, except that for any payment being made on or after March 31, 1994 the Participant's beneficiary may elect, on a form or writing prepared or approved by the Committee and filed with a Plan representative prior to the date the payment is made, that the payment is to be made partly in the form of common shares of Federated if a portion of the Participant's Accounts then is invested in the Investment Fund described in Section 6B below as Fund D ("Fund D").
If such election is made, then such lump sum payment will consist of: (1) to the extent sufficient Federated common shares are available under Fund D, Federated common shares equal to the quotient produced by dividing the vested balances of the portion of the Participant's Accounts which is invested in Fund D as of the subject valuation date by the closing price (the "subject closing price") of a Federated common share on the latest trading day of the largest securities market in which Federated common shares are traded which occurs on or before the subject valuation date; and (2) cash equal to the difference between the total vested balances of the Participant's Accounts as of the subject valuation date and the value of the Federated common shares being distributed in the payment (as determined on the basis of the subject closing price of a Federated common share).

    9.4  Optional Annuity Form of Death Benefit Rules.  Subject to Section
9A below and the other provisions of this Section 9, a Participant's beneficiary who is entitled to a death benefit payable under Section 9.1 above on behalf of the Participant may elect to receive such death benefit in either a Single Life Annuity, a Life and Ten Year Certain Annuity, a Full Cash Refund Annuity, or a Period Certain Annuity, instead of the normal form set forth in Section 9.3 above. Such an election must be made on a form or writing prepared or approved by the Committee and filed with a Plan representative prior to the date the death benefit is payable under the provisions of Section 9.2 above. In addition, the election to pay a death benefit in an optional Annuity form is subject to the following provisions:

    9.4.1 The distribution of any Annuity shall be effected by the application of an amount equal to the vested balances of the Participant's Accounts (determined as of the latest valuations of the Investment Funds which have been completed prior to the date of the distribution and the results of which are available on such date to the Committee) to the purchase of a nontransferable Annuity contract providing the applicable type of Annuity form from an insurance company selected by the Committee and the subsequent forwarding of such contract to the Participant's beneficiary. The purchase of such Annuity shall be made on behalf of the Participant's beneficiary as a part of the Plan's administrative procedures.

    9.4.2 Any Annuity contract shall be purchased and distributed on an immediate basis (i.e., payments under the contract shall begin as of a date which coincides with the date as of which such purchase is made). As a result, the vested balances of the Participant's Accounts shall be maintained in the Plan until the Annuity contract is to begin payments, at which time the contract shall be purchased.

    9.4.3 The distribution of an Annuity contract hereunder shall, for all purposes of the Plan, be deemed to constitute the full distribution of the death benefit which is due the Participant's beneficiary.

    9.4.4 Notwithstanding any other provisions of the Plan to the contrary, the applicable beneficiary may not elect to receive the death benefit due to be paid hereunder in an optional Annuity form if the value of such death benefit at the time it is to be distributed is $3,500 or less. Instead, in such case such benefit shall be distributed in a lump sum payment in accordance with the provisions of Section 9.3 above.

    9.5 Annuity Definitions. For purposes of this Section 9, the following Annuity definitions apply:

    9.5.1 "Single Life Annuity" means an Annuity payable as follows. Monthly payments are made to a Participant's beneficiary for the beneficiary's life and end with the last monthly payment due for the month in which the beneficiary dies.

    9.5.2 "Life and Ten Year Certain Annuity" means an Annuity payable as follows. Monthly payments are made to a Participant's beneficiary for the beneficiary's life, and such payments end with the last monthly payment due for the month in which the beneficiary dies if at least 120 monthly payments have been made on behalf of the beneficiary. If not, the monthly payments continue after the beneficiary's death to a contingent beneficiary until 120 monthly payments have been made, when aggregated, to the beneficiary and the contingent beneficiary. The beneficiary shall name the contingent beneficiary in his election of this form.

   9.5.3 "Full Cash Refund Annuity" means an Annuity payable as follows. Monthly payments are made to a Participant's beneficiary for the beneficiary's life and end with the last monthly payment due for the month in which the beneficiary dies. Further, if the cost of such Annuity exceeds the total of all monthly payments made under the Annuity through the month in which the beneficiary dies, then the amount of such excess shall be paid to a contingent beneficiary. The beneficiary shall name the contingent beneficiary for purposes of such Annuity in his election of this form.

    9.5.4 "Period Certain Annuity" means an Annuity payable as follows. Monthly payments are made to a Participant's beneficiary for a certain number of months (the "period certain") and end with the payment for the last month in such period certain. If the beneficiary dies before the end of the period certain, then the monthly payments due for the remaining months in the period certain after the month of the beneficiary's death shall be paid to a contingent beneficiary. The beneficiary shall specify the period certain to be used and name the contingent beneficiary in his election of this form. The period certain may be of any number of months, provided it is not less than 36 months and not more than 180 months.

    9.6  Designation of Beneficiary.  Subject to the provisions of Section
9A below, a Participant's beneficiary for purposes of the Plan shall be deemed to be the surviving Spouse of the Participant. The Participant may designate a different beneficiary on a form or writing prepared or approved by the Committee and filed with a Plan representative. Such a designation is not effective, however, unless (1) no Spouse survives the death of the Participant (or it is established to the satisfaction of a Plan representative that no Spouse survives such death, the Spouse cannot reasonably be located, or there exist other circumstances prescribed by the Secretary of the Treasury or his delegate which warrant the disregarding of any need for Spousal consent to the designated beneficiary) or the Spouse irrevocably consents to the different beneficiary before the Participant's death, (2) the subject form is filed with a Plan representative prior to the Participant's death, and (3) the designated beneficiary survives the death of the Participant. Such different beneficiary may consist of one or more persons, trusts, corporations, or organizations. The Participant may amend or revoke such designation at any time prior to his death on a form or writing prepared or approved by the Committee and filed (prior to his death) with a Plan representative, provided that any designation of a beneficiary other than his Spouse shall only be effective if such designation meets all of the conditions of the second sentence of this Section 9.6. Any consent of a Spouse required hereunder must be made in writing, acknowledge the effect of such consent, and be witnessed by a notary public. (Prior to August 1, 1989, the Spouse's consent may be witnessed by a Plan representative instead of a notary public.) If the Committee determines that the Participant is not survived by a Spouse or other properly designated beneficiary, the Participant's beneficiary for purposes of the Plan shall be deemed to be the estate of the Participant.



                           SECTION 9A

      SPECIAL SPOUSAL DEATH BENEFIT DISTRIBUTION RULES FOR
                   RETIREMENT INCOME ACCOUNTS


    9A.1 Section Applies Only to Retirement Income Accounts.  This
Section 9A provides special rules as to the form and time of payment and the designation of beneficiary with respect to the part (if any) of any death benefit payable under Section 9 above on behalf of a Participant which is attributable to the Participant's Retirement Income Account (which part of such benefit is referred to in this Section 9A as the Participant's "Profit Sharing Death Benefit") when (and only when) the Participant's beneficiary for purposes of such Profit Sharing Death Benefit is the Participant's Spouse. To the extent the provisions of this Section 9A apply, such provisions shall govern the payment of the Participant's Profit Sharing Death Benefit, and the provisions of
Section 9 above shall apply only to the part of the death benefit otherwise described in Section 9 above which is attributable to the Participant's Savings and Matching Accounts (with such part being referred to in this Section 9A as the Participant's "Savings Death Benefit" and with any reference to the Accounts of the Participant contained in such Section 9 above being read to refer only to the Participant's Savings and Matching Accounts).

    9A.2 Time of Profit Sharing Death Benefit. If the Participant's beneficiary for purposes of his Profit Sharing Death Benefit is his Spouse, then the Participant's Profit Sharing Death Benefit shall be distributed to his Spouse within a reasonable administrative period after the later of the date the Employer or the Committee receives notice of the Participant's death or the date the Spouse provides a written consent to payment of such benefit (except that in no event, subject only to the Employer or the Committee receiving notice of the death, shall such benefit be distributed later than December 31 of the later of the calendar year next following the calendar year in which the Participant died or the calendar year in which the Participant would have attained age 70-1/2 had he survived).

    9A.3 Normal Form of Profit Sharing Death Benefit. If the Participant's beneficiary for purposes of his Profit Sharing Death Benefit is his Spouse, then, subject to the other terms of this Section 9A, such Profit Sharing Death Benefit shall be paid to the Spouse in the form of a Single Life Annuity.

    9A.4 Election Out of Normal Form. If the Spouse of a Participant is en-titled to receive the Participant's Profit Sharing Death Benefit in the form of a Single Life Annuity under Section 9A.3 above, the Spouse may instead elect to waive such Single Life Annuity form and have such benefit paid in any specific optional form permitted the Spouse under Section 9A.5 below, provided such election is made in writing to a Plan representative (on a form or writing prepared or approved by the Committee) both prior to the date on which the Profit Sharing Death Benefit is otherwise distributed in the absence of this election and within the 90 day period ending on the date on which the Profit Sharing Death Benefit is distributed. The Spouse may amend or revoke his election of an optional form under this Section 9A.4 by written notice filed with a Plan representative at any time before the Profit Sharing Death Benefit is distributed to him under the Plan.

    9A.5 Optional Forms. If the Spouse of a Participant is entitled to receive the Participant's Profit Sharing Death Benefit in the form of a Single Life Annuity under Section 9A.3 above, the Spouse may elect to receive such benefit, in lieu of the Single Life Annuity form and provided all of the election provisions of Section 9A.4 above are met, in any of the following forms:

    9A.5.1    A Life and Ten Year Certain Annuity;

    9A.5.2    A Full Cash Refund Annuity;

    9A.5.3    A Period Certain Annuity; or

    9A.5.4    A lump sum payment.  The amount of the lump sum
payment shall be equal to the vested balance in the Participant's Retirement Income Account determined as of the date (the "subject valuation date") of the latest valuations of the Investment Funds which have been completed prior to the date of the distribution and the results of which are available on the date of the distribution to the Committee. Such lump sum payment shall be made in cash, except that for any payment being made on or after March 31, 1994 the Spouse may elect, on a form or writing prepared or approved by the Committee and filed with a Plan representative prior to the date the payment is made, that the payment is to be made partly in the form of common shares of Federated if a portion of the Participant's Retirement Income Account then is invested in the Investment Fund described in Section 6B below as Fund D ("Fund D"). If such election is made, then such lump sum payment will consist of: (1) to the extent sufficient Federated common shares are available under Fund D, Federated common shares equal to the quotient produced by dividing the vested balance of the portion of the Participant's Retirement Income Account which is invested in Fund D as of the subject valuation date by the closing price (the "subject closing price") of a Federated common share on the latest trading day of the largest securities market in which Federated common shares are traded which occurs on or before the subject valuation date; and (2) cash equal to the difference between the total vested balance of the Participant's Retirement Income Account as of the subject valuation date and the value of the Federated common shares being distributed in the payment (as determined on the basis of the subject closing price of a Federated common share).

    9A.6 Annuity Form of Benefit Rules. If a Participant's Profit Sharing Death Benefit is paid in any Annuity form to the Participant's Spouse under the provisions of this Section 9A, such Annuity form shall be subject to the following provisions:

    9A.6.1    The distribution of any Annuity under the provisions of this
Section 9A shall be effected by the application of an amount equal to the vested balance of the Participant's Retirement Income Account (determined as of the date of the latest valuations of the Investment Funds which have been completed prior to the date of the distribution and the results of which are available on such date to the Committee) to the purchase of a nontransferable Annuity contract providing the applicable type of Annuity form from an insurance company selected by the Committee and the subsequent forwarding of such contract to the Participant's Spouse. The purchase of such Annuity shall be made on behalf of the Participant's Spouse as a part of the Plan's administrative procedures. If the Spouse receives the Savings Death Benefit under Section 9 above in the same Annuity form as he receives the Participant's Profit Sharing Death Benefit, the Committee may choose to purchase just one Annuity contract to provide both such benefits.

    9A.6.2    Any Annuity contract provided under this Section 9A
shall be purchased and distributed on an immediate basis (i.e., payments under the contract shall begin as of a date which coincides with the date as of which such purchase is made). As a result, the vested balance of the Participant's Retirement Income Account shall be maintained in the Plan until the Annuity contract is to begin payments, at which time the contract shall be purchased.

   9A.6.3    The distribution of an Annuity contract under this
Section 9A shall, for all purposes of the Plan, be deemed to constitute the full distribution of the benefit attributable to the Participant's Profit Sharing Death Benefit which is due the Participant's Spouse.

   9A.7 Required Lump Sum Form for Small Profit Sharing Death Benefit. Notwithstanding any other provision of the Plan to the contrary, if the Spouse of a Participant is entitled to receive the Participant's Profit Sharing Death Benefit under the provisions of this Section 9A, then the Spouse shall automatically receive such benefit in the form of a lump sum payment (and not in any Annuity form) if the value of such benefit at the time it is to be distributed, when added to the value of any portion of the Savings Death Benefit which is payable to the Spouse and which the Spouse elects to receive in an Annuity form, is $3,500 or less. The amount of the lump sum payment shall be equal to the vested balance in the Participant's Retirement Income Account determined as of the date (the "subject valuation date") of the latest valuations of the Investment Funds which have been completed prior to the date of the distribution and the results of which are available on the date of the distribution to the Committee. Such lump sum payment shall be made in cash, except that for any payment being made on or after March 31, 1994 the Spouse may elect, on a form or writing prepared or approved by the Committee and filed with a Plan representative prior to the date the payment is made, that the payment is to be made partly in the form of common shares of Federated if a portion of the Participant's Retirement Income Account then is invested in the Investment Fund described in Section 6B below as Fund D ("Fund D"). If such election is made, then such lump sum payment will consist of: (1) to the extent sufficient Federated common shares are available under Fund D, Federated common shares equal to the quotient produced by dividing the vested balance of the portion of the Participant's Retirement Income Account which is invested in Fund D as of the subject valuation date by the closing price (the "subject closing price") of a Federated common share on the latest trading day of the largest securities market in which Federated common shares are traded which occurs on or before the subject valuation date; and (2) cash equal to the difference between the total vested balance of the Participant's Retirement Income Account as of the subject valuation date and the value of the Federated common shares being distributed in the payment (as determined on the basis of the subject closing price of a Federated common share).

    9A.8 Annuity Definitions.  For purposes of this Section 9A, a "Single
Life Annuity," "Life and Ten Year Certain Annuity," "Full Cash Refund
Annuity," and "Period Certain Annuity" shall have the same meanings as are set forth for such terms in Section 9.5 above; except that any reference to a "beneficiary" contained in each such section shall be read for purposes of this
Section 9A to refer to a "Spouse."

    9A.9 Designation of Beneficiary. The Spouse of a Participant shall auto-matically be deemed to be the beneficiary of the Participant's Profit Sharing eath Benefit, unless no Spouse survives the death of the Participant (or it is established to the satisfaction of a Plan representative that no Spouse survives such death, the Spouse cannot reasonably be located, or there exist other circumstances prescribed by the Secretary of the Treasury or his delegate which would warrant the disregarding of any need of a spousal consent to a different beneficiary if one had been attempted to be named by the Participant). If no Spouse survives the death of the Participant (or it is established to the satisfaction of a Plan representative that no Spouse survives such death, the Spouse cannot reasonably be located, or there exist other circumstances prescribed by the Secretary of the Treasury or his delegate which would warrant the disregarding of any need for a spousal consent to a different beneficiary if one had been attempted to be named by the Participant), the Participant's beneficiary for purposes of his Profit Sharing Death Benefit shall be deemed to be the same as his beneficiary determined under Section 9.6 above.



                           SECTION 10

               ADDITIONAL DISTRIBUTION PROVISIONS


    10.1 Allocation of Contributions After Distribution. Notwithstanding any provision of the Plan to the contrary, any contributions which are allocated to any Account of a Participant as of a date which is on or prior to the date of a complete distribution of the vested balance of such Account to the Participant (or his beneficiary) under Sections 8, 8A, 8B, 9, and/or 9A above but which are actually paid to the Trust after the date of such distribution and any contributions which both are allocated to such Account and actually paid to the Trust after the date of such distribution (such contributions being referred to herein in either case as "late contributions") shall be disregarded in the determination of the amount of the vested balance of such Account to be distributed. Instead, any late contributions shall (to the extent the Participant is vested in such amounts under the other provisions of the Plan) be paid within a reasonable administrative period after they are actually paid to the Trust to the Participant (or, if the Participant dies before such payment, to the appropriate beneficiary of the Participant under the other provisions of the Plan) in accordance with the other provisions of the Plan concerning benefit forms and assuming for such purpose that such late contributions were the sole retirement benefit applicable to the Participant.

    10.2 Determination of Proper Party For Distribution and Forfeiture
When Proper Party Cannot Be Located. The facts as shown by the records of the Committee at the time of any payment due under the Plan shall be conclusive as to the proper payee and of the amounts properly payable, and payment made in accordance with such state of facts shall constitute a complete discharge of any and all obligations under the Plan. If a Participant (or a person claiming through him) who is entitled to a benefit hereunder cannot reasonably be located, then such benefit may, in the discretion of the Committee, continue to be held for the Participant or may be forfeited. If, however, such benefit is forfeited but the lost Participant (or person claiming through him) thereafter makes a claim for the amount previously forfeited hereunder, such benefit shall be restored and paid to the proper party (without any interest credited on the previously forfeited benefit) as soon as administratively possible. If the amount of the forfeitures arising under the Plan for any Plan Year which are applied under Section 8.4 above to make restorals required under this Section
10.2 for such Plan Year are insufficient to make all of the restorals required under this Section 10.2 for such Plan Year, then the amount of such required restorals shall be paid by the Employer to the Trust as a special contribution in order to allow the Trust to make the required payments.

    10.3 Reemployed Participant. Notwithstanding any other provision of the Plan to the contrary, if a Participant in this Plan who ceased to be an Employee and became thereby entitled to the distribution of all or any part of his Plan Accounts resumes employment as an Employee prior to his Required Commencement Date, the Committee shall then direct the Trustee to postpone or cease distribution of such Accounts, to the extent such action is administratively possible (e.g., no Annuity contract has been purchased), until the Participant's later termination of employment (or, if earlier, his Required Commencement Date).

    10.4 Nonalienation of Benefits. To the extent permitted by law, no benefit payable under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, or charge, whether voluntary or involuntary, nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit. The Committee shall, however, adopt procedures to allow benefits to be assigned in connection with qualified domestic relations orders (as defined in and in accordance with the provisions of Section 206(d) of ERISA and Section 414(p) of the Code). In this regard, effective as of September 1, 1990, the Plan shall permit a lump sum cash payment to be made at any time to a Participant's alternate payee (as also is defined in ERISA Section 206(d) and Code Section 414(p)) if directed by a qualified domestic relations order, even if the Participant has not yet ceased to be an Employee and has not attained his earliest retirement date (again as defined in ERISA Section 206(d) and Section 414(p) of the Code). Further, the Plan shall permit any such alternate payee to have the same rights to direct the investment of any part of any Account which is held under the Plan on behalf of the alternate payee pursuant to a qualified domestic relations order as a Participant would have.

   10.5 Incompetency. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally or legally competent and of age until the date on which the Committee receives written notice that such person is incompetent or a minor for whom a guardian or other person legally vested with the care of his person or estate has been appointed. If the Committee finds that any person to whom a benefit is payable under the Plan is unable to care for his affairs because he is incompetent or is a minor, any payment due (unless a prior claim therefor has been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother, or a sister of such person, or to any person or institution deemed by the Committee to have incurred expense for such person. If a guardian of the estate of any person receiving or claiming benefits under the Plan is appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. Any payment made pursuant to this Section 10.5 shall be a complete discharge of liability therefor under the Plan.

    10.6 Legal Distribution Limits.

    10.6.1 Notwithstanding any other provision of this Plan to the contrary, any payment of a retirement or death benefit in any form must meet and be in accordance with the distribution requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements which are referred to in such section, and such section is hereby incorporated by reference into this Plan. In this regard, the Plan shall be construed in accordance with any final regulations (or, in the absence of final regulations, proposed regulations) of the Secretary of the Treasury or his delegate which are issued under Section 401(a)(9) of the Code.

    10.6.2 In addition to the restrictions on distributions set forth in the other provisions of the Plan, and subject to changes in the applicable regulations, Code Section 401(a)(9) generally requires that:

              (a) No Annuity form may be provided to a Participant unless such Annuity is payable over the life of the Participant, the lives of the Participant and a contingent beneficiary under the Annuity, or a period certain which does not exceed the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and such contingent beneficiary. Any such life expectancy or joint life and last survivor expectancy is to be computed by use of the expected return multiples in Tables V and VI of Treas. Reg. Section 1.72-9 and to be based on the Participant's age and, if applicable, the contingent beneficiary's age on his or their birthdays in the first distribution year applicable to the Participant. For purposes hereof, a Participant's "first distribution year" means the last calendar year which ends prior to or with the latest date which could serve as the Participant's Required Commencement Date.

              (b) No Life and Ten Year Certain Annuity may be provided to a Participant unless the attained age of the Participant on his birthday in the calendar year in which the Annuity payments commence is younger than age 91.

              (c) Any Period Certain Annuity payable to a Participant shall be adjusted to the extent necessary so that the Participant (or, after his death, the contingent beneficiary under the Annuity) receives the equivalent of twelve monthly payments under such Annuity by the latest date which could serve as the Participant's Required Commencement Date and the equivalent of twelve monthly payments by the end of each calendar year which ends after such date. This requirement can be met by increasing one or more monthly payments under the Annuity to the extent necessary to meet such requirement.

              (d) No Annuity form may be provided to a Participant's beneficiary (under the provisions of Sections 9 and/or 9A above), unless such Annuity is payable over the life of the beneficiary or a period certain which does not exceed the life expectancy of the beneficiary. Any such life expectancy is to be computed by use of the expected return multiples in Table V of Treas. Reg. Section 1.72-9 and is to be based on the beneficiary's age on his birthday in the calendar year in which the distribution is required to begin.

              (e) Any Period Certain Annuity payable to a Participant's beneficiary (under the provisions of Sections 9 and/or 9A above) shall be adjusted to the extent necessary so that the beneficiary (or, after his death, the contingent beneficiary under the Annuity) receives the equivalent of twelve monthly payments under such Annuity by the end of the calendar year in which the distribution is required to begin and the equivalent of twelve monthly payments by the end of each subsequent calendar year. This requirement can be met by increasing one or more monthly payments under the Annuity to the extent necessary to meet such requirements.

              (f) Any Annuity provided under the Plan shall not be able to be changed once payments are to begin thereunder, except to the extent otherwise provided in this Plan.

    10.7 Distribution Form Notices.  The Plan shall provide a Participant
(or a beneficiary) with notices as to the forms in which he may receive any retirement (or death) benefit to which he is entitled at such times as shall allow the person to make a choice among his options. In this regard, the Plan shall rovide any written explanations to a Participant (or a beneficiary) under Code Section 417(a)(3) to the extent such explanations apply to the Participant. Further, if any distribution to a Participant made under the Plan is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Treas. Reg. Section 1.411(a)-11(c) is given, provided that: (1) the Participant is clearly informed that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

    10.8 Direct Rollover Distributions.

    10.8..1   This Section 10.8 applies to distributions made on
or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 10.8, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution otherwise payable to him paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

    10.8.2 For purposes of this Section 10.8, the following terms shall have the meanings indicated below:

              (a) An "eligible rollover distribution" means, with respect to any distributee, any distribution of all or any portion of the entire benefit otherwise payable under the Plan to the distributee, except that an eligible rollover distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required to be made under
Section 401(a)(9) of the Code; and (3) the portion of any distribution that is not includible in gross income of the distributee for purposes of Federal income tax.

              (b) An "eligible retirement plan" means, with respect to any distributee's eligible rollover distribution, an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a distributee who is a distributee by reason of being the surviving spouse of a Participant, an "eligible retirement plan" means only an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in
Section 408(b) of the Code.

              (c) A "distributee" means a Participant. In addition, a Parti-cipant's surviving spouse, or a Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code), is a distributee with regard to any interest of the Participant which becomes payable under the Plan to such spouse or former spouse.

              (d) A "direct rollover" means, with respect to any distributee, a payment by the Plan to an eligible retirement plan specified by the distributee.

      10.8.3    The Committee may prescribe reasonable rules in
order to provide for the Plan to meet the provisions of this Section 10.8. Any such rules shall comply with the provisions of Code Section 401(a)(31) and any applicable Treasury regulations which are issued with respect to the direct rollover requirements. For example, subject to meeting the provisions of Code
Section 401(a)(31) and applicable Treasury regulations, the Committee may: (1) prescribe the specific manner in which a direct rollover will be made by the Plan, whether by wire transfer to the eligible retirement plan, by mailing a check to the eligible retirement plan, by providing the distributee a check made payable to the eligible retirement plan and directing the distributee to deliver the check to the eligible retirement plan, and/or by some other method;
(2) prohibit any direct rollover of any eligible rollover distributions payable during a calendar year to a distributee when the total of such distributions is less than $200; or (3) refuse to make a direct rollover of an eligible rollover distribution to more than one eligible retirement plan.



                           SECTION 11

                        NAMED FIDUCIARIES


    Any person, committee, or entity which is designated or appointed under the Plan or the Trust (or under a procedure set forth in the Plan or the Trust) to have any responsibility for the control, management, or administration of this Plan or the assets thereof (each such fiduciary being hereinafter referred to individually as a "Named Fiduciary" and collectively as the "Named Fiduciaries") shall have only such powers and responsibilities as are expressed in the Plan or the Trust or are provided for in the procedure by which he or it is designated or appointed, and any power or responsibility for the control, management, or administration of the Plan or Trust Fund which is not expressly allocated to any Named Fiduciary, or with respect to which an allocation is in doubt, shall be deemed allocated to Federated. Each Named Fiduciary shall have no responsi-bility to inquire into the acts or omissions of any other Named Fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other Named Fiduciary under the Plan.

    Any Named Fiduciaries may, by agreement among themselves, allocate any responsibility or duty, other than the responsibility of the Trustee for the management and control of the Trust Fund within the meaning of Section 405(c) of ERISA, assigned to a Named Fiduciary hereunder to one or more other Named Fiduciaries, provided, however, that any agreement respecting such allocation must be in writing and filed with the Committee for placement with the records of the Plan. No such agreement shall be effective as to any Named Fiduciary which is not a party thereto until such Named Fiduciary has received written notice of such agreement from the Named Fiduciaries involved. Any Named Fiduciary may, by written instrument filed with the Committee for placement with the records of the Plan, designate a person who is not a Named Fiduciary to carry out any of its responsibilities under the Plan, other than the responsi-bility of the Trustee for the management and control of the Trust Fund within the meaning of Section 405(c) of ERISA, provided, however, that no such designation shall be effective as to any other Named Fiduciary until such other Named Fiduciary has received written notice thereof.

    Any Named Fiduciary, or a person designated by a Named Fiduciary to perform any responsibility of a Named Fiduciary pursuant to the procedure described in the preceding paragraph, may employ one or more persons to render advice with respect to any responsibility such Named Fiduciary has under the Plan or such person has by reason of such designation. A person may serve the Plan in more than one fiduciary capacity and may be a Participant.




                           SECTION 12

             ADMINISTRATIVE AND INVESTMENT COMMITTEE


     12.1 Appointment of Committee.  The Board of Directors of Federated
(the "Board") shall appoint the Committee, the members of which may be officers or other employees of the Employer or any other persons. The Committee shall be composed of not less than three nor more than 15 members, each of whom shall serve at the pleasure of the Board, and vacancies in the Committee arising by reason of resignation, death, removal, or otherwise shall be filled by the Board. Any member may resign of his own accord by delivering his written resignation to the Board.

    12.2 General Powers of Committee.

    12.2.1 The Committee shall administer the Plan, is authorized to make such rules and regulations as it may deem necessary to carry out the provisions of the Plan, and is given complete discretionary authority to determine any person's eligibility for benefits under the Plan, to construe the terms of the Plan, and to decide any other matters pertaining to the Plan's administration. The Committee shall determine any question arising in the administration, interpretation, and application of the Plan, which determination shall be binding and conclusive on all persons. In the administration of the Plan, the Committee may: (1) employ or permit agents to carry out nonfiduciary and/or fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA), (2) provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) among its members, and (3) limit to the extent it deems advisable the maximum percent of Compensation which a Participant who is then believed by the Committee to be a Highly Compensated Employee may elect to have contributed to the Plan as Pre-Tax Savings Contributions and/or After-Tax Savings Contributions for a specific Plan Year. Actions dealing with fiduciary responsibilities shall be taken in writing and the performance of agents, counsel, and fiduciaries to whom fiduciary responsibilities have been delegated shall be reviewed periodically.

    12.2.2 Further, the Committee shall administer the Plan and adopt such rules and regulations as in the opinion of the Committee are necessary or advisable to implement and administer the Plan and to transact its business. In performing their duties, the members of the Committee shall act solely in the interest of the Participants of the Plan and their beneficiaries and:

              (a) for the exclusive purpose of providing benefits to Participants and their beneficiaries;

              (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

              (c) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of title I of ERISA.

    12.2.3    Notwithstanding the foregoing provisions of this
Section 12.2, if the Committee cannot reasonably and economically determine or verify, with respect to an Employee or a class of Employees, service, compen-sation, date of hire, date of termination, or any other pertinent factor in the administration of the Plan, the Committee shall adopt, with respect to such Employee or class of Employees, reasonable and uniform assumptions regarding the determination of such factor or factors, provided that no such assumption shall (1) discriminate in favor of Highly Compensated Employees, (2) reduce or eliminate a protected benefit (within the meaning of Treas. Reg. Section 1.411(d)4), or (3) operate to the disadvantage of such Employee or class of Employees.

    12.2.4 The Committee shall also establish guidelines with respect to the investment of all funds held by the Trustee under the Plan and to make or direct all investments pursuant thereto.

    12.2.5 For purposes hereof, any party which has been authorized by the Plan or under a procedure authorized under the Plan to perform fiduciary and/or nonfiduciary administrative duties hereunder, whether such party is the Committee, Federated, an agent appointed or permitted by the Committee to carry out its duties, or otherwise, shall, when properly acting within the scope of his or its authority, sometimes be referred to in the Plan as a "Plan representative" or, if appointed by the Committee directly to be an agent thereof, a "Committee representative."

    12.3 Records of Plan. The Committee shall maintain or cause to be main-tained records showing the fiscal transactions of the Plan, and shall keep or cause to be kept in convenient form such data as may be necessary for valuations of assets and liabilities of the Plan. The Committee shall prepare or have pre-pared annually a report showing in reasonable detail the assets and liabilities of the Plan and giving a brief account of the operation of the Plan for the past Plan Year. In preparing this report, the Committee may rely on advice received from the Trustee or other persons or firms selected by it or may adopt a report on such matters prepared by the Trustee. Such report shall be submitted to the Board and shall be filed in the office of the Secretary of the Committee.

     12.4 Actions of Committee. The Committee shall appoint a Chairman and a Secretary and such other officers, who may be, but need not be, members of the Committee, as it shall deem advisable. The Committee shall act by a majority of its members at the time in office, and any such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action appoint subcommittees and may authorize any one or more of the members or any agent to execute any document or documents or to take any other action, including the exercise of discretion, on behalf of the Committee. The Committee may provide for the allocation of responsibilities for the operation and maintenance of the Plan.

    12.5 Compensation of Committee and Payment of Plan Administrative and Investment Charges. Unless otherwise determined by the Board, the members of the Committee shall serve without compensation for services as such. All expenses of administration of the Plan (excluding brokerage fees, expenses related to securities transactions, and any taxes on the assets held in the Trust Fund, which expenses shall only be payable out of the Trust Fund), including, without limitation, the fees and charges of the Trustee, any investment manager, any attorney, any accountant, any specialist, or any other person employed by the Committee or the Employer in the administration of the Plan, shall be paid out of the Trust Fund (or, if the Employer so elects, by the Employer directly). In this regard, the Plan administrative and investment expenses which shall be paid out of the Trust Fund (unless the Employer elects to pay them itself) shall also include compensation payable to any employees of the Employer or any Affiliated Employer who perform administrative or investment services for the Plan to the extent such compensation would not have been sustained had such services not been provided, to the extent such compensation can be fairly allocated to such services, to the extent such compensation does not represent an allocable portion of overhead costs, and to the extent such compensation does not fail for some other reason to constitute a "direct expense" within the meaning of 29 C.F.R. 2550.408c-2(b)(3).

    12.6 Limits on Liability. Federated and each other Employer shall hold each member of the Committee harmless from any loss, damage, or depreciation which may result in connection with the execution of his duties or the exercise of his discretion or from any other act or omission hereunder, except when due to his own gross negligence or willful misconduct. Federated and each other Employer shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses (including counsel fees approved by the Committee), and liabilities (including any amounts paid in settlement with the Committee's approval) arising from any act or omission of such member, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

    12.7 Claims Procedure. Pursuant to procedures established by the Committee, adequate notice in writing shall be provided to any Participant or beneficiary whose claim for benefits under the Plan has been denied. Such notice shall set forth the specific reason for such denial, written in a manner calculated to be understood by the claimant, and, provided review is requested within 60 days after receipt by the claimant of written notification of denial of his claim, shall afford a reasonable opportunity to any claimant whose claim for benefits has been denied to a full and fair review of the decision denying the claim.

    12.8 Limits on Duties. The Committee shall have no duty to verify inde-pendently any information supplied by the Employer and shall have no duty or responsibility to collect from the Employer all or any portion of any Employer ontribution to the Plan. The Committee also shall have no duty or responsibility to verify the status of any Employee or former Employee under this Plan or to determine the identity or address of any person who is or may become entitled to the payment of any benefit from this Plan, and the Committee shall be entitled to delay taking any action respecting the payment of any benefit until the identity of the person entitled to such benefit and his address have been certified by the Employer.

    12.9 Appointment of Investment Manager.

    12.9.1 The Committee, as a Named Fiduciary under the Plan, may appoint in writing a person, or more than one person, who (1) is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Act"),
(2) is a Bank, as defined in the Act, or (3) is an insurance company which is qualified, within the meaning of Section 3(38) of ERISA, to manage, acquire, and dispose of the assets of an employee benefit plan, as an investment manager for all or a specified portion of the assets of the Trust Fund or any Investment Fund thereof. A person who is appointed as an investment manager shall have the sole power, without prior consultation with the Trustee, to manage and direct the acquisition and disposition of the assets of the Trust Fund which specifically are allocated by the Committee to that person's management account (his "Management Account"). The Committee at its discretion may terminate the appointment of any person as an investment manager and may cause assets to be added or deleted from any such person's Management Account.

    12.9.2 The effective date of the appointment of a person as an investment manager shall be the date such person delivers to the Committee and to the Trustee a written statement which in the Committee's judgment adequately covers items (a) through (d) below:

              (a) An acknowledgment (1) that such person is a Plan fiduciary within the meaning of Section 3(21)(A) of ERISA and (2) that such person has assumed sole responsibility for the management and the direction of the acquisition and disposition of the Trust Fund assets in his Management Account;

              (b) A representation that such person is registered as an investment adviser under the Act, is a Bank as defined in the Act, or as an insurance company has the power within the meaning of Section 3(38)(A) of ERISA to manage, acquire, and dispose of the assets of an employee benefit plan;

              (c) The names and signatures of individuals who are authorized to act on behalf of such person in connection with the management of his Management Account (the "List"), which List may be amended from time to time by delivering written notice thereof to the Committee and to the Trustee and which List may be relied upon by them; and

              (d) If appropriate and negotiable, an agreement that such person shall immediately notify the Committee of the commencement of any Securities and Exchange Commission investigation of any of his investment activities which may result either in a censure under the Act or in the suspension or revocation of his registration as an investment adviser under the Act.

     12.9.3 The Committee may enter into a contract with an investment manager in connection with his appointment as such, which agreement may be subject to such terms and conditions as the Committee deems appropriate under the circumstances, including the following types of provisions:

              (a) The appointment as investment manager may be terminated on the delivery of 30 days' prior written notice;

              (b) If appropriate, the appointment shall be automatically terminated in the event the investment manager's registration as an investment adviser under the Act is suspended or revoked, such automatic termination to be effective coincident with such suspension or revocation;

              (c) The investment manager shall make reports to the Committee describing all transactions with respect to his Management Account for each agreed upon reporting period; and

              (d) All fees or other agreed upon compensation for services rendered to the Plan by the investment manager shall be paid out of the Trust Fund (or, if the Employer so elects, by the Employer directly).

       12.9.4 An investment manager may exercise his powers through written directions or, at his option, may communicate such directions orally and as soon as practicable thereafter confirm them in writing, provided all directions, written or oral, shall be communicated by or, as applicable, signed by one of the individuals whose name and signature appear on the List, or the investment manager may communicate and confirm such instructions in any manner agreed upon between the investment manager and the Trustee. The Trustee shall follow all such directions from an investment manager, and shall not be liable in any respect to any person for acting in accordance with such directions or for failing to act in the absence of such directions. Pending receipt of directions from the investment manager, any cash received by the Trustee from time to time for his Management Account may be retained by it in short-term investments as may be prudent under all of the facts and circumstances then prevailing, including, without limitation, savings accounts, commingled short-term investment funds, commercial paper, and governmental securities.

     12.9.5 The Committee shall establish an investment policy for each investment manager and such policy shall preclude investments in employer securities and employer real property within the meaning of Section 407 of ERISA except to the extent that such investments are allowable under ERISA. The Committee in addition shall implement an investment manager performance review procedure and pursuant thereto shall regularly review the performance of the investment manager to determine whether his appointment as such should be continued. The period between such reviews shall be determined by considering all the relevant facts and circumstances, including the volume of Trust Fund transactions.



                           SECTION 13

                    TERMINATION OR AMENDMENT


    13.1 Right to Terminate. Federated and each other Employer expects this Plan to be continued indefinitely, but Federated reserves the right to terminate or to partially terminate the Plan or to completely discontinue contributions to it.

    13.2 Full Vesting Upon Termination or Complete Discontinuance of Contributions. Should this Plan be terminated or partially terminated or if contributions to the Plan are completely discontinued, then each affected Participant shall immediately become fully vested and nonforfeitable in his Plan Accounts (determined as of the date of the complete or partial termination or complete discontinuance of contributions).

    13.3 Effect of Termination of Plan or Complete Discontinuance of Contributions.

    13.3.1 Upon a complete or partial termination of the Plan or complete discontinuance of contributions to the Plan, the Committee shall determine, and direct the Trustee accordingly, from among the following methods, the method of discharging and satisfying all obligations on behalf of Participants affected by the complete or partial termination or complete discontinuance of contributions: (1) by the continuation of the Trust and the distribution to Participants and their beneficiaries of the Participants' Plan Accounts due under the terms of the Plan as in effect immediately prior to the complete or partial termination or discontinuance of contributions, (2) by the liquidation and distribution of the assets of the Trust, (3) by the purchase of Annuity contracts, or (4) by a combination of such methods. Any distributions made by reason of the complete or partial termination of the Plan or complete discontinuance of contributions shall continue to meet the provisions of the Plan concerning the form in which distributions from the Plan must be made.

     13.3.2 Any amounts held under the Trust which are not able to be allocated to any Participants' Accounts under the terms of the Plan as of the ate of a complete termination of the Plan (treating such date as if it were the same as the last day of a Plan Year) shall be allocated among the Matching Accounts of those Participants who were employed as Covered Employees during the Plan Year in which the Plan's complete termination occurs, in proportion to each such Participant's Compensation for the period beginning on the first day of the Plan Year in which such complete termination occurs and ending on the date of such complete termination, and, to the extent such amounts cannot be allocated to any Participants' Accounts by reason of the maximum annual addition limitations of the Plan set forth in Section 6A above, they shall be returned to the Employer.


    13.4 Amendment of Plan.

    13.4.1 Subject to the other provisions of this Section 13.4, Federated may amend this Plan at any time and from time to time in any respect, provided that no such amendment shall make it possible, at any time prior to the satisfaction of all liabilities with respect to Participants, for any part of the income or corpus of the Trust Fund to be used for or diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries.

    13.4.2 It is provided, however, that, except as is otherwise permitted in Section 411(d)(6) of the Code or in Treasury regulations issued thereunder, no amendment to the Plan shall decrease any Participant's Accrued Benefit. In addition, except as is otherwise permitted in Section 411(d)(6) of the Code or in Treasury regulations issued thereunder, no amendment to the Plan which eliminates or reduces an early retirement benefit or eliminates an optional form of benefit shall be permitted with respect to any Participant who meets (either before or after the amendment) the pre-amendment conditions for such early retirement or optional form of benefit, to the extent such early retirement or optional form of benefit is based and calculated on the basis of the Participant's Accrued Benefit determined at the time of such amendment.

     13.4.3 Also, notwithstanding any other provisions hereof to the contrary, no Plan amendment (including any change made by this Plan amendment and restatement) which changes any vesting schedule or affects the computation of the nonforfeitable percentage of Accounts under the Plan shall be deemed to reduce the amount of the vested portion of any Account of a Participant below the amount of the vested portion of such Account, as deter-mined as of the later of the date such amendment is adopted or the date such amendment becomes effective, computed under the Plan without regard to such amendment. Further, if a Plan amendment (including any change made by this Plan amendment and restatement) is adopted which changes any vesting schedule under the Plan or if the Plan is amended in any way which directly or indirectly affects the computation of a Participant's nonforfeitable percentage, each Participant who has completed at least three years of Vesting Service (as defined in Section 2.1.10 above, disregarding for this purpose paragraph (b) of
Section 2.1.10 above) may elect, within the election period, to have his non-forfeitable percentage computed under the Plan without regard to such amendment. For purposes hereof, the "election period" is a period which begins on the date the Plan amendment is adopted and ends on the date which is 60 days after the latest of the following days: (1) the day the Plan amendment is adopted, (2) the day the Plan amendment becomes effective, or (3) the day the Participant is issued a written notice of the Plan amendment by Federated or the Committee.




                           SECTION 14

                      TOP HEAVY PROVISIONS


    14.1 Determination of Whether Plan Is Top Heavy.  For purposes of this
Section 14, this Plan shall be considered a "Top Heavy Plan" for any Plan Year if, and only if, (1) this Plan is an Aggregation Group Plan during at least part of such Plan Year, and (2) the ratio of the total Present Value of all accrued benefits of Key Employees under all Aggregation Group Plans to the total Present Value of all accrued benefits of both Key Employees and Non-Key Employees under all Aggregation Group Plans equals or exceeds 0.6. All calculations called for in clauses (1) and (2) above with respect to this Plan shall be made as of the Determination Date which is applicable to the subject Plan Year, and all calculations called for under clause (2) above with respect to any Aggregation Group Plan other than this Plan shall be made as of that plan's Determination Date which falls within the same calendar year as the Determination Date being used by this Plan. For the purpose of this Section 14, the following terms shall have the meanings hereinafter set forth:

    14.1.1 Aggregation Group Plan. "Aggregation Group Plan" refers, with respect to any plan year of such plan, to a plan (1) which qualifies under Code Section 401(a) or as a simplified employee pension plan under Code Section 408 (k), (2) which is maintained by the Employer or an Affiliated Employer, and
(3) which either includes a Key Employee as a participant (determined as of the Determination Date applicable to such plan year) or allows another plan qualified under Code Section 401(a), maintained by the Employer or an Affiliated Employer, and so including at least one Key Employee as a participant to meet the requirements of Section 401(a)(4) or Section 410(b) of the Code. In addition, the Employer may treat any plan which meets clauses (1) and (2) but not (3) of the immediately preceding sentence as an "Aggregation Group Plan" with respect to any plan year of such plan if the group of such plan and all other Aggregation Group Plans shall meet the requirements of Sections 401(a)(4) and 410(b) of the Code with such plan being taken into account.

    14.1.2 Determination Date. The "Determination Date" which is applicable to any plan year of an Aggregation Group Plan refers to the last day of the immediately preceding plan year (except that, for the first plan year of such a plan, the "Determination Date" applicable to such plan year shall be the last day of such first plan year).

    14.1.3 Key Employee.  With respect to any Aggregation Group
Plan and as of any Determination Date, a "Key Employee" refers to a person who at any time during the plan year which includes such Determination Date or during any of the four immediately preceding plan years is an employee of the Employer or an Affiliated Employer and:

              (a) An officer (disregarding any person with the title but not the authority of an officer) of the Employer or an Affiliated Employer, provided such person receives compensation from the Employer and the Affiliated
Employers of an amount greater than 50% of the amount in effect under Section 415(b)(1) (A) of the Code (i.e., the maximum dollar limit for defined benefit plans) for an applicable plan year in which he is such an officer. For this purpose, no more than 50 employees (or, if less, the greater of three or 10% of the employees of the Employer and all Affiliated Employers) shall be treated as officers;

              (b) One of the ten employees directly owning (or considered as owning within the meaning of Code Section 318, except that subparagraph (C) of Code Section 318(a)(2) shall be applied by substituting "5%" for "50%") the largest employee-held interests in the Employer and the other Affiliated Employers, provided such person owns at least 0.5% of the Employer or any Affiliated Employer and receives compensation from the Employer and the other Affiliated Employers of an amount greater than the amount in effect under Code
Section 415(c)(1)(A) (i.e., the maximum dollar annual addition limit for defined contribution plans) for an applicable plan year in which he is such an employee. For this purpose, if two employees have the same interest in the Employer and the other Affiliated Employers, the employee having the greater annual compensation from the Employer and the Affiliated Employers shall be treated as having a larger interest;

              (c) A 5% or more owner of the Employer; or

              (d) A 1% or more owner of the Employer who receives compensation of $150,000 or more from the Employer and the other Affiliated Employers for an applicable plan year in which he owns such interest.

For purposes of paragraphs (c) and (d) above, a person is considered to own 5% or 1%, as the case may be, of the Employer if he owns (or is considered as owning within the meaning of Code Section 318, except that subparagraph (C) of Code Section 318(a)(2) shall be applied by substituting "5%" for "50%") at least 5% or 1%, as the case may be, of either the outstanding stock of the Employer or the voting power of all stock of the Employer. Further, for purposes of this entire Section 14.1.3, the term "Key Employee" includes any person who is deceased as of the subject Determination Date but who when alive had been a Key Employee during the plan year which includes the subject Determination
Date or any of the four immediately preceding plan years, and any accrued benefit payable to his beneficiary shall be deemed to be the accrued benefit of such person.

     14.1.4 Non-Key Employee.  With respect to any Aggregation
Group Plan and as of any Determination Date, a Non-Key Employee refers to a person who at any time during the plan year which includes such Determination Date or during any of the four immediately preceding plan years is an employee of the Employer or an Affiliated Employer and who has never been considered a Key Employee as of such or any earlier Determination Date. Further, for purposes of this Section 14.1.4, the term "Non-Key Employee" includes any person who is deceased as of the subject Determination Date and who when alive had been an employee of the Employer or an Affiliated Employer during the plan year which includes the subject Determination Date or any of the four immediately preceding plan years, but had not been a Key Employee as of the subject or any earlier Determination Date, and any accrued benefit payable to his beneficiary shall be deemed to be the accrued benefit of such person.

    14.1.5 Present Value of Accrued Benefits.

             (a) For any Aggregation Group Plan which is a defined benefit plan (as defined in Code Section 414(j)), including such a plan which has been terminated, the "Present Value" of a participant's accrued benefit, as determined as of any Determination Date, refers to the single sum value (calculated as of the latest Valuation Date which coincides with or precedes such Determination Date and in accordance with the actuarial assumptions adopted under such defined benefit plan for valuing single sum forms of benefits for purposes of such plan's top-heavy provisions which are in effect as of such Valuation Date) of the monthly retirement or termination benefit which the participant had accrued under such plan to such Valuation Date. For this purpose, such accrued monthly retirement or termination benefit is calculated as if it was to first commence as of the first day of the month next following the month the participant first attains his normal retirement age under such plan (or, if such normal retirement age had already been attained, as of the first day of the month next following the month in which occurs such Valuation Date) and as if it was to be paid in the form of a single life annuity. Also, the accrued benefit of any participant under such plan (other than a participant who is a Key Employee) shall be determined under the method which is used for accrual purposes for all plans of the Employer and the Affiliated Employers (or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rates permitted under Section 411(b) (1)(C) of the Code). In addition, the dollar amount of any distributions made from the plan (including the value of any annuity contract distributed from the plan) actually paid to such participant prior to the subject Valuation Date but still within the plan year which includes such Valuation Date or one of the four immediately preceding plan years shall be added in calculating such "Present Value" of the participant's accrued benefit.

              (b) For any Aggregation Group Plan which is a defined contri-bution plan (as defined in Code Section 414(i)), including such a plan which as been terminated, the "Present Value" of a participant's accrued benefit, as determined as of any Determination Date, refers to the sum of (1) the total of the participant's account balances under the plan (valued as of the latest Valuation Date which coincides with or precedes such Determination Date), and
(2) an adjustment for contributions due as of such Determination Date. In the case of a profit sharing or stock bonus plan, the adjustment in clause (2) above shall be the amount of the contributions, if any, actually made after the subject Valuation Date but on or before such Determination Date (and, in the case of the first plan year, any amounts contributed to the plan after such Determination Date which are allocated as of a date in such first plan year).
In the case of a money purchase pension or target benefit plan, the adjustment in clause (2) above shall be the amount of the contributions, if any, which are either actually made or due to be made after the subject Valuation Date but before the expiration of the period allowed for meeting minimum funding requirements under Code Section 412 for the plan year which includes the subject Determination Date. In addition, the value of any distributions made from the plan (including the value of any annuity contract distributed from the plan) actually paid to such participant prior to the subject Valuation Date but still within the plan year which includes such Valuation Date or one of the four immediately preceding plan years shall be added in calculating such "Present Value" of the participant's accrued benefit.

              (c) In the case of any rollover (as defined in the appropriate provisions of the Code) from an Aggregation Group Plan to another plan qualified under Section 401(a) of the Code or vice versa, or a direct qualified plan-to-qualified plan transfer to or from a subject Aggregation Group Plan, which rollover or transfer is both initiated by a participant and made between a plan maintained by the Employer or an Affiliated Employer and a plan maintained by an employer other than the Employer or an Affiliated Employer, (1) the Aggregation Group Plan, if it is the plan from which the rollover or transfer is made, shall count the amount of the rollover or transfer as a distribution made as of the date such amount is distributed by such plan in determining the "Present Value" of the participant's accrued benefit under paragraph (a) or (b) above, as applicable, and (2) the Aggregation Group Plan, if it is the plan to which the rollover or transfer is made, shall not so consider the amount of the rollover or transfer as part of the participant's accrued benefit in determining such "Present Value" if such rollover was accepted after December 31, 1983 and shall so consider such amount if such rollover was accepted prior to January 1, 1984.

              (d) In the case of any rollover (as defined in the appropriate provisions of the Code) from an Aggregation Group Plan to another plan qualified under Section 401(a) of the Code or vice versa, or a direct qualified plan-to-qualified plan transfer to or from a subject Aggregation Group Plan, which rollover or transfer is not described in paragraph (c) above, (1) the subject Aggregation Group Plan, if it is the plan from which the rollover or transfer is made, shall not consider the amount of the rollover or transfer as part of the participant's accrued benefit in determining the "Present Value" thereof under paragraph (a) or (b) above, as applicable, and (2) the subject Aggregation Group Plan, if it is the plan to which the rollover or transfer is made, shall consider the amount of the rollover or transfer when made as part of the participant's accrued benefit in determining such "Present Value."

             (e) As is noted in paragraphs (a) and (b) above, the "Present Value" of any participant's accrued benefit under either a defined benefit plan or a defined contribution plan as of any Determination Date includes the value of any distribution from such a plan actually paid to such participant prior to the last Valuation Date which coincides with or precedes such Determination Date but still within the plan year which includes such Valuation Date or one of the four immediately preceding plan years. This rule shall also apply to any distribution under any terminated defined benefit or defined contribution plan which, if it had not been terminated, would have been required to be included as an Aggregation Group Plan.

              (f) Notwithstanding the foregoing provisions, the "Present Value" of a participant's accrued benefit under either a defined benefit plan or a defined contribution plan as of any Determination Date shall be deemed to be zero if the participant has not performed services for the Employer or any Affiliated Employer at any time during the five year period ending on such Determination Date.

    14.1.6 Valuation Date. A "Valuation Date" refers to: (1) in the case of a defined benefit plan (as defined in Code Section 414(j)), the date as of which the plan actuary computes plan costs for minimum funding requirements under Code Section 412 (except that, for a defined benefit plan which has terminated, a "Valuation Date" shall be deemed to be the same as a Deter-mination Date); and (2) in the case of a defined contribution plan (as defined in Code Section 414(i)), the date as of which plan income, gains, and/or contributions are allocated to plan accounts of participants.

    14.1.7 Compensation.  For purposes hereof, a participant's
"compensation" shall, for purposes of the rules of this Section 14, refer to his Compensation as defined in Section 1.6 above; except that, for purposes of
Section 14.3 below, paragraph (c) of Section 1.6 above shall not apply.

    14.2 Effect of Top Heavy Status on Vesting.

    14.2.1 For any Plan Year in which this Plan is considered a Top
Heavy Plan, each Participant who completes at least one Hour of Service in such year and who is not fully vested in any of his Accounts under Section 6.10 above shall be deemed fully vested in all such Accounts if he has completed by the end of such year at least three years of Vesting Service.

    14.2.2 For any Plan Year in which this Plan is not considered a Top Heavy Plan, the provisions of this Section 14.2 shall not be effective; except that, if the Plan is not a Top Heavy Plan in a Plan Year after the Plan was considered a Top Heavy Plan in the immediately preceding Plan Year, any change back to the appropriate vesting schedule or provisions set forth in
Section 6.10 above shall be considered an amendment to the vesting schedule (effective and adopted as of the first day of such new Plan Year) for purposes of Section 13.4.2 above.

    14.3 Effect of Top Heavy Status on Contributions.

    14.3.1 Subject to Sections 14.3.2 and 14.3.3 below, for any Plan Year in which this Plan is considered a Top Heavy Plan, the amount of the employer contributions and forfeitures allocated under all Aggregation Group Plans which are defined contribution plans (as defined in Code Section 414(i)) for such Plan Year to the accounts of a Participant who is a Non-Key Employee on the last day of such Plan Year (excluding any contributions made on behalf of the Non-Key Employee by reason of his election under an arrangement qualifying under Section 401(k) of the Code and also excluding any matching contributions within the meaning of Code Section 401(m)(4)(A) which are allocated to an account of the Non-Key Employee) must be at least equal to the lesser of (1) 3% of the Participant's compensation for such Plan Year or (2) the largest allocation of contributions and forfeitures made for such Plan Year to the accounts of a Participant who is a Key Employee as of the Determination Date applicable to such Plan Year under all such Aggregation Group Plans (measured as a percent of the Key Employee's compensation for such Plan Year and including both any contributions made on behalf of the Key Employee by reason of his election under an arrangement qualifying under Section 401(k) of the Code and any matching contributions within the meaning of Code Section 401(m)(4)(A) which are allocated to an account of the Key Employee). To the extent necessary, and regardless of the existence of current or accumulated profits, the Employer shall make additional contributions to this Plan which are just allocable to the Accounts of Participants who are Non-Key Employees so that the requirement set forth in the immediately preceding sentence is met for the subject Plan Year.

    14.3.2 Notwithstanding the provisions of Section 14.3.1 above but subject to the provisions of Section 14.3.3 below, in the case of any Non-Key Employee who participates in both this Plan and another Aggregation Group Plan that is a defined benefit plan (as defined in Code Section 414(j)) which is maintained by the Employer, the provisions of Section 14.3.1 shall be inapplic-able and the Employer shall cause such defined benefit plan to provide an accrued benefit (attributable only to employer contributions) for such Non-Key Employee which, if expressed as a single life annuity commencing on the first day of the month next following the month in which the Non-Key Employee attains his Normal Retirement Age, shall be equal at least to the product of (1) 2% of the Non-Key Employee's average annual compensation for the five consecutive calendar years which produce the highest result and (2) the Non-Key Employee's years of service (up to but not exceeding ten such years). For purposes of computing the product in the foregoing sentence: (1) compensation received in any Plan Year which began prior to January 1, 1984 and in any calendar year which begins after the end of the last Plan Year in which the Plan is considered a Top Heavy Plan shall all be disregarded; and (2) years of service shall refer generally to years of Vesting Service except that years of service for this purpose shall not include the period of any Plan Year which began prior to January 1, 1984 or any Plan Year as of which the Plan is not considered a Top Heavy Plan.

    14.3.3 Notwithstanding the foregoing provisions of Sections 14.3.1 and 14.3.2 above, such provisions shall not apply so as to cause any additional contribution or benefit to be provided a Participant for a Plan Year under an Aggregation Group Plan maintained by the Employer if (1) such Participant actively participates in an Aggregation Group Plan maintained by an Affiliated Employer at a date in the applicable Plan Year which is later than the latest date in such year on which he actively participates in this Plan and (2) such other plan provides for the same contribution or benefit as would otherwise be required under Sections 14.3.1 and 14.3.2 above for such Plan Year.

    14.4 Effect of Top Heavy Status on Combined Maximum Plan Limits.
For any Plan Year in which this Plan is considered a Top Heavy Plan, the references to "125%" contained in Section 6A.2 above shall be changed to "100%."

                           SECTION 15

                          MISCELLANEOUS


    15.1 Trust. Subject to the provisions of Section 16 below, all assets of the Plan shall be held in the Trust for the benefit of the Participants and their beneficiaries. Except as provided in Sections 4.6, 5.3, and 13.3 above, in no event shall it be possible for any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their beneficiaries or for payment of the proper administrative costs of the Plan and the Trust. No person shall have any interest in or right to any part of the earnings of the Trust, or any rights in, to, or under the Trust or any part of the assets thereof, except as and to the extent expressly provided in the Plan. Any person having any claim for any benefit under the Plan shall look solely to the assets of the Trust Fund for satisfaction. In no event shall Federated or any other Employer or any of their officers or agents, or members of the Board, the Committee, or the Trustee, be liable in their individual capacities to any person whomsoever for the payment of benefits under the provisions of the Plan.

    15.2 Mergers, Consolidations, and Transfers of Assets. Notwithstanding any other provision hereof to the contrary, in no event shall this Plan or the Trust be merged or consolidated with any other plan and trust, nor shall any of the assets or liabilities of this Plan and the Trust be transferred to any other plan or trust or vice versa, unless (1) the Committee consents to such merger, consolidation, or transfer of assets as consistent with the rules set forth herein and the purposes of this Plan, (2) each Participant and beneficiary would (if this Plan and the Trust then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan and the Trust had then terminated), and
(3) such merger, consolidation, or transfer of assets does not cause any accrued benefit, early retirement benefit, or optional form of benefit of a person under this Plan or the applicable other plan to be eliminated or reduced except to the extent such elimination or reduction is permitted under Section 411(d)(6) of the Code or in Treasury regulations issued thereunder. In the event of any such merger, consolidation, or transfer, the requirements of clause (2) set forth in the immediately preceding sentence shall be deemed to be satisfied if the merger, consolidation, or transfer conforms to and is in accordance with regulations issued under Section 414(1) of the Code. In addition, in the case of any spin-off to this Plan from another plan which is maintained by the Employer or an Affiliated Employer or of any spin-off from this Plan to another Plan which is maintained by the Employer or an Affiliated Employer, a percentage of the excess assets (as determined under Section 414(l)(2) of the Code) held in the plan from which the spin-off is made (if any) shall be allocated to each of such plans to the extent required by Section 414(l)(2) of the Code. Subject to the provisions of this Section 15.2, the Committee may take action to merge or consolidate this Plan and the Trust with any other plan and trust, or permit the transfer of any assets and liabilities of this Plan and the Trust to any other plan and trust or vice versa.

    15.3 Correction of Inadvertent Errors. If any inadvertent errors are made in crediting amounts to any Accounts which leave amounts held under the Plan which are not reasonably able to be allocated to any specific Participant or Account ("overcrediting errors"), then such amounts shall, except as noted below, be used to the extent possible to correct any inadvertent errors made in crediting amounts to any Accounts which leave such Accounts with balances which are less than the balances which should exist under the Plan if no such errors had been made ("undercrediting errors"). Effective as of the last day of the Plan Year which ends December 31, 1991 and the last day of each subsequent Plan Year and only to the extent the amounts attributable to overcrediting errors which exist as of the last day of any such Plan Year are not needed to correct the undercrediting errors which are then known, the amounts attributable to overcrediting errors shall be treated for all purposes of the Plan as if they were forfeitures from Matching Accounts arising under the Plan for the subject Plan Year. Further, any undercrediting errors shall be corrected: (1) by use of overcrediting errors to the extent permitted by the foregoing provisions of this Section 15.3; (2) to the extent not corrected by such overcrediting errors, by use of forfeitures to the extent permitted under Section 8.4 above; or (3) to the extent not corrected by use of overcrediting errors or forfeitures, by payment made by the Employer to the Trust as a special contribution in order to make such corrections.

    15.4 Authority to Act for Federated or Other Employer. Any matter or thing to be done by Federated or any other employer included as part of the Employer shall be done by its board of directors, except that the board may, by resolution, delegate to any persons or entities all or part of its rights or duties hereunder. Any such delegation shall be valid and binding upon all persons, and the persons or entities to whom or to which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by resolution of such board.

    15.5 Relationship of Plan to Employment Rights. The adoption and maintenance of the Plan is purely voluntary on the part of Federated and each other Employer and neither the adoption nor the maintenance of the Plan shall be construed as conferring any legal or equitable rights to employment on any person.

    15.6 Applicable Law. The provisions of the Plan shall be administered and enforced according to Federal law and, only to the extent not preempted by Federal law, to the laws of the State of Ohio. Either Federated or the Trustee may at any time initiate any legal action or proceedings for the settlement of the Trustee's accounts or for the determination of any question of construction which arises or for instructions. Except as required by law, in any application to, or proceeding or action in, any court with regard to the Plan or Trust, only Federated and the Trustee shall be necessary parties, and no Participant, beneficiary, or other person having or claiming any interest in the Plan or Trust shall be entitled to any notice or service of process. Federated or the Trustee may, if either so elects, include as parties defendant any other persons. Any judgment entered into in such a proceeding or action shall be conclusive upon all persons claiming under the Plan or Trust.

    15.7 Agent for Service of Process. The agent for service of process for the Plan shall be the Secretary of Federated.

    15.8 Reporting and Disclosure. Federated shall act as the Plan Administrator for purposes of satisfying any requirement now or hereafter imposed through Federal or State legislation to report and disclose to any Federal or State department or agency, or to any Participant or other person, any information respecting the establishment or maintenance of the Plan or the Trust Fund. Any cost or expense incurred in satisfying any and all such reporting and disclosure requirements shall be deemed to be a reasonable expense of administering the Plan and may be paid from the Trust Fund if not otherwise elected to be paid by the Employer.

    15.9 Employees Transferring From Affiliated Employer Savings Plan. Notwithstanding any other provision of the Plan to the contrary, if any person becomes a Participant in the Plan under the foregoing provisions of the Plan after he is both employed by an Affiliated Employer and eligible to elect to have savings contributions made on his behalf under a plan which is maintained by such Affiliated Employer and qualified under Section 401(a) of the Code, he may only have a Savings Agreement take effect under this Plan as of the date he so becomes a Participant hereunder if he files such Savings Agreement with a Plan representative on or prior to such date and if he is not prohibited from entering into a Savings Agreement by reason of a hardship withdrawal he has previously taken of amounts which were contributed to any plan maintained by the Employer or an Affiliated Employer under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code). If either such condition is not met, such person shall not be permitted to enter into a new Savings Agreement under this Plan except under the provisions of Section 4.1.5 above. The Committee may also require for administrative reasons that a Savings Agreement must be filed a reasonable number of days prior to the date he becomes a Participant hereunder for it to be effective as of such date.

    15.10 Separability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

    15.11 Counterparts. The Plan may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

    15.12 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

    15.13 Construction. In the construction of this Plan, the masculine shall include the feminine, the singular shall include the plural, and the plural shall include the singular, in all cases where such meanings would be appropriate.

    15.14 Applicable Benefit Provisions. Any benefit to which a Participant becomes entitled under the Plan (or any death benefit to which a Participant's Spouse or other beneficiary becomes entitled under the Plan) shall be determined on the basis of the provisions of the Plan in effect as of the date the Participant last ceases to be employed by the Employer or an Affiliated Employer notwithstanding any amendment to the Plan adopted subsequent to such date, except for subsequent amendments which are by their specific terms made applicable to such Participant (or his Spouse or other beneficiary) or which are required by applicable law to be applicable to such Participant (or his Spouse or other beneficiary).

    15.15 Employment Rule. Any individual who is a common law employee of a corporation which is a member of the controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes Federated (the "Federated controlled group") shall, for all purposes of this Plan, be considered to be the common law employee of the corporation in the Federated controlled group from whose payroll the individual is paid. If any individual participating in this Plan by reason of being paid under the payroll of a corporation which is included as part of the Employer is actually the common law employee of a corporation in the Federated controlled group which is not included as part of the Employer, such other corporation shall be considered an employer participating in this Plan for purposes of Sections 401(a) and 404 of the Code.

    15.16 Appendices and Exhibits. Any Appendices and Exhibits attached to this Plan are hereby deemed to be part of this Plan (or, to the extent indicated below, part of any plan which is merged into this Plan). In this regard: (1) Appendix A identifies the corporations that comprise the Employer and are thereby participating in the Plan; (2) Exhibit A contains the Trust which is used in conjunction with the Plan; (3) Exhibit B sets forth all of the provisions of the Plan which are in effect from January 1, 1987 through December 31, 1988; and (4) Exhibit C sets forth all of the provisions of The Campeau Corporation California Retirement Plan (which plan is mereged into this Plan, effective as of the Effective Amendment Date, pursuant to the provisions of
Section 16 below) which are in effect from January 1, 1987 through December 31, 1988.



                           SECTION 16

        MERGER OF CAMPEAU CALIFORNIA PLAN INTO THIS PLAN


     16.1 Date of Merger.  The Campeau Corporation California Retirement
Plan, as it existed on December 31, 1988 and as it is further modified under the provisions of Exhibit C to this Plan (the "Campeau California Plan"), is merged into this Plan effective retroactively as of the Effective Amendment Date.

     16.2 Change in Campeau California Plan Provisions After Merger.   Subject
to the following provisions of this Section 16.2 and to the provisions of
Section 16.3 below, the provisions of the Campeau California Plan shall continue to apply without change (and such provisions are incorporated by reference into this Section 16) to any person who qualified as a participant under the terms of such plan as of the Effective Amendment Date (a "Campeau California Plan Participant"). Notwithstanding the foregoing or any other provision of this Plan to the contrary, the provisions of the Campeau California Plan are modified effective as of the Effective Amendment Date by the following provisions of this
Section 16.2. Except as otherwise indicated below, any capitalized term used in this Section 16.2 shall have the meaning provided therefor under the provisions of the Campeau California Plan.

     16.2.1 Subject to Section 16.2.9 below, effective as of the Effective Amendment Date, any Campeau California Plan Participant who is an Active Participant may elect to make Post-Tax Contributions under the provisions of the Campeau California Plan regardless of whether or not such participant has entered into a Salary Deferral Agreement.

    16.2.2 Effective as of the Effective Amendment Date, any contributions made under the provisions of the Campeau California Plan by or on behalf of a Campeau California Plan Participant which are treated as Salary Deferral Contributions, Post-Tax Contributions, or Matching Employer Contributions under the provisions of the Campeau California Plan shall be treated as if they were Pre-Tax Savings Contributions, After-Tax Savings Contributions, or Matching Contributions, respectively, under the provisions of this Plan other than this Section 16 for purposes of applying the requirements of Sections 401(k)(3), 401(m)(2), and 415 of the Code, as such requirements are applied under Sections 4A, 5A, and 6A above. Effective as of the Effective Amendment Date, such requirements (as set forth in Sections 4A, 5A, and 6A above) shall be applied (1) in lieu of any provisions of the Campeau California Plan which would apply such requirements in a different manner, (2) as if such Salary Deferral Contributions made under the provisions of the Campeau California Plan and all other Pre-Tax Savings Contributions made under the provisions of this Plan other than this Section 16 were made under one cash or deferred arrangement (as such term is defined in Treas. Reg. Section 1.401(k)- 1(2)(i)), and (3) as if such Post-Tax Contributions and Matching Employer Contributions made under the provisions of the Campeau California Plan and all other After-Tax Savings Contributions and Matching Contributions made under the provisions of this Plan other than this Section 16 were made under one plan.

     16.2.3 No Rollover Contributions or plan-to-plan Transfers shall be permitted under the provisions of the Campeau California Plan on or after the Effective Amendment Date. Further, no portion of any Campeau California Plan Participant's Account as of the Effective Amendment Date was attributable to Rollover Contributions or plan-to-plan Transfers.

     16.2.4    Effective as of the Effective Amendment Date, any
Campeau California Plan Participant who has at least one Hour of Service on or after the Effective Amendment Date shall be fully vested in his Account.

     16.2.5 Any loans made under the provisions of the Campeau California Plan to a Campeau California Plan Participant on or after October 18, 1989 shall be secured by one-half of his Account (instead of by his entire Account).

     16.2.6    Any withdrawal requested by a Campeau California
Plan Participant under the provisions of the Campeau California Plan from the portion of his Account which is attributable to Salary Deferral Contributions and by reason of a Serious Financial Hardship shall not be granted unless all of the provisions of Section 7.3 above are met. Further, in no event may any such withdrawal include any earnings or income allocated after December 31, 1988 to the portion of such participant's Account which is attributable to his Salary Deferral Contributions.

     16.2.7 Effective as of the Effective Amendment Date, the forms in which any Campeau California Plan Participant's Account may be paid to such participant under the provisions of the Campeau California Plan shall be a lump sum payment, a Single Life Annuity, a Life and Ten Year Certain
Annuity, a Full Cash Refund Annuity, and a Period Certain Annuity (with such annuity forms being defined in Section 8A above). Further, effective as of the Effective Amendment Date, the forms in which any Campeau California Plan Participant's Account may be paid after such participant's death to his beneficiary under the provisions of the Campeau California Plan shall be a lump sum payment, a Single Life Annuity, a Life and Ten Year Certain Annuity, a Full Cash Refund Annuity, and a Period Certain Annuity (with such annuity forms being defined in Section 9 above). No prior optional form of benefit is eliminated by reason of this provision, except for any prior optional form which was subject to the discretion of the employer under the Campeau California Plan or the insurance company issuing the Annuity Contract referred to in such plan and which can be eliminated (because of such discretion) under Treas. Reg.
Section 1.411(d)-4, Q. and A.8.

     16.2.8 Effective as of the Effective Amendment Date, the top heavy provisions of Section 14 above shall apply to the provisions of the Campeau California Plan as if the provisions of the Campeau California Plan and the provisions of this Plan other than this Section 16 constituted one plan (and the top heavy provisions otherwise contained in the Campeau California Plan shall not apply).

     16.2.9 Notwithstanding any of the foregoing paragraphs of this Section 16.2, no Salary Deferral Contributions, Post-Tax Contributions, Matching Employer Contributions, or any other contributions shall be made by or on behalf of any Campeau California Plan Participant under the provisions of the Campeau California Plan with respect to any pay period which begins on or after June 15, 1989.

     16.3 Transfer of Amounts to This Plan. During the last three calendar months of 1992, all amounts then held under the Annuity Contract described in the provisions of the Campeau California Plan (which represent all funds of the Campeau California Plan) shall be transferred to the Trust used for this Plan. (All amounts then held under such Annuity Contract were allocated to Campeau California Plan Participants, and no unallocated funds existed under such contract.) Such transfer shall be made in accordance with the provisions of the Campeau California Plan, such Annuity Contract, and Section 15.2 above. The provisions of the Campeau California Plan shall not be effective for any purpose after such transfer of amounts is completed. Further, the provisions of this Plan other than this Section 16 shall be modified by reason of such transfer of amounts to the extent provided in the following provisions of this Section 16.3. Except as otherwise indicated below, any capitalized term used in this Section
16.3 shall have the meaning provided therefor under the provisions of the Campeau California Plan.

     16.3.1 Any amounts transferred to this Plan under the provisions of this Section 16.3 which are attributable to any Salary Deferral Contributions and/or Post-Tax Contributions previously made by or on behalf of a Campeau California Plan Participant shall be allocated upon such transfer to a Savings Account held for such participant's benefit under and as provided in the provisions of this Plan which precede this Section 16. Such Savings Account shall be invested, administered, and distributed in accordance with the provisions of this Plan which precede this Section 16 and which apply to any Savings Account (and as if the applicable Campeau California Plan Participant has an initial investment election as to such Savings Account as of the date the transfer is made if he has not had an initial election before then under the other provisions of this Plan). Notwithstanding any other provision of this Plan, the Campeau California Plan Participant shall always be fully vested in such Savings Account.

     16.3.2 Any amounts transferred to this Plan under the provisions of this Section 16.3 which are attributable to any Matching Employer Contributions previously made on behalf of a Campeau California Plan Participant shall be allocated upon such transfer to a Matching Account held for such participant's benefit under and as provided in the provisions of this Plan which precede this Section 16. Such Matching Account shall be invested, administered, and distributed in accordance with the provisions of this Plan which precede this Section 16. Notwithstanding any other provision of this Plan, the Campeau California Plan Participant shall always be fully vested in such Matching Account.

     16.3.3    After the transfer of amounts described in this
Section 16.3, any Campeau California Plan Participant may withdraw under the provisions of Section 7.1 above (provided, except to the extent modified herein, all requirements set forth in such Plan section are met) any portion of his Savings Account under this Plan which is attributable to his prior Post-Tax Contributions made under the provisions of the Campeau California Plan, including the portion of such Account attributable to earnings and income on such Post-Tax Contributions. Further, after the transfer of amounts described in this Section 16.3, any Campeau California Plan Participant may withdraw under the provisions of Section 7.2 above (provided, except to the extent modified herein, all requirements set forth or referred to in such Plan section are met) any portion of his Savings Account under this Plan which is attributable to his prior Salary Deferral Contributions made under the provisions of the Campeau California Plan, other than for any portion of such Account attributable to earnings and income on such Salary Deferral Contributions which were or are allocated after December 31, 1988.

     16.4 Participation of Campeau California Plan Participants in This Plan. Not-withstanding any other provision of this Plan to the contrary, any Campeau California Plan Participant who is a common law employee of Campeau
Corporation California (or any other real estate development corporation which is a member of the controlled group of corporations, within the meaning of
Section 414(b) of the Code, which includes Federated) on June 15, 1989 shall solely because of such employment be considered a Covered Employee under the provisions of this Plan which precede this Section 16, and hence an active Participant under the provisions of this Plan which precede this Section 16, for the period beginning June 15, 1989 and ending on the earlier of such person's termination of employment with Campeau Corporation California (and such other real estate development corporations) or February 3, 1992. The common law employer of any such participant for such period shall be considered an employer participating in this Plan for purposes of Sections 401(a) and 404 of the Code.




                           SECTION 17

         MERGER OF ALLIED PROFIT SHARING-INVESTMENT PLAN
            INTO THIS PLAN AND AGGREGATION OF ALLIED
             PROFIT SHARING-INVESTMENT PLAN AND THIS
               PLAN FOR NONDISCRIMINATION TESTING


     17.1 Merger of Allied Plan Into This Plan. The Allied Stores Corporation Profit Sharing-Investment Plan (the "Allied Plan), as it exists on June
30, 1993, is merged into this Plan effective as of July 1, 1993 (the "Merger Date"). The Allied Plan had been determined to be qualified as a tax-favored plan under Section 401(a) of the Code by the Internal Revenue Service (the "IRS") pursuant to an IRS letter dated October 1, 1992.

     17.2 Effect of Allied Plan Merger on This Plan. The provisions of the Allied Plan shall not be effective for any purpose on or after the Merger Date. However, notwithstanding any other provision of this Plan to the contrary, the provisions of this Plan other than this Section 17 shall be modified to the extent provided in the following provisions of this Section 17.2 in order to effect the merger of the Allied Plan into this Plan:

     17.2.1 Definitions. For purposes of the following provisions of this Section 17, the following terms have the meanings indicated below:

                    (a) "Allied" means the following corporations (all of which are subsidiaries of Federated): The Bon, Inc., Stern's, Inc., Jordan Marsh Stores Corporation, and any corporation which has at least 80% of its voting securities owned by one of the foregoing three corporations. Such corporations were the only corporations participating in the Allied Plan during the 1993 Pre-Merger Period.

                    (b) "Allied Participant" means any person who is a participant in the Allied Plan (under such plan's provisions) at any time during the 1993 Pre-Merger Period. An Allied Participant may or may not become an active Participant under the terms of this Plan on or after the Merger Date.

                    (c) "1993 Plan Year" means the Plan Year which begins January 1, 1993 and ends December 31, 1993.

                    (d)  "1993 Post-Merger Basic Savings
Contributions" means, with respect to any Allied Participant, any contributions made to this Plan at the election of such participant which (1) are made as of any date during the 1993 Post-Merger Period and (2) would be considered Basic Savings Contributions under Section 4.5 above if all references in such section to "5% of the Participant's Compensation for such Plan Year" actually referred to "an amount equal to 5% of the Participant's Compensation for the 1993 Post-Merger Period" and if any contributions made to the Allied Plan at the election of the Allied Participant which were made as of any date during the 1993 Pre-Merger Period were not considered Savings Contributions under this Plan.

                    (e) "1993 Post-Merger Period" means the portion of the 1993 Plan Year which occurs on and after the Merger Date.

                    (f)  "1993 Pre-Merger Basic Savings
Contributions" means, with respect to any Allied Participant, any contributions made to the Allied Plan at the election of such participant which (1) are made as of any date during the 1993 Pre-Merger Period and (2) would be considered "Basic Savings Contributions" under the terms of the Allied Plan if the Allied Plan were to remain in effect for the entire 1993 Plan Year without being merged into this Plan, if such participant were to elect to have no further contributions made by or on behalf of the participant to the Allied Plan as of any date during the 1993 Post-Merger Period, and if any Compensation of the Participant applicable to the 1993 Post-Merger Period were not considered "Compensation" under the terms of the Allied Plan.

                    (g) "1993 Pre-Merger Period" means the portion of the 1993 Plan Year which occurs prior to the Merger Date.

     17.2.3    Special Rules on Determination and Allocation of
Regular Matching Contributions for 1993 Plan Year.

                    (a)  If any Allied Participant becomes a
Participant in this Plan during the 1993 Plan Year, is employed by the Employer on the last date of the 1993 Plan Year, and does not make any withdrawal of Basic Savings Contributions from his Savings Account during the 1993 Post-Merger Period, then, for purposes of Section 5.1.1 above, paragraph (a) of
Section 5.1.2 above, paragraph (b) of Section 5.1.2 above (as such paragraph is modified by paragraph (b) immediately below), and Section 6.2.1 above, (1) such Participant's Basic Savings Contributions for the 1993 Plan Year shall be deemed to include only his 1993 Post-Merger Basic Savings Contributions and (2) such Participant shall not be deemed to have withdrawn any Basic Savings Contributions from his Accounts during the 1993 Plan Year.

                    (b) Paragraph (b) of Section 5.1.2 above shall, for the 1993 Plan Year, be modified to read as follows:

               (b)  An amount equal to a certain percent
               (the "Percent") of the aggregate Basic Savings Contributions which are made for the 1993 Plan
               Year to the Plan on behalf of those Participants who are employed by the Employer on the last day of the 1993 Plan Year and who did not make any withdrawal of Basic Savings Contributions from their Accounts during the 1993 Plan Year, or such greater amount as the Board of Directors of Federated in its discretion may determine. For purposes hereof, the "Percent" shall mean the percentage which (1) 2% of the Income Before
               Federal Taxes on Income of the Employer and all Affiliated Employers for the Federated calendar year which begins in the 1993 Plan Year is of (2) the total of all Basic Savings Contributions referred to in the first sentence of this paragraph (b) and all 1993 Pre-Merger Basic Savings Contributions made by Allied Participants. In determining the amount provided under this paragraph (b), the following provisions apply:

                         (i)  In no event will the amount
                    set forth in this paragraph (b), when added to all other contributions made by the Employer under this Plan for Federated's tax year in which the 1993 Plan Year ends, exceed the maximum amount which can be deducted for such Federated tax year as an employer contribution to the Plan under the appropriate provisions of Section 404 of the Code.

                         (ii) For purposes of this paragraph
                    (b), the "Income Before Federal Taxes on Income" for any Federated calendar year means the Income Before Federal Taxes on Income of the Employer and all Affiliated Employers as determined for such year by Federated's chief accounting officer in accordance with the standard accounting procedures of Federated.

                         (iii)     Also for purposes of this
                    paragraph (b), a "Federated calendar year" means a period of twelve fiscal months of Federated, which commences on the first day of its January fiscal month and ends on the last day of its December fiscal month.

     17.2.4    Special Matching Contributions Applicable to 1993
Pre-Merger Basic Savings Contributions. In addition to the Matching Contributions which are determined under Section 5.1 above and allocable to Participant's Accounts under Section 6.2.1 above, the Employer shall also make a special Matching Contribution for the 1993 Plan Year which is determined and allocable under this Section 17.2.4, all in accordance with the following provisions:

                    (a)  The amount of such additional Matching
Contribution shall be equal to a certain percent (the "Special Matching Percentage") of the aggregate 1993 Pre-Merger Basic Savings Contributions made by Allied Participants under the Allied Plan, with the Special Matching Percentage being determined under the following provisions:

                         (i)  Subject to the following provisions of
this paragraph (a), the Special Matching Percentage shall be determined in accordance with the following schedule, based on the percentage which Net Earnings attributable to Allied for the Federated tax year in which the 1993 Plan Year ends is of the Net Sales (including leased department sales) attributable to Allied for such tax year (as such items are reported or reflected in Federated's annual report to stockholders or in any similar report prepared with respect to Allied):

If the percentage of Allied Net              The Special Matching Percentage
Earnings to Allied Net Sales for the         for the
tax year in which the 1993 Plan              1993 Plan Year is:
Year ends is:


     Under 1.0%                                              12.5%
     At least 1.0% but less than 1.5%                        25%
     At least 1.5% but less than 2.0%                        37.5%
     At least 2.0% but less than 2.25%                       50%
     At least 2.25% but less than 2.5%                       62.5%
     At least 2.5% but less than 2.75%                       75%
     At least 2.75% but less than 3.0%                       87.5%
     At least 3.0% but less than 3.25%                      100%
     At least 3.25% but less than 3.5%                      125%
     At least 3.5% but less than 4.0%                       150%
     At least 4.0% but less than 4.5%                       200%
     For each 0.5% in excess of 4.0%                   An additional 50%

                         (ii) To the extent that, for the Federated
tax year in which the 1993 Plan Year ends, the Employer realizes any unusual or nonrecurring gain or loss which individually exceeds the sum of $10,000,000 before giving effect to the income tax consequences thereof, the Board of Directors of Federated may, in its discretion and prior to the publication of the applicable annual report for the tax year in question, direct that the amount of such unusual or nonrecurring gain or loss, or of the net excess of all such unusual and nonrecurring gains over all such unusual and nonrecurring losses, or of the net excess of all such unusual and nonrecurring losses over all such unusual and nonrecurring gains, or of any part of any such gain or loss or of any such net excess, be excluded from the Net Earnings attributable to Allied for such tax year (provided the Net Earnings figure after such exclusion is adjusted to reflect the income tax consequences attributable to such exclusion) for purposes of determining the Special Matching Percentage for the 1993 Plan Year. The determination of whether or not a gain or loss is unusual or nonrecurring shall be within the sole discretion of the Board of Directors of Federated but shall in any event include, without being limited to, the following items: (1) gains or losses from the extinguishment of debt; (2) gains or losses from the sale of property or equipment; and (3) gains or losses from the sale of a segment of Allied's business, such as a division, subsidiary, or shopping center.

                    (b) Except as otherwise provided in the Plan, as of the last day of the 1993 Plan Year, the Committee shall allocate the special Matching Contribution determined for the 1993 Plan Year under paragraph (a) above among the Matching Accounts of all Allied Participants who made 1993 Pre-Merger Basic Savings Contributions under the Allied Plan, in the proportion that the 1993 Pre-Merger Basic Savings Contributions made by or for each such Allied Participant bear to the total 1993 Pre-Merger Basic Savings Contributions made by or for all such Alliled Participants.

                    (c) All provisions of this Plan which concern in any manner the Matching Contributions made under the Plan for the 1993 Plan Year or the allocation of such contributions, other than Sections 5.1 and 6.2.1 above, shall apply to the special Matching Contribution described in this
Section 17.2.4.

     17.2.5 Special Rule for Pre-Tax Withdrawal. On and after the Merger Date, any Allied Participant may withdraw under the provisions of
Section 7.2 above (provided, except to the extent modified herein, all require-ments set forth or referred to in such Plan section are met) any portion of his Savings Account under this Plan which is attributable to his prior "Tax-Deferred Savings Contributions" made under the provisions of the Allied Plan (which are treated as Pre-Tax Savings Contributions under this Plan), other than for any portion of such Account attributable to earnings and income on such Tax-Deferred Savings Contributions which were or are allocated after December 31, 1988.

     17.3 Transfer of Amounts to This Plan By Reason of Allied Merger.
On the Merger Date, all amounts then held under the trust used for the Allied Plan (which holds all funds of the Allied Plan) shall be transferred to the Trust used for this Plan. (All amounts then held under the trust used for the Allied Plan will be allocated to Allied Participants, and no unallocated funds will exist under such trust.) Such transfer shall be made in accordance with the provisions of the Allied Plan and Section 15.2 above. The amounts transferred to this Plan shall be allocated to Accounts under the provisions of this Plan which precede this Section 17.

     17.4 Aggregation of Allied Plan and This Plan for Coverage and Nondiscrimination Testing. Notwithstanding any other provision of this Plan to the contrary, this Plan and the Allied Plan are aggregated for purposes of
Section 410(b) of the Code for the Plan Year beginning January 1, 1992 (the "1992 Plan Year") and the 1993 Plan Year (to the extent the Allied Plan is separately maintained during such 1993 Plan Year). By reason of this Plan and the Allied Plan being aggregated for purposes of Code Section 410(b) with respect to the 1992 Plan Year and the 1993 Plan Year, any contributions made under the provisions of the Allied Plan by or on behalf of an Allied Participant which are treated as "Tax-Deferred Savings Contributions," "After-Tax Savings Contributions," or "Matching Contributions" under the terms of the Allied Plan shall be treated as if they were Pre-Tax Savings Contributions, After-Tax Savings Contributions, or Matching Contributions, respectively, under the provisions of this Plan which precede this Section 17 for purposes of applying the requirements of Sections 401(k)(3) and 401(m)(2) of the Code, as such requirements are applied under Sections 4A and 5A above. For both the 1992 Plan Year and the 1993 Plan Year, such requirements (as set forth in Sections 4A and 5A above) shall be applied (1) as if such Tax-Deferred Savings Contributions made under the provisions of the Allied Plan and all other Pre-Tax Savings Contributions made under the provisions of this Plan which precede this Section 17 were made under one cash or deferred arrangement (as such term is defined in Treas. Reg. Section 1.401(k)-1(2)(i)) and (2) as if such After-Tax Savings Contributions and Matching Contributions made under the provisions of the Allied Plan and all other After-Tax Savings Contributions and Matching Contributions made under the provisions of this Plan which precede this Section 17 were made under one plan. The provisions of this Section 17.4 shall be deemed to amend both this Plan and the Allied Plan effective as of January 1, 1992.




                         SIGNATURE PAGE


     IN WITNESS WHEREOF, Federated Department Stores, Inc. has hereunto caused its name to be subscribed to this amendment and restatement of the Plan on the 13th day of January, 1994, but effective for all purposes as of January 1, 1987.

                                          FEDERATED DEPARTMENT STORES, INC.


	                                         By \s\ Boris Auerbach
                                          Title  Vice President



                           APPENDIX A

                   PARTICIPATING CORPORATIONS


     During the period which begins on the Effective Amendment Date and ends on February 3, 1992, the Employer for purposes of this Plan shall be deemed to consist of Federated and each corporation which is a subsidiary of Federated (while it is such a subsidiary).

     During the period which begins on February 4, 1992 and ends on June 30, 1993, the Employer for purposes of this Plan shall be deemed to consist of Federated and each corporation which is a subsidiary of Federated (while it is such a subsidiary), except that the following subsidiaries of Federated shall not be considered part of the Employer for purposes of the Plan during such period:
The Bon, Inc., Stern's, Inc., Jordan Marsh Stores Corporation, and any corporation which is a subsidiary of Federated by reason of having at least 80% of its voting securities owned by one of the foregoing three Federated subsidiaries.

     Beginning on July 1, 1993, the Employer for purposes of this Plan shall be deemed to consist of Federated and each corporation which is a subsidiary of Federated (while it is such a subsidiary).

     Further additions or deletions to the corporations comprising the Employer may be made by Federated from time to time.

     For purposes hereof, a "subsidiary" of Federated means any corporation of which at least 80% of its voting securities are owned by Federated or another subsidiary of Federated.



                            EXHIBIT A

                              TRUST

     This Exhibit A set forth the provisions of the Trust which is used in conjunction with the Plan. Exhibit A is composed of the Trust document immediately following this page.



TRUST AGREEMENT
between
FEDERATED DEPARTMENT STORES, INC.
and
BOSTON SAFE DEPOSIT AND TRUST COMPANY
Dated July 1, 1984


		THIS AGREEMENT is made, executed and delivered in the City of Boston, Commonwealth of Massachusetts, as of the 1st day of July, 1984, by and between FEDERATED DEPARTMENT STORES, INC., a Delaware corporation, having its principal executive offices at Seven West
Seventh Street, Cincinnati, Ohio 45202 (hereinafter called the
"Company"), party of the first part, and BOSTON SAFE DEPOSIT AND TRUST COMPANY, a Massachusetts trust company, having its principal office at One Boston Place, Boston, Massachusetts 02106 (hereinafter called the "Trustee"), party of the second part.

		WHEREAS, the directors and stockholders of the Company have adopted the Federated Department Stores, Inc. Retirement Income and
Thrift Incentive Plan (the "Plan") for the exclusive benefit of its employees who become participants in the Plan; and

		WHEREAS, the Federated Department Stores, Inc. Retirement Income and Thrift Incentive Plan Trust (the "Trust") has been established and maintained under a Trust Agreement dated January 25, 1953 by and between the Company and The First National Bank of Chicago as trustee, which Trust Agreement has been restated as of February 1, 1976 and again as of January 1, 1980 and again as of November 1, 1981, and amended as of April 26, 1984 and is again being restated herein, effective as of July 1, 1984; and

		WHEREAS, the Company has appointed the Trustee to serve as successor trustee of the Trust effective as of November 1, 1981; and

		WHEREAS, the Company has, effective July 1, 1984, merged the Bullock's Profit Sharing Retirement Plan, the Rike-Kumler Company
Retirement Plan, and The Children's Place Profit Sharing Savings Plan, profit sharing plans of certain of its divisions, into its Retirement
Income and Thrift Incentive Plan; and

		WHEREAS, the Company has, effective July 1, 1984, transferred the assets of the Ralphs Grocery Company Retirement Plan (the "Ralphs Plan"), a pension plan of its Ralphs division, into this Trust Fund as a subfund thereof and, after the merger described in the preceding paragraph, transferred said assets from this Trust Fund to The Northern Trust Company; and

		NOW, THEREFORE, in consideration of good and valuable considerations, the receipt of which is acknowledged, the Trustee covenants and agrees that it will hold any and all sums which may from time to time be paid to it as Trustee hereunder, in trust, for the uses and purposes and upon the terms and conditions hereinafter stated.


ARTICLE I

	1.1	The Trustee shall hold all contributions to the Plan made by the Company and the participants and from time to time received by it from the Company; and all such contributions and any and all securities, and other property purchased or otherwise acquired from such funds, together with the earnings, profits, increments, additions and appreciation thereto and thereon as may accrue from time to time, shall constitute the Trust Fund. The Trustee shall maintain such separate funds within the Trust Fund as the Investment Committee, designated pursuant to the provisions of Article VII of the Plan, shall from time to time designate. The Trustee shall manage, invest and reinvest the Trust Fund pursuant to the provisions hereinafter set forth and shall collect the income from the Trust Fund and make payments therefrom in accordance with the provisions of this Agreement. Subject to the considerations and limitations set forth herein, the Trustee shall be responsible for the property received by it as Trustee, but shall not be responsible of the administration of the Plan or for the assets of the Plan which have not been delivered to and accepted by the Trustee. The Trustee shall not have any authority or obligation to determine the adequacy of or to enforce the collection from the Company of any contribution to the Trust.

	1.2	The Trustee shall take such action with respect to the
powers conferred upon it by the provisions of Section 1.4 hereof as it may at any time and from time to time be directed to take by the Investment Committee; provided, further that:

	(a)	The Trustee shall invest and reinvest the principal and
income of the Trust Fund only in accordance with the directions of the Investment Committee or a duly appointed investment manager; and shall make every sale, exchange and reinvestment directed by the Investment Committee or investment manager, as the case may be.

	(b)	When contributions to the Plan made by the Company and by
the participants shall be paid to the Trustee under the Plan, the Investment Committee shall instruct the Trustee in writing, subject to the provisions of Section 1.3 and 1.6 hereof, in what specific securities or other property said amounts shall be invested, in what manner and at what time.

	(c)	The Trustee shall not sell or exchange any investment in the
Trust Fund without prior written instruction of the Investment Committee or as provided in Section 1.6. The Investment Committee may, on its own motion, at any time and from time to time instruct the Trustee in writing, subject to the provisions of Sections 1.3 and 1.6 hereof, to dispose of any investment in the Trust Fund at such time and in such manner as the Investment Committee shall designate in such instructions.

	(d)	Notwithstanding the foregoing, the Trustee, without
obtaining prior approval or direction from the Investment Committee, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, units in its short term collective investment fund if otherwise permitted by the terms of this Agreement, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee's Trust Department), certificates of deposit and similar type securities, with a maturity not to exceed one year; and furthermore, sell such short term investments as may be necessary to carry out the instructions of the Investment Committee.

	(e)	The Trustee shall maintain a separate fund within the Trust
Fund for all contributions made pursuant to Article X of the Plan, which article established an employee stock ownership plan for the purposes of meeting the requirements of the Tax Reform Act of 1976, and all earnings and dividends received with respect thereto, and, notwithstanding the foregoing provisions of this Section 1.2, shall, and is hereby directed, to invest such contributions, earnings and dividends in the common stock of the Company, except as the Investment Committee may otherwise direct in writing from time to time. The Company agrees that contributions made pursuant to Article X shall be made at least thirty days prior to the date that such contributions are to be invested in the common stock of the Company. The contributions described in this paragraph (e), the stock purchases thereunder and all dividends and earnings thereon shall constitute a separate fund within the Trust Fund.

	1.3	The cash and investments, the earnings thereon and the
proceeds thereof, attributable to the contributions made by participants shall be administered by the Trustee as a separate fund or funds within the Trust Fund and shall be invested and reinvested in such investments as provided for in Section 4.7(a) of the Plan. In the investment of the balance of the Trust Fund, except for the portion thereof designated as comprising the Payment Account, the Trustee and the Investment Committee shall be guided by the basic policy and specific intention of the Company that said balance of the Trust Fund shall be invested as
provided in Section 4.7(b) of the Plan.   In the selection and retention
of investments with respect to the portion of the Trust Fund designated in the Plan as the Payment Account, the basic policy shall be the maintenance of the principal of said account; provided, however, that in conformity with the provisions of the Plan the Administrative Committee provided for in Article VII of the Plan may instruct the Trustee to retain without reinvestment the investments representing all or any part of a participant's credits which are transferred to the Payment Account. All or any portion of a participant's, former participant's or beneficiary's interest in the Trust Fund may be invested separately or jointly with other interests therein. The provisions of this Section do not apply to Article X of the Plan.

	1.4	Subject to the provisions of Sections 1.2, 1.3 and 1.6
hereof, the Trustee shall have the following powers with respect to any and all moneys, securities and other property at any time held by it and constituting part of the Trust Fund hereunder:

	(a)	to invest and reinvest the principal and income of the Trust
Fund, without distinction between principal and income, in any securities or other property whatsoever (including any securities or other property of the Company and/or any subsidiary thereof) whether or not such securities or other property constitute investments in which trustees are by law authorized to invest trust funds, and to retain, in the Trust Fund, all such securities or other property;

	(b)	to retain any securities or other property at any time
received by it as Trustee hereunder, and without regard to the proportion which such securities or other property either alone or in conjunction with any securities or other property of the same or similar character may bear to the entire amount of the Trust Fund;

	(c)	to sell any securities or other property at any time held by it at either public or private sale for cash or on credit at such time or times as it may deem appropriate and to exchange such property and grant options for the purchase or exchange thereof;

	(d)	to consent to and participate in any plan of reorganization, consolidation, merger, combination or other similar plan, to consent to any contract, lease, mortgage, purchase, sale or other action by any corporation pursuant to such plan and to accept and retain any securities or other property issued under any such plan;

	(e)	to retain, manage, operate, repair and improve and to
mortgage or lease for any period any real estate; to renew or extend or participate in the renewal or extension of any mortgage, upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust Fund or the preservation of the value of the investment; to waive any default whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee or to enforce any such default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure, to bid on property on foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor and in connection therewith to release the obligation on the bond secured by such mortgage and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such mortgage or guarantee;

	(f)	to deposit any such securities or other property with any
protective, reorganization or similar committee; to delegate discretionary power thereto and to pay and agree to pay part of its expenses and compensation and any assessments levied with respect to any such securities or other property so deposited;

	(g)	to exercise all conversion and subscription rights
pertaining to any securities or other property;

	(h)	to collect and receive any and all money, securities and
other property of whatsoever kind or nature due or owing or belonging to the Trust Fund and to give full discharge and acquittance therefor; and to extend the time of payment of any obligation at any time owing to the Trust Fund;

	(i)	to exercise all voting rights, in the manner that the
Administrative Committee shall direct, with respect to any investment held for the Trust and in connection therewith to grant proxies, discretionary or otherwise, provided that voting rights as to shares of common stock of the Company which have been allocated to participants' accounts pursuant to Article V or Article X of the Plan (the number of shares of common stock of the Company being determined, for the purpose of this Section 1.4(i), based upon the most current information then available to the Company) shall be voted on in the manner designated by the participant, it being understood that shares as to which no designations have been received shall be voted in the manner that the Administrative Committee shall direct, except as to shares held for the Company's employee stock ownership plan, which shall be voted on only if and in the manner designated by the participant to whose account such shares have been allocated;

	(j)	to cause any securities or other property to be registered
and held in the name of one or more nominees with or without indication of the capacity in which the securities or other property are held, or to hold securities in bearer form, but it shall be liable for any loss which may result from such securities or other property being so registered and held in such manner instead of in its name as Trustee of the Trust Fund;

	(k)	to settle, compromise or submit to arbitration any claims,
debts or damages due or owing to or from the Trust; to commence or defend suits or legal proceedings whenever, in its judgment, any interest of the Trust requires it, and to represent the Trust in all suits or legal proceedings in any court of law or equity or before any other body or tribunal (provided, however, that the Trustee shall have no obligation to take any such action for the benefit of the Trust unless it shall be first indemnified for all expenses in connection therewith, including counsel fees);

	(l)	to borrow money from others including the Company for the
purpose of the Trust but only at the direction of the Administrative Committee, and, upon such terms and conditions as the Administrative Committee may authorize, to advance its own funds to the Trust Fund, and for the sum so borrowed or advanced the Trustee may issue its promissory note as Trustee and secure the repayment thereof by the pledging of any securities or other property in its possession as Trustee hereunder, and may charge interest at such reasonable rate as may be approved by the Administrative Committee for any moneys advanced by it;

	(m)	to deposit securities with stock clearing corporations or
depositories or similar organizations, whether located within the Commonwealth of Massachusetts or in another state of the United States of America;

	(n)	to employ suitable agents and legal counsel, who may be
counsel for the Company or its own counsel, and, as part of its reimbursable expenses under this Agreement, to pay their reasonable compensation and expenses;

	(o)	to establish, manage, and administer a securities lending
program on behalf of the Trust, pursuant to which the Trustee shall have authority to cause any or all securities held in the Trust (excluding the common stock of the Company and any other securities which the Investment Committee identifies in writing to the Trustee as not being available to participate in said securities lending program) to be lent to such one or more brokers as the Trustee shall select upon such terms and conditions as the Trustee shall determine, but only if the Investment Committee has authorized the Trustee to act as a "securities lending fiduciary" pursuant to a separate written agreement setting forth the terms and conditions of such authorization, including without limitation the compensation to be paid to the Trustee for its services with respect to such securities lending program; and

	(p)	generally to do all such acts, execute all such instruments, take all such proceedings and exercise all such rights and privileges with relation to any securities or other property constituting a part of the Trust Fund as if an individual were the absolute owner thereof.

		The term "securities or other property" shall include, but need not be confined to, stocks, common or preferred, or any other interest in any corporation, bonds, debentures, notes or other evidences of indebtedness or ownership, mortgages, trust and participation certificates, real property or part interests therein, leases on real property, life insurance or annuity contracts, and any other property of any kind or nature whatsoever (including expressly any securities or other property of the Company and/or any subsidiary thereof, whether foreign or domestic), even though the same may not be legal investments for a trustee under the laws applicable hereto.

	1.5	Whenever and as often as the Trustee hereunder deems such
action desirable, it may by written instrument appoint any person or corporation in any State of the United States to act as "Ancillary Trustee" with respect to any portion of the Trust Fund then held or about to be acquired on behalf of the Trust. Each such Ancillary
Trustee shall have such rights, power, duties and discretions as are delegated to it by the Trustee hereunder, but shall exercise the same subject to such limitations or further directions of the Trustee as shall be specified in the instrument evidencing its appointment. Such Ancillary Trustee may resign, or may be removed by the Trustee, as to all or any portion of the assets so held at any time or from time to time, by written instrument delivered one to the other, and the Trustee hereunder may thereupon appoint another Ancillary Trustee, as successor, to whom such assets shall be transferred, or may itself receive such assets in termination of the Ancillary Trusteeship to that extent. Each Ancillary Trustee shall be accountable solely to the Trustee hereunder, and shall be entitled to reasonable compensation.

	1.6	The Investment Committee, by any two members, may direct the
Trustee to segregate all or a portion of the Trust Fund in a separate investment account or accounts and may appoint an investment manager, as defined in the Employee Retirement Income Security Act of 1974 as heretofore or hereafter amended ("ERISA"), to direct the investment and reinvestment of each such investment account or accounts. In such event, the Investment Committee, by any two members, shall notify the Trustee of the appointment of such investment manager. Thereafter, the Trustee shall make every sale or investment as directed in writing by the investment manager. It shall be the duty of the Trustee to act strictly in accordance with each direction. The Trustee shall be under no duty to question any such direction of the investment manager, to review any securities or other property held in any such investment account or accounts acquired by it pursuant to such directions, to make any recommendations to the investment manager with respect to such securities or other property, or to evaluate the performance of any investment manager. Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from an investment manager, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, units in its short term collective investment fund if otherwise permitted by the terms of this Agreement, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee's Trust Department), certificates of deposit, and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of an investment manager regarding more permanent type investments and directed distributions. The Trustee shall not be liable or responsible for any loss resulting to the Trust Fund by reason of any sale or investment made pursuant to the direction of an investment manager nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions of such investment manager. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the investment manager, which the Trustee believes to be genuine and to have been issued by such investment manager. The Trustee shall not be charged with knowledge of the termination of the appointment of any investment manager until its receives written notice thereof from the Investment Committee.

	1.7	Divisional Credits as defined in Section 1.26 of the Plan
formerly held pursuant to the Master Trust Agreement for Federated Department Stores, Inc. Pension and Profit Sharing Plans, which has been terminated, shall be held and commingled with all other funds held pursuant hereto and administered, invested and reinvested in the manner provided herein and the Trustee shall not be required to invest separately such Credits.

	1.8	The Declaration of Trust executed by Trustee on February 27,
1967 as amended and restated April 14, 1976 creating "The Pooled
Employee Trust Funds of Boston Safe Deposit and Trust Company", as it may be amended from time to time, is hereby made a part of this Trust Agreement. Notwithstanding any other provisions of this Agreement, any part of the assets hereunder may be commingled with the assets of other trusts by investment as a part of the Group trust created by said Declaration of Trust and as a part of any one or more of the Funds into which the Group Trust may from time to time be divided, and the assets so invested shall be subject to all of the provisions of said
Declaration of Trust as it may be amended from time to time; provided that until further action of the Board of Directors of the Company no investment of the assets held hereunder shall be made in any Fund of the Group Trust other than the Daily Liquidity Fund.

	1.9	In the event that a tender offer is made for shares of
common stock of the Company, the Trustee shall tender such Shares only to the extent directed by participants to whose accounts the shares had been allocated, provided that the Trustee and the Company shall act expeditiously in advising participants in a timely manner if at all possible as to their rights in determining whether the shares in their respective accounts shall be so tendered. The foregoing sentence notwithstanding, as to shares of the common stock of the Company for which no such direction is received from participants and such shares which are not allocated to the accounts of participants (such shares being collectively called "Undesignated Shares"), the Trustee shall tender only such number of Undesignated Shares as determined by multiplying the number of Undesignated Shares by a fraction, the numerator of which is the total number of shares to be tendered by the Trustee pursuant to participants' instructions and the denominator of which is the total number of all shares for which the Trustee has received instruction from participants in regard to such tender offer. The foregoing sentence notwithstanding, the Trustee shall have full discretion to tender or not tender Undesignated Shares under the terms of the tender offer as amended by CRTF Corporation on April 7, 1988, pursuant to the terms of the Merger Agreement entered into by the Company and CRTF Corporation, dated April 1, 1988.


ARTICLE II

	2.1	The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder. Whenever requested by the Administrative Committee or the Company, the Trustee's accounts may be audited by independent public accountants selected by the Company. The Trustee shall appraise the Trust Fund as of the close of each plan year and at such other times as may be necessary or appropriate under the Plan. Promptly after each such appraisal, it shall file with the Company and with the Administrative Committee a detailed statement in duplicate showing the moneys, securities and other properties then held in the Trust Fund and the appraised value of each item. The Trustee shall also render in duplicate at least once each plan year detailed accounts of its transactions under this Agreement to the Administrative Committee and the Company, and the Administrative Committee and the Company may approve such accounts of the Trustee by an instrument in writing delivered to the Trustee. In the absence of the filing in writing with the Trustee by the Administrative Committee or the Company of exceptions or objections to any such account within six months after the receipt by the Administrative Committee and the Company of any such account, the Administrative Committee and the Company shall be deemed to have approved such account; and in such case, or upon the written approval of the Administrative Committee and the Company of any such account, the Trustee shall be released, relieved and discharged with respect to all matters and things set forth in such account, with like effect as if such account had been settled or allowed by judgment or decree of a court of competent jurisdiction in an action or proceeding in which the Trustee, the Company, the Administrative Committee and all persons having or claiming to have any interest in the Trust were parties. No person interested in the Trust or otherwise, other than the Trustee, the Company and the Administrative Committee, may require an accounting, or bring any actions against the Trustee. In any proceeding instituted by the Trustee, the Company and/or the Administrative Committee hereunder, only the Administrative Committee, the Company and/or the Trustee shall be the necessary parties. The Trustee shall have no duty to require any contributions to be made hereunder, and shall be accountable only for the funds actually received by it.

	2.2	The Trustee shall make such payments from the Trust Fund at
such time or times to such person or persons, including the Administrative Committee, and in such form and amounts as the Administrative Committee shall direct in writing; provided, however, that no payment shall be made, either during the existence or upon the termination of the Plan which will cause or permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the participants, their beneficiaries, or estates, or the payment of expenses, pursuant to the provisions of the Plan, or will cause or permit any portion of the Trust Fund to revert to or become the property of the Company. Notwithstanding the foregoing, the Trustee shall be fully protected in acting upon any such written direction of the Administrative Committee without inquiry or investigation and shall have no duty to determine the rights or benefits of any person in the Trust Fund or under the Plan or to inquire into the right or power of the Administrative Committee to direct any such payment.

	2.3	The Administrative Committee shall have complete control and authority to determine the rights and benefits, and all claims and demands arising out of the provisions of the Plan, of any participants or former participants or their beneficiaries or other persons having or claiming to have any interest in the Trust Fund or under the Plan, and any determination by the Administrative Committee with respect thereto or with respect to any questions arising in connection with the administration, interpretation and application of this Agreement shall be binding upon all such participants, former participants, beneficiaries and other persons. The Trustee shall have no power or authority nor any duty to determine the rights or benefits of any person having or claiming to have an interest in the Trust Fund or under the Plan, or to examine into or control any disposition of the Trust Fund or any part thereof which may be directed by the Administrative Committee.

	2.4	The Company and the Administrative Committee shall have the
exclusive right to enforce any and all provisions of this Agreement on behalf of all participants or their beneficiaries or other persons having or claiming to have an interest in the Trust Fund or under the Plan. In any action or proceeding affecting the Trust Fund or any property constituting part or all thereof, or the administration thereof or for instructions to the Trustee, the Company, the Administrative Committee and the Trustee shall be the only necessary parties; and shall be solely entitled to any notice or process in connection therewith; and any judgment that may be entered in such action or proceeding shall be binding and conclusive on all persons having or claiming to have any interest in the Trust Fund or under the Plan.

	2.5	Except as otherwise provided in ERISA, the Trustee shall not be liable or responsible for an act or omission of another person in carrying out any fiduciary responsibility where such fiduciary responsibility is allocated to such other person by this Agreement or the Plan or pursuant to a procedure established by this Agreement or the Plan.

	2.6	The Company hereby agrees to indemnify and hold the Trustee
harmless from and against any loss, costs, damages or expenses, including reasonable attorneys' fees, which the Trustee may incur or pay out by reason of any alleged or actual act, or failure to act, on the part of the Company, the Investment Committee, the Administrative Committee, any investment manager appointed pursuant to Section 1.6 or any other person appointed by, or acting on behalf of, any of the foregoing, whether or not the Trustee may also be considered liable for such alleged or actual act, or failure to act, under the provisions of
Section 405(a) of ERISA; provided, however, that the Company's obligation under this Section 2.6 shall not apply to any loss, costs, damages or expenses which the Trustee may pay or incur by reason of a failure by the Trustee to perform its duties and responsibilities under this Agreement.


ARTICLE III

	3.1	The Trustee shall be paid such reasonable compensation as
shall from time to time be agreed upon by the Administrative Committee and the Trustee. The Trustee shall also be paid the reasonable expenses incurred by it in the administration of this Trust including fees for legal services rendered to the Trustee in any context directly or indirectly pertaining to the Trust. Such compensation and expenses shall be paid out of the Trust Fund, except to the extent that the Company may elect to pay such items. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon the Trust Fund or the income thereof shall be paid from the Trust Fund.

	3.2	The Company shall certify to the Trustees the names of the
members of the Administrative and Investment Committees acting from time to time and furnish to the Trustee specimens of the signatures of said members. When any member shall cease to act, the Company shall promptly give notice to that effect to the Trustee, and until such notice is received by the Trustee, the Trustee shall be entitled to assume that the membership of such Committee is unchanged and to act accordingly.
The Administrative and Investment Committees shall notify the Trustee in writing, signed by one of its members, of the name or names of its member or members or agent or agents authorized to execute any document or documents on behalf of such Committee, and the Trustee shall accept and rely upon any document executed by such member or members or agent or agents as representing action by such Committee until such Committee shall file with the Trustee a written revocation of such authorization.
If at any time there shall be no member of such Committee, then for the purpose of this Agreement, the Company shall be deemed to be such Committee until there shall again be one or more members of such Committee acting, and until such time, this Agreement shall be deemed to read as if the Company were named in each place where such Committee is mentioned. The Trustee may rely upon any certification, notice or direction of the Company purporting to have been signed by the president, the executive president, or the vice president and treasurer of the company which the Trustee believes to be genuine. Communications to the Trustee shall be addressed to its principal office at One Boston Place, Boston, Massachusetts 02106, and communications to the Investment or Administrative Committee shall be sent to the office of the Company, attention Treasurer, Seven West Seventh Street, Cincinnati, Ohio 45202, unless the Trustee or either committee shall request that communications be sent to another address or person. No communication shall be binding upon the Trust Fund or the Trustee until it is received by the Trustee.

	3.3	If at any time the Trustee is in doubt concerning the course which it should follow in connection with any matter relating to the administration of this Trust, it may request the Administrative
Committee to advise it with respect thereto, and shall be protected in relying upon the advice or direction which may be given to it by the Administrative Committee in response to such request. The Trustee may consult with legal counsel, who may be counsel for the Company or its own counsel, with respect to the meaning or construction of this Agreement or its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

	3.4	The Company or the Administrative Committee, or both, may
employ the Trustee as its agent to perform any act, keep any records or accounts, or make any computation, which are required of the Company or the Administrative Committee by this Agreement or the Plan and may compensate said Trustee therefor, and such employment shall not be deemed to be contrary to or inconsistent with the provisions of this Agreement. Nothing done by said Trustee as agent for the Company or the Administrative Committee shall change or increase in any manner its responsibility or liability as Trustee hereunder.

	3.5	Notwithstanding anything in this Agreement to the contrary,
the Trustee shall be indemnified and saved harmless by the Company from and against all personal liability to which the Trustee may be subjected as a result of the investment of any part of the Trust Fund in the common stock of the Company or in any security, insurance company contract or other property pursuant to the direction of the Company, the Investment Committee, or any investment manager, including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense.


ARTICLE IV

	4.1	The Trustee may resign its duties hereunder by filing with
the Company its written resignation. Such resignation shall take effect upon the appointment of a successor trustee as hereinafter provided.

	4.2	The Trustee may be removed by the Company at any time, upon
60-days' notice to the Trustee but such notice may be waived by the Trustee. Such removal shall be effected by delivering to the Trustee a written notice of its removal executed by the Company, and giving notice to the Trustee of the appointment of a successor trustee in the manner hereinafter set forth. If within 60 days after notice of resignation or removal shall have been given under the provisions of this Article, a successor trustee shall not have been appointed, the resigning or removed trustee or the Administrative Committee or any member of the Administrative Committee may apply to any court of competent jurisdiction for the appointment of a successor trustee.

	4.3	The appointment of a successor trustee hereunder shall be
accomplished by and shall take effect upon the delivery to the resigning or removed trustee, as the case may be, of (a) an instrument in writing appointing such successor trustee, executed by the Company, and (b) an acceptance in writing of the office of successor trustee hereunder executed by the successor so appointed. Any successor trustee hereunder may be either a corporation authorized and empowered to exercise trust powers, or may be one or more individuals. All of the provisions set forth herein with respect to the Trustee shall relate to each successor trustee hereunder.

	4.4	Upon the appointment of a successor trustee, the resigning
or removed trustee shall transfer and deliver the Trust Fund to such successor trustee, after reserving such reasonable amount as it shall deem necessary to provide for its expenses in the settlement of its account, the amount of any compensation due to it and any sums chargeable against the Trust Fund for which it may be liable, but if the sums so reserved are not sufficient for such purposes, the resigning or removed trustee shall be entitled to reimbursement for any deficiency from the successor trustee and the Company.


ARTICLE V

	5.1	The Company shall have the right at any time to terminate
the Trust. Notice of such termination shall be given to the Trustee by an instrument in writing executed by the Company and declaring that the Trust hereby established is terminated, together with a certified copy of the resolution of the Board of Directors of the Company to that effect. A termination of the Trust hereby established pursuant to action of the Board of Directors shall take effect as of the date of the delivery of such notice to the Trustee.

	5.2	If and when this Trust is terminated as aforesaid, the
Trustee shall, upon the direction of the Administrative Committee, distribute the Trust Fund to or for the benefit of the participants in the Plan and beneficiaries named by said Administrative Committee (or by the Company if the Administrative Committee does not act within a reasonable time after such termination) and in the proportions and manner specified by it, or in the absence of such direction, in such manner as may be directed by a judgment or decree of a court of competent jurisdiction. Upon making such payments the Trustee shall be relieved from all further liability with respect to all amounts so paid.

	5.3	The Company shall have the right at any time and from time
to time by an instrument in writing delivered to the Trustee executed pursuant to the order of its Board of Directors, to modify or amend this Agreement in whole or in part except that the duties and responsibilities of the Trustee shall not be increased without its written consent; provided, however, that no such modification or amendment shall cause any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the participants, or their beneficiaries, or estates, or the payment of expenses, pursuant to the provisions of the Plan. Any such modification or amendment shall become effective upon delivery of the written instrument of modification or amendment to the Trustee, and the endorsement of the Trustee of its written consent thereto.


ARTICLE VI

	6.1	Any subsidiary of the Company, with the consent of the Board of Directors of the Company, may become a party to this Agreement by taking appropriate corporate action to adopt the Plan for its employees, and by executing and delivering counterparts of this Agreement to the Company and the Trustee. Contributions paid to the Trustee by or on behalf of each such subsidiary and its employees shall become a part of the Trust Fund hereby created and shall be subject to all the terms and conditions of this Agreement as it may exist from time to time.

	6.2	No amounts payable from the Trust Fund to any person
pursuant to the provisions of the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge or seizure by such person, and no such amounts shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of such person either during his employment with the Company or after separation from its service, or otherwise.

	6.3	This Agreement and the Trust hereby created shall be
governed, construed, administered and regulated in all respects under the laws of the Commonwealth of Massachusetts.

	In Witness Whereof, FEDERATED DEPARTMENT STORES, INC. has caused this Restated Agreement to be executed in its corporate name by its Treasurer, and its corporate seal to be hereunto affixed and attested by its Secretary, and BOSTON SAFE DEPOSIT AND TRUST COMPANY has caused this Restated Agreement to be executed in its corporate name by one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by one of its Assistant Secretaries, as of July 1, 1984.

Attest:                              FEDERATED DEPARTMENT STORES, INC.

/s/ Boris Auerbach                   By:	/s/ James M. Leahy
Secretary                            Treasurer




                                     BOSTON SAFE DEPOSIT
Attest:                              AND TRUST COMPANY

/s/ Charlotte E. Tibbitts            By:	/s/ Robert E. Mainer
its Assistant Secretary              Senior Vice President






                            EXHIBIT B

     JANUARY 1, 1987 THROUGH DECEMBER 31, 1988 PROVISIONS OF
     THIS PLAN


     This Exhibit B sets forth the provisions of the Plan as in effect from January 1, 1987 through December 31, 1988, and this Exhibit B is no longer effective after December 31, 1988. Exhibit B is composed of three documents.

     The first of such documents is a working copy of the Plan as effective immediately prior to January 1, 1987. A prior determination of the Internal Revenue Service that such pre-1987 Plan qualified as a tax-favored plan under
Section 401(a) of the Code was previously received by Federated.

     The second of such documents is a technical amendment to the Plan to make certain changes to the Plan (as in effect immediately prior to January 1, 1987) to reflect changes in the manner in which the Plan was operated from January 1, 1987 through December 31, 1988.

     The third of such documents is an amendment to the Plan, mainly taken from the provisions of Model Amendment IV as set forth in Notice 87-2 of the Internal Revenue Service (except for certain modifications made to Section XI therein), to make sure the Plan complies with the requirements of the Tax Reform Act of 1986 during the period from January 1, 1987 through December 31, 1988.


                       RETIREMENT INCOME
                               AND
                      THRIFT INCENTIVE PLAN
        (As amended and restated through January 1, 1985)

     FEDERATED DEPARTMENT STORES, INC. authorized the establishment and putting into operation as of January 25, 1953 the Retirement Income and Thrift Incentive Plan, in order to recognize the contribution of its employees to the growth and success of the Company's business by providing eligible employees with retirement, death and total disability benefits from the profits of the Company and from investment in its common stock, and by encouraging them to increase such benefits through individual savings.

     The Plan was amended; and, effective as of January 1, 1976 the Company adopted an amended and Restated Plan. The Plan was subsequently amended and effective January 1, 1984 the Company adopted a revised and restated Plan; provided that the provisions set forth in the second paragraph of Section 4.2 thereof became effective July 1, 1984.

     The Plan was then further amended, and thereafter effective
January 1, 1985 the Company adopted an Amended and Restated Plan as set forth therein.

     The Plan and Trust are intended to meet the requirements of
Section 401(a) and 501(a) of the Internal Revenue Code of 1954, as amended by the Employee Retirement Income Security Act of 1974.

     The provisions of the Plan shall apply only to an employee who terminates employment on or after the Effective Date of this Amended and Restated Plan. The rights and benefits, if any, of a former employee shall be determined in accordance with the prior provisions of the Plan in effect on the date his employment terminated.

                            ARTICLE I
                           Definitions

     The following terms have the meanings specified below unless the context otherwise requires:

     1.1  "Plan" means the Retirement Income and Thrift Incentive
Plan set forth herein and as the same may be amended from time to time.

     1.2 "Retirement Income portion of the Plan" means that portion of the Plan in which all participants shall participate without requirement of any contributions to the Plan by the participants.

     1.3 "Thrift Incentive portion of the Plan" means that part of the Plan in which participants shall participate on the basis of their voluntary contributions to the Plan pursuant to Section
4.2 hereof.

     1.4 "Company" means Federated Department Stores, Inc., a Delaware corporation, including the present divisions thereof, and such additional division or divisions and such subsidiary or subsidiaries as the Board of Directors may from time to time determine.

     1.5 "Division" means a constituent unit of Federated Department Stores, Inc. as determined from time to time by the Board of Directors, including its home office, and "subsidiary" means any corporation more than 50% of whose voting stock is, at the time the determination is made, owned directly or indirectly by Federated Department Stores, Inc.

     1.6 "Employee" means each person who is employed by the Company as determined by the rules or practices of the division or subsidiary by which such person is employed, but does not include (i) a director of the Company who is not employed by the Company in any other capacity, (ii) any person whose compensation is paid by the Company for a lessee of a leased department of the Company, (iii) any person whose compensation consists of a retainer or a fee, or (iv) any employee of the Company's Ralphs Division who is not a participant or eligible for participation in the Ralphs Grocery Company Retirement Plan.

     1.7 "Eligible employee" means each employee eligible to become a participant as provided in Article II hereof.

     1.8 "Participant" means each eligible employee who has accepted the Plan in the manner provided in Section 3.1 hereof.

     1.9  "Regular employment" means, commencing after December
31, 1975, employment for 1000 or more hours in any twelve month period, provided that

          (a) regular employment by the corporation or other predecessor of any division, including any branch thereof, of the Company whose business was acquired by the Company on or prior to the Effective Date of the Plan shall be considered as such employment by the Company.

          (b) regular employment by the corporation or other predecessor of any division, including any branch thereof, of the Company whose business was acquired by the Company after the Effective Date of the Plan to the extent that the division becomes part of the Company as provided in Section
     1.4 hereof or an employee becomes an employee of a division included within such definition shall be considered as such employment by the Company;

          (c) regular employment by a lessee of a leased department of the Company whose business is directly assumed by the Company or regular employment by any subsidiary of the Company, shall be considered as such employment by the Company to the extent that the Board of Directors may from time to time determine.

The period of each approved absence shall be included in the determination of regular employment. For all periods prior to January 1, 1976, "Regular employment" shall have the meaning set forth in this Plan, as in effect on December 31, 1975.

     1.10 "Approved absence" means an absence, with or without compensation, approved by the Company with respect to any of its employees, or approved by the Committee, such as but not limited to absence for service in the armed forces or in governmental agencies, or for sickness or disability; provided that no absence for a period of more than 12 consecutive calendar months (except for service in the armed forces or in governmental agencies) shall be approved absence for the purposes of the Plan unless the Committee shall in its discretion so determine; provided further that any absence for which compensation is paid directly or indirectly by the Company shall in any event constitute an approved absence.

     1.11 "Committee" means the Administrative Committee appointed as provided in Article VII hereof and "Administrator" means the person designated for such purpose by the Committee.

     1.12 "Board of Directors" means the Board of Directors of Federated Department Stores, Inc.

     1.13 "Anniversary Date of the Plan" means the first day of the plan year as hereinafter defined.

     1.14 "Fiscal year" means the annual accounting period of 52 or 53 weeks, as the case may be, ending approximately on the last day of a taxable year (or such other annual accounting period as may from time to time be established by the Board of Directors) upon the basis of which the accounting records of the Company are maintained.

     1.15 "Compensation" of an employee for any year means the total compensation paid such employee for such year by such of the divisions and subsidiaries of the Company as shall have elected to participate in the Plan for services rendered as reported by the Company for federal income tax purposes determined in accordance with rules established by the Committee pursuant to Section 7.2 hereof. Compensation shall also include tips paid to such employee to the extent reported by the Company for federal income tax purposes, amounts as shall be contributed pursuant to employee's elections to the Thrift Incentive portion of the Plan pursuant to Section 401(k) of the Internal Revenue Code, and amounts treated as employer contributions pursuant to employee's elections under Section 125 of the Internal Revenue Code.

     1.16 "Participating compensation" of an employee means his compensation for such year as defined in Section 1.15 hereof; provided that for any year in which an employee becomes a participant, participating compensation shall include only the compensation paid for the portion of the year in which such employee is a participant.

     1.17 "Contributions", or the "amount contributed", by a participant in any year means the amount contributed by him to the Plan during such year pursuant to Section 4.2 hereof and not withdrawn by him during such year.

     1.18 "Trust Fund" means the corpus of the fund established under the trust agreement provided in Section 8.1 hereof, and all earnings, increments and additions thereon and thereto, and "Trustee" shall mean the trustee of said trust fund.

     1.19 "Beneficial equivalent" means a benefit determined by the Committee to be of equal value to another benefit or to a dollar amount based upon, for determinations made from and after January 1, 1984, the annuity purchase rates used at the date of such determination for such purposes with respect to pension plans qualified under Section 401(a) of the Code by the Travelers Insurance Company.

     1.20 "Normal retirement date" means the first day of the first month which coincides with or next follows the date a participant reaches (a) age 65 or (b) such later age as may be provided under the Federal Social Security Act for the payment of benefits on an unreduced basis.

     1.21 "Effective Date of the Plan" means January 25, 1953, "Effective Date of the Restated Plan" means January 1, 1976, "Effective Date of the Revised and Restated Plan" means January 1, 1984 and "Effective Date of the Amended and Restated Plan" means January 1, 1985.

     1.22 The masculine pronoun includes the feminine pronoun wherever used.

     1.23 "Plan year" means the calendar year beginning on January 1 of each year.

     1.24 "Entry Date" means the first day of any calendar month until July 1, 1984 and thereafter means the first day of any calendar quarter.

     1.25 A.   "Magnin Plan" means the I. Magnin & Co. Profit
Sharing Retirement Benefit Payments Plan prior to January 1,
1975, the date of the merger of said plan into this Plan.

          B.   "Bullock's Plan" means the Bullock's Profit
Sharing Retirement Benefit Payments Plan prior to July 1, 1984, the date of merger of said plan into this Plan and Article XII hereof.

          C.   "Rike's Plan" means the Rike-Kumler Company
Retirement Plan prior to July 1, 1984, the date the merger of said plan into this Plan.

          D.   "Children's Place Plan" means The Children's Place
Profit Sharing Savings Plan prior to July 1, 1984, the date of the merger of said plan into this Plan.

          E.   "Rich's Plan" means the Rich's Profit Sharing
Savings Plan prior to January 1, 1985, the date of the merger of said plan into this Plan.

     1.26 "Divisional Credits" means all credits to the accounts of participants in the Magnin Plan, the Bullock's Plan (other than such credits of participants in Article XII hereof), the Rike's Plan and the Rich's Plan transferred to the Plan and the accretions thereon as hereinafter provided for.

     1.27 "Hour" means, subject to Sections 2530.200b-2 and 2530.200b-3 of the Department of Labor regulations, (a) each hour for which an employee is paid or entitled to payment for the performance of duties for the Company, these hours to be credited to the employee for the computation period or periods in which the duties are performed, (b) each hour for which an employee is paid or entitled to payment by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, these hours to be credited to the employee for the computation period or periods in which the period during which no duties are performed occurs, and (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company, these hours to be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment was made.

     1.28 "Joint and survivorship annuity" means an annuity for the life of the participant with a survivor annuity for the life of his spouse which is not less than one-half of, or greater than, the amount of the annuity payable during the joint lives of the participant and his spouse and which is the actuarial equivalent of a single annuity for the life of the participant.

     1.29 "Valuation Date" means, with respect to any plan year, the last day of each calendar month in such plan year, and any other date in such plan year as of which the Committee may decide the Trust Fund shall be valued.

     1.30 "Valuation Period" means any period which begins on a day which immediately follows a Valuation Date and ends on the immediately following Valuation Date.

                           ARTICLE II
                           Eligibility

     2.1 Each employee on the Effective Date of the Amended and Restated Plan or on a subsequent Entry Date shall be an eligible employee as of such date, provided that on such date he:

          (a) shall have completed at least one twelve month period of Regular employment either during the twelve month period commencing with the last date of his employment by the Company or in any calendar year following the last date of his employment with the Company, subject to the break in service provisions set forth in Section 6.8 hereof;

          (b) shall not be a participant, be eligible for participation, or be in the process of qualification for participation (i) in any other plan providing retirement benefits qualified under Section 401(a) of the Internal Revenue Code or (ii) in any other plan providing retirement benefits adopted in the Company after January 25, 1953, the cost of which, in either case, is borne in whole or in part by the Company; but an employee otherwise eligible to become a participant hereunder shall not be disqualified therefrom because of his participation in such other plan or plans if
     (x) such participation relates solely to employment which preceded the Entry Date on which he would otherwise become a participant hereunder, and (y) the retirement benefits under such other plan or plans, in the case of a pension plan relate solely to such past service, or in the case of a profit-sharing retirement plan are derived solely from contributions made with respect to such past service. The restrictions of this clause (b) shall not be applicable to
     (1) such plans which were in effect in a division or subsidiary at the time its business was acquired by the Company, provided the Income Before Federal Taxes on Income of any such division or subsidiary is excluded for the purpose of computing the Company's contribution to the Plan pursuant to Section 4.3 hereof, (2) the Company's Pension Plan, (3) the Company's Supplementary Executive Retirement Plan, and (4) the Ralphs Grocery Company Retirement Plan maintained by the Company's Ralphs Division.

                           ARTICLE III
                          Participation

     3.1 Each eligible employee as of the Entry Date shall become a participant in the Plan as of said date. Within 60 days after such Entry Date, or such further period as the Committee may grant, each eligible employee shall file with the Committee his written acceptance of participation in the Plan upon the terms and conditions hereof upon such form as the Committee shall prescribe.

     3.2 The participation of a participant in the Plan shall be terminated upon:

          (a) the termination of his reemployment for any reason, provided that a same year break in service has occurred as provided in Section 6.8 hereof;

          (b) his ceasing to comply with the conditions of eligibility contained in clause (b) of Section 2.1 hereof;
     or

          (c) failure to obtain approval by the Committee of an absence for a period of more than 12 consecutive months (except for service in the armed forces or in governmental agencies) to the extent provided in Section 1.10 hereof.

     If after termination of his employment a former participant or other employee is reemployed by the Company, he shall for all purposes of the Plan constitute a new employee as of the date of such reemployment subject to the provisions of Section 6.8 of the Plan. For the purpose of making allocations pursuant to Article V, no allocation shall be made if the employee is not a participant through the last day of such Plan year.

                           ARTICLE IV
                          Contributions

     4.1 No contribution shall be required of any participant as a condition of his participation in the Plan.

     4.2 Each participant may, at his election, contribute to the Thrift Incentive portion of the Plan, an amount equal to a percentage of his participating compensation for such year. The percentage of each participant's contribution shall be in a multiple of 1%, but shall not be less than 1%, nor more than 5%, of his participating compensation for the year in which such contribution shall be made (such contributions, together with any Qualified Deferred Earnings Contributions as defined in the next paragraph, and "Mandatory Contributions" made under either the Children's Place Plan or the Rich's Plan, are hereinafter collectively referred to as "basic contributions"). In addition, a participant may contribute in multiples of 1% but not more than 5% an additional percentage of his participating compensation for the year in which such contribution shall be made (such contributions, together with "Additional Contributions" made under the Children's Place Plan and "Voluntary Contributions" made under the Rich's Plan, are hereinafter referred to as "additional contributions").

     Effective as of the first day of the plan year following the date upon which a participant completes three years of employment, that participant may elect under Section 401(k) of the Internal Revenue Code and the applicable Treasury Regulations thereunder, in writing on a form prescribed by the Committee, to defer receipt of up to 5% of his Participating compensation, or such lesser amount as established by rule of the Committee (which rule may be applied uniformly, or solely to those Participants who are "highly compensated" as defined in Section 401(k) of the Internal Revenue Code and the applicable Treasury Regulations thereunder) in whole or in part in place of the amounts contributed pursuant to the first sentence of the first paragraph of this Section (the amounts contributed under said sentence and deferred under this paragraph shall not exceed 5%, in the aggregate, of participating compensation) and to have such deferred earnings, hereinafter referred to as Qualified Deferred Earnings Contributions, contributed to the Plan by the Company on his behalf; provided, however, that the total contribution under this Section shall in no event exceed 10% of participating compensation; and provided, further, that Qualified Deferred Earnings Contributions and the appreciation thereon may not be withdrawn by or distributed to said Participant until the earliest of the Participant's retirement, death, disability, separation from service, hardship (hardship hereunder means necessary in light of immediate and heavy financial needs of the Participant, and distributions for reason of hardship will be limited to the amount required to meet an immediate financial need that is not reasonably available from other resources of the Participant, all as determined by the Committee in accordance with Section 401(k) of the Internal Revenue Code and the applicable Treasury Regulations thereunder) or attainment of age 59-1/2. Any (or all) "highly compensated employees" as hereinafter defined may be required to revise his election to defer an amount of his Participating compensation, in conformity with a uniform rule of the Committee, if the Plan does not meet both of the following limits:

          (a)  Those employees eligible to make Qualified
     Deferred Earnings Contributions hereunder shall satisfy the provisions of subparagraph (A) or (B) of Section 410(b) (1) of the Code; and

          (b) The actual deferral percentage for highly compensated employees for such year shall bear a relationship to the actual deferred percentage for all other such eligible employees for such plan year which meet either of the following tests:

               (i) The actual deferral percentage for the group of highly compensated employees is not more than the actual deferral percentage of all other eligible employees multiplied by 1.5.

               (ii) The excess of the actual deferral percentage for the group of highly compensated employees over that of all other eligible employees is not more than 3 percentage points, and the actual deferral percentage for the group of highly compensated employees is not more than the actual deferral percentage of all other eligible employees multiplied by 2.5.

In the event that the limits described above are inadvertently exceeded, any excess Qualified Deferred Earnings Contributions shall be treated as contributions under the first sentence of the first paragraph hereof; provided that such recharacterization shall occur prior to the end of the plan year for which such excess occurs. For the purpose of this Section 4.2, the term "highly compensated employee" means any employee who is more highly compensated than two-thirds of all eligible employees.

     All contributions shall be made by deductions authorized in writing by the participant, upon such form as the Committee shall prescribe, from each payment of compensation to the participant. As of the first day of each Plan year following the first year in which such contributions are made, the amount of such contributions shall be adjusted to take into account any change in election on the part of the participant. Such contributions shall be automatically suspended during any period of approved absence of the participant without compensation. All such contributions shall be deposited by the Company with the Trustee, within thirty (30) days after the end of the calendar month in which the contributions are deducted, to be held by the Trustee in the Trust Fund for and on account of the Thrift Incentive portion of the Plan. A participant may at his election, discontinue his contributions at any time during the Plan year, but in such event he shall not again be eligible to contribute to the Thrift Incentive portion of the Plan until the Anniversary Date of the Plan next following the date of such discontinuance.

     4.3 Subject to the provisions of Article VIII with regard to amendments and termination of the Plan and the liabilities of the Company under th Plan, for the Company's fiscal year beginning February 3, 1985 and ending on February 1, 1986, and for each calendar year beginning on or after January 5, 1986, the Company shall contribute to the Plan for each such year an amount equal to 2% of the Company's Income Before Federal Taxes on Income for each such year, before deduction of any amount in respect of said contribution by the Company to the Plan or such greater amount as the Board of Directors in its discretion may determine; provided that

          (a) for the purpose of computing said contribution, there shall be excluded from the Company's Income Before Federal Taxes on Income for each such year, (i) the Income Before Federal Taxes on Income of the Ralphs Grocery Company division of this Company for each such year as determined in accordance with the standard accounting procedures of the Company by its chief accounting officer, except that for the purpose of computing said contribution for calendar year 1986 and for each calendar year thereafter, there shall not be so excluded that portion thereof determined by multiplying such income by a fraction, the numerator of which is the dollar amount of the compensation of all Ralphs Division employees participating in this Plan and the denominator of which is the sum of such compensation plus the compensation of all other employees of the Ralphs Division participating in any other plan providing retirement benefits, the cost of which is borne in whole or in any part by the Ralphs Division; and (ii) for each such year, the Income Before Federal Taxes on Income of the Bullock's Division of the Company as determined in accordance with the standard accounting procedures of the Company by its chief accounting officer arrived at by multiplying such income by a fraction, the numerator of which is the dollar amount of the compensation of all participants under the Bullock's Profit Sharing Retirement Benefit Payment Plan as incorporated into Article XII of this Plan and the denominator of which is the sum of such compensation plus the compensation of all participants of the Bullock's Division under this Plan.

          (b) the amount of said contribution for any plan year shall not exceed the Maximum Allowable Contribution as defined in Section 4.5 hereof, and

          (c) the amount of said contribution for any plan year shall be subject to reduction as provided in Section 4.6 hereof,

but shall in any event be sufficient to provide the 20% provided for in Section 4.4 hereof. It is recognized that the portion of the Company's Income Before Federal Taxes on Income attributable to the period commencing on January 5, 1986 and ending on February 1, 1986, inclusive, shall be considered for the purposes of calculating the Company's contribution pursuant to this Section for both fiscal year 1985 and calendar year 1986.

     In addition, the Board of Directors may for any plan year ending after January 1, 1984, from time to time make additional contributions to the Retirement Income portion of the Plan."

     4.4 The contribution of the Company for each plan year pursuant to Section 4.3 hereof shall be allocated to, and be deposited by the Company with the Trustee to be held by the Trustee in the Trust Fund for and on account of, the Thrift Incentive portion of the Plan provided that the amount so allocated to the Thrift Incentive portion of the Plan shall not, when added to surrendered Thrift Incentive credits as described in Section 5.4(a), result in a total allocation for the plan year to said portion of the Plan in excess of an amount equal to the aggregate amount of participant's contributions made to said portion of the Plan during such year but shall not be less than 20% of such contributions. If said total allocation (exclusive of the part thereof representing allocations to make up prior years' deficiencies) would otherwise exceed said aggregate amount of participants' contributions, the amount of such excess shall be added to the amount otherwise required by this Section to be allocated to the Retirement Income portion of the Plan.

     For the purposes of this Section, contributions made by participants shall not include additional contributions but shall include Qualified Deferred Earnings Contributions as these terms are used in Section 4.2 hereof.

     4.5  As used in this Article

          (a) "Maximum Allowable Contribution" means the smaller of the following amounts:

               (i) the maximum aggregate amount allocable to the Thrift Incentive portion of the Plan pursuant to
          Section 4.4 hereof; or

               (ii) the maximum amount allowable as a deduction in respect of the fiscal year of the Company for a contribution to a profit sharing trust, in computing the income of the Company for said fiscal year for the purpose of federal taxes on income, as provided in the Internal Revenue Code, including the provisions thereof relating to the deductibility of contributions against amounts by which the deductible limit in a preceding year exceeded the contribution made in respect of such preceding year.

          (b) "Income Before Federal Taxes on Income" for a fiscal or calendar year means the Company's Income Before
     Federal Taxes on Income as determined by the Chief
     Accounting Officer of the Company in Accordance with the standard accounting procedures of the Company.

          (c) Calendar year means the period of twelve fiscal months of the Company, commencing on the first day of its January fiscal month and ending with the last day of its December fiscal month.

     4.6 The amount of the Company's contribution to the Plan for each plan year shall be paid to the Trustee, either in a single payment or in installments, not later than the last day of the period prescribed for the payment of a deductible contribution for such year by the relevant provisions of the Internal Revenue Code and other applicable law. Such contribution may be based upon Income Before Federal Taxes on Income estimated in accordance with established accounting principles consistently applied to data available at the time the estimate is made, and certified to by the chief accounting officer of the Company, and the contribution of the Company shall be made to the Trustee not later than the last day of the period prescribed for the payment of a deductible contribution for such year by the relevant provisions of the Internal Revenue Code and other applicable law on the basis of such estimate. In such event, after the examination by the chief accounting officer of the data necessary to the determination of the amount thereof for the relevant calendar year (or fiscal year as to the Company's fiscal year ending February 1, 1986), the Company shall determine the amount of its contribution on the basis of such data and as provided in this Article; and any amount by which the amount theretofore contributed by the Company in respect of such year shall be less than the amount of its contribution as so determined shall be contributed by the Company not later than the last day of the period prescribed by the relevant provisions of the Internal Revenue Code and other applicable law for the payment of a deductible contribution to the Plan for its next succeeding plan year, and any amount by which the amount theretofore contributed by the Company in respect to such year shall exceed the amount of its contribution as so determined shall be applied as promptly as possible as a reduction in the amount of the contributions which the Company may thereafter be required to make pursuant to Section 4.3 hereof. If, after the Company has made a contribution for any such plan year, all or any part thereof shall be finally disallowed as a deduction under the Internal Revenue Code in computing the income of the Company for the fiscal year within which the relevant plan year ends for the purpose of federal taxes on income, then the amount of the contributions that the Company would otherwise thereafter be required to make pursuant to Section 4.3 hereof shall be reduced by an amount equal to the amount disallowed as such a deduction.

     4.7 It is the basic policy and specific intention of the Company that the investment and reinvestment of the contributions to the Plan made by the participants and by the Company
(including pursuant to Article XII hereof) shall be made as follows:

          (a) The cash and investments, the earnings thereon, and the proceeds thereof attributable to the contributions to this Plan or a plan merged herein made by participants, shall be included in and invested and reinvested (except as hereinafter expressly provided) as provided in Fund A described below. Fund A shall also include funds representing the Company-contributed portion of participant's Thrift Incentive Credits transferred thereto pursuant to Section 5.6 hereof. The foregoing notwithstanding, the cash and investments thereon and the proceeds thereof, attributable to the contributions made by participants in the Rich's Plan which were invested on December 31, 1984 in Diversified Investments, as defined in the Rich's Plan, shall be included in and invested and reinvested pursuant to Fund B described below, and such cash and investments and the proceeds thereof so attributable which were invested on December 31, 1984 in common stock of Federated Department Stores, Inc. shall be included in and invested pursuant to Fund C described below. The Company may from time to time allow all participants who have such credits included in either or both of Fund B or C to transfer all or any portion of such credits to Fund A. The dollar value of said credits so transferred shall be determined by the Trustee as of the Valuation Date immediately following the date on which such transfer shall take place.

          Fund A - all sums in this Fund shall be invested in a variety of short-term fixed income corporate and government bonds, investment contracts with selected insurance companies which provide for a stated investment return, and intermediate-term variable rate fixed-income securities as selected by the Investment Committee or by investment managers appointed thereunder.

          Fund B - all sums in this Fund shall be invested in a variety of corporate and government fixed income securities and equity securities (but not securities of the Company), and cash equivalents as selected by the Investment Committee or by investment managers appointed thereunder.

          Fund C - all sums in this Fund (consisting only of funds invested as of December 31, 1984 in common stock of Federated Department Stores, Inc. pursuant to the investment alternative described in Section 3.3(b) (1), (2) or (6) of the Rich's Plan and the earnings thereon) shall be invested and reinvested in the common stock of Federated Department Stores, Inc. and cash equivalents; provided that no participant shall have the right to transfer sums into this Fund or to make any contributions thereto.

          (b) The cash and investments, the earnings thereon and the proceeds thereof, attributable to the contributions made by the Company (including contributions to the Profit Sharing Account of Article XII participants), other than the portion thereof representing the value of a participant's Thrift Incentive Credits transferred to Fund A and Retirement Income Credits and Divisional Credits transferred to the Stability Income Fund, as hereinafter defined, pursuant to Section 5.6 hereof (and an Article XII participant's Profit Sharing Account transferred to the Special Account pursuant to Section 12.16 hereof), shall be invested and reinvested in common shares of Federated Department Stores, Inc. and in such other investments all as the Investment Committee created in accordance with Section
     7.8 hereof may determine, it being understood that up to one hundred percent (100%) of the amounts attributable to such contributions may be invested in such common shares. All funds representing the value of a participant's Retirement Income and Divisional Credits so transferred to the fund herein referred to as the "Stability Income Fund" (and an Article XII participant's Profit Sharing Account transferred to the Special Account pursuant to Section 12.16 hereof) shall be invested and reinvested in short-term fixed income corporate and government bonds, or in such other investments designed to safeguard the principal amount thereof as the Investment Committee may determine. Credits of certain participants who retired prior to January 1, 1980 and elected to receive their distribution in the form of installment payments shall also be included in the Stability Income Fund.

                            ARTICLE V
                    Accounts and Allocations

     5.1 The Committee shall cause the Trustee to maintain such accounts as may be necessary or desirable to effectuate the purposes of the Plan. Without limiting the generality of the foregoing, the Committee shall cause the Trustee to maintain:

          (a) a "Thrift Incentive Account", representing that part of the Trust Fund attributable to the contributions made by participants, and the contributions made by the Company for and on account of both the Thrift Incentive portion of the Plan, The Children's Place Plan prior to July 1, 1984, and the Rich's Plan prior to January 1, 1985, and the earning, increments and additions thereon and thereto, and

          (b) a "Retirement Income Account", representing that part of the Trust Fund attributable to the contributions made by the Company for and on account of the Retirement Income portion of the Plan, and the earnings, increments, and additions thereon and thereto, and

          (c) a "Divisional Credit Account", representing that part of the Trust Fund attributable to the credits of participants in the Magnin Plan, the Bullock's Plan (excluding such credits of participants in Article XII hereof), and the Rike's Plan prior to the respective mergers thereof into this Plan, and the earnings, increments and additions thereon and thereto.

     5.2 The Committee shall maintain or cause to be maintained a separate account for each participant, to which there shall be credited and shown separately:

          (a) the participant's interest, hereinafter referred to as "Thrift Incentive Credits", in the Thrift Incentive
     Account, and

          (b) the participant's interest, hereinafter referred to as "Retirement Income Credits", in the Retirement Income
     Account, and

          (c) the participant's Divisional Credits, as defined in Section 1.26 hereof.

      5.3 For the purpose of the equitable distribution of benefits accruing to the participants under this Plan, the value of the accounts of each participant herein shall be determined as of each Valuation Date.

     Allocations to the accounts of participants shall be made as follows:

          (a) As of each Valuation Date, there shall be allocated to the account of each participant who is such on that Date, the net earnings and capital gains and losses for the preceding Valuation Period, whether or not realized, of each investment fund described in Section 4.7 hereof in which such account is invested, excluding any such earnings or gains which are transferred to the separate accounts of reemployed participants as provided in Section 6.9 hereof (all such net earnings and capital gains and losses, excluding such earnings or gains so transferred, are hereafter collectively referred to as "accretions"), in the proportion that the amount of such account, to the extent invested in each such investment fund, as of the start of such Valuation Period, and not withdrawn during such Valuation Period, bears to the amount of all such accounts to the extent invested in each such fund at the beginning of such period, and not withdrawn during such Valuation Period. In making the aforesaid allocation, participant contributions made to the Thrift Incentive Account for any payroll period ending since the immediately preceding Valuation Date shall be disregarded. The foregoing notwithstanding, dividends on the number of common shares of Federated Department Stores, Inc. credited to the accounts of participants in the Thrift Incentive Account or Retirement Income Account who were such on the immediately preceding Valuation Date (such accretions, for the purposes of this clause, being the dividends on said number of shares) shall be allocated to each such participant's account in the proportion that the number of such shares credited to him in each of said Accounts on the immediately preceding Valuation Date bears to the total number of such shares credited on the immediately preceding Valuation Date to all such participants in each of said Accounts.

          (b) The contribution of the Company for and on account of the Thrift Incentive portion of the Plan for each plan year when made, shall be deemed to have been made as of the last day of each such plan year. Except as otherwise provided in Section 4.2 hereof, additional Thrift Incentive Credits equivalent to the amount of such contribution by the Company shall be credited as of said date to the account of each participant who remained such through the last day of said plan year and who did not withdraw basic contributions (as defined in Section 4.2 hereof) during said plan year, in the proportion that the amount of each such participant's basic contributions made in said year bears to the total amount of basic contributions made by all such participants in said year.

          (c) Additional Retirement Income Credits, if any, equivalent in the aggregate to the amount of the Company's contribution for any plan year shall then be credited as of the close of such plan year to the account of each participant who remained such through the last day of such plan year, as the case may be, in the proportion that the participating compensation of such participant for the plan year bears to the total participating compensation of all such participants for said calendar year.

     Any appraisal of the Trust Fund, or any portion thereof, by the Trustee shall give due regard to accrued expenses and other proper charges to said fund to the extent that these are not assumed by the Company pursuant to Section 7.5 hereof. The Trustee's determination of the market value of the investments of the Trust Fund, or any portion thereof, shall be final and conclusive for all purposes of the Plan.

     In no event shall the annual addition to a participant's account under either this Section or Article X or Article XII hereof exceed the lesser of $30,000 (or such amount as adjusted for increases in the cost of living under regulations prescribed by the Secretary of the Treasury or his delegate under Section 415(d) of the Internal Revenue Code) or 25% of the participant's compensation (which term as used in this paragraph and the next paragraph shall be as hereinafter defined in this Section 5.3). For this purpose annual addition shall include contributions by the Company, the lesser of one-half of the participant's contribution or all of the participant's contribution in excess of 6% of his compensation, and surrendered credits. Any amount which would have been contributed to the account of a participant but for the preceding sentence shall be allocated to the accounts of other participants, subject to the preceding sentence, in the same manner as surrendered credits for the purposes of Section
5.4 hereof (or as accretions for the purposes of Section 7 of Article XII hereof). If as a result of the allocation of surrendered credits, a reasonable error in estimating a participant's compensation, or under other facts and circumstances which the Commissioner of the Internal Revenue Service finds justify the application of the rules hereinafter set forth in this sentence, the annual addition to any participant's account would cause the maximum annual addition set forth above to be exceeded (the amount by which the maximum annual addition is so exceeded been referred to in this Section
5.3 as the "excess amount"), the following adjustments shall be made so that such maximum is not exceeded:

          (1) Contributions to the Plan (other than Qualified Deferred Earnings Contributions) made by the participant for such year shall be returned to the participant to the extent that the return would reduce the excess amount in the participant's account. Any earnings made by the Trust attributable to such returned contribution will, unless also so returned, be considered as participant contributions for the year in question solely for the purpose of this paragraph.

          (2) If an excess amount remains in the account of any participant following the return of participant contributions described above, the remainder of the excess amount shall be reallocated to the accounts of other participants in the same manner as surrendered credits (or as accretions for the purposes of Article XII hereof). However, if this reallocation of the remaining excess amount would cause the limitations set forth in this paragraph to be exceeded with respect to each participant for the relevant year, then that portion of the excess amount shall not be so reallocated but held in a suspense account in the Trust. In the plan year next following the year in which such excess amounts are placed into the suspense account, all amounts in said suspense account shall be allocated and reallocated to the accounts of participants in the manner provided in the preceding sentence before any Company contributions and participant contributions shall be made for such next following plan year.

     If a participant also participates in a defined benefit plan maintained by Federated, Section 415(e) of the Code provides that the sum of the defined benefit plan fraction and the defined contribution plan fraction shall not exceed 1.0. Federated intends that an adjustment, if any, in contributions or benefits which is necessary to satisfy such 1.0 limitation under Section 415(e) of the Code shall be made exclusively in the defined benefit plan so that no such adjustment need be made in this Plan. For purposes of this paragraph, the defined benefit plan fraction for any plan year is a fraction, the numerator of which is the projected annual benefit of the participant under the defined benefit plan as of the close of the plan year, and the denominator of which is the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan year, or (ii) the product of 1.4 multiplied by one hundred percent (100%) of the participant's average compensation as an employee during the three (3) consecutive calendar years (or actual number of years if less than three) during which the participant actively participated in the defined benefit plan and had the greatest aggregate compensation as an employee. The defined contribution plan fraction for any plan year is a fraction, the numerator of which is the sum of the annual additions to the participant's account under this Plan from (i) employer contributions, (ii) forfeitures and (iii) employee contributions in excess of six percent (6%) of his compensation for such plan year or one-half (1/2) of his contributions, whichever is less, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service:

          (a) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such plan year (determined without regard to Section
     415(c)(6) of the Code), or

          (b) the product of 1.4 multiplied by twenty-five percent (25%) of the participant's compensation as an employee for such plan year.

As used in this paragraph and the preceding paragraph, the term
"compensation" shall mean all compensation of the participant from the Company for a relevant plan year.

     5.4 Upon termination of a participant in the Plan in any plan year, the amount of the credits not then vested in him pursuant to the provisions of Article VI hereof shall be deemed to be outstanding until the close of such year as shall the credits of a participant terminating in such year pursuant to paragraph (a) of Section 6.7 hereof. All such credits, hereinafter termed "surrendered credits", shall share proportionately in the accretions of the Trust Fund for such year with respect to said credits. The dollar value of such surrendered credits invested in common stock of Federated Department Stores, Inc. shall be determined as of the last day of such year based on the last closing price of such stock for such plan year. Such surrendered credits, after adding thereto or subtracting therefrom the net amount of adjustments, if any, made during such year to correct accounts of participants by reason of correction of errors and subtracting therefrom amounts transferred to the separate accounts of reemployed participants as provided in Section 6.9 hereof, shall then be applied at the close of such year as hereinafter described:

          (a) The surrendered Thrift Incentive credits for said year shall be applied to the Thrift Incentive Account. The amount so applied shall be credited to the account of each participant who remained such through the last day of such taxable or plan year in the same manner as the contribution of the Company for such year for and on account of the Thrift Incentive portion of the Plan.

          (b) The surrendered Retirement Income and Divisional credits for said year shall be aggregated and applied to the Retirement Income Account and Divisional Account. The amount so applied shall be credited to the account of each participant who remained such through the last day of such plan year in the proportion that the aggregate amount of the investments credited to his Retirement Income an divisional Accounts at the beginning of said year (using for common stock of Federated Department Stores, Inc., the last closing market price of such stock for said year) multiplied by his length of service factor (as described in paragraph (c) hereof), bears to the total aggregate amount of the investment credits in the Retirement Income and Divisional Accounts of all such participants at the beginning of said year for said plan year multiplied by their appropriate length of service factors.

          (c) For the purposes of this Section 5.4 the length of service factor of a participant who, at the time of determination thereof, has completed more than 20 years of employment shall be one and one-half, and in the case of every other participant shall be one. The determination of a participant's period of employment for the purposes of this Article shall be made as of the last day of the plan year. For the purposes of this paragraph (c), "employment" shall be calculated in the same manner as set forth in
     Section 6.8 hereof.

     5.5 When, pursuant to the terms of the Plan, distribution of a participant's Thrift Incentive Credits, Retirement Income Credits and Divisional Credits is to commence, the dollar value of said credits, other than credits invested pursuant to paragraph (b) of Section 4.7 in the common stock of Federated Department Stores, Inc., shall be appraised by the Trustee as of the latest Valuation Date prior to the commencement of such distribution for which a valuation shall have occurred and be available to the Plan Administrator (but in no event shall said Valuation Date to be earlier than the Valuation Date immediately preceding the date of such participant's termination of participation in the Plan). The dollar value of such credits invested in common stock of Federated Department Stores, Inc. pursuant to paragraph (b) of Section 4.7 shall be determined by the Trustee based upon the average price of such stock computed on a daily basis for the ninety (90) day calendar period ending on the latest Valuation Date prior to the commencement of such distribution for which a valuation shall have occurred and be available to the Plan Administrator (but in no event shall such Valuation Date be earlier than the Valuation Date immediately preceding the date of such participant's termination of participation in the Plan); provided that if the participant then elects to have all or part of the investments in such commons stock distributed in kind, the whole shares of such investments shall be distributed as so elected, in lieu of the dollar value thereof.

     5.6 At any time after attaining his 60th birthday, but prior to termination of his participation in the Plan, a participant shall have the election, which may not thereafter be rescinded, to require the transfer of (a) cash and investments equal in value to the Company-contributed portion of his Thrift Incentive Credits (including the accretions thereon) to Fund A as described in Section 4.7(a) hereof, and (b) cash and investments equal in value to his Retirement Income Credits and Divisional Credits to the Stability Income Fund as described in Section

4.7(b). Such transfer shall be made as of the first day of the month next succeeding the date that such participant's written election has been received by the Committee. The dollar value of said credits, other than credits invested pursuant to paragraph
(b) of Section 4.7 in the common stock of Federated Department Stores, Inc. shall be determined by the Trustee as of the Valuation Date immediately preceding the date on which such transfer shall take place; and the dollar value of said credits invested in common stock of Federated Department Stores, Inc. pursuant to paragraph (b) of Section 4.7 shall be determined by the Trustee based on the average price of said stock computed on a daily based for the ninety (90) day calendar period ending on the Valuation Date immediately preceding the date on which such transfer shall take place.

     5.7 As promptly as practicable after the close of each plan year, the Committee shall give notice to each participant of the credits to his account as of said date. The Committee may elect such methods of recording and reporting the accounts of participants, including the investments therein, as it may in its discretion deem appropriate.

                           ARTICLE VI
                          Distribution

     6.1 All credits of participants (other than the amount of each participant's contributions) shall be contingent, and the interest on the part of each participant therein shall be subject to termination except to the extent that such credits or part thereof shall become vested in him in accordance with the provisions of this Article. Each participant's contributions shall be nonforfeitable when made.

     6.2 All contingent credits, as described in Section 6.1, credited to the account of a Participant shall become nonforfeitable

          (a) on the date he attains his 55th birthday with respect to all credits, or

          (b) after he has completed 10 years of employment in the case of his Retirement Income Credits and Divisional
     Credits and 3 years of employment in the case of his Thrift
     Incentive Credits.

     6.3 If the participation of a participant in the Plan shall terminate by reason of (a) his death, or (b) termination of his employment and the Committee shall have determined that his is then totally and permanently disabled, all the credits theretofore credited to his account shall immediately become vested in him in full.

     If the participation of a participant in the Plan shall terminate after he has completed five or more years of employment other than as provide in Section 6.2 and in the first paragraph of this Section 6.3, there shall be paid to him in the manner provided in Section 6.5 hereof his nonforfeitable percentage of the remaining Retirement Income and Divisional credits thereto-fore credited to his account. All other interest, if any, on the part of the participant in the Plan shall terminate subject to the provisions of Section 6.4, 6.8 and 6.9 hereof. The nonforfeitable percentage of a participant's interest in his Retirement Income and Divisional credits shall be determined on the basis of the following schedule:

            YEARS OF EMPLOYMENT         PERCENTAGE

          5 years but less than 6           25%
          6 years but less than 7           40%
          7 years but less than 8           55%
          8 years but less than 9           70%
          9 years but less than 10          85%


     6.4 If the participation of a participant in the Plan shall terminate before he shall acquire a nonforfeitable interest in any portion of the contingent Thrift Incentive, Retirement Income or Divisional Credits credited to his account, there shall be paid to him his additional and basic contributions, if any, together with any accretions on the cash and investments representing such contributions as of the latest Valuation Date prior to the commencement of such distribution for which a valuation shall have occurred and be available to the Plan Administrator (but in no event shall such Valuation Date be earlier than the Valuation Date immediately preceding the date of such participant's termination of participation in the Plan).
All other interest on the part of the participant in the Plan shall terminate except as provided in Sections 6.8 and 6.9 hereof.

     6.5 No cash or investments representing the credits vested in any participant shall be paid or distributed to him until after termination of such participant's employment. Following termination of his employment, the Committee shall direct the Trustee to cause to be paid or distributed to such participant or to the surviving spouse, if any, of such participant, or if there is no surviving spouse, or if the surviving spouse consents in the manner required under Section 6.6 hereof, to another beneficiary designated by him or if such participant's spouse does not survive him and if no other beneficiary has been so designated or if the designated beneficiary does not survive the participant, to his estate, subject to the provisions of Section
6.6 hereof, the cash and investment representing the credits vested in him. Such distribution shall be made in such one or more of the following methods as the participant may elect:

          (a) a joint and survivor annuity payable in monthly installments for the life of the participant and his spouse under which the amount of monthly survivor annuity installments payable to the spouse for her lifetime shall equal 50% (or if the participant elects 100% or 66-2/3%) of the amount of the monthly installment payable to the participant during his lifetime and which is the actuarial equivalent of a single life annuity for the life of the participant;

          (b) an annuity payable in monthly installments for the life of the participant;

          (c) an annuity payable in monthly installments for the lifetime of the participant, but for not less than 120 monthly installments or the beneficial equivalent of the foregoing, or

          (d)  cash and/or kind in one lump sum distribution.
     The foregoing notwithstanding, no distribution to any participant shall be made in a form described in subsection
     (b) or (c) above unless the spouse of such participant consents in writing to such distribution not more than ninety days prior to the commencement of such distribution. No distribution to any participant shall be made to any participant prior to his normal retirement date unless the participant consents or unless the amount to be distributed is not greater than $3,500. Notwithstanding any other provision hereof, if the participation of a participant in this Plan shall terminate and the nonforfeitable portion of such participant's account is not greater than $3,500, such portion shall be distributed in a lump sum cash payment as soon as administratively practicable after such termination.

     Any reference in the preceding sentences to the investments representing a participant's credits shall mean either the investments theretofore representing said credits or such other investments as the Trustee shall have substituted therefor in its administration of the Trust Fund. The distribution of a participant's interest pursuant to one or more of the foregoing methods shall be made on the first day of the calendar month following the date on which his employment is terminated or as soon as practicable thereafter, subject to the spousal consent requirements set forth in this Section.

     Notwithstanding the foregoing unless the participant elects otherwise, any benefits under this Plan shall be paid in cash and kind in one lump sum distribution. If an annuity is selected, the form of the annuity in the case of a participant with a spouse on his Final Election Date, as defined below, shall be a joint and survivor annuity as described above, unless the participant otherwise elects and the said spouse consents as provided below. Any election of a form of benefit shall be made in writing to the Committee only during the ninety days preceding the first day of the first period for which an amount is received as an annuity (or in the form of a lump sum distribution) under this Plan by such participant, his spouse, or other beneficiary (said day being the "Final Election Date"), and shall, as to any participant having at least one hour of employment with the Company on or after August 23, 1984, having a spouse on the Final Election Date, and selecting a form of annuity other than a joint and survivor annuity, be valid only if the spouse consents in writing to such an election, which consent shall acknowledge the effect of such election and be witnessed by a plan representative or notary public. Any spousal consent required by this Section
6.5 shall be valid only with respect to the spouse so consenting; provided, however, said election as to any such participant not so consented to by the participant's spouse shall be valid if it is established to the satisfaction of a plan representative that the spouse's consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulation prescribe. For the purposes of this Section 6.5 the identity of a participant's spouse shall be established as of the participant's Final Election Date and shall not be changed as a result of a separation, divorce, or subsequent marriage of the participant or his spouse to another individual unless otherwise required by a qualified domestic relations order, as defined in
Section 414(p) of the Internal Revenue Code.

     Within a reasonable time prior to his annuity starting date, (and consistent with such regulations as the Secretary of the Treasury may prescribe) each participant shall be provided with a written explanation of (i) the terms and conditions of the joint and survivor annuity described above, (ii) the participant's right to make, and the effect of, an election to receive a form of benefit other than the joint and survivor annuity described above, (iii) the rights of the participant's spouse to approve or disapprove such an election, and (iv) the right to make and the effect of a revocation of an election to receive a form of benefit other than a joint and survivor annuity as described above. At any time and from time to time during the said election period, any such election may be revoked in writing to the Committee in the preceding sentence and another election may be made by the participant (subject to the above spousal consent requirements if an annuity other than a joint and survivor annuity is selected).

     The foregoing provisions of this Section 6.5 shall likewise be applicable to any individual who works at least one Hour for the Company beginning on or after January 1, 1976 and who had at least 10 years of employment with the Company when he separated from service with the Company (provided distribution of such individual' interest hereunder has not commenced on or prior to August 23, 1984), if the individual elects for such provisions to so apply during the period commencing on August 23, 1984 and ending on the date the distribution of such individual's interest hereunder would otherwise commence to such individual.

     The account balance of 5-percent owner (as described in Section 416(i) of the Code determined with respect to the plan year ending in the calendar year in which such individual attains age 70-1/2) shall be distributed or commence to be distributed, no later than the first day of April following the calendar year in which such individual attains age 70-1/2.

     6.6 The interest or any undistributed balance thereof of any participant, including his account under Article X (and
Article XII) hereof, shall be paid in the event of the participant's death to his surviving spouse, if any, as beneficiary; provided, however, that each participant may designate, upon such form filed with the Committee as it shall prescribe, a beneficiary, other than the participant's spouse, to whom such payment shall be made if the participant's spouse, if any, consents in writing to such beneficiary designation, and the spouse's consent acknowledges the effect of such designation and is witnessed by a plan representative or notary public. Any such consent shall be valid only with respect to the spouse so consenting. The foregoing notwithstanding such consent need not be obtained if it is established to the satisfaction of a plan representative that the spouse's consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may be regulation prescribe. Subject to the spousal consent requirement set forth in the preceding sentence, the beneficiary so designated may be changed at any time and from time to time prior to completion of distribution of the participant's interest by his filing with the Committee, upon such form as it shall prescribe, a notification of change of beneficiary. If there is no surviving spouse and if no other person shall be so designated as the beneficiary or if the designated beneficiary shall not survive the participant, payment of his interest or any undistributed balance thereof shall be made to his estate. Payment to his surviving spouse or to such other beneficiary as may be designated as provided above or to the participant's estate shall be in such manner and upon such conditions as the Committee shall determine subject to the provisions of 6.5 hereof. Upon the death of a spouse, or such other beneficiary designated as provided above, who shall have survived the participant, any balance then unpaid shall be paid to the estate of the spouse (or such other beneficiary) in such manner and upon such conditions as the Committee shall determine. No payment as herein provided shall be made to the estate of a participant or to the estate of his spouse (or such other beneficiary) if there are no known legatees, heirs or next-of-kin of the participant or his spouse, or such other beneficiary, as the case may be, except to the extent required to discharge liabilities of the participant, his spouse, or such other beneficiary; in the event that it appears within the year following the death of the participant or his beneficiary, as the case may be, that there are no legatees, heirs or next-of-kin of the participant, his spouse, or such other beneficiary, as the case may be, any undistributed balance may thereafter be paid to the Trustee to form part of the Trust Fund.

     6.7 Notwithstanding anything to the contrary contained in this Article,

          (a) a participant may at any time request the return to him and shall receive in whole or in part the dollar amount of the basic or additional contributions (except for basic contributions constituting Qualified Deferred Earnings Contributions, which may be withdrawn only in the circumstances provided in Section 4.2 hereof) therefore made by him, and in such event the balance of his interest in the Thrift Incentive Account shall not terminate; provided that additional contributions shall be withdrawn before any other withdrawals are permitted under this Section.

          (b) notwithstanding the provisions of clause (a) hereof, any withdrawal of a participant's basic or additional contributions which is not for the total amount of the participant's such contributions shall not be less than $500 in either event.

          6.8 As used in this Section and in Article X and XII, the term "one year break in service" means the completion of a twelve (12) consecutive month period without reemployment commencing on the date of termination of employment and each twelve (12) month period thereafter in which such participant is not employed by the Company; provided, however, that in the case of an Employee whose employment terminates while the Employee is absent from work for maternity or paternity reasons, the twelve month period of absence beginning on the date of said termination shall not be considered a "one year break in service" if the employee timely furnishes the Committee with such information as may be reasonably necessary to establish (i) that the absence from work is for maternity or paternity reasons, and (ii) the number of days for which there was such an absence; and provided further that such Employee shall not receive credit for participation, vesting, or benefit accrual during said period of absence for maternity or paternity reasons. Absence from work for "maternity or paternity reasons" as described in the preceding sentences means an absence (1) by reason of pregnancy of the employee, (2) by reason of the birth of a child of the employee, (3) by reason of the placement of a child with the employee in connection with the adoption of such child by such employee, or (4) for purposes of caring for such a child for a period beginning immediately following such birth or placement. For the purposes of Article VI hereof, years of employment before any one year break in service shall not be taken into account until such former participant has completed a year of regular employment commencing with his date of reemployment. If such participant had not completed three (3) years of employment or had not attained age 55 at the time of such termination, years of employment before any one year break in service shall not be taken into account if the number of consecutive one year breaks in service equals or exceeds the greater of five (5) or the aggregate number of years of employment prior to such break.

     For the purposes of this Article, employment shall be measured from the date of the most recent commencement of employment to the date of termination of employment and subject to the breaks in service rules provided for in this Section 6.8, regardless of the date as to which participation commenced as provided in Article III hereof.

     6.9 If distribution has been made to a participant a portion of whose interest in the Plan has terminated as provided in Section 6.3, the forfeitable portion of the account not so distributed shall be maintained in a separate account until the participant incurs five consecutive one-year breaks in service. If, following such termination, the participant shall incur five consecutive one-year breaks in service, the balance of said account shall be deemed to be a surrendered credit for the purposes hereof. If the participant is reemployed prior to incurring five consecutive one-year breaks in service, then such separate account shall be maintained until the participant's subsequent termination of employment. The vested portion of such separate account to be paid at the time of the subsequent termination of employment shall be determined in accordance with the following formula.

X = P [(AB+RxD)] - (RxD)
Where:
X =  the amount of his vested interest in
     such separate account;
P = the percentage of his vested interest in his credits under the Plan as provided in Section 6.2 and 6.3 hereof (other than the dollar amount of his contributions, if any, made by him pursuant to Section 4.2 hereof, together with the accretions thereon as provided in this Article VI) as of the date of the subsequent termination of employment;
AB = the balance in his separate account as of the date of the subsequent termination of employment;
D =  the amount of the original distribution;
     and
R =  a fraction, the numerator of which
     equals "AB" and the denominator of which equals the amount of the interest originally terminated.

     6.10 If the termination of participation of a participant in the Plan has occurred on or after the date the participant has attained his 55th birthday or has completed 25 years of employment or by reason of death or total and permanent disability as provided in the first paragraph of Section 6.3 hereof, such participant, or his beneficiary, shall receive a distribution as it relates to his Thrift Incentive credits (other than the cash and investments in his account attributable to his contributions, Qualified Deferred Earnings Contributions, and accretions thereon) equal in value to the greater of (a) the cash and investments representing such Thrift Incentive credits vested in him as otherwise provided in this Article VI as of December 31, 1983 together with the accretions thereon as of the last day of the calendar quarter immediately preceding the date of such termination, or (b) the total of (i) the dollar amount of the contributions of the Company and of surrendered credits allocated to the Thrift Incentive portion of the participant's account on or before December 31, 1983, and (ii) the amount of accretions thereon (other than gains and losses, whether or not realized) allocated to the participant's account from time to time pursuant to Section 5.3(a)(iv) and (v).

     The amount, if any, by which the total of the vested amounts provided for in clause (b) exceeds the amounts vested in such Participant as provided in clause (a) is hereinafter referred to as the "supplemental guarantee". The supplemental guarantee, if any, shall be paid by the Company, upon certification by the Administrative Committee, to the Participant's account to be distributed as provided in Section 6.5 and 6.6 hereof, subject to the provisions of the next three sentences hereof. If the sum of the supplemental guarantees to be paid to all Participants when added to the amount of the Company's contribution to the Plan as provided in Article IV hereof for any fiscal year is in excess of the amounts deductible by the Company for federal income taxes for such year, then the total amount of such supplemental guarantees shall be reduced accordingly, and the amounts of any such reductions shall be paid directly to the Participants by the Company. If the amount of any supplemental guarantee to the Participant shall be in excess of the limitations set forth in the last paragraph of Section 5.3 for contributions to a Participant's account, the amount of the supplemental guarantee to be paid the Participant's account shall be reduced in order to meet such requirements and the amount of such reduction shall be paid directly to the Participant by the Company. The time and manner of any payments made directly to Participants as provided in the three preceding sentences shall be determined at the discretion of the Committee.

                           ARTICLE VII
                    Administrative Committee

     7.1 The Board of Directors shall appoint the Committee consisting of officers or other employees of the Company or any other individuals. The Committee shall be composed of not less than 3 nor more than 15 persons. The committeemen shall serve at the pleasure of the Board of Directors and vacancies in the Committee arising by reason of resignation, death, removal or otherwise shall be filled by the Board of Directors. Any committeeman may resign of his own accord by delivering his written resignation to the Board of Directors. The Committee shall constitute the "name fiduciary" for the purposes of the Employee Retirement Income Security Act of 1974 (hereinafter referred to as "ERISA").

     7.2 The Committee shall administer the Plan and is authorized to make such rules and regulations as it may deem necessary to carry out the provisions of the Plan. The Committee shall determine any question arising in the administration, interpretation and application of the Plan, which determination shall be binding and conclusive on all persons.
     In the administration of the Plan, the Committee may:
          (a) employ agents to carry out nonfiduciary and fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA):
          (b)  provide for the allocation of fiduciary
     responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) among its members. Actions dealing with fiduciary responsibilities shall be taken in writing and the performance of agents, counsel, and fiduciaries to whom fiduciary responsibilities have been delegated shall be reviewed periodically.

     The Committee shall administer the Plan and adopt such rules and regulations as in the opinion of the Committee are necessary or advisable to implement and administer the Plan and to transact its business. In performing their duties, the members of the Committee shall act solely in the interest of the participants of the Plan and their beneficiaries and
          (a) for the exclusive purpose of providing benefits to participants and their beneficiaries;
          (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and
          (c) in accordance with the documents and instrument governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.

     7.3 The Committee shall maintain or cause to be maintained accounts showing the fiscal transactions of the Plan, and shall keep or cause to be kept in convenient form such data as may be necessary for valuations of the assets and liabilities of the Plan. The Committee shall prepare annually a report showing in reasonable detail the assets and liabilities of the Plan and giving a brief account of the operation of the Plan for the past year. In preparing this report the Committee may rely on advices received from the Trustee or other person or firms selected by it or may adopt a report on such matters prepared by the Trustee. Such report shall be submitted to the Board of Directors and shall be filed in the office of the Secretary of the Committee.

     7.4 The Committee shall appoint a Chairman and a Secretary and such other officers, who may be but need not be members of the Committee, as it shall deem advisable. The Committee shall act by a majority of the committeemen at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action appoint subcommittees and may authorize any one or more of the committeemen or any agent to execute any document or documents or to take any other action, including the exercise of discretion, on behalf of the Committee. The Committee may provide for the allocation of responsibilities for the operation and maintenance of the Plan.

     7.5 Unless otherwise determined by the Board of Directors, the committeemen shall serve without compensation for services as such. All expense of administration of the Plan, excluding salaries and other expenses of employees of the Company except to the extent permitted by ERISA, but including, without limiting the foregoing, (i) the fees and charges of the Trustee, and of any attorney, accountant, specialist or other person employed by the Trustee or the Company in the administration of the Plan,
(ii) taxes, if any, on the assets held by the Trustee or income therefrom, and (iii) brokerage commissions, transfers taxes and other expenses in connection with the purchase or sale of securities by the Trustee which fees, charges, taxes, commissions, transfer taxes and other expenses shall be paid out of the assets of the Trust Fund.

     7.6 Neither the Company not any committeeman shall be liable for any loss or damage or depreciation which may result in connection with the execution of their duties or the exercise of their discretion or from any other act or omission hereunder, except when due to their own gross negligence or willful misconduct. The Company shall indemnify and hold harmless each member of the Committee from any and all claims, loss, damages, expense (including counsel fees approved by the Committee) and liability (including any amounts paid in settlement with the Committee's approval) arising from any act or omission of such member, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

     7.7 Pursuant to procedures established by the Committee, adequate notice in writing shall be provided to any participant or beneficiary whose claim for benefits under the Plan has been denied. Such notice shall set forth the specific reason for such denial, written in a manner calculated to be understood by the claimant, and provided review is requested within sixty (60) days after receipt by the claimant of written notification of denial of his claim, shall afford a reasonable opportunity to any claimant whose claim for benefits has been denied to a full and fair review of the decision denying the claim.

     7.8 In addition to the Administrative Committee provided for in Section 7.1 through 7.7 of the Plan, the Board of Directors shall appoint an Investment Committee (which may be the same as the Administrative Committee) to establish guidelines with regard to the investments provided for in Section 4.7 hereof and to make or direct all investments pursuant thereto. Such Committee shall consist of not less than three nor more than fifteen members and shall serve at the pleasure of the Board of Directors. For such purposes the Investment Committee may retain an investment manager or managers as defined in Section 3(39) of ERISA to manage (including the power to acquire and dispose of) all or any part of the assets of the Plan.

                          ARTICLE VIII
            Qualification, Amendment and Termination

     8.1 All assets of the Plan shall be held in a separate single trust which may consist of one or more funds, all of which together shall comprise the Trust Fund, for use in accordance with the provisions of the Plan in providing the benefits and paying the expenses thereof. The Trust Fund shall be held under an appropriate trust agreement by a Trustee or Trustees appointed from time to time by the Board of Directors, with such powers in the Trustee or Trustees, and the Committee, as to investment, reinvestment, control and disbursement of the funds, as shall be provided in such trust agreement which shall be approved by the Board of Directors.

     8.2 The Plan and Trust shall, as a condition of their effectiveness, be qualified under Section 401 and 501 of the Internal Revenue Code. The Board of Directors may authorize any modifications or amendments of the Plan or Trust, which may be retroactive, if necessary or appropriate in its opinion to qualify or maintain the Plan and Trust as a plan and trust meeting the requirements of Sections 401 and 501 of the Internal Revenue Code, as now in effect or hereafter amended, or any other applicable provisions of the Internal Revenue Code, as now in effect or hereafter amended or adopted, and the regulations issued thereunder.

     8.3 The Company reserves the right at any time and from time to time to modify, suspend, amend or terminate the Plan or the Trust Agreement in whole or in part (including the provisions relating to contributions) by delivering to the Trustee and the Committee a copy of such modification, suspension, amendment or termination as approved by the Board of Directors; provided that the Company shall have no power to modify, suspend, amend or terminate the Plan or the Trust Agreement in such manner as will cause or permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of participants or their beneficiaries or estates, or the payment of expenses, pursuant to the provisions of the Plan, or as will cause or permit any portion of the Trust Fund to revert to or become the property of the Company. No amendment to the Plan shall decrease a Participant's account balance as calculated immediately prior to such amendment or eliminate an optional form of distribution with respect to benefits accrued prior to such amendment. Notwithstanding anything herein contained, the Company, upon such termination of the Plan, shall have no obligations or liability whatsoever to make any further payments (including all or any part of any contribution payable prior to the termination of the Plan) to the Trustee, and neither the Trustee, the Committee nor any participant, employee or other person shall have any right to compel the Company to make any payments after the termination of the Plan.

     8.4 Upon termination of the Plan or upon complete discontinuance of contributions under the Plan, or if the Company merges or consolidates with any other entity, and the Company is not the surviving entity or if it sells its assets (except that the Plan may be continued by any entity succeeding to the business of the Company by whom some or all of the participants are employed, if such entity shall agree to assume the liabilities of the Plan as to them), the amounts credited to the accounts of all participants shall become nonforfeitable, notwithstanding the provisions of Article VI of the Plan. Upon partial termination of the Plan, the amounts credited to the accounts of all participants affected by such termination shall become nonforfeitable, notwithstanding the provisions of Article VI of the Plan. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other employee benefit plan, each person for whom an account is maintained shall be entitled to receive a benefit from the Plan, if it is then terminated, which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then been terminated. Upon termination of the Plan, the Committee shall direct the Trustee to distribute all assets remaining in the Trust Fund, to the participants, their beneficiaries or estates in accordance with the value of the accounts of such participants as of the date of such termination of the Plan, in cash or in kind or partly in cash and partly in kind, and in such manner as the Committee shall determine; and the Committee's determination shall be final and conclusive upon all persons; provided that no employer security allocated to a participant's account under
Article X shall be so distributed before the end of the eighty-fourth month beginning after the month in which the security is allocated; and provided further that Qualified Deferred Earnings Contribution shall not be distributed prior to the earliest date for distribution thereof as set forth in the second paragraph of Section 4.2 hereof. In the event the Plan is terminated, the Committee in office at the time of such termination shall continue to act with its full powers hereunder until the completion of the distribution of such assets; and a majority of the committeemen then in office shall have the power to fill any vacancies occurring in the Committee after such termination by resignation, death or otherwise. In the event the Committee shall not within a reasonable time after such termination have given the Trustee the directions provided in this Section 8.4, the Company shall ipso facto succeed to all powers and duties of the Committee and shall direct the Trustee to distribute said Trust Fund to the participants, their beneficiaries or estates as in this Section 8.4 provided.

                           ARTICLE IX
                          Miscellaneous

     9.1 Neither the establishment of the trust created by the Trust Agreement, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any participant or other person any legal or equitable right against the Company, or any officer or employee thereof, or the Trustee, or the Committee, except as herein expressly provided. All contributions may by the Company to the Plan shall be voluntary, and the Company shall be under no legal liability to make any such contributions. Nothing herein contained shall entitle any person to any payment except out of the Trust Fund except as provided in Section 6.10 hereof.

     9.2 Neither the establishment of the Plan, the granting of benefits nor any action of the Board of Directors, the Committee or any Trustee of the funds of the Plan, now or hereafter, shall be held or construed to confer upon any person any legal right to be continued as an employee, or to interfere with the right of the Company to discharge any employee whenever the interests of the Company in its sole discretion may so require without liability to the Company or the Committee or any Trustee of the funds of the Plan.

     9.3 The right of any participant or beneficiary to any benefits or to any payment hereunder or to any separate account shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, seizure or escheat and if such participant or beneficiary shall attempt to assign, transfer or otherwise dispose of or encumber such right, or should such right be subjected to attachment, execution, garnishment, sequestration or escheat, or other legal, equitable or other process, it shall ipso facto pass to such one or more persons as may be selected by the Committee from among the beneficiaries, if any, theretofore designated by such participant or the spouse, blood relatives and adopted children of the participant, and if none, to the Trust Fund; provided, however, that the Committee in its sole discretion may reappoint the participant or beneficiary to receive any payment thereafter becoming due either in whole or in part. The first sentence of this Section 9.3 shall also apply to the creation, assignment or recognition of a benefit payable with respect to a participant or beneficiary pursuant to a domestic relations order unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code. Any appointment made by the Committee hereunder may be revoked by the Committee at any time, and a further appointment made by it.

     9.4 The facts as shown by the records of the Committee at the time of death of any person entitled to any benefits or to any payment hereunder shall be conclusive as to the identity of the proper payee and of the amounts properly payable, and payment made in accordance with such state of facts shall constitute a complete discharge of any and all obligations under Article VI hereof. In the event any amount shall become payable hereunder to any person or, upon his death, to his estate and, if after written notice from the Committee mailed to such person's last known address as shown in the Company's records, such person or his personal representative shall not have presented himself to the Committee within one year after the mailing of such notice, then the Committee, in its sole discretion, may distribute such amount, including any amount thereafter becoming due to such person or his estate, among one or more of the spouse, blood relatives and adopted children of such person or may direct said amount to be paid to the Trustee to form a part of the Trust Fund provided that such one year requirement shall not be applicable if the amount payable hereunder is less than one hundred dollars. Any action of the Committee under Sections 9.3 and 9.4 hereof shall be final and conclusive upon all persons; and any person, including the Trust Fund, who receives any distribution under said sections shall be the absolute owner thereof, regardless of whether such person had been a participant hereunder or the designated beneficiary or the personal representative of any participant hereunder. In the event payment is made to the Trust Fund and the person entitled to payment thereafter presents himself to the Committee, then payment shall be made to such person. The amount of such payment shall be considered as a correction of an error for the purposes of the fourth sentence of
Section 5.4 hereof. If the amount of surrendered credits under that section are insufficient to allow such an adjustment, then the amount of such payment shall be paid by the Company to the Trust as a special contribution.
     If any benefits or payments hereunder become distributable to a minor or other person under a legal disability, then the Committee may, in its discretion, direct that such distribution shall be made either (a) directly to such person, (b) to a parent, spouse or other third person caring for and supporting such minor person, or (c) to the duly appointed guardian, conservator or other legal representative of such person. If the Committee shall be in doubt as to the right of any beneficiary to receive any distribution under the Plan, the Committee may direct the same shall be delivered to the estate of the participant.
Any distribution in accordance with the provisions of this paragraph shall be final and conclusive as to all persons and shall constitute a full and complete discharge of the Committee, the Company and the Trust Fund.

     9.5 Any subsidiary, with the consent of the Board of Directors, may become a party to the Plan by taking appropriate corporation action to adopt the Plan for its employees, and by executing and delivering to the Company and to the Trustee counterparts of the Trust Agreement provided in Section 8.1 hereof. In such event that share of each such subsidiary in the total contribution by the Company for any taxable or plan year shall equal the total amount credited from said contribution to the accounts of all participants who are the employees of such subsidiary.

     9.6 In the event that a subsidiary which is a party to the Plan, or a division of the Company the employees of which are participants in the Plan, ceases to be a subsidiary or a division, as the case may be, by reason of the sale of the stock of the subsidiary, or the sale of substantially all of the property or assets of the subsidiary or division, to a purchaser other than another subsidiary, the interests in the Plan of the participants employed by such subsidiary or division shall be determined as of the date of such sale in the same manner as in the case of any other participant who terminates his employment on that date; provided, however, that the Board of Directors may determine the equitable part of the Trust Fund applicable to participants who shall continue to be employed by such purchaser and may direct the Trustee to apply such part thereof for their benefit by the payment thereof to the trustee of any retirement income, profit sharing or similar plan of such purchaser or otherwise, all as the Board of Directors may direct. In addition, the Committee may, upon the sale or other disposition of any division, subsidiary or operating unit of the Company, make nonforfeitable all or any part of contingent credits of participants employed by such division, subsidiary or operating unit, whether or not a partial termination of the Plan has occurred as a result of said sale or disposition.

     9.7 Whenever the Company under the terms of this Plan is permitted or required to do or perform any act or matter or thing it shall be done and performed by any officer thereunto authorized by the Board of Directors.

     9.8 All contributions to the Trust shall be deemed to take place in the State of Massachusetts.

     9.9 Amendments of the Plan as adopted by the Board of Directors shall become effective on the Anniversary Date of the Plan next following the date on which they were so adopted, unless the provision of such amendment or of the resolution of the Board of Directors adopting such amendment shall expressly provide otherwise. In every case the effectiveness of an amendment of the Plan shall be subject to receipt by the Company of a ruling by the Treasury Department that such amendment does not affect the status of the Plan as a qualified plan under the applicable provisions of the Internal Revenue Code.

                            ARTICLE X
                  Employee Stock Ownership Plan

     10.1 This Article is hereby established as a qualified stock ownership plan under Section 301 of the Tax Reduction Act of 1975 and Sections 401, 409A and 501 of the Internal Revenue Code, as amended, and is designed to provide for the investment of the Federated Department Stores, Inc. contribution pursuant to this Article primarily in the common stock of the Company.

     10.2 The definitions set forth in Sections 1.1, 1.4, 1.5, 1.6, 1.10, 1.11, 1.12, 1.13, 1.14, 1.15, 1.18, 1.20, 1.22, 1.23,
1.24, 1.29 and 1.30 therefor of the Plan shall also apply to this Article. The provisions of Article VII, VIII and IX shall also apply to this Article. Except as otherwise specifically provided, the provisions of Article II through VI shall not otherwise apply to this Article X or the credits created hereunder.

     10.3 All credits under the Company's Employee Stock
Ownership Plan adopted as of February 1, 1976 and not distributed prior to the effective date of the merger of that Plan into this Plan shall constitute credits under this Article.

     10.4 The effective date of this Article is January 1, 1985.

     10.5 An employee shall become a participant for the purposes of this Article on the later of the date that he becomes a participant under Articles I through IX of the Plan (pursuant to Sections 2.1 and 3.1) or the first day after he has completed three years of employment.
     For the purposes of this Section, employment shall be measured from the date of the most recent commencement of employment to the date of termination of employment and subject to the breaks in service rules provided for in the first two sentences of Section 6.8 of the Plan.

     10.6 The participation of a participant under this Article shall terminate upon the termination of his employment for any reason provided that a one year break in service has occurred as provided in the first two sentences of Section 6.8 hereof. If after termination of his employment a former participant or other employee is reemployed by the Company, he shall for all purposes of this Article constitute a new employee as of the date of such reemployment unless at that time he again becomes a participant under Article I through IX of the Plan.

     10.7 Subject to the provisions of Article VIII hereof with regard to amendments and termination of the Plan and the liabilities of the Company under the Plan, the Company shall contribute for each plan year
          (a) an amount which does not exceed that portion of the investment tax credit claimed by the Company pursuant to
     Section 48(n)(1)(A) of the Internal Revenue Code as such section may be amended from time to time and
          (b) an amount which does not exceed that tax credit claimed by the Company pursuant to Section 44G(c)(1)(B) of the Internal Revenue Code as such section may be amended from time to time.

     10.8 The amount of the Company's contribution under this Article for each plan year shall be paid to the Trustee by means of a contribution of the common stock of Federated Department Stores, Inc. or by cash either in a single payment or installments, not later than the last day of the period prescribed for the payment of such amount of such year by the relevant provisions of the Internal Revenue Code and other applicable law, provided that such payment shall be made at least thirty days prior to the date that such stock is to be purchased by the Trustee (if such purchases are made by the Trustee). Such contribution may be estimated in accordance with established accounting principles consistently applied to data available at the time the estimate is made. In such event, after the examination of the statements necessary to the determination of the amount thereof as prepared for the tax return of the Company, the Company shall determine the amount of its contribution on the basis of such statements; and any amount by which the amount theretofore contributed by the Company in respect of such plan year shall be less than the amount of its contribution as so determined shall be contributed by the Company not later than the last day of the period prescribed by the relevant provisions of the Internal Revenue Code and other applicable law for the payment of a deductible contribution under this Article for its next succeeding plan year, and any amount by which the amount theretofore contributed by the Company in respect to such year shall exceed the amount of its contribution as so determined shall be applied as promptly as possible as a reduction in the amount of the contributions which the Company may thereafter be required to make pursuant to this Article. If after the Company has made a contribution as provided for in clause (a) of Section
10.7 for any Plan year, all or any part thereof shall be finally disallowed as an investment tax credit under the Internal Revenue Code in computing the Federal income tax liability of the Company for said fiscal year, then the amount of the contributions that the Company would otherwise thereafter be required to make pursuant to clause (a) of Section 10.7 hereof shall be reduced by an amount equal to the amount disallowed as such a credit. If there are no such contributions under this Article for succeeding Plan year, if all such contributions have been made or if the offset to such contributions is not permitted by law, said amount equal to the amount disallowed shall be deemed to be a contribution under this Article for the Plan year in which it is paid. If after the Company has made a contribution as provided for in clause (b) of Section 10.7 for any Plan year, all or any part thereof shall be finally disallowed as a tax credit under the Internal Revenue Code in computing the Federal income tax liability of the Company for said fiscal year, then the amount of the contributions that the Company would otherwise thereafter be required to make pursuant to clause (b) of Section 10.7 hereof shall be reduced by an amount equal to the amount disallowed as such a credit. If there are no such contributions made under this Article for succeeding Plan years, if all such contributions have been made or if the offset to such contributions is not permitted by law, said amount equal to the amount disallowed shall be deemed to be a contribution under this Article for the Plan year in which it is paid. In no event shall there be any return to the Company of a contribution in the event of recapture or redetermination of either the investment tax credit or tax credit claimed by the Company as provided in Section 10.7 hereof.

     10.9 It is the basic policy and specific intention of the Company that the fund of cash and investments, the earnings thereon and the proceeds thereof, attributable to the contributions made by the Company pursuant to this Article shall be invested and reinvested in common shares of Federated Department Stores, Inc. Notwithstanding the foregoing, the Trustee is authorized to hold such reasonable cash balances as may be necessary to meet the operating requirements of this Article. Such balances may be invested in short term investments as may be prudent under all the facts and circumstances then prevailing, including without limitations, savings accounts, commingled short term investment funds, commercial paper and governmental securities.

     10.10 The Committee shall cause the Trustee to maintain an "ESOP Account" representing that part of the Trust Fund attributable to the contributions made by the Company for and on account of this Article and the predecessor plan referred to in
Section 10.3 hereof.

     10.11 The Committee shall maintain, or cause to be maintained, a separate account for each participant to which there shall be credited and shown separately the participant's interest under this Article.

     10.12 For the purpose of equitable allocation of the benefits accruing to the participants under this Article, the amount of each such participant's interest therein shall be determined as follows:

          The contribution of the Company for and on account of this Article for each Plan year, when made, shall be deemed to have been made as of the last day of such year. Credits equivalent in the aggregate to the amount of the Company's contribution for the current Plan year shall be credited in common shares of Federated Department Stores, Inc. acquired as a result of such contribution as of the close of said Plan year to the account of each participant who remains such through the last day of each such Plan year in the proportion that the participating compensation of such participant for the Plan year bears to the total participating compensation of all such participants for said Plan year. For this purpose, participating compensation shall include only the first dollar of compensation paid to any participant.
          As of the close of each Valuation Date, there shall be allocated to the account of each participant under this Article the accretions (as defined in Section 5.3 hereof) for said year all as determined by the Trustee,

               (i) on the number of common shares of Federated Department Stores, Inc. credited to the accounts of participants in the Plan who were such on the immediately preceding Valuation Date (such accretions, for the purposes of this clause, being the dividends on said number of shares), in the proportion that the number of such shares credited to him on the immediately preceding Valuation Date bears to the total number of such shares credited on the immediately preceding Valuation Date to all such participants; and

               (ii) on the balance of the cash and investments under this Article, in the proportion that the amount of such cash and investments credited to him on the immediately preceding Valuation Date bears to the total amount of such cash and investments credited on the immediately preceding Valuation Date to all such participants.

     10.13 All credits under this Article become fully vested when credited to the participant's account.

     10.14 No cash or investments representing the credits of any participant under this Article shall be paid or distributed to him until after termination of such participant's employment. Following termination of his employment, the Committee shall direct the Trustee to cause to be paid or distributed to such participant or to the surviving beneficiary designated by him or his estate, subject to the provisions of Section 6.6 hereof, the cash and investments representing the credits credited to his account under this Article as of the date of such termination together with the accretions thereon as of the latest Valuation Date prior to the commencement of such distribution for which a valuation shall have occurred and be available to the Committee. Such distributions shall be made in kind in lump distributions in whole shares only unless the participant or his beneficiary shall have elected that such distribution be made in cash. In such event such whole shares and in any event, any fractional shares shall be distributed in cash and the value determined by the Trustee as of the date of termination (or as of the day preceding the date of receipt by the Committee of the papers deemed necessary to direct distribution in the event that participation has terminated by reason of death) based on the average price of such stock computed on a daily basis for the ninety (90) day calendar period ending on the latest Valuation Date prior to the commencement of such distribution for which a valuation shall have occurred and be available to the Committee (but in no event shall such Valuation Date be earlier than the Valuation Date immediately preceding the date of such participant's termination of participation in this Plan).

                           ARTICLE XI
                      Top-Heavy Provisions

     11.1 The following provisions shall become effective in any year after the 1983 plan year in which the Plan is determined to be a Top-Heavy Plan.

          (a) Determination of Top-Heavy: The Plan will be considered a Top-Heavy Plan for the plan year if as of the last day of the preceding plan year, (1) the value of the sum of Thrift Incentive Accounts, Retirement Income Account, Divisional Credit Account and the accounts under Article XII hereof (collectively, the "Accounts") (but not including any allocations to be made as of such last day of the plan year except contributions actually made on or before that date and allocated pursuant to Section 5.3) of participants who are Key Employees (as defined in Section 416(i) of the Internal Revenue Code) exceeds 60% of the value of the sum of the Accounts (but not including any allocations to be made as of such last day of the plan year except contributions actually made on or before that date and allocated pursuant to Section 5.3) of all participants (the "60% Test") or (2) the Plan is part of a required aggregation group (within the meaning of Section 416(g) of the Internal Revenue Code) and the required aggregation group is top-heavy. However, and notwithstanding the results of the 60% Test, the Plan shall not be considered a Top-Heavy Plan for any plan year in which the Plan is a part of a required or permissive aggregation group (within the meaning of Section 416(g) of the Internal Revenue Code) which is not top-heavy. For the purpose of determining whether or not the Plan is a Top-Heavy Plan, the account balances and accrued benefits of any participant who has not received any compensation from the Company at any time during the five (5) year period ending on the last day of the preceding plan year shall be disregarded. As used in this Section 11.1, the term "required aggregation group": means (1) each qualified plan of the Company in which at least on Key Employee participates and (2) any other qualified plan of the Company which enables a plan described in (1) above to meet the requirements of Section 401(a)(4) or 410 of the Code; and "permissive aggregation group" means the required aggregation group of plans plus any other plan or plans of the Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Section 401(A)(4) and 410 of the Code.

          (b) Minimum Allocations: Notwithstanding the provisions of Section 5.3, for any plan year after 1983 during which the Plan is deemed a Top-Heavy Plan a portion of the Company's contribution allocable to each Key Employee shall be subject to forfeiture and reallocation to the appropriate Accounts of non-Key Employees who are participants in this Plan, but not in the Company's defined benefit plan. Such forfeited and reallocated amount shall equal the amount, if any, which if so reallocated to the appropriate Accounts of such non-Key Employees, would result in the Company's contribution (including Qualified Deferred Earnings Contributions) to both Key Employees and such non-Key Employees, when expressed as a percentage of each of their respective compensation (which term, as used in this Section (b), means all compensation of the participant from the Company) being equal. For any non-Key Employee who participates in the Plan and the Company's defined benefit plan, the top-heavy provisions of Article XIII of the Company's defined benefit plan shall apply to the payment of benefits for the year in which the Plan is determined to be top-heavy.

          (c)  Minimum Vesting:  Notwithstanding the provision of
     Section 6.4 or Article XII, for any plan year in which the Plan is a Top-Heavy Plan, the vested percentage of a participant in his Retirement Income Account, Divisional Credit Account and Article XII account shall be determined in accordance with the following table:

                                   Vested         Forfeited
          Years of Employment    Percentage       Percentage

          less than 2                 0%             100%
          2 but less than 3          20               80
          3 but less than 4          40               60
          4 but less than 5          60               40
          5 but less than 6          80               20
          6 or more                 100                0

     If the vesting schedule under the Plan shifts in or out of the above schedule for any plan year because of the Plan's top-heavy status, such shift is an amendment to the vesting schedule and the election in Section 411(a)(10) of the Code shall apply.

          Except for benefits attributable to participant contributions, the above vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became top-heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as top-heavy changes for any plan year. However, this paragraph (c) shall not apply to the account balances of any participant who does not have an Hour of Service after the Plan initially becomes top-heavy and such participant's account balance attributable to Company contributions and surrendered credits will be determined without regard to this paragraph (c).

          (d) Compensation Limitation: For any year in which the Plan is a Top-Heavy Plan, only the first $200,000 (or such larger amount as may be prescribed by the Secretary of his delegate) of a participant's annual compensation shall be taken into account for purposes of determining Company contributions under the Plan.

          (e) Impact on Maximum Benefits: For any year in which the Plan is a Top-Heavy Plan, the last paragraph of Section
     5.3 shall be read by substituting the number "1.00" for the number "1.25" wherever it appears therein except such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the plan year in which this provision becomes applicable.

                           ARTICLE XII
    Bullock's Profit Sharing Retirement Benefit Payments Plan

     12.1 This Article is designed to allow employees of the Company's Bullock's Division (hereinafter referred to as "Bullock's") hired by Bullock's prior to August 29, 1964 and who, on the effective date of this Article are participating employees (such employees being hereinafter referred to as "Participating Employees") in the Bullock's Profit Sharing Retirement Benefit Payments Plan, established in 1943, and subsequently amended and restated as of February 1, 1976 (the "Bullock's Plan"), said Plan having been merged into this Article XII effective July 1, 1984, to elect to participate and receive benefits under the foregoing Articles I through XI, inclusive, or to elect to participate and receive benefits pursuant to this Article XII.

     12.2 The effective date of this Article is July 1, 1984.

     12.3 Each Participating Employee shall elect either to participate in the foregoing Articles I through XI, inclusive, or to participate, effective as of July 1, 1984, in this Article XII by filing with the Committee no later than June 30, 1984, his written election upon such form(s) as the Committee shall prescribe. Any such election to participate in Articles I through XI, inclusive, shall be final and irrevocable, and said Participating Employee shall not be eligible to participate in this Article XII. If a Participating Employee fails to file his written election as provided in the first sentence of this
Section 12.3, said Employee shall be deemed to have elected to participate in the foregoing Articles I through XI, inclusive, and shall as of the effective date hereof become a participant therein, said Participating Employee having no further right to become a participant in this Article XII.

     12.4 If a Participating Employee elects pursuant to Section
12.3 hereof to participate in Articles I through XI hereof, inclusive, the amounts credited to his accounts and accretions thereon under the Bullock's Plan shall become Divisional Credits as defined in Section 1.26 of the foregoing Article I, as of the later of January 1, 1984, or his Entry Date (as defined in Section 1.24 of the foregoing Article I) into said Article I through XI. If a Participating Employee elects to participate in this Article XII said accounts and the accretions thereon shall become accounts and accretions under this Article XII, and said Participating Employee shall be governed by the provisions incorporated into this Article XII as hereinafter set forth.

     12.5 For the purposes of this Article XII only, the following terms have the meanings specified below unless the context otherwise requires:
          (a) "Plan" means this Article XII and only those portions of the foregoing Articles I through XI inclusive which are expressly hereafter incorporated herein.
          (b) "Trust" means the trust established under the trust agreement provided in Section 8.1 of the foregoing
     Article VIII.

     12.6 The following provision of the foregoing Articles I through XI are hereby incorporated into this Article XII (no other provision of said Articles being applicable hereto):
Sections 1.4; 1.5; 1.6; 1.11; 1.12; 1.15; 1.18; 1.22; 1.23; 1.28;
1.29; 1.30; 4.7; the last two paragraphs of Section 5.3; Sections 5.7; 6.5; 6.6; the first two sentences of Section 6.8; Article VII; Article VIII; Sections 9.1; 9.2; 2.5
9.3; 9.4; 9.6; 9.7; 9.8; 9.9; and Article XI. Certain provisions of the Bullock's Plan are hereby restated and are hereinafter set forth as Sections 12.7 through 12.19 hereof.

     12.7 Termination of Participation
     The participation of a participant in this Article XII shall terminate upon the termination of his employment for any reason. If after termination of his employment a former participant is reemployed by the Company, he shall for all purposes hereof constitute a new employee as of the date of such reemployment and shall no longer be eligible to participate in this Article XII but shall be eligible to participate in Articles I-XI hereof.
For the purpose of making allocations pursuant to Section 12.12, no allocation shall be made if the employee is not a participant through the last day of such plan year except as otherwise provided in Sections 12.9 and 12.14 hereof.

     12.8 Retirement Age
          (a) Normal retirement date shall be the last day of the month in which the sixty-fifth (65) birthday of the participant occurs.
          (b) Advance retirement date shall be the last day of any month after the sixtieth (60) birthday and prior to the sixty-fifth (65) birthday of the participant, subject to the following conditions: Advance retirement date shall apply to a participant who, after attaining the age of sixty (60) years, had advanced his normal retirement date upon written application to and approval by the Committee. In the event of such advance retirement prior to normal retirement, contributions by the Company on behalf of such employee will then cease, and benefits shall be paid as provided in
     Section 6.5 hereof.
          (c) A participant who is transferred from Bullock's to another division or subsidiary of the Company may with the consent of such other division or subsidiary apply for advance retirement in the manner provided and subject to the conditions set forth in paragraph (b) above.

     12.9 Amount of Retirement Income, Forms and Provisions
     The benefits which shall be provided for any retiring participant will be based upon the value of the participant's interest in the Trust as of his retirement date. Disbursements under this Article XII shall be made in accordance with Section
6.5 hereof.
     Any participant who has attained his normal retirement date and whose retirement date is other than on the first day of a plan year, shall be entitled to receive, in lieu of the benefits based upon the value of the participant's interest in the Trust as of his retirement date, the value of his interest increased by an allocation to such participant's account of that portion of the Company's contribution, if any, to the Plan for the then current plan year that the compensation earned by such participant for the fractional part of the calendar year to his retirement date bears to the total compensation paid to all employees participating in this Article XII for such calendar year. The additional benefits, so determined, need only be paid on or before the expiration of ninety (90) days after the first day of the next full plan year and only following such transfer will the participant be entitled to receive the additional benefits therefrom. The Committee is exclusively authorized and empowered to determine the manner in which the value of such additional benefits shall be effective. Such additional benefits shall be subject to all of the other provisions of this Article XII.

     12.10 Company's Contributions
     The Company will contribute to the Trust Fund within sixty
(60) days after the close of its fiscal year beginning February 3, 1985 and ending on February 1, 1986 and after the close of each calendar year beginning on or after January 5, 1986 such amounts out of the earnings of Bullock's as provided in this Section. The funds paid to the Trustee shall be placed into the Profit Sharing Account or Special Account (as hereinafter provided for) and shall be allocated by the Committee to the accounts of the various participants in this Article XII and shall be credited by the Committee to the then participating employees' accounts in accordance with such allocation, but subject to all of the provisions of this Article XII. Such allocation by the Committee shall be made in accordance with the following method: To the account of each participating employee that portion thereof that the total compensation paid to such employee bears to the total compensation paid to all employees participating in this Article XII.
     For the purposes of this Section, total compensation for any participating employee shall be limited to $90,000.
     The maximum annual contribution by the Company shall not exceed fifteen percent (15%) of the aggregate annual compensation paid or accrued to the participants in this Article XII; and, subject to the foregoing limitation, the annual contribution of the Company shall be a sum of money out of its earnings, the amount of which shall be determined annually through the use and application of the following formula:
     Taking as a base the unaudited income before federal taxes on income of Bullock's for the 1985 fiscal year and each calendar year commencing on or after January 5, 1986 as determined in accordance with divisional accounting policies of the Company and as reflected on the books and in the financial statements of Bullock's, the following adjustments shall be made in the sequence indicated:
          (a) Add back or subtract the net sum of audit adjustments known at the time of determining the contribution (which shall include the adjustment for the effect of the "LIFO" inventory method);
          (b) Add back all intra-company charges (except as provided in (c) below) as reflected on the books of Bullock's, including any net intra-company rent, (but excluding rent paid to another division or a subsidiary of the Company), finance cost transfer net, home office charges or services, bank service charges and amortization of capitalized leases;
          (c) Deduct all intra-company credits (including minimum rents capitalized) as reflected on the books of Bullock's and deduct Federated Department Stores, Inc. service fee (at .38% of divisional sales);
          (d) Add back the California franchise tax expense as reflected on the books of Bullock's;
          (e) Deduct a sum representing imputed California franchise tax calculated on the basis of the statutory rates in effect for such relevant year applied to said base as adjusted in accordance with clauses (a), (b), (c) and (d) above;
          (f) Add back the estimated expense for contribution to this Article XII as shown by said financial statements; and
          (g) Deduct an amount determined by multiplying the net worth (as net worth is hereinafter defined) by five percent (5%) and dividing the result thus obtained by the complement of the federal income tax statutory rate in effect for the relevant year; provided that if a federal excess profits tax is in effect during any part of said relevant year, the effective rate of provision for federal income taxes for the relevant year as shown in the year to date unaudited financial statement for the last fiscal month of said relevant year, based on the relationship of Bullock's provisions for federal income taxes, as determined in accordance with Company accounting policy, to Bullock's income before federal income taxes, shall be substituted for the federal income tax statutory rate in making such computation

     An aggregate sum shall then be computed by the application of the following schedule of percentages to the net sum derived from the adjustments described above:

               25% of the first $500,000 thereof;
               20% of the second $500,000 thereof;
               15% of the third $500,000 thereof;
               10% of the excess of $1,500,000 thereof.

     The aggregate sum thus computed shall then be adjusted by excluding therefrom, a portion of such aggregate net sum arrived at by multiplying such sum by a fraction, the numerator of which is the dollar amount of the compensation of all Bullock's employees participating in the foregoing Articles I through XI and the denominator of which is the sum of such compensation plus the compensation of all participants under this Article XII, the adjusted net sum so calculated being the adjusted profits of Bullock's which shall be contributed hereto. The term "calendar year" as used in this Section 12.10 means the twelve fiscal months of the Company commencing with the first day of its January fiscal month and ending with the last day of its December fiscal month.
     The term "net worth" as hereinabove used is defined to be the capital investment of the Company in Bullock's as shown on the books of Bullock's as of the close of the Company's 1984 fiscal year for the purpose of determining the Company's contribution for the 1985 fiscal year, and as of the close of the preceding calendar year for the purpose of determining the Company's contribution for the 1986 calendar year and each calendar year thereafter, adjusted for the daily average effect (on the basis of a 364 or 371 day fiscal or calendar year, as the case may be) of changes therein during the fiscal or calendar year, as the case may be, computed as follows:
          (a) Add cash transferred to Bullock's (from the date each transfer was effected);
          (b) Add net profit earned since beginning of relevant year (from the beginning of the fiscal month following that in which said net profit was earned);
          (c) Add amount of mortgage debt on real property purchased transferred from Bullock's (from the date the Company becomes obligated on such debt);
          (d) Add non-cash transfers to or from Bullock's which increase the account designated on the books of account of Bullock's as "Divisional Net Assets" in accordance with divisional accounting practices of the Company (from the date each transfer was effected);
          (e) Subtract cash transferred from Bullock's (from the date each transfer was effected);
          (f) Subtract non-cash transfers to or from Bullock's which decrease the account designated on the books of account of Bullock's as "Divisional Net Assets" in accordance with divisional accounting practices of the Company (from the date each transfer was effected); and
          (g) Subtract capitalized leases net of accumulated amortization (from the beginning of the fiscal month following that in which the charge was entered on the books of Bullock's).

     When the final determination of the audited income before federal taxes on income of Bullock's becomes available, the contribution required thereby shall be calculated in the manner provided in this section, and any difference between the contribution as so determined and the amount which was actually contributed, as calculated pursuant to this section, shall be applied as promptly as possible to reduce or increase, as the case may be, the contribution for an ensuing calendar year. If, after the Company has made a contribution for any year, all or any part thereof shall be finally disallowed as a deduction under the Internal Revenue Code in computing the income of the Company for said year for the purpose of federal taxes on income, then the amount of the contributions that the Company would otherwise thereafter be required to make pursuant to this section shall be reduced by an amount equal to the amount disallowed as such a deduction.

     12.11 Employee's Interest in Trust Fund
     The interest of any participating employee in this Article XII, subject at all times to the termination of the Plan and the Trust, shall be on any valuation date that part of the value of Trust Fund as then reported by the Trustee represented by a fraction whose numerator is the total of said employee's account as maintained by the Committee and whose denominator is the sum of all such accounts of all the participating employees in this
Article XII.

     12.12 Accumulations
     In the event that during any Valuation Period there shall have accumulated net earnings and capital gains and losses whether or not realized (hereinafter referred to as "accretions"), such accretions shall remain as a part of the Trust Fund and shall, as of the end of each Valuation Period, be credited by the Committee to the account of all participants as hereinafter provided. As of the close of each Valuation Period there shall be allocated to the Article XII account of each participant who remains such throughout the last day of said Valuation Period, the accretions in the proportion that the participant's Article XII account credited to him at the beginning of said Valuation Period bears to the total amount in the Article XII accounts of all participants at the beginning of said Valuation Period.

     12.13 Termination of Employment
     Upon termination of employment, each employee participating in this Article XII shall have a 100% vested interest in the value of his account as of the last day of the month immediately preceding the date of such termination (unless such date was the last day of the month in which event said date shall be used).

     12.14 Death of Participating Employee
     Subject to the provisions of Section 6.6 of Article VI, the beneficiary or heirs at law of a participant in this Article XII whose date of death is other than on the first day of a plan year shall be entitled to receive, in lieu of the benefits based upon the value of the participant's interest in the Trust as of the date of death, the value of the participant's interest increased by an allocation to such participant's Article XII account of that portion of the Company's contribution, if any, to the plan pursuant to this Article XII for the then current plan year that the compensation earned by such participant for the fractional part of the calendar year to his date of death bears to the total compensation paid to all employees participating in this Article XII for such calendar year. The additional benefits, so determined, need only be paid on or before the expiration of ninety (90) days after the first day of the next full plan year and only following such transfer will the beneficiary or heirs at law be entitled to receive the additional benefits therefrom.
The Committee is exclusively authorized and empowered to determine the manner in which the value of such additional benefits shall be distributable. Such additional benefits shall be subject to all of the other provisions of this Article XII.

     12.15 Transfer to other Divisions
     In the event a participant is transferred from the employ of Bullock's to the employ of another division or subsidiary of the Company he shall not be deemed to have been discharged nor to have terminated his employment for the purposes of this Article XII and so long as such participant shall continue without a one year break in service (as defined in Section 6.8 hereof) in such employment in the employ of one or more divisions or subsidiaries of the Company, he shall not be deemed to have terminated his employment with Bullock's until the date on which he ceased to be an employee of any such division or subsidiary, except that such participant shall not be entitled to share in any contribution of the Company to this Article XII, but the account of such participant shall continue to share in the accretions on the funds in the Profit Sharing Account and Special Account as provided in Section 12.12 hereof.

     12.16 Transfer to Special Account
     At any time after attaining his 60th birthday, but prior to termination of his employment, a participant shall have the election, which may not thereafter be rescinded, to require the transfer to the Special Account of an amount equal to his interest in the Profit Sharing Account. Such transfer shall be made as of the next Valuation Date following the date that such participant's written election has been received by the Committee in the case of amounts theretofore credited and as of the Valuation Date following their being credited in the case of allocations thereafter credited. The dollar amount of said credits shall be determined as of the Valuation Date immediately preceding the date on which such transfer shall take place. Upon such transfer said credits shall not thereafter be deemed to be outstanding but the participant's interest shall thereafter be represented by his resulting credits in the Special Account. All amounts transferred to the Special Account pursuant to this Section shall be reinvested as provided in Section 4.7(b) hereof.

     12.17 Accounts of Participating Employees
     The Committee shall maintain a separate account for each employee participating in this Article XII and into such account there shall be credited the employee's participation as provided in this Article XII. On the first day of each plan year the separate accounts of the participating employees shall be credited with the proportionate share of contributions, and with the increase, if any, in accretions as provided herein, and shall be charged with the proportionate share of all expenses, if any, and with the decrease, if any, in accretions.

     12.18 Investments
     Trust funds shall be invested in the manner prescribed in
Section 4.7(b) hereof.

     12.19 Provisions for Accounts
     The Committee shall cause the Trustee to maintain an account entitled "The Profit Sharing Account", or similar designation, wherein shall be maintained the funds and assets relating to this
Article XII; shall cause the Trustee to maintain an account entitled "Special Account", or similar designation, wherein shall be maintained the funds and assets relating to the Special Account; and shall cause the Trustee to maintain an account entitled "Payment Account", or similar designation, wherein shall be kept and maintained the funds and assets which are transferred from the Profit Sharing Account and the Special Account when participants terminate employment and such transfers are necessary for payment of the retirement benefits, and such retirement benefits shall be paid from said Payment Account or otherwise, as may have been determined by the Committee under the authority granted the Committee hereunder with respect to terminated participants.
     The Trustee and the Committee are hereby authorized and empowered to transfer into the Payment Account from either or both the Special Account and the Profit Sharing Account, such funds as may become available under the provisions hereof upon the termination of a participant's employment with the Company, either by retirement or otherwise, and until a determination has been made of the rights, privileges and benefits of such a participant, or where a dispute exists with a participant with respect to the rights, privileges and benefits of such participant, if any.


                          ARTICLE XIII

     13.1 Retroactive Amendments to Rich's Plan. The purpose of this Section 13.1 is to make certain amendments to the Rich's Plan, as in effect on January 1, 1984, which amendments shall be effective for the period commencing on January 1, 1984 and ending on January 1, 1985, the date of the merger of the Rich's Plan into this Plan. The Rich's Plan, as in effect on January 1, 1984, is hereby amended as follows:
          (a)  Section 4.2(b) thereof is hereby deleted and
     Section 4.2(b) as set forth on Attachment "A" hereto is substituted therefore.
          (b) Article XV, as set forth on Attachment "A" hereto is added as Article XV thereof.

                         ATTACHMENT "A"
          Amendments to Rich's Plan Effective for 1984

     4.8(b)    In no event shall the annual addition to a
participant's account under this Plan hereof exceed the lesser of $30,000 (or such amount as adjusted for increases in the cost of living under regulations prescribed by the Secretary of the Treasury or his delegate under Section 415(d) of the Internal Revenue Code) or 25% of the participant's compensation (which term is used in this paragraph and the next paragraph shall be as defined in appropriate Internal Revenue Regulations). For this purpose annual addition shall include contributions by Federated, the lesser of one-half of the participant's contribution or all of the participant's contribution in excess of 6% of his compensation, and Forfeitures. The amount in excess of such maximum annual additional shall be treated as a Forfeiture.
     If a participant also participates in a defined benefit plan maintained by Federated, Section 415(e) of the Code provides that the sum of the defined benefit plan fraction and the defined contribution plan fraction shall not exceed 1.0. Federated intends that an adjustment, in any, in contributions or benefits which is necessary to satisfy such 1.0 limitation under Section 415(e) of the Code shall be made exclusively in the defined benefit plan so that no such adjustment need be made in this Plan. For purposes of this paragraph, the defined benefit plan fraction for any plan year is a fraction, the numerator of which is the projected annual benefit of the participant under the defined benefit plan as of the close of the plan year, and the denominator of which is the lessor of (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such plan year, or (ii) the product of 1.4 multiplied by one hundred percent (100%) of the participant's average compensation as an employee during the three (3) consecutive calendar years (or actual number of years if less than three) during which the participant actively participated in the defined benefit plan and had the greatest aggregate compensation as an employee. The defined contribution plan fraction for any plan year is a fraction, the numerator of which is the sum of the annual additions to the participant's account under this Plan from (i) employer contributions, (ii) forfeitures and (iii) employee contributions in excess of six percent (6%) of his compensation for such plan year or one-half (1/2) of his contributions, whichever is less, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service:
          (a) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such plan year (determined without regard to Section 415(c)(6) of the Code), or
          (b) the product of 1.4 multiplied by twenty-five percent (25%) of the participant's compensation as an employee for such plan year.

                           ARTICLE XV
                      Top-Heavy Provisions

     15.1 The following provisions shall become effective in any year after the 1983 plan year in which the Plan is determined to be a Top-Heavy Plan.

          (a) Determination of Top-Heavy: The Plan will be considered a Top-Heavy Plan for the plan year if as of the last day of the preceding plan year, (1) the value of the sum of the Accounts (but not including any allocations to be made as of such last day of the plan year except contributions actually made on or before that date and allocated pursuant to the terms of this Plan) of Participants who are Key Employees (as defined in Section 416(i) of the Internal Revenue Code) exceeds 60% of the value of the sum of the Accounts (but not including any allocations to be made as of such last day of the plan year except contributions actually made on or before that date and allocated pursuant to the terms of this Plan) of all Participants (the "60% Test") or (2) the Plan is part of a required aggregation group (within the meaning of Section 416(g) of the Internal Revenue Code) and the required aggregation group is top-heavy. However, and notwithstanding the results of the 60% Test, the Plan shall not be considered a Top-Heavy Plan for any plan year in which the Plan is a part of a required or permissive aggregation group (within the meaning of Section 416(g) of the Internal Revenue Code) which is not top-heavy.

          (b) Minimum Allocations: Notwithstanding any other provision of this Plan, for any plan year after 1983 during which the Plan is deemed a Top-Heavy Plan a portion of Federated's contribution allocable to each Key Employee shall be subject to forfeiture and reallocation to the appropriate Accounts of non-Key Employees who are participants in this Plan, but not in Federated's defined benefit plan. Such forfeited and reallocated amount shall equal the amount, if any, which if so reallocated to the appropriate Accounts of such non-Key Employees, would result in Federated's contribution to both Key Employees and such non-Key Employees, when expressed as a percentage of each of their respective compensation (which term as used in this Section shall be as defined in appropriate Internal Revenue regulations and subject to the limitations of Section 416(d) of the Internal Revenue Code) being equal. For any non-Key Employee who participates in the Plan and Federated's defined benefit plan, the top-heavy provisions of Article XIII of Federated's defined benefit plan shall apply to the payment of benefits for the year in which the Plan is determined to be top-heavy.

          (c) Minimum Vesting: Notwithstanding any other provision of this Plan, if a participant's termination of employment occurs while the Plan is a Top-Heavy Plan, such participant's vested percentage in his Account shall not be less than the percentage determined in accordance with the following table:

                                   Vested         Forfeited
          Years of Employment    Percentage       Percentage

          less than 2                 0%             100%
          2 but less than 3          20               80
          3 but less than 4          40               60
          4 but less than 5          60               40
          5 but less than 6          80               20
          6 or more                 100                0

          (d) Compensation Limitation: For any year in which the Plan is a Top-Heavy Plan, the compensation limitation described in Section 416(d) of the Internal Revenue Code shall apply.

          (e) Change in Top-Heavy Status: If the Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the vesting schedule in subsection (c) of this Section shall continue to apply in determining the vested percentage of any participant in his Account and who had at least five years of employment as of December 31 in the last plan year of top-heaviness. For other participants, said schedule shall apply only to their Account balance as of such December 31.

          (f) Impact on Maximum Benefits: For any year in which the Plan is a Top-Heavy Plan, the last paragraph of Section 4.8(b) shall be read by substituting the number "1.00" for the number "1.25" wherever it appears therein except such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the plan year in which this provision becomes applicable.





                 PRE-JANUARY 1, 1989 OPERATIONAL AMENDMENT

     The Plan, as in effect immediately prior to January 1, 1987, is amended effective as of January 1, 1987 and for the period beginning on such date through December 31, 1988 (except as otherwise specifically noted herein), in the following respects:

     1. The second grammatical paragraph of Section 4.2 of the Plan is hereby amended to read as follows:

          Each participant may elect under Section 401(k) of the Internal Revenue Code and the applicable Treasury Regulations thereunder, in writing on a form prescribed by the Committee, to defer receipt of up to 10% of his Participating compensation, or such lesser amount as established by rule of the Committee (which rule may be applied uniformly, or solely to those Participants who are "highly compensated" as defined in Section 401(k) of the Internal Revenue Code and the applicable Treasury Regulations thereunder) in whole or in part in place of the amounts contributed pursuant to the first paragraph of this Section and to have such deferred earnings, hereinafter referred to as Qualified Deferred Earnings Contributions, contributed to the Plan by the Company on his behalf; provided, however, that (1) the amount of a participant's Qualified Deferred Earnings Contributions made in any calendar year shall not exceed Seven Thousand Dollars
     ($7,000) as said sum may be adjusted in regulations promulgated by the Secretary of the Treasury (except that this limitation shall not apply to such Contributions attributable to service performed in 1986 and described in Section 1105(c)(5) of the Tax Reform Act of 1986); (2) the total contribution under this Section shall in no event exceed 10% of participating compensation; and (3) Qualified Deferred Earnings Contributions and the accretions (as defined in Section 5.3 hereof) thereon may not be withdrawn by or distributed to said Participant until the earliest of the Participant's retirement, death, disability, separation from service, or as to Qualified Deferred Earnings Contributions only, hardship (hardship hereunder means necessary in light of immediate and heavy financial needs of the Participant, and distributions for reason of hardship will be limited to the amount required to meet an immediate financial need that is not reasonably available from other resources of the Participant, all as determined by the Committee in accordance with Section 401(k) of the Internal
     Revenue Code and the applicable Treasury Regulations thereunder) or attainment of age 59-1/2. Any (or all) "highly compensated employees" as hereinafter defined may be required to revise his election to defer an amount of his Participating compensation, in conformity with a uniform rule of the Committee, if the Plan does not meet both of the following limits:

     2.   Section 4.7(a) of the Plan is amended to read as follows:

          (a) Unless otherwise elected by participants as herein provided, the cash and investments, the earnings thereon, and the proceeds thereof attributable to the contributions to this Plan or a plan merged herein made by participants, shall be included in and invested and reinvested (except as hereinafter expressly provided) as provided in Fund A described below. Fund A shall also include funds representing the Company-contributed portion of participants' Thrift Incentive Credits transferred thereto pursuant to Section 5.6 hereof. In addition, effective as of November 30, 1988, Fund A shall also include funds held under the Plan which are attributable to the employee stock ownership portion of this Plan. The foregoing notwithstanding and unless otherwise elected by participants, the cash and investments thereon and the proceeds thereof, attributable to the contributions made by participants in the Rich's Plan which were invested on December 31, 1984, in Diversified Investments, as defined in the Rich's Plan, shall be included in and invested and reinvested pursuant to Fund B described below, and such cash and investments and the proceeds thereof so attributable which are invested on December 31, 1984, in common stock of Federated Department Stores, Inc., shall be included in and invested pursuant to Fund D described below.
     Effective as of July 1, 1987, and thereafter as of each subsequent July 1, or such other date as the Committee may decide, each participant shall have the opportunity to elect to have all or a portion of the credits attributable to his contributions, or the earnings thereon, in Funds A, B, C or D, described below, reinvested as hereinafter provided in Fund A, B and C, or any of them. The foregoing notwithstanding, an eligible employee shall have the opportunity to make such an election as of his or her Entry Date occurring after July 1, 1987. Such reinvestment shall be made in increments of twenty-five percent (25%) of the participant contributed portion (and the accretions thereon) of his account, based upon the dollar value of such contributions and accretions determined as of the Valuation Date immediately preceding the date as of which such reinvestment shall be effective. Employee contributions to the Plan and the accretions thereon made subsequent to such an election shall be invested in the same increments and in the Funds last elected by the participant.

          Fund A - all sums in this Fund shall be invested and reinvested in a variety of short-term fixed income corporate and government bonds, investment contracts with selected insurance companies which provide for a stated investment return, and intermediate-term variable rate fixed-income securities as selected by the Investment Committee or by investment managers appointed thereunder.

          Fund B - all sums in this Fund shall be invested and reinvested in a variety of corporate and government fixed income securities, equity securities, and cash equivalents as selected by the Investment Committee or by investment managers appointed thereunder.

          Fund C - all sums in this Fund shall be invested and reinvested in an equity index fund which reflects Standard &
     Poor's 500 stock investments.

          Fund D - all sums in this Fund (consisting only of funds invested as of December 31, 1984, in common stock of Federated Department Stores, Inc., pursuant to the investment alternative described in Section 3.3(b)(1), (2) or (6) of the Rich's Plan and the earnings thereon) shall be invested and reinvested in the common stock of Federated Department Stores, Inc., and cash equivalents; provided that no participant shall have the right to transfer sums into this Fund or to make any contributions thereto.

     3. Section 5.2(a) and (b) are hereby amended to delete the word "hereinafter" and to substitute therefor the word "herein".

     4. The first sentence of subparagraph (a) of Section 5.3 of the Plan is hereby amended to read as follows:

          (a) As of each Valuation Date, there shall be allocated to the account of each participant the net earnings and capital gains and losses for the preceding Valuation Period, whether or not realized, of each investment fund described in Section 4.7 hereof in which such account is invested (all such net earnings and capital gains and losses are hereafter collectively referred to as "accretions"), in the proportion that the amount of such account, to the extent invested in each such investment fund, as of the start of such Valuation Period, and not withdrawn during such Valuation Period, bears to the amount of all such accounts to the extent invested in each such fund at the beginning of such period, and not withdrawn during such Valuation Period.

     5.   Section 5.6 of the Plan is hereby amended to read as follows:

          5.6 A participant who (1) shall have attained his 60th birthday while an employee of the Company on or before December 31, 1986, or (2) shall have attained his 55th birthday and completed ten or more Years of Vesting Service, shall have the election, which may not thereafter be rescinded, to require, prior to termination of his participation in the Plan, the transfer of all or part of (a) cash and investments equal in value to the Company-contributed portion of his Thrift Incentive Credits (including the accretions thereon) to Fund A as described in
     Section 4.7(a) hereof, and (b) cash and investments equal in value to his Retirement Income Credits and Divisional Credits to the Stability Income Fund as described in Section 4.7(b). All such transfers shall be made as of the first day of the month next suc-ceeding the date that such participant's written election has been received by the Committee. Any such transfer shall be equal to 25%, 50%, 75% or 100% of the value of such Credits as of the day such transfer is made. Any subsequent Company contributions to such participant's Thrift Incentive Credits, Retirement Income Credits or Divisional Credits made subsequent to such an election shall be invested in the same increments last elected by the participant. The dollar value of said credits, other than credits invested pursuant to paragraph (b) of Section 4.7 in the common stock of Federated Department Stores, Inc., shall be determined by the Trustee as of the Valuation Date immediately preceding the date on which such transfer shall take place; and the dollar value of said credits invested in common stock of Federated Department Stores, Inc., pursuant to paragraph (b) of Section 4.7 shall be determined by the Trustee based on the average price of said stock computed on a daily basis for the ninety (90) day calendar period ending on the Valuation Date immediately preceding the date on which such transfer shall take place.

     6.   Section 6.1 of the Plan is hereby amended to read as follows:

     6.1 All credits of participants (other than Thrift Incentive Credits) shall be contingent, and the interest on the part of each participant therein shall be subject to termination except to the extent that such credits or part thereof shall become vested in him in accordance with the provisions of this Article. All Thrift Incentive Credits, including but not limited to each participant's contributions, shall be nonforfeitable when made.

     7. Section 6.2(b) of the Plan is hereby amended by deleting the words "and 3 years of employment in the case of his Thrift Incentive Credits".

     8. Section 6.5 of the Plan is hereby amended by adding the following as the last sentence of the first grammatical paragraph thereof:

     In addition to the foregoing, the right of the participant to commence distribution of his nonforfeitable portion of his account, subject to the rules herein contained, shall accrue no later than the date of his early or normal retirement under the Company's
     Pension Plan adopted as of January 1, 1984, as the same has been and may be from time to time amended.

     9. Section 6.7(a) of the Plan is hereby amended to add the following as the second sentence thereof:

     The foregoing notwithstanding, no portion of a participant's basic or additional contributions made in 1987 may be withdrawn in that year, other than such contributions or portions thereof constituting Qualified Deferred Earnings Contributions (which may be withdrawn subject to all other requirements of this Plan).

     10. A new Section 6.11 reading as follows is added to the Plan immediately after Plan Section 6.10:

          6.11 The provisions of Section 401(a)(9) of the Internal Revenue Code, as amended, are hereby incorporated by reference into the Plan and shall apply to this Plan notwithstanding any other provision herein to the contrary. Such Section 401(a)(9) provisions shall be applied in accordance with any final regulations (or, in the absence of final regulations, proposed regulations) issued by the Secretary of the Treasury or his delegate as to such provisions.

     11. Part of the first sentence of Section 9.3 of the Plan is hereby amended by deleting the words "right to subjected" and substituting the words "right be subjected" therefor.

     12. Section 6.1 of the Plan is hereby amended, effective as of January 1, 1988 and for the period beginning on such date through December 31, 1988, to read as follows:

          6.1 Effective January 1, 1988, all credits of Participants shall be nonforfeitable.

     13. Sections 6.2, 6.3, and 6.4 of the Plan are hereby deleted from the Plan and Sections 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, and 6.11 of the Plan are renumbered accordingly, effective as of January 1, 1988 and for the period beginning on such date through December 31, 1988. All references in the Plan to the deleted Sections are hereby deleted and references to the renumbered Sections are hereby renumbered accordingly.

     14. Section 9.6 of the Plan is hereby amended, effective as of May 11, 1988 and for the period beginning on such date through December 31, 1988, to read as follows:

          9.6 In the event that a subsidiary which is a party to the Plan, or a division of the Company the employees of which are participants in the Plan, ceases to be a subsidiary or a division, as the case may be, by reason of the sale of the stock of the subsidiary, or the sale of substantially all of the property or assets of the subsidiary or division, to a purchaser other than another subsidiary, the interests in the Plan of the participants employed by such subsidiary or division shall be determined as of the date of such sale in the same manner as in the case of any other participant who terminates his employment on that date; provided, however that the Trustee may be directed to apply the portion of the Trust Fund applicable to participants who shall continue to be employed by such purchaser for their benefit by the payment thereof to the trustee of any retirement income, profit sharing or similar plan of such purchaser.

               PRE-JANUARY 1, 1989 TAX REFORM ACT AMENDMENT

     The Plan, as in effect immediately prior to January 1, 1987, is amended effective as of January 1, 1987 and for the period beginning on such date through December 31, 1988, in accordance with the following provisions which are designed to meet the requirements of the Tax Reform Act of 1986 (the "TRA") which are effective prior to January 1, 1989. Such provisions are generally taken from Model Amendment IV contained in Notice 87-2 of the Internal Revenue Service, with certain modifications set forth in Section XI below to reflect the fact that matching contributions which were made in relation to Excess Contributions (as defined in Section XI below) distributed for plan years before 1989 were also distributed under the Plan. Other than for such Article XI modifications, no change has been made in the provisions set forth in Model Amendment IV of Notice 87-2.

     SECTION I:  PURPOSE AND EFFECTIVE DATE

          1.1 Purpose. It is the intention of the Employer to amend the plan to comply with those provisions of the Tax Reform Act of 1986 that are effective prior to the first Plan Year beginning after December 31, 1988. Nothing contained in this amendment shall permit or require Elective Deferrals, Matching Employer Contributions, or Employee Contributions under the plan unless such Elective Deferrals, Matching Employer Contributions, or Employee Contributions have been authorized by the Employer under other provisions of the plan or under other amendments thereto.

          1.2 Effective Date. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 1986.

     SECTION II:  DEFINITIONS

          For purposes of this amendment only, the following definitions shall apply.

          2.1 "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under
     Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

          2.2 "Affiliated Employer" shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

          2.3 "Code" shall mean the Internal Revenue Code of 1986 and amendments thereto.

          2.4 "Compensation" shall mean compensation paid by the Employer to the Participant during the taxable year ending with or within the Plan Year which is required to be reported as wages on the Participant's Form W-2 and, if the provisions of the plan other than this amendment so provide, shall also include compensation which is not currently includible in the Participant's gross income by reason of the application of Sections 125, 402(a)(8), 402(h)(1)(B) or 403(b) of the Code.

          2.5 "Elective Deferrals" shall mean contributions made to the plan during the Plan Year by the Employer, at the election of the Participant, in lieu of cash compensation and shall include contributions made pursuant to a salary reduction agreement.

          2.6 "Employee" shall mean employees of the Employer and shall include leased employees within the meaning of Section 414(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute less than twenty percent of the Employer's nonhighly compensated work force within the meaning of Section 414(n)(1)(C)(ii) of the Code, the term "Employee" shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code unless otherwise provided by the terms of this plan other than this amendment.

          2.7 "Employee Contributions" shall mean contributions to the plan made by a Participant during the Plan Year.

                    2.8 "Employer" shall mean the entity that esta-blishes ormaintains the plan; any other organization which has adopted the plan with the consent of such establishing employer; and any successor of such employer.

          2.9  "Family Member" shall mean an individual described in
     Section 414(q)(6)(B) of the Code.

          2.10 "Highly Compensated Employee" shall mean an individual described in Section 414(q) of the Code.

          2.11 "Inactive Participant" shall mean any Employee or former Employee who has ceased to be a Participant and on whose behalf an account is maintained under the plan.

          2.12 "Matching Contribution" shall mean any contribution to the plan made by the Employer for the Plan Year and allocated to a Participant's account by reason of the Participant's Employee Contributions or Elective Deferrals.

          2.13 "Non-Highly Compensated Employee" shall mean an
     Employee of the Employer who is neither a Highly Compensated
     Employee nor a Family Member.

          2.14 "Participant" shall mean any Employee of the Employer who has met the eligibility and participation requirements of the plan.

          2.15 "Qualified Nonelective Contributions" shall mean contributions (other than Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participant may not elect to receive in cash until distributed from the plan; that are 100 percent vested and nonforfeitable when made; and that are not distributable under the terms of the plan to Participants or their beneficiaries earlier than the earlier of:

            (i) separation from service, death, or disability of the Participant;

           (ii)     attainment of the age 59-1/2 by the Participant;

          (iii) termination of the plan without establishment of a successor plan;

           (iv) the events specified in those of Sections XIII, XIV or XV of this amendment adopted by the Employer; or

            (v) for Plan Years beginning before January 1, 1989, upon hardship of the Participant.

          2.16 "Plan Year" shall mean the plan year otherwise specified in the plan.

     SECTION III: PROVISIONS RELATING TO LEASED EMPLOYEES

          3.1 Safe-Harbor. Notwithstanding any other provisions of the Plan, for purposes of determining the number or identity of Highly Compensated Employees or for purposes of the pension requirements of
     Section 414(n)(3) of the Code, the employees of the Employer shall include individuals defined as Employees in Section 2.6 of this amendment.

          3.2 Participation and Accrual. A leased employee within the meaning of Section 414(n)(2) of the Code shall become a Participant in, and accrue benefits under, the plan based on service as a leased employee only as provided in provisions of the plan other than this Section III.

          3.3 Effective Date. This Section III shall be effective for services performed after December 31, 1986.

     SECTION IV:  LIMITATIONS ON CONTRIBUTIONS AND BENEFITS

          4.1  Revised Contribution Limitations Under Defined
     Contribution Plan.

          4.1(a) Definition of Annual Additions. For purposes of the plan, "Annual Addition" shall mean the amount allocated to a Participant's account during the Limitation Year that constitutes:

            (i)     Employer contributions,

           (ii)     Employee contributions,

          (iii)     Forfeitures, and

           (iv) Amounts described in Sections 415(l)(l) and 419(A)(d)(2) of the Code.

          4.1(b)  Maximum Annual Addition.  The maximum Annual
     Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

            (i)     the Defined Contribution Dollar Limitation, or

           (ii) 25 percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code for the Limitation Year.

          4.1(c)  Special Rules.  The compensation limitation referred to in
     Section 4.1(b)(ii) shall not apply to:

            (i) Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or

           (ii)     Any amount otherwise treated as an Annual Addition under
                    Section 415(l)(l) of the Code.

          4.1(d) Definitions. For purposes of Section 4.1, "Defined Contribution Dollar Limitation" shall mean $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.

          4.2 Special Rules for Plans Subject to Overall Limitations Under Code Section 415(e).

          4.2(a) Recomputation Not Required. The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee Contributions as an Annual Addition.

          4.2(b) Adjustment of Defined Contribution Plan Fraction. If the plan satisfied the applicable requirements of Section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Section 415(e)(1) of the Code (as revised by this Section IV) does not exceed 1.0 for such Limitation Year.

          4.3  Limitation Year.  For purposes of this Section IV,
     "Limitation Year" shall mean the limitation year specified in the plan, or if none is specified, the calendar year.

          4.4 Effective Date of Section IV Provisions. The provisions of this Section IV shall be effective for Limitation Years beginning after December 31, 1986.

     SECTION V:  ELECTIVE DEFERRALS

          5.1 Maximum Amount of Elective Deferrals. Effective as of January 1, 1987, no Employee shall be permitted to have Elective Deferrals made under this plan during any calendar year in excess of $7000 multiplied by the Adjustment Factor as provided by the Secretary of the Treasury. The foregoing, limit shall not apply to Elective Deferrals of amounts attributable to service performed in 1986 and described in Section 1105(c)(5) of the Tax Reform Act of 1986.

          5.2  Average Actual Deferral Percentage.

               (a) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

               (b) the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average
          Actual Deferral Percentage by Eligible Participants who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          5.3 Definitions. For purposes of this Section V and for purposes of Sections X and XI of this Amendment, the following definitions shall be used:

          5.3(a)    "Actual Deferral Percentage" shall mean the ratio
     (expressed as a percentage), of Elective Deferrals and Qualified Employer Deferral Contributions on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.

          5.3(b)    "Average Actual Deferral Percentage" shall mean the
     average (expressed as a percentage) of the Actual Deferral Percentage of the Eligible Participants in a group.

          5.3(c)    "Qualified Employer Deferral Contributions" shall mean
     Qualified Nonelective Contributions taken into account under the terms of the plan without regard to this amendment in determining the Actual Deferral Percentage.

          5.3(c)    "Eligible Participant" shall mean any Employee of the
     Employer who is otherwise authorized under the terms of the Plan to have Elective Deferrals or Qualified Employer Deferral Contributions allocated to his account for the Plan Year.

          5.4  Special Rules.

          5.4(a)    For purposes of this Section V, the Actual Deferral
     Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals or Qualified Employer Deferral Contributions allocated to his account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Elective Deferrals and Qualified Employer Deferral Contribution were made under a single arrangement.

          5.4(b)    For purposes of determining the Actual Deferral Percentage of a Participant who is a Highly Compensated Employee, the Elective Deferrals, Qualified Employer Deferral Contributions and Compensation of such Participant shall include the Elective Deferrals, Qualified Employer Deferral Contributions and Compensation of Family Members, and such Family Members shall be disregarded in determining the Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees.

          5.4(c) The determination and treatment of the Elective Deferrals, Qualified Nonelective Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     SECTION VI:  LIMITATIONS ON EMPLOYEE CONTRIBUTIONS
     AND MATCHING EMPLOYER CONTRIBUTIONS

          6.1  Contribution Percentage.

          6.1(a) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

          6.1(b) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan
     Year multiplied by 2, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          6.2 Definitions. For purposes of this Section VI, and for purposes of Section XII of this amendment, the following definitions shall apply.

          6.2(a) "Average Contribution Percentage" shall mean the average (expressed as percentage) of the Contribution Percentages of the Eligible Participants in a group.

          6.2(b) "Contribution Percentage" shall mean the ratio (expressed as a percentage), of the sum of the Employee Contributions and Matching Contributions under the plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.

          6.2(c) "Eligible Participant" shall mean any employee of the Employer who is otherwise authorized under the terms of the plan to have Employee Contributions or Matching Contributions allocated to his account for the Plan Year.

          6.3  Special Rules

          6.3(a) For purposes of this Section VI, the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Employee Contributions, or to receive Matching Contributions, Qualified Nonelective Contributions or Elective Deferrals allocated to his account under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such contributions and Elective Deferrals were made under a single plan.

          6.3(b)  In the event that this plan satisfies the requirements of
     Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code if aggregated with this plan, then this Section VI shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.

          6.3(c) For purposes of determining the Contribution Percentage of an Eligible Participant who is a Highly Compensated Employee, the Employee Contributions, Matching Employer Contributions and
     Compensation of such Participant shall include the Employee
     Contributions, Matching Employer Contributions and Compensation of
     Family Members, and such Family Members shall be disregarded in determining the Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees.

          6.3(d) The determination and treatment of the Contribution Percentageof any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     SECTION VII:  QUALIFIED VOLUNTARY EMPLOYEE
     CONTRIBUTIONS NOT PERMITTED

          The plan shall accept no Employee Contributions designated by the Participant as deductible employee contributions (within the meaning of Section 72(o)(5)(A) of the Code) for a taxable year of the Participant beginning after December 31, 1986.

     SECTION VIII:  SPECIAL PROVISIONS FOR EMPLOYEE STOCK
     OWNERSHIP PLANS AND STOCK BONUS PLANS

          8.1 Definitions. For purposes of this amendment only, the following definitions shall apply:

          8.1(a)    "ESOP" shall mean an "Employee Stock Ownership Plan"
     as defined in Section 4975(e)(7) of the Code.

          8.1(b)    "TCESOP" shall mean "Tax Credit Employee Stock
     Ownership Plan" as defined in Section 409(a) of the Code.

          8.1(c)    "Total Distribution" shall mean a distribution to a
     Participant or a Participant's beneficiary, within one taxable year of such recipient, of the entire balance to the credit of the Participant.

          8.1(d)    "Employer securities" shall mean:

               (i) In the case of a TCESOP, common stock issued by the Employer (or by a corporation which is a member of the same controlled group of corporations as the Employer as that term is defined in Section 409(1)(4) of the Code) which is readily tradeable on an established securities market, or stock which satisfies the requirements of Section 409(1)(2) or (3) of the Code;

               (ii) In the case of an ESOP which is not a TCESOP, stock described in Section 4975(e)(8) of the Code or in Treas. Reg. Sec. 54.4975-12;

               (iii) In the case of a stock bonus plan which is not a TCESOP or an ESOP, any securities of the Employer held by the plan.

          8.1(e)    "Qualified Participant" shall mean a Participant who has
     attained age 55 and who has completed at least 10 years of participation.

          8.1(f)    "Qualified Election Period" shall mean the five Plan Year
     period beginning with the later of (i) the Plan Year after the Plan Year in which the Participant attains age 55; or (ii) the Plan Year after the Plan Year in which the Participant first becomes a Qualified Participant.

          8.2  Special Distribution and Payment Requirements.

          8.2(a)    In General.  This Section 8.2 shall apply to TCESOPs,
     ESOPs, and stock bonus plans and shall not eliminate any form or time of distribution available under the plan prior to adoption to this amendment.

          8.2(b) Time of Distribution. Notwithstanding any other provision of the plan, other than such provisions as require the consent of the Participant and the Participant's spouse to a distribution with a present balance in excess of $3,500, a Participant may elect to have the portion of the Participant's account attributable to Employer Securities acquired by the plan after December 31, 1986, distributed as follows:

               (i) If the Participant separates from service by reason of the attainment of normal retirement age under the plan, death, or disability, the distribution of such portion of the Participant's account balance will begin not later than one year after the close of the Plan Year in which such event occurs unless the Participant otherwise elects under the provisions of the plan other than this
          Section 8.2.

               (ii) If the Participant separates from service for any reason other than those enumerated in paragraph (i) above, and is not reemployed by the Employer at the end of the fifth Plan Year following the Plan Year of such separation from service, distribution of such portion of the Participant's account balance will begin not later than one year after the close of the fifth Plan Year following the Plan Year in which the Participant separated from service unless the Participant otherwise elects under the provisions of this plan other than this Section 8.2.

               (iii) If the Participant separates from service for a reason other than those described in paragraph (i) above, and is employed by the Employer as of the last day of the fifth Plan Year following the Plan Year of such separation from service, distribution to the Participant, prior to any subsequent separation from service, shall be in accordance with terms of the plan other than this Section 8.2.

     For purposes of this Section 8.2, Employer Securities shall not include any Employer Securities acquired with the proceeds of a loan described in Section 404(a)(9) of the Code until the close of the Plan Year in which such loan is repaid in full.

          8.2(c)    Period for Payment.  Distributions required under Section
     8.2 shall be made in substantially equal annual payments over a period of five years unless the Participant otherwise elects under provisions of this plan other than this Section 8.2. In no event shall such distribution period exceed the period permitted under Section 401(a)(9) of the Code.

          8.2(d)    Determination of Amount Subject to Special Distribution
     and Payment Requirements. The portion of a Participant's account balance attributable to Employer Securities which were acquired by the plan after December 31, 1986, shall be determined by multiplying the number of shares of such securities held in the account by a fraction, the numerator of which is the number of shares acquired by the plan after December 31, 1986, and allocated to Participants' accounts (not to exceed the number of shares held by the plan on the date of distribution) and the denominator of which is the total number of such shares held by the plan at the date of distribution.

          8.3  Put Option Requirements.

          8.3(a)    In General.  This Section 8.3 shall apply to distributions of Employer Securities which acquired after December 31, 1986, by TCESOPs, ESOPs, and stock bonus plans and shall not eliminate any time or form of distribution available under the plan prior to adoption of this amendment.

          8.3(b)    Put Option Payment.  Notwithstanding any other provisions
     of the plan regarding a Participant's right to exercise a put option, in the case of a distribution of Employer Securities which are not readily tradeable on an established securities market, the plan shall provide the Participant with a put option that complies with the requirements of
     Section 409(h) of the Code. Such put option shall provide that if an employee exercises the put option, the Employer, or the plan if the plan so elects, shall repurchase the Employer Securities as follows:

               (i) If the distribution constitutes a Total Distribution, payment of the fair market value of a Participant's account balance shall be made in five substantially equal annual payments. The first installment shall be paid not later than 30 days after the Participant exercises the put option. The plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after 30 days.

               (ii) If the distribution does not constitute a Total Distribution, the plan shall pay the Participant an amount equal to the fair market value of the Employer Securities repurchased no later than 30 days after the Participant exercises the put option.

          8.4  Diversification of Investments.

          8.4(a)  In General.  This section 8.4 shall apply to TCESOPs and
     ESOPs.

          8.4(b) Election by Qualified Participant. Each Qualified Participant shall be permitted to direct the plan as to the investment of 25 percent of the value of the Participant's account balance attributable to Employer Securities which were acquired by the plan after December 31, 1986, within 90 days after the last day of each Plan Year during the Participant's Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant's Qualified Election Period, a Qualified Participant may direct the plan as to the investment of 50 percent of the value of such account balance.

          8.4(c) Method of Directing Investment. The Participant's direction shall be provided the Plan Administrator in writing; shall be effective no later than 180 days after the close of the Plan Year to which the direction applies; and shall specify which, if any, of the options set forth in Section 8.4(d) the Participant selects.

          8.4(d)  Investment Options.

          8.4(d)(i) At the election of the Qualified Participant, the plan shall distribute (notwithstanding section 409(d) of the Code) the portion of the Participant's account that is covered by the election within 90 days after the last day of the period during which the election can be made. Such distribution shall be subject to such requirements of the plan concerning put options as would otherwise apply to a distribution of Employer Securities from the plan. This Section 8.4(d)(i) shall apply notwithstanding any other provision of the plan other than such provisions as require the consent of the Participant and the Participant's spouse to a distribution with a present value in excess of $3500. If the Participant and the Participant's spouse do not consent, such amount shall be retained in this plan.

          8.4(d)(ii) In lieu of distribution under Section 8.4(d)(i), the Qualified Participant who has the right to receive a cash distribution under Section 8.4(d)(i) may direct the plan to transfer the portion of the Participant's account that is covered by the election to another qualified plan of the Employer which accepts such transfers, provided that such plan permits employee-directed investment and does not invest in Employer Securities to a substantial degree. Such transfer shall be made no later that ninety days after the last day of the period during which the election can be made.

          8.4(d)(iii)   If the Plan is a TCESOP, any distribution or transfer
     under this Section 8.4(d) shall be made first from Employer Securities allocated to the Participant's account at least 84 months before the month in which the distribution or transfer occurs.

          8.4(e)    Determination of Amount Subject to Diversification
     Requirements. The portion of a Participant's account balance attributable to Employer Securities which were acquired by the plan after December
     31, 1986, shall be determined by multiplying the number of shares of such securities held in the account by a fraction, the numerator of which is the number of shares acquired by the plan after December 31, 1986, and allocated to Participants' accounts (not to exceed the number of shares held by the plan on the date the individual becomes a Qualified Participant) and the denominator of which is the total number of shares held by the plan at the date the individual becomes a Qualified Participant.

          8.5  Voting Rights of Participants.

          8.5(a)    In General.  This Section 8.5 shall apply to TCESOPs,
     ESOPs, and stock bonus plans which are required to comply with Section 409(e) of the Code through the operation of Section 401(a)(22) of the Code.

          8.5(b)    Issues Where Pass-Through Required.  Notwithstanding any
     other provision of the plan, if the plan has nay class of securities which is not a registrationtype class of securities (as defined in Section 409(e)(4) of the Code), a Participant shall be entitled to direct the trustee as to the manner in which voting rights will be exercised with respect to any corporate matter which involves the voting of such shares allocated to the Participant's account with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as may be prescribed in Treasury regulations.

          8.6  Independent Appraiser.

          8.6(a)    In General.  This Section 8.6 shall apply to TCESOPs and
     ESOPs.

          8.6(b)    Independent Appraisals.  All valuations of Employer
     Securities which are not readily tradeable on an established securities market with respect to activities carried on by the plan shall be made by an independent appraiser meeting requirements similar to those contained in Treasury regulations under Section 170(a)(1) of the Code.


     SECTION IX:    DETERMINATION OF TOP-HEAVY STATUS

          Solely for the purpose of determining if the plan, or any other plan included in a required aggregation group of which this plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(l) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Employers, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(l)(C) of the Code.


     SECTION X:  NOT REQUIRED OR ADOPTED FOR THIS PLAN


     SECTION XI:  DISTRIBUTION OF EXCESS CONTRIBUTIONS

          11.1 In General. Notwithstanding any other provision of the plan, Excess Contributions (and any Matching Contributions which were made by reason of such Excess Contributions) and income allocable thereto shall be distributed no later than the last day of each plan year beginning after December 31, 1987, to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year.

          11.2 Excess Contributions. For purposes of this amendment, "Excess Contributions" shall mean the amount described in Section 401(k)(8)(B) of the Code.

          11.3 Determination of Income. The income allocable to Excess Contributions shall be determined by multiplying income allocable to the Participant's Elective Deferrals for the Plan Year by a fraction, the numerator of which is the Excess Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the Participant's account balances attributable to Elective Deferrals on the last day of the preceding Plan Year. The income allocable to the Matching Contributions made by reason of such Excess Contributions shall be determined by multiplying income allocable to the Participant's Matching Contributions for the Plan Year by a fraction, the numerator of which is the Matching Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the Participant's account balances attributable to Matching Contributions on the last day of the preceding Plan Year.

          11.4   Maximum Distribution Amount.  The Excess Contributions
     (and the Matching Contributions related thereto) which would otherwise be distributed to the Participant shall be adjusted for income; the Excess Contributions shall be reduced, in accordance with regulations, by the amount of Excess Deferrals distributed to the Participant; and the Excess Contributions (and the Matching Contributions related thereto) shall, if there is a loss allocable to the Excess Contributions (or such Matching Contributions), in no event be less than the lesser of the Participant's accounts under the plan or the Participant's Elective Deferrals (or Matching Contributions) for the Plan Year.


     SECTION XII:  DISTRIBUTION OF EXCESS AGGREGATE
     CONTRIBUTIONS

          12.1 In General. Excess Aggregate Contributions and income allocable thereto shall be forfeited, if otherwise forfeitable under the terms of this Plan, or if not forfeitable, distributed no later than the last day of each Plan Year beginning after December 31, 1987, to Participants to whose accounts Employee Contributions or Matching Contributions were allocated for the preceding Plan Year.

          12.2 Excess Aggregate Contributions. For purposes of this amendment, "Excess Aggregate Contributions" shall mean the amount described in Section 401(m)(6)(B) of the Code.

          12.3 Determination of Income. The income allocable to Excess Aggregate Contributions shall be determined by multiplying the income allocable to the Participant's Employee Contributions and Matching Employer Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Employee Contributions and Matching Employer Contributions on the last day of the preceding
     Plan Year.

          12.4 Maximum Distribution Amount.  The Excess Aggregate
     Contributions to be distributed to a Participant shall be adjusted for income, and, if there is a loss allocable to the Excess Aggregate Contribution, shall in no event be less than the lesser of the Partici-pant's account under the plan or the Participant's Employer Contributions and Matching Contributions for the Plan Year.

          12.5 Accounting for Excess Aggregate Contributions.  Excess
     Aggregate Contributions shall be distributed from the Participant's Employee Contribution account, and forfeited if otherwise forfeitable under the terms of the plan (or, if not forfeitable, distributed) from the Participant's Matching Contribution account in proportion to the Participant's Employee Contributions and Matching Contributions for the Plan Year.

          12.6 Allocation of Forfeitures.

          12.6(a) Amounts forfeited by Highly Compensated Employees under this Section XII shall be:

            (i) Treated as Annual Additions under Section 4.1(a) of this amendment and either;

           (ii) Applied to reduce employer contributions if forfeitures of Matching Contributions under the Plan are applied to reduce employer contributions; or

          (iii) Allocated, after all other forfeitures under the plan, and subject to Section 12.6(b) of this amendment, to the same Participants and in the same manner as such other forfeitures of Matching Contributions, are allocated to other Participants under the Plan.

          12.6(b)   Notwithstanding  the foregoing, no forfeitures
     arising under this Section XII shall be allocated to the account of any Highly Compensated Employee.


     SECTION XIII:  NOT REQUIRED OR ADOPTED FOR THIS
     PLAN


     SECTION XIV:   NOT REQUIRED OR ADOPTED FOR THIS
     PLAN


     SECTION XV:    NOT REQUIRED OR ADOPTED FOR THIS
     PLAN


     SECTION XVI:   NOT REQUIRED OR ADOPTED FOR THIS
     PLAN


     SECTION XVII:  NOT REQUIRED OR ADOPTED FOR THIS
     PLAN


     SECTION XVIII: NOT REQUIRED OR ADOPTED FOR THIS
     PLAN


     SECTION XIX:   NOT REQUIRED OR ADOPTED FOR THIS
     PLAN


     SECTION XX:    NOT REQUIRED OR ADOPTED FOR THIS
     PLAN

                            EXHIBIT C

            JANUARY 1, 1987 THROUGH DECEMBER 31, 1988
          PROVISIONS OF MERGED CAMPEAU CALIFORNIA PLAN

     This Exhibit C sets forth the provisions of The Campeau Corporation California Retirement Plan (referred to as the "Campeau California Plan" throughout this Exhibit C) as in effect from January 1, 1987 through December 31, 1988, and this Exhibit C is no longer effective after December 31, 1988 (except to the extent the provisions of the Campeau California Plan as set forth herein are incorporated by reference into Section 16 of this Plan). The Campeau California Plan is merged into this Plan effective as of January 1, 1989. Exhibit C is composed of three documents.

     The first of such documents is a working copy of the Campeau California Plan as effective immediately prior to January 1, 1987. A prior determination of the Internal Revenue Service that such pre-1987 Campeau California Plan qualified as a tax-favored plan under Section 401(a) of the Code was previously received by the sponsor of such plan.

     The second of such documents is a technical amendment to the Plan to incorporate by reference the provisions of Section 401(a)(9) of the Code into the Campeau California Plan effective as of January 1, 1987.

     The third of such documents is an amendment to the Campeau California Plan, taken from the provisions of Model Amendment IV as set forth in Notice 87-2 of the Internal Revenue Service, to make sure the Campeau California Plan complies with the requirements of the Tax Reform Act of 1986 during the period from January 1, 1987 through December 31, 1988.



       THE CAMPEAU CORPORATION CALIFORNIA RETIREMENT PLAN

                         TABLE OF CONTENTS


ARTICLE           CONTENT                                   PAGE


    I      Definitions                                        1

   II      Service                                           10

  III      Eligibility, Enrollment and Participation         14

   IV      Contributions                                     16

   IV-A    Limitations on Allocations                        22

    V      Annuity Contract and Participant's Account        30

   VI      Distribution of Benefits                          32

  VII      Retirement Benefits                               37

 VIII      Joint and Survivor Annuity Requirements           38

   IX      Termination of Employment                         42

    X      Withdrawals                                       43

    X-A    Loans                                             45

   XI      Fiduciary Duties and Responsibilities             48

  XII      The Administrator                                 49

 XIII      Participants' Rights                              51

  XIV      The Insurance Company                             54

   XV      Amendment or Termination of the Plan              55

  XVI      Substitution of Plans                             57

 XVII      Miscellaneous                                     58

XVIII      Top Heavy Provisions                              60

                            ARTICLE I
                           DEFINITIONS

1.1 ACCRUED BENEFIT. The term Accrued Benefit means the value on any applicable date of the Participant's Account.

1.2   ACTIVE PARTICIPANT.  The term Active Participant means any
      Participant who (a) performs duties as an Employee for the Employer, and (b) is not an Inactive Participant.

1.3 ACTUAL DEFERRAL PERCENTAGE. The term Actual Deferral Percentage for the Highly Compensated Employee (top 1/3) and all other Employees (lower 2/3) for a Plan Year is the average of the ratios, calculated separately for each Employee in such group, of the amounts included in the Deferral Percentage Test during the Plan Year for each such Employee to his Compensation for such Plan Year.

      For purposes of the preceding sentence, Compensation shall be the Participant's Compensation before the deferral in Compensation pursuant to a Salary Deferral Agreement.

1.4 ANNUITY CONTRACT. The term Annuity Contract means the group annuity contract issued by the Insurance Company to the Employer to fund the benefits provided under this Plan, as such contract may hereafter be amended from time to time in accordance with the terms thereof.

1.5 BENEFICIARY. The Participant's spouse is the designated beneficiary of the Participant's entire Vested Interest. However, each Participant shall have the right to designate another Beneficiary and to specify the form of death benefit the Beneficiary is to receive, subject to the spousal consent requirements of the "Qualified Election" provisions of Article VIII, Joint and Survivor Annuity Requirements. The Participant may change the Beneficiary and/or the form of death benefit at any time, subject to appropriate spousal consent.

      If any distribution hereunder is made to a Beneficiary in the form of an annuity, then such beneficiary shall also have the right to designate a Beneficiary and to change that Beneficiary from time to time. As an alternative to receiving the benefit in the form of an annuity, the Beneficiary may elect to receive a single cash payment or any other form of payment provided for in the Plan.

      If a Beneficiary has not been designated, or if a Beneficiary designation or change of Beneficiary designation does not include the appropriate spousal consent, or if no designated Beneficiary survives the Participant, the Participant's entire Vested Interest shall be distributed to the Participant's spouse, if living; otherwise in equal shares to any surviving children of the Participant. In the event none of the above named individuals survives the Participant, the Participant's entire Vested Interest shall be paid to the executor or administrator of the Participant's estate.

1.6   BOARD OF DIRECTORS.  The Term Board of Directors means the
      Board of Directors of Campeau Corporation California.

1.7 COMPENSATION. The term Compensation means the total earnings paid by the Employer to the Participant for the period specified in the Plan including the deferral in Compensation pursuant to a Salary Deferral Agreement.

1.8 CONTRIBUTION PERIOD. The term Contribution Period means that regular period specified by the Employer for which Employer Contributions, Salary Deferral Contributions and Voluntary Contributions shall be made. No change in the Contribution Period may be made except as of a Renewal Date.

1.9 DEFERRAL PERCENTAGE TEST. The term Deferral Percentage Test means the deferral percentage tests set forth in
      Section 401(k) of the Internal Revenue Code, as it may be amended from time to time. All contributions made pursuant to Salary Deferral Agreements shall be included in the Deferral Percentage Test. At the Employer's discretion, the Employer Contribution pursuant to Section 4.2(b) may be designated as a 401(k) contribution as defined under IRC
      Section 401(k), and therefore included in the Deferral Percentage Test, or as a 401(a) contribution as defined under IRC Section 401(a), and therefore not included in the Deferral Percentage Test.

      The Deferral Percentage Text is satisfied for a Plan Year if one of the following two tests is met for such Plan Year:

      (a)  The Actual Deferral Percentage for the eligible Highly
           Compensated Employees (top 1/3) is not more than the Actual Deferral Percentage of all other eligible
           Employees (lower 2/3) multiplied by 1.5.

      (b) The excess of the Actual Deferral Percentage for the eligible Highly Compensated Employees (top 1/3) over the Actual Deferral Percentage of all other eligible Employes (lower 2/3) is not more than 3 percentage points, and the Actual Deferral Percentage for the top 1/3 is not more than the Actual Deferral Percentage of the lower 2/3 multiplied by 2.5.

1.10 DISABILITY. The term Disability means a Participant's incapacity to engage in any substantial gainful activity because of a medically determinable physical or mental impairment which can be expected to result in death, or to be of long, continued and indefinite duration. Such determination of Disability shall be made by the Administrator with the advice of competent medical authority. All Participants in similar circumstances will be treated alike.

1.11  DISABILITY RETIREMENT DATE.  The term Disability Retirement
      Date means the first day of the month after the Administrator has determined that a Participant's incapacity is a Disability.

1.12 EARLY RETIREMENT DATE. The term Early Retirement Date means the first day of the month coinciding with or next following the date a Participant is separated from Service with the Employer on or after his 55th birthday for any reason other than death or Disability, provided that on such date the Participant has not attained his Normal Retirement Age.

1.13  EFFECTIVE DATE.  The term Effective Date means January 1,
      1986.

1.14 EMPLOYEE. The term Employee means any individual, other than a sole-proprietor or partner, in the employ of the Employer.

      In addition, all individuals required to be considered
      Employees of the Employer under Internal Revenue Code
      Section 414(n) will be treated as Employees.

      Any leased Employee shall be treated as an Employee of the recipient Employer; however, contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient employer. The preceding sentence shall not apply to any leased employee if such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 7-1/2 percent of compensation, (2) immediate participation, and (3) full and immediate vesting. For purposes of this paragraph, the term "leased employee" means any person[other than an Employee of the recipient] who, pursuant to an agreement between the recipient and any other person ["leasing organization"], has performed services for the recipient [or for the Employer and related persons determined in accordance with Internal Revenue Code
      Section 414(n)(6)] on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the recipient Employer.

1.15 EMPLOYEE CONTRIBUTIONS. The term Employee Contributions means the amount for any Plan Year which is equal to his Voluntary Contributions.

1.16 EMPLOYER. The term Employer means Campeau Corporation California and any company which is included in the controlled group of corporations as defined in
      Section 414(b) of the Internal Revenue Code of 1986 within which Campeau Corporation California is also included and which adopts the Plan with the approval of the Board of Directors. In the case of a group of employers which constitutes a controlled group of corporations [as defined in Internal Revenue Code 414(b) as modified by
      Section 415(h)] or which constitutes trades or business (whether or not incorporated) which are under common control [as defined in Section 414(c) as modified by Section 415(h)] or which constitutes an affiliated service group [as defined in Section 414(m)], all such employers shall be considered a single employer for purposes of participation and vesting.

1.17  ENTRY DATE.  The term Entry Date means either the Effective
      Date of the January 1 or July 1 thereafter when an Employee who has fulfilled the eligibility requirements commences participation in the Plan.

      Any employee who has satisfied the maximum eligibility requirements permissible under ERISA may commence participation in this Plan no later than the first day of the first Plan Year beginning after the date on which the Employee satisfied such requirements, provided that the Employee has not separated from the Service of the Employer.

      If an Employee is not in the active Service of the Employer as of his initial Entry Date, his subsequent Entry Date shall be the date he returns to the active Service of the Employer, provided he still meets the eligibility requirements. If an Employee does not enroll as a Participant as of his initial Entry Date, his subsequent Entry Date shall be the applicable Entry Date as specified above when the Employee actually enrolls as a Participant.

1.18  ERISA.  The term ERISA means the Employee Retirement Income
      Security Act of 1974 (PL 93-406) as it may be amended from time to time, and any regulations issued pursuant thereto as such Act and such regulations affect this Plan.

1.19 FIDUCIARY. The term Fiduciary means any, or all, of the following, as applicable:

      (a) any Person who exercises any discretionary authority or control respecting the management of the Plan or its assets;

      (b) any Person who renders investment advice for a fee or other compensation, direct or indirect, respecting any monies or other property of the Plan or has authority or responsibility to do so;

      (c) any Person who has discretionary authority or responsibility in the administration of the Plan; and

      (d) any Person who has been designated by a Named Fiduciary pursuant to authority granted by the Plan, who acts to carry out a fiduciary responsibility, subject to any exceptions granted directly or indirectly by ERISA.

1.20 FIXED ANNUITY. The term Fixed Annuity means an annuity providing a series of payments that are payable in specified dollar amounts.

1.21 FORFEITURE. The term Forfeiture means the amount, if any, by which the value of a Participant's Account exceeds his Vested Interest upon the occurrence of five consecutive 1-Year Breaks in Service following such Participant's Termination of Employment.

1.22  HIGHLY COMPENSATED EMPLOYEE.  The term Highly Compensated
      Employee means any eligible Employee who receives more
      Compensation than two-thirds of all other eligible
      Employees.

1.23 INACTIVE PARTICIPANT. The term Inactive Participant means any Participant who does not currently meet the requirements to be an Active Participant due to a suspension of the performance of duties for the Employer.

      In addition, a Participant who ceases to meet the eligibility requirements in accordance with Section 3.1 shall be considered an Inactive Participant.

1.24  INSURANCE COMPANY.  The term Insurance Company means
      Connecticut General Life Insurance Company, a legal reserve life insurance company of Hartford, Connecticut.

1.25 JOINT AND SURVIVOR ANNUITY. The term Joint and Survivor Annuity means an annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is not less than one-half, nor greater than, the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse. The Joint and Survivor Annuity will be the amount of benefit which can be purchased with the Participant's account balance.

1.26 LATE RETIREMENT DATE. The term Late Retirement Date means the first day of the month coinciding with or next following the date a Participant is separated from Service with the Employer after his Normal Retirement Age, for any reason other than death.

1.27  NAMED FIDUCIARY.  The term Named Fiduciary means the
      Administrator and any other Fiduciary designated in writing by the Employer, and any successor thereto.

1.28 NORMAL RETIREMENT AGE. The term Normal Retirement Age means the date the Participant attains age 65.

1.29 NORMAL RETIREMENT DATE. The term Normal Retirement Date means the first day of the month coinciding with or next following the date a Participant attains his Normal
      Retirement Age.

1.30 PARTICIPANT. The term Participant means any Employee of the Employer, who is or becomes eligible to participate under this Plan in accordance with its provisions and shall include an Active Participant and an Inactive Participant.

1.31 PARTICIPANT'S ACCOUNT. The term Participant's Account means each Participant's individual accounts maintained under the Annuity Contract by the Insurance Company in accordance with the terms of this Plan and the Annuity Contract, including: an account for Employer Contributions and earnings thereon; and account for Salary Deferral Contributions and earnings thereon; an account for Employee Contributions and earnings thereon; and an account for Rollover Contributions, if any, and earnings thereon. Each Participant's Account shall be equal to the sum of the Participant's Guaranteed Long Term Account, if any, the Participant's Variable Account, if any, and the Participant's Guaranteed Short Term Account, if any.

1.32 PARTICIPANT'S GUARANTEED LONG TERM ACCOUNT. The term Participant's Guaranteed Long Term Account means that portion, if any, of the Participant's Account which is invested in the Insurance Company's general portfolio. The amount in the Guaranteed Long Term Account is invested primarily in bonds, mortgages and real estate. Such Participant's Guaranteed Long Term Account shall be valued daily and credited with interest monthly in accordance with the terms of the Annuity Contract.

1.33 PARTICIPANT'S GUARANTEED SHORT TERM ACCOUNT. The term Participant's Guaranteed Short Term Account means that portion, if any, of the Participant's Account which is invested in the Insurance Company's Separate Account 80S (SA-80S). Separate Account 80S may be invested in short-term money market instruments having maturities considered appropriate by Connecticut General. such Participant's Guaranteed Short Term Account shall be valued daily and credited with interest daily in accordance with the terms of the Annuity Contract.

1.34 PARTICIPANT'S VARIABLE ACCOUNT. The term Participant's Variable Account means that portion, if any, of the Participant's Account which is invested in the Insurance Company's Separate Account 3 (SA-3). Separate Account 3 is invested primarily in common stocks. Such Participant's Variable Account shall be valued on each date that the New York Stock Exchange is open for unrestricted trading and the Insurance Company is open to transact its normal business.

1.35 PERSON. The term Person means any natural person, partnership, corporation, trust or estate.

1.36  PLAN.  The term Plan means The Campeau Corporation
      California Retirement Plan, the terms of which are set forth herein as it may be amended from time to time.

1.37 PLAN ADMINISTRATOR. The terms Plan Administrator and Administrator are used interchangeably throughout the Plan and mean the Person or Persons designated by the Employer and any successor(s) thereto. If more than one Person shall be designated, the committee thus formed shall be known as the Administrative Committee and all references in the Plan to the Plan Administrator or Administrator shall be deemed to apply to the Administrative Committee. The Plan Administrator or Administrator shall signify in writing his acceptance of his responsibility as a Named Fiduciary.

1.38 PLAN YEAR. The term Plan Year means the twelve-month period commencing on January 1 and ending the following
      December 31.

1.39 RENEWAL DATE. The term Renewal Date means each January 1 or July 1 as of which certain determinations, transactions, and calculations shall be made, as more fully indicated in the body of the Plan.

1.40  SALARY DEFERRAL AGREEMENT.  The term Salary Deferral
      Agreement means an agreement between a Participant and the Employer to defer the Participant's Compensation for the purpose of making contributions to the Plan.

1.41 SEPARATE ACCOUNT. The term Separate Account means either Separate Account 3 (Variable Account or SA-3) or Separate Account 80S (Guaranteed Short Term Account or SA-80S) which are pooled separate accounts maintained by the Insurance Company with respect to a portion of its assets and which are included in the Annuity Contract.

1.42 SERIOUS FINANCIAL HARDSHIP. The term Serious Financial Hardship means the occurrence of an immediate and heavy financial need of the Participant. A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant.

1.43  TERMINATION OF EMPLOYMENT.  The term Termination of
      Employment means a severance of the Employer-Employee relationship which occurs prior to a Participant's Normal
      Retirement Age for any reason other than Early Retirement, Disability, or death.

1.44 VARIABLE ANNUITY. The term Variable Annuity means an annuity providing a series of payments that increase or decrease to reflect changes in investment performance of the underlying portfolio.

1.45 VESTED INTEREST. The term Vested Interest on any date means the nonforfeitable right to an immediate or deferred benefit in the amount which is equal to the sum of (a) and (b) below:

      (a) The value on that date of that portion of the Participant's Account that is attributable to Employee Contributions, Salary Deferral Contributions, Rollover Contributions and Employer Contributions designated as 401(k) contributions pursuant to Section 4.2(b).

      (b) The value on that date of that portion of the Participant's Account that is attributable to and derived from Employer Contributions not designated as 401(k) contributions (and Forfeitures, if any) multiplied by his Vesting Percentage determined on the date applicable.

1.46 VESTING PERCENTAGE. The term Vesting Percentage means the Participant's nonforfeitable interest in Employer Contributions credited to his account that are not designated as 401(k) contributions plus the earnings thereon computed as of the date of determining such percentage because of the occurrence of some event in accordance with the following schedule based on Years of Service with the
      Employer:

                  Years of Service      Vesting Percentage

                  Less than 1                     0%
                  1 but less than 2                   20%
                  2 but less than 3                   40%
                  3 but less than 4                   60%
                  4 but less than 5                   80%
                  5 or more                          100%

      Notwithstanding anything contained in the Plan to the contrary, a Participant's Vesting Percentage shall be 100% in the event he dies while in the employ of an employer.

1.47 VOLUNTARY CONTRIBUTIONS. The term Voluntary Contributions means Post-Tax Contributions paid by the Participant as further defined in Article IV.

                           ARTICLE II
                             SERVICE

2.1 SERVICE. The term Service means active employment with the Employer as an Employee. For purposes of determining Service, employment with any company which is under common control with the Employer as specified in Section 414 of the Internal Revenue Code shall be treated as employment with the Employer.

2.2 ABSENCE FROM EMPLOYMENT. Absence from employment on account of a leave of absence authorized by the Employer pursuant to the Employer's established leave policy will be counted as employment with the Employer provided that such leave of absence is of not more than two years' duration. Absence from employment on account of active duty with the Armed Forces of the United States will be counted as employment with the Employer. If the Employee does not return to active employment with the Employer, his Service will be deemed to have ceased on the date the Administrator receives notice that such Employee will not return to active Service of the Employer. The Employer's leave policy shall be applied in a uniform and nondiscriminatory manner to all Participants under similar circumstances.

2.3 HOUR OF SERVICE. The term Hour of Service means a period of Service during which an Employee shall be credited with one
      Hour of Service as described in (a), (b), (c) and (d) below:

      (a) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

      (b) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for reasons (such as vacation, sickness or disability) other than for the performance of duties. Hours under this subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

      (c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

      (d) Each hour for which an Employee is on an authorized unpaid leave (such as service with the Armed Forces, jury duty, educational leave). These hours shall be credited to the Employee for the computation period or periods in which such authorized leave takes place. However, no more than 501 hours within any Plan Year shall be credited under this subparagraph (d).

      Hours of Service will be credited for employment with other members of an affiliated service group [under Internal Revenue Code Section 414(m)], a controlled group of corporations [under Internal Revenue Code Section 414(b)], or a group of trades or businesses under common control [under Internal Revenue Code Section 414(c)], of which the adopting employer is a member. Hours of Service will also be credited for any individual considered an Employee under Internal Revenue Code Section 414(n).

      Solely for purposes of determining whether a one-year Break In Service, as defined in Section 2.4, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the hours of service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 hours of service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual,
      (2) by reason of a birth of a child of the individual,
      (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The hours of service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or
      (2) in all other cases, in the following computation period.

2.4   1-YEAR BREAK IN SERVICE.  Except as provided in
      Section 2.6(a), the term 1-Year Break in Service means any Plan Year during which an Employee fails to complete more than 500 Hours of Service.

2.5 DETERMINING VESTING PERCENTAGE. Vesting credit shall be given for each Year of Service except those periods specified in Section 2.7.

      If a Participant completes less than 1,000 Hours of Service during a Plan Year while remaining in the Service of the Employer, his Vesting Percentage shall not be increased for such Plan Year. However, at such time as the Participant again completes at least 1,000 Hours of Service in any subsequent Plan Year, his Vesting Percentage shall then take into account all Years of Service with the Employer except those specified in Section 2.7.

      If an individual who ceases to be an Employee and is subsequently rehired as an Employee enrolls (or reenrolls) in the Plan, upon his participation (or reparticipation) his Vesting Percentage shall then take into account all Years of Service except those specified in Section 2.7.

2.6   YEAR(S) OF SERVICE.  The term Year(s) of Service means a
      12-consecutive-month period during which an Employee has completed at least 1,000 Hours of Service.

      (a) Eligibility Computation Period. For purposes of determining Years of Service and Breaks in Service for eligibility, the 12-consecutive-month period shall begin with the date on which an Employee's employment commenced and, where additional periods are necessary, succeeding anniversaries of his employment commencement date. The employment commencement date is the date on which the Employee first performs an Hour of Service for the Employer maintaining the Plan.

           The eligibility requirement specified in Article III is, or includes, a fractional Year of Service. Such requirement shall be met upon completion of the appropriate number of months of Service, and an Employee shall not be required to earn a specified number of Hours of Service during this period.

      (b) Vesting Computation Period. In computing Years of Service and Breaks in Service for vesting, the 12-consecutive-month period shall be the Plan Year. However, active participation as of the last day of the Plan Year is not required in order for a Participant to be credited with a Year of Service for vesting purposes.

      Service with a predecessor organization of the Employer shall be treated as Service with the Employer for that purpose of subsections (a) and (b) above in any case in which the Employer maintains the Plan of such predecessor organization.

      For the purpose of subsection (b) above, if any Plan Year is less than 12 consecutive months, the number of Hours of Service required to accrue a Year of Service (or to incur a 1-Year Break in Service), in such short Plan Year, shall bear the same ratio to 1,000 (or in the case of a Break in Service, 500) as the number of days in the short Plan Year bears to 365.

2.7 EXCLUDED YEARS OF SERVICE. In determining the Vesting Percentage of an Employee, all Years of Service with the Employer shall be taken into account, except Plan Years during which a Participant did not complete at least 1,000 Hours of Service.

                           ARTICLE III
            ELIGIBILITY, ENROLLMENT AND PARTICIPATION

3.1 ELIGIBILITY. Each current Employee shall be eligible to become a Participant immediately. Each future Employee shall be eligible to become a Participant as of the Entry
      Date thereafter when he first meets the following requirements:

           -      1/2 Year of Service;

           - not in a collective bargaining unit unless the bargaining agreement provides for coverage; and

           -      classified as a salaried Employee.

      In any event, an Employee will be eligible to become a Participant as of an Entry Date after he has completed a Year of Service provided that he satisfies the requirements described above (other than the requirement that he has completed a 1/2 Year of Service).

3.2 ENROLLMENT AND PARTICIPATION. Each eligible Employee may enroll as of his Entry Date by completing and delivering to the Administrator an enrollment form and/or a Salary
      Deferral Agreement. He will then become a Participant as of his Entry Date.

3.3 RE-EMPLOYED EMPLOYEE. In the case of an individual who ceases to be an Employee and is subsequently rehired as an Employee, the following provisions shall apply in determining his eligibility to again participate in the
      Plan:

      (a) If the Employee had met the eligibility requirements specified in Section 3.1 prior to his separation from employment, he shall become an Active Participant in the Plan in accordance with Section 3.2 as of the date he is re-employed.

      (b) If the Employee had not met the eligibility requirements specified in Section 3.1 prior to his separation from employment, he shall be eligible to participate in the Plan on the first Entry Date following his fulfillment of such eligibility requirements.

      For purposes of this Subsection, all Years of Service with the Employer, including any Years of Service prior to any Breaks in Service, shall be taken into account.

3.4 In the event a Participant becomes ineligible to participate because he is no longer a member of the eligible class of Employees, such Employee shall participate immediately upon his return to the eligible class of Employees.

      In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum Service requirement and would have previously become a Participant had he been in the eligible class.

                           ARTICLE IV
                          CONTRIBUTIONS

4.1 OPTIONAL SALARY DEFERRAL CONTRIBUTIONS. Each Active Participant may elect to enter into a written Salary Deferral Agreement with the Employer in an amount equal to not less than 4% nor more than 20% of Compensation for the Contribution Period. In consideration of such agreement, the Employer will make a contribution for each Contribution Period on behalf of the Participant in an amount equal to the total amount by which the Participant's Compensation from the Employer was deferred during the Contribution Period pursuant to the Salary Deferral Agreement then in effect. Optional Salary Deferral Contributions shall be paid by the Employer to the Insurance Company not less frequently than monthly or four weekly, but in no event later than 30 days following the end of the Plan Year.

      Salary Deferral Agreements shall be governed by the following provisions:

      (a)  Amounts contributed pursuant to a Salary Deferral
           Agreement shall be one hundred percent (100%) vested and non-forfeitable at all times.

      (b)  Amounts contributed pursuant to a Salary Deferral
           Agreement shall count as Employer Contributions and shall be subject to the limitations on allocations in accordance with Article IV-A.

      (c) A Salary Deferral Agreement may be changed by a Participant twice during the Plan Year, as of any Renewal Date by filing written notice thereof with the Administrator at any time. Such notice shall be effective, and the Salary Deferral Agreement shall be changed as of any Renewal Date, which dates must be at least fifteen days after such notice is filed.

      (d) Should the Employer determine that the percentage election made by Highly Compensated Employees may violate Section 401(k) of the Internal Revenue Code, then on such occasion, the Employer may require a pro rata reduction of the amount deferred by the Highly Compensated Employees to assure compliance with the Internal Revenue Code.

      (e) If the Employer changes or suspends its Salary Deferral Agreements as described in subsection (d) above, then the affected Participants shall continue to participate in the Plan. When the situation which resulted in the change of the Salary Deferral Agreements as described in subsection (d) above ceases to exist, the Employer shall reinstate the Salary Deferral Agreements to the fullest extent possible for all affected Participants in a nondiscriminatory manner.

4.2 EMPLOYER CONTRIBUTIONS. The Employer shall make an Employer Contribution in accordance with the following:

      (a) Salary Deferral Contributions. The Employer shall contribute an amount equal to the total amount of contributions agreed to be made by the Employer pursuant to the Salary Deferral Agreements in effect. The Employer Contribution pursuant to the preceding sentence shall be paid to the Insurance Company not less frequently than monthly or four weekly, but in no event later than 30 days following the end of the Plan Year.

      (b) Matching Employer Contributions. The Employer shall make an Employer Contribution in an amount equal to $.75 for each $1.00 up to a maximum of $2,625 per Participant per year by which a Participant defers his Compensation in amounts up to 4% pursuant to a Salary Deferral Agreement, whether or not he is a Participant on the last day of the Contribution Period, subject to the limitations on allocations in accordance with
           Article IV-A. The Employer Contribution shall be paid to the Insurance Company not less frequently than monthly or four weekly.

           The Employer reserves the right to make all or part of the Matching Employer Contributions on a nonforfeitable (100% vested) basis if he determines that such Contribution is necessary to insure that the Deferral
           Percentage Test is met.

      Unless elected otherwise in accordance with the terms of the Annuity Contract the Employer will contribute to the Plan the amount necessary to pay the expense charges and administration charges described in the Annuity Contract.

      Compensation for a Participant shall mean Compensation earned during the period he was an Active Participant.

      In addition to the Employer Contribution as determined in
      Section 4.2(b) the Employer Contribution shall also include any Forfeitures available for reallocation in accordance with Section 9.3.

4.3 CREDITING OF SALARY DEFERRAL AND EMPLOYER CONTRIBUTIONS. The Salary Deferral Contributions and the Employer Contributions, (and any Forfeitures available for reallocation in accordance with Section 9.3) shall be credited to the Participant Account of each Participant for whom such Contributions are made, in accordance with the provisions of Article V.

4.4 ROLLOVER CONTRIBUTIONS. With the written permission of the Plan Administrator and without regard to the limitations imposed under Article IV-A, the Employer may receive, on behalf of a Participant, Rollover Contributions representing all or part of the entire amount of:

      (a) any distribution from a terminated pension or profit sharing plan meeting the requirements of Internal
           Revenue Code Section 401(a); or

      (b) any lump-sum distribution received by a Participant from a pension or profit-sharing plan meeting the requirements of Internal Revenue Code Section 401(a).

      Rollover Contributions must be received from the Participant within 60 days of his receipt of the funds either directly from the pension or profit-sharing plan described above or through the medium of an Individual Retirement Account.

      In addition, Rollover Contributions may only include amounts attributable to employer contributions and earnings thereon, earnings on employee contributions, and employee contributions which were eligible for a tax deduction under Internal Revenue Code Section 219 and earnings thereon.

      Rollover Contributions may be invested in any manner authorized under the provisions of this Plan.

      TRANSFERS. Also with the written permission of the Plan Administrator and without regard to the limitations imposed under Article IV-A, the Employer may receive, directly from a terminated pension or profit-sharing plan meeting the requirements of Internal Revenue Code Section 401(a), all or part of the entire amount distributable on behalf of a Participant from such plan. Likewise, the Employer may receive transfers representing the assets of any predecessor plan.

      Transfers may be invested in any manner authorized under the provisions of this Plan.

4.5 PARTICIPANT POST-TAX CONTRIBUTIONS. Each Active Participant who has entered into a Salary Deferral Agreement may elect to make periodic post-tax contributions under the Plan by completing and delivering to the Administrator a payroll deduction order. An Active Participant may elect to make Post-Tax Contributions as of his Entry Date or as of any Renewal Date thereafter, and may designate an amount equal to a percentage (not more than 10%) of his compensation for the Contribution Period as his Post-Tax Contribution under the Plan. Thirty days before each Renewal Date, each Active Participant may designate a new permissible amount (not more than 10%) of his Compensation for the Contribution Period as his Post-Tax Contribution under the Plan. Such redesignation shall be made as if it were an original designation and shall be effective as of such Renewal Date.

      Post-Tax Contributions shall be deducted by the Employer from the Participant's earnings while he has a payroll deduction order in effect and shall be paid by the Employer to the Insurance Company not less frequently than monthly or four weekly.

      Each Participant's Post-Tax Contributions to all qualified plans of the Employer shall not exceed 10% of said
      Participant's aggregate Compensation computed from his Entry Date.

4.6 ADDITIONAL POST-TAX CONTRIBUTIONS. An Active Participant may elect to make an additional Post-Tax Contribution in a lump sum. Such additional Post-Tax Contributions may be made (1) as of the Effective Date; or (2) as of any date which is 30 days before such Renewal Date, in an amount up to, but not in excess of, the difference between (a) 10% of the aggregate of his Compensation while an Active Participant under the Plan, and (b) the aggregate of his Post-Tax Contributions made under the Plan prior to such date.

      Additional Post-Tax Contributions shall be paid by the Employer to the Insurance Company within thirty days after the date such Post-Tax Contribution is made by the Participant. Additional Post-Tax Contributions shall be considered Post-Tax Contributions for all other purposes of the Plan and shall be subject to the terms thereof.

4.7   CREDITING POST-TAX CONTRIBUTIONS.  Each Participant's
      Post-Tax Contributions, if any, shall be credited to his Participant's Account in accordance with the provisions of
      Article V.

4.8 SUSPENSION OF SALARY DEFERRAL AGREEMENTS. The following provisions shall apply with respect to suspension of Salary
      Deferral Agreements.

      (a) Elective Suspension. An Active Participant may elect to suspend his Salary Deferral Agreement for a minimum of three months by filing a written notice thereof with the Administrator at any time. Such notice shall be effective, and the Salary Deferral Agreement shall be suspended, on the date specified in such notice, which date must be at least fifteen days after such notice is filed. The notice shall specify the period for which such suspension shall be effective. Such period may extend indefinitely.

      (b) Suspension for Leave. A Participant who is absent from employment on account of an authorized leave of absence or military leave shall have his Salary Deferral Agreement suspended during such leave. Such suspension of Contributions shall be effective on the date payment of Compensation by the Employer to him ceases, and shall remain in effect until payment of Compensation is resumed.

      (c) Non-Elective Suspension. An Active Participant who ceases to meet the eligibility requirements as specified in Section 3.1 but who remains in the employ of the Employer, shall have his Salary Deferral Agreement suspended, effective as of the date he ceases to meet the eligibility requirements. Such suspension shall remain in effect until he again meets such eligibility requirements.

      On any Renewal Date following the expiration of the suspension period described in (a), (b) or (c) above, the Participant's Salary Deferral Agreement shall automatically become effective again and such applicable contributions shall be resumed on behalf of the Participant.

4.9 SUSPENSION OF POST-TAX CONTRIBUTIONS. The following provisions shall apply with respect to suspension of Post-Tax Contributions. In the event that a Participant suspends his Salary Deferral Agreement, he shall automatically have his Post-Tax Contributions suspended for the same period of time.

      (a) Elective Suspension. An Active Participant may elect to suspend his payroll deduction order for Post-Tax Contributions for a minimum of three months by filing a written notice thereof with the Administrator at any time. Such notice shall be effective, and the Post-Tax Contributions shall be suspended, on the date specified in such notice, which date must be at least fifteen days after such notice is filed. The notice shall specify the period for which such suspension shall be effective. Such period may extend indefinitely.

      (b) Suspension for Leave. A Participant who is absent from employment on account of an authorized leave of absence or military leave shall have his payroll deduction order for Post-Tax Contributions suspended during such leave. Such suspension of Contributions shall be effective on the date payment of Compensation by the Employer to him ceases, and shall remain in effect until payment of Compensation is resumed.

      (c) Non-Elective Suspension. An Active Participant who ceases to meet the eligibility requirements as specified in Section 3.1 but who remains in the employ of the Employer, shall have his payroll deduction order for Post-Tax Contributions suspended, effective as of the date he ceases to meet the eligibility requirements. Such suspension shall remain in effect until he again meets such eligibility requirements.

      On any Renewal Date following the expiration of the suspension period described in (a), (b) or (c) above, the Participant's payroll deduction order for Post-Tax
      Contributions shall automatically become effective again and the Participant shall resume making Post-Tax Contributions.



                          ARTICLE IV-A
                   LIMITATIONS ON ALLOCATIONS

4A.1 LIMITATIONS ON ALLOCATIONS. Definitions - The following definitions are atypical terms which refer only to terms used in the Limitation on Allocations sections of this
      Article IV-A.

      (a) Annual Additions. The term Annual Additions shall mean the sum of the following amount allocated on behalf of a Participant for a Limitation Year:

           (i) all Employer Contributions and Contributions made pursuant to a Salary Deferral Agreement, and

           (ii)   all Forfeitures, and

           (iii)  the lessor of (1) one-half of all Employee
                  Contributions, or (2) the amount of all Employee Contributions in excess of 6 percent of such Participant's actual Compensation.

           For the purposes of this Article, Excess Amounts reapplied to reduce Employer Contributions under
           Section 4A.2(d) shall also be included as Annual
           Additions.

           Amounts allocated to an individual medical account, as defined in Internal Revenue Code Section 415(l)(l), which is part of a defined benefit plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Internal Revenue Code Section 419A(d)(3), under a welfare benefit fund, as defined in Internal Revenue Code Section 419(e), maintained by the Employer, are treated as Annual Additions to a defined contribution plan.

      (b) Compensation. The term Compensation shall mean a Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commission paid salesmen, compensation for services on the basis or a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

           (i) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

           (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

           (iii) amount realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

           (iv) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Internal Revenue Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).

           For the purposes of applying the limitations of this Article, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such year.

           Notwithstanding the preceding sentence, Compensation for a Participant who is permanently and totally disabled [as defined in Internal Revenue Code Section 105(d)(4)] is the Compensation such Participant would have received for the Limitation Year if the Participant was paid at the rate of Compensation paid immediately before becoming permanently and totally disabled. Such imputed Compensation for the disable Participant may be taken into account only if the Participant is not an officer, a director or highly compensated, and contributions made on behalf of such Participant are nonforfeitable when made.

      (c) Employer. The term Employer shall mean the Employer that adopts this Plan. In the case of a group of employers which constitutes a controlled group of corporations [as defined in Internal Revenue Code
           Section 414(b) as modified by Section 415(h)], or which constitutes trade or business (whether or not incorporated) which are under common control [as defined in section 414(c) as modified by section 415(h)], or affiliated service groups [as defined in
           Section 414(m)] of which the adopting Employer is a part, all such employers shall be considered a single Employer for purposes of applying limitations of this Article.

      (d) Excess Amount. The term Excess Amount shall mean the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

      (e) Limitation Year. The term Limitation Year shall mean the Calendar Year.

      (f) Maximum Permissible Amount. The term Maximum Permissible Amount shall mean the lesser of (1) $30,000 (or such other amount as may be determined by the Commissioner to be effective as of the first day of January of a calendar year and applicable to Limitation Years ending within such calendar year), or (2) 25 percent of the Participant's Compensation for the Limitation Year.

           If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive-month period, the Maximum Permissible Amount for the short Limitation Year will be the lesser of (1) $30,000 multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year, and the denominator of which is 12, or
           (2) 25 percent of the Participant's Compensation for the Short Limitation Year.

4A.2 LIMITATIONS ON ALLOCATIONS. If the Employer does not maintain any qualified plan in addition to this Plan:

      (a) The amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

      (b) Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant's estimated annual Compensation. Such Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer Contributions based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

      (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual Compensation for such Limitation Year. In the event a Participant separates from the Service of the Employer prior to the end of the Limitation Year, the Maximum Permissible Amount for such Participant shall be determined prior to any distribution of his Participant's Account on the basis of his actual Compensation. Any Excess Amounts shall be disposed of in accordance with Section 4A.2(d).

      (d) If there is an Excess Amount with respect to a Participant for a Limitation Year as a result of a reasonable error in estimating the Participant's annual Compensation, or under other limited facts and circumstances which the Commissioner finds justified, such Excess Amount shall be disposed of as follows:

           (i) First, any Voluntary Employee Contributions shall be returned to the Participant, to the extent that the return would reduce the Excess Amount.

           (ii) Second, any remaining Excess Amount must not be distributed to the Participant, but shall be reapplied to reduce Employer Contributions under this Plan for the next Limitation Year (and for succeeding Limitation Years, as necessary). In each such succeeding Limitation Year the sum of actual Employer Contributions, plus the reapplied amount resulting from Excess Amounts, if any, shall equal the amount of Employer Contributions that would otherwise be allocated to each Participant's Account.

4A.3 LIMITATIONS ON ALLOCATIONS. If the Employer maintains one or more defined contribution plans in addition to this Plan:

      (a) The amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year, shall not exceed the lesser of:

           (i) the Maximum Permissible Amount, reduced by the sum of any Annual Additions allocated to the Participant's Account for the same Limitation Year under this Plan and such other defined contribution plan; or

           (ii)   any other limitation contained in this Plan.

           Prior to the determination of the Participant's actual Compensation for the Limitation Year, the amounts referred to in (i) above may be determined on the basis of the Participant's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined for all Participants similarly situated.

           Any Employer Contribution based on estimated annual
           Compensation shall be reduced by any Excess Amounts carried over from prior years, if applicable.

      (b) As soon as is administratively feasible after the end of the Limitation Year, the amounts referred to in
           Section 4A.3(a) shall be determined on the basis of the Participant's actual Compensation for such Limitation
           Year.

      (c) If amounts are contributed to a Participant's Account under this Plan on an allocation date which does not coincide with the allocation date(s) for all such other plans, and if a Participant's Annual Additions under this Plan and all such other plans result in an Excess Amount, such Excess Amount shall be deemed to have derived from those Contributions last allocated.

      (d) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributable to this Plan will be the product of (i) and (ii) below.

           (i) The total in Excess Amount allocated as of such date (including any amount which would have been allocated but for the limitations of Internal
                  Revenue Code Section 415).

           (ii) The ratio of (1) the amount allocated to the Participant as of such date under this Plan, divided by (2) the total amount allocated as of such dated under all qualified defined contribution plans (determined without regard to the limitations of Internal Revenue Code Section
                  415).

      (e) Any Excess Amount attributed to this Plan shall be disposed of as provided in Section 4A.2(d).

4A.4 LIMITATIONS ON ALLOCATIONS. If the Employer maintains a defined benefit plan in addition to this Plan:

      (a) If an individual is a Participant at any time in both this Plan and a defined benefit plan maintained by the Employer, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for any year may not exceed 1.0. In the event that the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction exceeds 1.0, the Defined Contribution Plan Fraction will be reduced in accordance with Section 4A.2(d) until the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction does not exceed 1.0.

           If an individual was a Participant in this Plan or in any other defined contribution plan maintained by the Employer which was in existence on July 1, 1982, the numerator of the Defined Contribution Plan Fraction will be adjusted if the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this Fraction. The adjustment is calculated using the Fractions as they would be computed as of the later of the end of the last Limitation Year beginning before January 1, 1983 or June 30, 1983. This adjustment also will be made if at the end of the last Limitation Year beginning before January 1, 1984 the sum of the Fractions exceeds 1.0 because of accruals or additions that were made before the limitations of this Article became effective to any plans of the Employer in existence on July 1, 1982.

           For purposes of this Section 4A.4, all defined benefit plans of the Employer, whether or not terminated, will be treated as on defined benefit plan and all defined contributions plans of the Employer, whether or not terminated, will be treated as on defined contribution plan.

      (b) The Defined Benefit Plan Fraction for any year is a fraction, the numerator of which is the Participant's Projected Annual Benefit under the defined benefit plan (determined as of the close of the Limitation Year), and the denominator of which is the lesser of (i) or
           (ii) below:

           (i) 1.25 times the dollar limitation in effect under Internal Revenue Code Section 415(b)(1)(A) on the last day of the Limitation Year; or

           (ii) 1.4 times the amount which may be taken into account under Internal Revenue Code Section
                  415(b)(1)(B) with respect to such Participant for the Limitation Year.

           Notwithstanding the above if the Participant was a participant in one or more defined benefit plans maintained by the Employer which were in existence on July 1, 1982, the denominator of the Defined Benefit Plan Fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the later of the end of the last Limitation Year beginning before January 1, 1983 or June 30, 1983. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Internal Revenue Code Section 415 as in effect at the end of the 1982 Limitation Year.

      (c) A Participant's Projected Annual Benefit is equal to the annual benefit to which the Participant would be entitled under the terms of the defined benefit plan based upon the following assumptions:

           (i) The Participant will continue employment until reaching normal retirement age as determined under the terms of the plan (or current age, if that is later).

           (ii) The Participant's Compensation for the Limitation Year under consideration will remain the same until the date the Participant attains the age described in sub-division (i) of this subparagraph.

           (iii) All other relevant factors used to determine benefits under the plan for the Limitation Year under consideration will remain constant for all future Limitation Years.

      (d) The Defined Contribution Plan Fraction for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts in such Limitation Year and for all prior Limitation Years, and the denominator of which is the lesser of (i) or (ii) below for such Limitation Year and for all prior Limitation Years of such Participant's employment (assuming for this purpose, that Internal Revenue Code Section 415(c) had been in effect during such prior Limitation Years):

           (i) 1.25 times the dollar limitation in effect under Internal Revenue Code Section 415(c)(1)(A) on the last day of the Limitation Year; or

           (ii) 1.4 times the amount which may be taken into account under Internal Revenue Code Section
                  415(c)(1)(B) with respect to such Participant for the Limitation Year.

           For the purposes of determining these Limitations on Allocations, any non-deductible employee contributions made under a defined benefit plan will be considered to be a separate defined contribution plan and will be considered to be part of the Annual Additions for the appropriate Limitation Year.


                            ARTICLE V
           ANNUITY CONTRACT AND PARTICIPANT'S ACCOUNT

5.1 ANNUITY CONTRACT. The Employer shall apply for and take the necessary steps to obtain the Annuity Contract from the Insurance Company. All contributions under the terms of this Plan shall be paid to the Insurance Company in accordance with the further terms of this Plan. All payments to Participants and/or Beneficiaries, payable under the terms of the Plan out of Participants' Accounts, will be paid by the Insurance Company in accordance with the terms of Article VI.

5.2 PARTICIPANT'S ACCOUNT. A Participant's Account shall be maintained on behalf of each Participant until such account is used to provide an annuity, or distributed in accordance with the further terms of this Plan and the terms of the Annuity Contract.

      With respect to Employer Contributions, Salary Deferral Contributions, Employee Contributions and Rollover Contributions, the Participant shall have the right to decide the amount aht shall be paid to the Participant's Guaranteed Long Term Account, the amount that shall be paid to the Participant's Variable Account, and the amount that shall be paid to the Participant's Guaranteed Short Term Account.

      The Participant may change such amounts twice during a Plan
      Year, as of any Renewal Date in accordance with the terms of the Annuity Contract.

5.3 TRANSFERS BETWEEN THE GUARANTEED LONG TERM, VARIABLE AND GUARANTEED SHORT TERM ACCOUNTS. Where permitted by the terms and limitations of the Annuity Contract, amounts in a Participant's Account may be transferred between the Participant's Guaranteed Long Term Account and the Participant's Variable Account, and from the Participant's Guaranteed Short Term Account to the Participant's
      Guaranteed Long Term Account and/or the Participant's Variable Account twice during a calendar year, as of any Renewal
      Date.  With respect to the portion of a Participant's
      Account attributable to Employer Contributions, Salary Deferral Contributions, Employee Contributions and Rollover Contributions, the Participant may designate the portion to be transferred between the Participant's Guaranteed Long
      Term Account and the Participant's Variable Account and the portion to be transferred from the Guaranteed Short Term Account to the Guaranteed Long Term Account and/or the Variable Account.

5.4 Twice during each year the Insurance Company shall furnish the Administrator and each Participant with a written report of (a) the value of each such Participant's Guaranteed Long Term Account, (b) the fair market value of each such Participant's Variable Account, and (c) the value of each such Participant's Guaranteed Short Term Account.


                           ARTICLE VI
                    DISTRIBUTION OF BENEFITS

6.1 DISTRIBUTIONS IN GENERAL. All distributions hereunder, whether in the form of an annuity or cash, or a combination thereof, shall be made by the Insurance Company as of the date specified, in accordance with the terms and conditions set forth in the Annuity Contract and in accordance with the requirements of Article VIII. The Insurance Company shall be entitled to receive written instructions and proper notice from the Administrator with respect to any distribution and shall not be required to make such distribution until such instructions have been received in a form which in the opinion of the Insurance Company is sufficiently clear with respect to the distributions required.

6.2 PAYMENT OF BENEFITS. Unless the Participant elects otherwise, the payment of benefits under this Plan to the Participant shall be made not later than the 60th day after the close of the Plan Year in which the later of (a) or (b) occurs:

      (a)  the date on which the Participant attains his Normal
           Retirement Age; or

      (b) the date on which the Participant terminates his Service (including Termination of Employment, death or
           Disability) with the Employer.

      The Participant may make an irrevocable written election, prior to receipt of the payment, to defer such payment until the date he incurs a 1-Year Break in Service.

      In no event shall distribution of that portion of a Participant's Account attributable to Contributions made pursuant to a Salary Deferral Agreement and Employer Contributions designated as 401(k) contributions (included in the Deferral Percentage Test defined in Article I) be made prior to the earliest of the Participant's Retirement, death, Disability, Serious Financial Hardship, Termination of Employment or attainment of age 59 1/2.

      Notwithstanding subsections (a) and (b) above, distribution to a Participant will commence no later than the date determined in accordance with provisions of the following two paragraphs.

      Distribution to 5-Percent Owners. The entire Vested Interest of a 5-percent owner [as described in Internal Revenue Code Section 416(i) determined with respect to the Plan Year ending in the calendar year in which such individual attains age 70-1/2] must be distributed, in a lump sum, no later than the first day of April following the calendar year in which such individual attains age 70-1/2.

      Distribution to Non-5-Percent Owners.  Distribution to a
      Participant other than a 5-percent owner must be made, in a lump sum, no later than the first day of April following the calendar year in which the later of Termination of Employment or age 70-1/2 occurs.

      In order that the Insurance Company may provide each benefit in accordance with this Section the Administrator will furnish the Insurance Company with the necessary forms and information at least 30 day prior to the date the payment is due to be made.

6.3 The rules and procedures for electing the timing and form of distribution effective for each Participant or Beneficiary shall be formulated and administered by the Administrator in a consistent manner for all Participants in similar circumstances. The distribution shall normally be made in the form of an annuity. However, with respect to that portion of the distribution attributable to Employer Contributions, and subject to the provisions of Article VIII, the Administrator shall have the right to specify that each Participant may elect a distribution in the form of cash or a combination of cash and an annuity. With respect to that portion of the distribution attributable to Employee Contributions, Salary Deferral Contributions and Rollover Contributions, the Participant shall have the right to elect the manner of distribution. Any annuity elected in accordance with this Section may be a Fixed Annuity, or a Variable Annuity, or a combination of both.

      Notwithstanding the foregoing paragraph, if the Participant's Vested Interest is three-thousand five-hundred dollar ($3,500) or less, the distribution shall be in the form of cash. A cash-out of the Participant's Vested Interest may not be made after the annuity starting date unless the Participant, if alive, and his spouse, if any, consent in writing.

      If the vested portion of a Participant's Vested Interest exceeds $3,500 at the time that it first becomes payable, the Participant and his spouse, if any, must consent in writing to the distribution before payment may commence. If the Participant and his spouse do not consent to the distribution at such time, payment shall commence as of the Participant's Normal Retirement Date.

6.4   DISTRIBUTION REQUIREMENTS.

      (a) Except as otherwise provided in Article VIII, Joint and Survivor Annuity Requirements, the requirements of this Section shall apply to any distribution of a Participant's Accrued Benefit.

      (b) Limits on Settlement Options. Distributions, if not made in a lump sum, may only be made over one of the following periods (or a combination thereof):

           (1)    the life of the Participant,

           (2)    the life of the Participant and a designated
                  Beneficiary,

           (3) a period certain not extending beyond the life expectancy of the Participant, or

           (4) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

      (c) Minimum Amounts to be Distributed. If the Participant's entire Vested Interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire Vested Interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations. For purposes of this computation, a Participant's life expectancy or that of his spouse (other than in the case of a life annuity) may be recalculated no more frequently than annually. However, the life expectancy of a nonspouse Beneficiary may not be recalculated.

           If the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50 percent of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

           In the event that an unmarried Participant elects that his benefit shall be paid in the form of an annuity, it shall be paid in the form of a life annuity for the life of the Participant unless the Participant elects otherwise.

6.5 NON-TRANSFERABLE. The Participant's right to any annuity payments, benefits and refunds is not transferable and shall be free from the claims of all creditors to the fullest extent permitted by law.

6.6   DEATH DISTRIBUTION PROVISIONS.  Upon the death of the
      Participant, the following distribution provisions shall take effect:

      (a) If the Participant dies after distribution of his or her entire Vested Interest has commenced, the remaining portion of such Vested Interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

           In no event shall distribution of the Participant's remaining Vested Interest be made in a lump sum after the Participant's death unless such distribution is consented to, in writing, by the Participant's surviving spouse, if any.

      (b) If the Participant dies before distribution of his Vested Interest commences, the Participant's entire Vested Interest will be distributed no later than 5 years after the Participant's death except to the except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

           (1) if any portion of the Participant's Vested Interest is payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the designated Beneficiary commencing no later than 1 year after the Participant's death;

           (2) if the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the date on which the Participant would have attained age 70-1/2. However, the surviving spouse may elect, at any time following the Participant's death to defer the date on which distributions will begin until no later than the date on which the Participant would have attained age 70-1/2 and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant.

      (c) For purposes of (b) above, payments will be calculated by use of the return multiples specified in Section 1.72-9 of the Income Tax Regulations. Life expectancy of a surviving spouse may be recalculated annually; however, in the case of any other designated Beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.

      (d) For purposes of this Section (Death Distribution Provisions) any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.


                           ARTICLE VII
                       RETIREMENT BENEFITS

7.1 NORMAL RETIREMENT. A Participant who attains his Normal Retirement Age shall have a Vesting Percentage of 100%. If a Participant retires from the active Service of the Employer on his Normal Retirement Date he shall receive a distribution of the entire value of his Participant's Account as of his Normal Retirement Date.

7.2 EARLY RETIREMENT. A Participant who retires from the Service of the Employer on his Early Retirement Date shall have a Vesting Percentage of 100% and shall receive a distribution of the entire value of his Participant's Account, as of his Early Retirement Date.

7.3 LATE RETIREMENT. A Participant may continue in the Service of the Employer after his Normal Retirement Age, and in such event he shall retire on his Late Retirement Date.
      Such Participant shall continue as a Participant under this Plan until such Late Retirement Date. The Participant shall have a Vesting percentage of 100% and shall receive a distribution of the entire value of his Participant's Account as of his Late Retirement Date.

7.4   DISABILITY RETIREMENT.  A Participant who retires from the
      Service of the Employer on account of Disability shall have a Vesting Percentage of 100% and shall receive a distribution of the entire value of his Participant's
      Account as of his Disability Retirement Date.


                          ARTICLE VIII
             JOINT AND SURVIVOR ANNUITY REQUIREMENTS

8.1 The provisions of this Article shall take precedence over any conflicting provision in this Plan.

      The provisions of this Article shall apply to any married
      Participant unless:

      (a) upon the death of the Participant the Participant's entire Vested Interest will be paid to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or, if the Surviving Spouse has already consented in a manner conforming to a Qualified Election, then to the Participant's designated Beneficiary;

      (b) the Participant does not elect payments in the form of a life annuity; and

      (c) as to the Participant, the Plan is not a direct or indirect transferee of a stock bonus or profit-sharing plan which would otherwise provide for a life-annuity form of payment to the Participant or a defined benefit plan or money purchase pension plan (including a target benefit plan).

8.2 PAYMENT OF QUALIFIED JOINT AND SURVIVOR ANNUITY. Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the annuity starting date, a married Participant's Vested Interest will be paid in the form of a Qualified Joint and Survivor Annuity. In the event an unmarried Participant elects payment in the form of an annuity, his Vested Interest will be paid in the form of a life annuity unless he elects otherwise within the 90-day period before the annuity starting date. For purposes of the Plan, the annuity starting date is (a) the first day of the first period for which an amount is payable as an annuity or (b) in the case of a benefit not paid as an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

8.3 PAYMENT OF QUALIFIED PRERETIREMENT SURVIVOR ANNUITY. Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a married Participant dies before benefits have commenced then the Participant's entire Vested Interest shall be applied toward the purchase of an annuity for the life of the Surviving Spouse. As an alternative to receiving the benefit in the form of an annuity, the Surviving Spouse may elect to receive a single cash payment or any other form of payment provided for in the Plan. Such annuity will commence a single cash payment will be paid as soon as practicable after the Participant's death unless the Surviving Spouse elects to defer commencement or payment; provided, however, that in no event may distribution be deferred beyond the date described in Section 6.6(b)(2).

8.4   DEFINITIONS.

      (a) Election Period. The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from Service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the Election Period shall begin on the date of separation.

      (b) Qualified Election: A waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. The waiver must be in writing and must be consented to by the Participant's Spouse. The Spouse's consent to a waiver must be in writing, must acknowledge the financial effect of the waiver, and must be witnessed by a Plan representative or notary public. Additionally, the Spouse's consent must specifically acknowledge any nonspouse beneficiary designated by the Participant. The Participant may not subsequently designate another nonspouse Beneficiary without the further written consent of the Spouse. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed Qualified Election, the designated Spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

      (c) Qualified Joint and Survivor Annuity: An annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's Vested Interest. If no survivor annuity percentage has been specified in an election, the percentage payable to the Spouse will be 50 percent.

      (d) Qualified Preretirement Survivor Annuity. A survivor annuity for the life of the Spouse in the amount which can be purchased with the Participant's entire Vested
           Interest after reduction by the amount of any outstanding loans on the annuity starting date.

      (e) Spouse (Surviving Spouse): The spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order as described in Internal Revenue Code Section 414(p).

8.5   NOTICE REQUIREMENTS.

      (a) In the case of a Qualified Joint and Survivor Annuity as described in Section 8.2, the Plan Administrator shall provide each Participant within a reasonable period prior to the commencement of benefits a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified joint and Survivor Annuity.

      (b) In the case of a Qualified Preretirement Survivor Annuity as described in Section 8.3, the Plan Administrator shall provide each Participant within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 8.5(a) applicable to a Qualified Joint and Survivor Annuity.

           If a Participant enters the Plan after the first day of the Plan Year in which the Participant attained age 32, the Plan Administrator shall provide notice no later than the close of the second Plan Year succeeding the entry of the Participant in the Plan.

           If a Participant's Termination of Employment occurs before the Participant attains age 32, the Plan
           Administrator shall provide notice within one year of such Termination of Employment.

      (c) Notwithstanding the other requirements of this Section 8.5, the respective notices prescribed by this Section need not be given to a Participant if the Plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity. For purposes of this Section 8.5(c), a plan fully subsidizes the costs of a benefit if under the plan the failure to waive such benefit by a participant would not result in a decrease in any plan benefit with respect to such participant and would not result in increased contributions from the participant.


                           ARTICLE IX
                    TERMINATION OF EMPLOYMENT


9.1   DISTRIBUTION.  As of a Participant's Termination of
      Employment, he shall be entitled to receive a distribution of his entire Vested Interest. Such distribution shall be further subject to the terms and conditions of Article VI.

      If at the time of Termination the Participant is not 100% vested, the non-vested portion of his Account shall be placed in a separate account and will become a Forfeiture, to be applied in accordance with Section 9.3, upon the date the terminated Participant incurs 5 consecutive 1-Year Breaks in Service.

      If the Participant is rehired and re-enrolls in the Plan prior to incurring 5 consecutive 1-Year Breaks in Service, his vested or non-forfeitable portion of this separate account shall, at any relevant time, be equal to an amount ("X") determined by the following formula.

           X = P    [ AB      +    (R x D) ]      -  (R x D)

      For the purposes of applying this formula:

      P =  The Participant's Vesting Percentage at the relevant
           time.
    AB =   The account balance at the relevant time.
      R = The ratio of the account balance at the relevant time to the account balance after the distribution.
      D =  The amount of the distribution.

9.2 NO FURTHER RIGHTS OR INTEREST. A Participant shall have no further interest in or any rights to any portion of his Participant's Account that becomes a Forfeiture due to his Termination of Employment once the Participant incurs 5 consecutive 1-Year Breaks in Service in accordance with
      Section 2.4.

9.3 FORFEITURE. Any Forfeiture shall be credited to the Forfeiture account upon the occurrence of 5 consecutive
      1-Year Breaks in Service following the Participant's
      Termination of Employment.

      Any amount in the Forfeiture account attributable to a Participant's 5 consecutive 1-Year Breaks in Service occurring in the Plan Year just ending shall be credited and allocated to the Accounts of Participants in the manner set forth in Article IV for the reallocation of forfeitures.


                           ARTICLE X
                           WITHDRAWALS


10.1  WITHDRAWAL - SALARY DEFERRAL CONTRIBUTIONS.  If the
      Participant has attained age 59-1/2, the Participant may elect to withdraw from his Participant's Account an amount which is equal to any whole percentage (not exceeding 100%) of his Vested Interest in his Participant's Account attributable to Salary Deferral Contributions.

      If a Participant elects a withdrawal under the provisions of this section, he may not elect another withdrawal under this section for an additional period of twelve consecutive months.

10.2 WITHDRAWAL OF ROLLOVER CONTRIBUTIONS. Once during each Plan Year a Participant may elect to withdraw from his Participant's Account an amount up to 100% of the value of that portion of his account attributable to his Rollover
      Contributions as defined in Article IV.

10.3  WITHDRAWAL - POST-TAX CONTRIBUTIONS.  Once during each Plan
      Year a Participant may elect to withdraw an amount equal to any whole percentage (not exceeding 100%) of his Participant's Account attributable to his Post-Tax
      Contributions including any gains thereon.

      Such an election shall become effective in accordance with the Notification section below.

      If a Participant elects a withdrawal under the provisions of this section, he may not elect another withdrawal under this section for an additional period of twelve consecutive months.

10.4 WITHDRAWAL FOR SERIOUS FINANCIAL HARDSHIP. In the event a Participant suffers a Serious Financial Hardship, such Participant may withdraw a portion of his Vested Interest in his Participant's Account attributable to Salary Deferral Contributions providing that the withdrawal does not exceed the amount required to meet the immediate financial need created by the Serious Financial Hardship.

      Such Serious Financial Hardship must be shown by positive evidence submitted to the Plan Administrator that the hardship is of sufficient magnitude to impair the Participant's financial security. Withdrawals shall be determined in a consistent and nondiscriminatory manner, and shall not affect the Participant's right under the Plan to make additional withdrawals or to continue to be a Participant.

10.5 NOTIFICATION. The Participant shall notify the Administrator in writing of his election to make a withdrawal under Sections 10.1, 10.2, 10.3 or 10.4. Any such election shall be effective as of the date specified in such notice, which date must be at least fifteen days after such notice is filed. Payment of the withdrawal shall be subject to the terms and conditions of Article VI.

10.6  NON-REPAYMENT.  Withdrawals made in accordance with this
      Article X may not be repaid.

10.7 SPOUSAL CONSENT. If such Participant is married, the Participant's spouse must consent within 90-days prior to the date of a withdrawal pursuant to Section 10.1, 10.3 and
      10.4 before the withdrawal is paid. Such consent must satisfy the conditions described in Section 8.4(b).


                           ARTICLE X-A
                              LOANS


10A.1 LOANS TO PARTICIPANTS. In the sole discretion of the Plan Administrator, the Plan Administrator may make a bona fide loan to a Participant, in an amount not less than $1,000 which, when added to the outstanding balance of all other loans to the Participant from all qualified plans of the Employer, does not exceed the lesser of $50,000 or 50% of that portion of the Vested Interest of the Participant's Account attributable to Salary Deferral Contributions and Employer Contributions. However, if a Participant's Vested Interest in his Participant's Account attributable to such Contributions is less than $20,000, the Participant may borrow up to the lesser of $10,000 or his Vested Interest. The loan shall be made under such terms, security interest, and conditions as the Plan Administrator deems appropriate, provided, however, that all loans granted hereunder:

      (a) are available to all Participants on a reasonably equivalent basis;

      (b) are not made available to highly compensated Employees, officers, directors or shareholders on a basis greater than the basis made available to other Employees; and

      (c) are made in accordance with and subject to all of the provisions of this Article.

10A.2 In addition to such rules and regulations as the Plan
      Administrator may adopt, all loans shall comply with the following terms and conditions:

      (a) An application for a loan by a Participant shall be made in writing to the Plan Administrator whose action thereon shall be final.

      (b) With respect to any loan made, renegotiated, extended or renewed to a Participant to whom the provisions of
           Article VIII apply, the Plan Administrator shall obtain the written consent of the Participant and the Participant's spouse, if any, to the loan and to the possible reduction, that may be made in accordance with the provisions of Section 10A.2(f), in the amount of benefit payable as either a Qualified Preretirement Survivor Annuity or a Qualified Joint and Survivor Annuity. Such consent shall be obtained with the 90-day period ending on the date the loan is made. The consent of the spouse to whom the Participant is married at the time a loan is made shall be binding on any other spouse to whom a Participant may be married at the time that distribution of benefits is subsequently made. A Participant who is not married at the time a loan is made shall not be required to obtain the consent of any future spouse to such a loan.

      (c) The period of repayment for any loan shall be arrived at by mutual agreement between the Plan Administrator and the borrower but such period shall in no event exceed 5 years from the effective date of the loan unless the loan is used to acquire any dwelling unit which, within a reasonable time (determined at the time the loan is made) is to be used as a principal residence of the Participant and repayments of any loan granted under the terms of this Article shall actually be made within such period.

      (d) Each loan shall bear interest at a rate to be fixed by the Plan Administrator and, in determining the interest rate, the Plan Administrator shall take into consideration interest rates currently being charged. The Plan Administrator shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by a change in general economic conditions. Each loan shall bear interest at an effective annual percentage rate which is not less than Connecticut General Life Insurance Company's Guaranteed Long Term Account prime rate currently in effect provided that such rate does not violate any applicable usury laws.

      (e) Every Participant receiving a loan hereunder will receive a statement from the Plan Administrator clearly reflecting the charges involved in each loan transaction, including the dollar amount and annual interest rate of the finance charges. The statement will provide all information required to meet applicable Truth-in-Lending laws.

      (f) Each loan shall be made against collateral being the assignment of the borrower's entire right, title and interest in his Participant's Account supported by the borrower's collateral promissory note for the amount of the loan, including interest payable. In the event that a distribution is due to the Participant-borrower, the unpaid loan balance, together with interest thereon, shall become due and payable and the Plan Administrator shall first satisfy any and all indebtedness from the Participant's Account before making any payment to the Participant or the Participant's Beneficiary, if applicable.

      (g) No loan shall be approved by the Plan Administrator unless the Participant's spouse, if any, consents to the loan and to the possible reduction of the Participant's Account as a result of the loan. Such consent shall be in the form described in Section 8.4(b) and shall be made within the 90-day period before the date the loan is made.


                           ARTICLE XI
              FIDUCIARY DUTIES AND RESPONSIBILITIES


11.1 GENERAL FIDUCIARY STANDARD OF CONDUCT. Each Fiduciary of the Plan shall discharge his duties hereunder solely in the interest of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Each Fiduciary shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character and with like aims, in accordance with the documents and instruments governing this Plan, insofar as such documents and instruments are consistent with this standard.

11.2 SERVICE IN MULTIPLE CAPACITIES. Any Person or group of persons may serve in more than one Fiduciary capacity with respect to this Plan.

11.3 LIMITATIONS ON FIDUCIARY LIABILITY. Nothing in this Plan shall be construed to prevent any Fiduciary from receiving any benefit to which he may be entitled as a Participant or Beneficiary in this Plan, so long as the benefit is computed and paid on a basis which is consistent with the terms of this Plan as applied to all other Participants and Beneficiaries. Nor shall this Plan be interpreted to prevent any Fiduciary from receiving any reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan; except that no Person so serving who already receives full-time pay from an Employer shall receive compensation from this Plan, except for reimbursement of expenses properly and actually incurred.

11.4 INVESTMENT MANAGER. When an Investment Manager has been appointed pursuant to Section 12.7 of this Plan, he is required to acknowledge in writing that he has undertaken a Fiduciary responsibility with respect to the Plan. The Insurance Company's liability as a Fiduciary is limited to that arising from its management of any assets of the Plan held by the Insurance Company in its Separate Accounts.


                           ARTICLE XII
                        THE ADMINISTRATOR


12.1 DESIGNATION AND ACCEPTANCE. The Board of Directors shall designate a Person or Persons to serve as Administrator under the Plan.

12.2 DUTIES AND RESPONSIBILITY. The Administrator shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries in a nondiscriminatory manner subject to the specific terms of the Plan.

      The Administrator shall perform all such duties as are necessary to operate, administer, and manage the Plan in accordance with the terms thereof. This shall include notification to the Insurance Company of any adjustment made to a Participant's Account in accordance with Article IV-A.

      The Administrator shall comply with the regulatory provisions of ERISA and shall furnish to each Participant covered under this Plan (a) a summary plan description, (b) upon written request, a statement of his total benefits accrued and his vested benefits if any and (c) the information necessary to elect the benefits available under the Plan. The Administrator shall also file the appropriate annual reports and any other data which may be required by appropriate regulatory agencies.

      Furthermore, the Administrator shall take the necessary steps to notify the appropriate interested parties whenever an application is made to the Secretary of the Treasury for a determination letter in accordance with Section 7476 of the Internal Revenue Code as amended.

12.3 EXPENSES AND COMPENSATION. The expenses necessary to administer the Plan shall be borne by the Employer, including but not limited to those involved in retaining necessary professional assistance from an attorney, an accountant, an actuary, or an investment advisor. Nothing shall prevent the Administrator from receiving reasonable compensation for services rendered in administering the Plan, provided the Administrator is not a full-time Employee of any Employer adopting this Plan.

12.4 INFORMATION FROM EMPLOYER. To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to this Plan as the Administrator may require.

12.5 ADMINISTRATIVE COMMITTEE; MULTIPLE SIGNATURES. In the event that more than one Person has been duly nominated to serve as the Administrative Committee and has signified in writing the acceptance of such designation, the signature(s) of one or more Persons may be accepted by an interested party as conclusive evidence that the Administrative Committee has duly authorized the action therein set forth and as representing the will of and binding upon the whole Administrative Committee. No Person receiving such documents or written instructions and acting in good faith and in reliance thereon shall be obliged to ascertain the validity of such action under the terms of this Plan. The Administrative Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting.

12.6 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. The Administrator, or any member thereof may resign at any time by delivering to the Board of Directors a written notice of resignation, to take effect at a date specified therein, which shall not be less than thirty (30) days after the delivery thereof, unless such notice shall be waived.

      The Administrator may be removed with or without cause by the Board of Directors by delivery of written notice of removal, to take effect at a date specified therein, which shall be not less than thirty (30) days after delivery thereof, unless such notice shall be waived.

      The Board of Directors, upon receipt of or giving notice of the resignation or removal of the Administrator, shall promptly designate a successor Administrator who must signify acceptance of this position in writing. In the event no successor is appointed, the Board of Directors will function as the Administrator until a new Administrator has been appointed and has accepted such appointment.

12.7 The Administrator may appoint, in writing, an Investment Manager or Managers and delegate to him the authority to manage, acquire, invest or dispose of all or any part of the plan assets. With regard to the assets entrusted to his care, the Investment Manger shall provide written instructions and directions to the Employer, who shall in turn be entitled to rely upon such written direction. This appointment and delegation shall be evidenced by a signed written agreement.

12.8 The Administrator shall have the power, to the extent permitted by law, to delegate the performance of such Fiduciary and non-Fiduciary duties, responsibilities and functions as the Administrator shall deem advisable for the proper management and administration of the Plan in the best interests of the Participants and their Beneficiaries.


                          ARTICLE XIII
                      PARTICIPANTS' RIGHTS

13.1 GENERAL RIGHTS OF PARTICIPANTS AND BENEFICIARIES. The Plan is established and the Plan assets are held for the exclusive purpose of providing benefits for such Employees and their Beneficiaries as have qualified to participate under the terms of the Plan.

13.2 FILING A CLAIM FOR BENEFITS. A Participant or Beneficiary or the Employer acting in his behalf, shall notify the Administrator of a claim of benefits under the Plan. Such request shall be in writing to the Administrator and shall set forth the basis of such claim and shall authorize the Administrator to conduct such examinations as may be necessary to determine the validity of the claim and to take such steps as may be necessary to facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.

      A decision by the Administrator shall be made promptly and not later than 90 days after the Administrator's receipt of the claim of benefits under the Plan, unless special circumstances require an extension of the time for processing in which case a decision shall be rendered as soon as possible, but not later than 180 days after the initial receipt of the claim of benefits.

13.3 DENIAL OF CLAIM. Whenever a claim for benefits by any Participant or Beneficiary has been denied by a Plan Administrator, a written notice, prepared in a manner calculated to be understood by the Participant, must be provided, setting forth (1) the specific reasons for the denial; (2) the specific reference to pertinent Plan provisions on which the denial is based; (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (4) an explanation of the Plan's claim review procedure.

13.4 REMEDIES AVAILABLE TO PARTICIPANTS. A Participant or Beneficiary (1) may request a review by a Named Fiduciary, other than the Administrator, upon written application to the Plan; (2) may review pertinent Plan documents; and (3) may submit issues and comments in writing to a Named Fiduciary. A Participant or Beneficiary shall have 60 days after receipt by the claimant of written notification of a denial of a claim to request a review of a denied claim.

      A decision by a Named Fiduciary shall be made promptly and not later than 60 days after the Named Fiduciary's receipt of a request for review, unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review by a Named Fiduciary shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

      A Participant or Beneficiary shall be entitled, either in his own name or in conjunction with any other interested parties, to bring such actions in law or equity or to undertake such administrative actions or to seek such relief as may be necessary or appropriate to compel the disclosure of any required information, to enforce or protect his rights, to recover present benefits due to him or to clarify his rights to future benefits under the Plan.

13.5 LIMITATION OF RIGHTS. Participation hereunder shall not grant any Participant the right to be retained in the Service of the Employer or any other rights or interest in the Plan fund other than those specifically herein set forth.

13.6 PARTICIPANT CONTRIBUTIONS. Each Participant, regardless of his length of Service with the Employer, shall be fully vested (100%) at all times in any portion of his Participant's Account attributable to Employee Contributions and Rollover Contributions.

13.7 MERGERS OR TRANSFERS. In the case of any merger or consolidation with or transfer of assets or liabilities to any other defined contribution plan, the following conditions must be met:

      (a) The sum of the account balances in each plan shall equal the fair market value (determined as of the date of the merger or transfer) or the entire plan assets.

      (b) The assets of each plan shall be combined to form the assets of the plan as merged (or transferred).

      (c) Immediately after the merger (or transfer), each Participant in the plan merged (or transferred) shall have an account balance equal to the sum of the account balances the Participant had in the plans immediately prior to the merger (or transfer).

      In the case of any merger or consolidation with or transfer of assets or liabilities to any defined benefit plan, one of the plans before such merger, consolidation, or transfer shall be converted into the other type of plan and either the rules described above, applicable to the merger of two defined contribution plans, or the rules applicable to the merger of two defined benefit plans, as appropriate, shall be applied.

                           ARTICLE XIV
                      THE INSURANCE COMPANY

14.1 DUTIES AND RESPONSIBILITIES. The Insurance Company shall issue the Annuity Contract and thereby assumes all the duties and responsibilities set forth therein. The terms of the Annuity Contract may be changed as provided therein without amending this Plan, provided such changes shall conform (1) to the requirements for qualification under
      Section 401(a) of the Internal Revenue Code, as amended from time to time and (2) to ERISA, as amended from time to time.

14.2 RELATION TO EMPLOYER, ADMINISTRATOR AND PARTICIPANTS. The Insurance Company may receive the statement of the Administrator or, if the Administrator so designates, the Employer, as conclusive evidence of any of the matters decided in the Plan and the Insurance Company shall be fully protected in taking or permitting any action on the basis thereof and shall incur no liability or responsibility for so doing. The Insurance Company shall not be required to question any action by the Employer of the Administrator or any Participant nor to determine that such action is properly taken under the Plan. The Insurance Company shall be fully discharged from any and all liability with respect to any payment to any Participant hereunder in accordance with the terms of the Annuity Contract. The Insurance Company shall not be required to take any action contrary to its normal rules and practices.

                           ARTICLE XV
              AMENDMENT OR TERMINATION OF THE PLAN

15.1 AMENDMENT OF PLAN. The Board of Directors shall have the right from time to time to modify or amend, in whole or in part, any or all provisions of the Plan. Upon any such modification or amendment, the Administrator shall be furnished a copy thereof. No amendment shall deprive any Participant or Beneficiary of any Vested Interest hereunder. Any Participant having not less than 5 Years of Service shall be permitted to elect, in writing, to have his Vesting Percentage computed under the Plan without regard to such amendment.

      The period during which the election must be made in writing by the Participant shall begin no later than the date the Plan amendment is adopted and end no later than after the latest of the following dates:

      (a) the date which is 60 days after the day the amendment is adopted;

      (b) the date which is 60 days after the day the amendment becomes effective; or

      (c) the date which is 60 days after the day the Participant is issued written notice of the amendment by the Employer or Administrator.

      Such written election by a Participant shall be made to the Administrator, who shall then give written notice to the Insurance Company.

      No amendment to the Plan shall decrease a Participant's Account balance or eliminate an optional form of distribution. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under Internal Revenue Code Section 412(c)(8). Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.
15.2 CONDITIONS OF AMENDMENT. The Employer shall not make any amendment which would cause the Plan to lose its status as a qualified plan within the meaning of Section 401(a) of the Internal Revenue Code.

15.3 TERMINATION OF THE PLAN. The Board of Directors intends to continue the Plan indefinitely for the benefit of Participants, but reserves the right to terminate the Plan at any time by resolution of the Board of Directors. Upon such termination, the liability of the Employer to make Employer Contributions hereunder shall terminate.

15.4 FULL VESTING. Upon the termination or partial termination of the Plan, or upon complete discontinuance of Employer Contributions, the rights of all affected Participants in and to the amounts credited to each such Participant's Account shall be 100% vested and nonforfeitable. Thereupon, each Participant shall receive a total distribution of his Participant's Account, including any amounts in the forfeiture account allocated in accordance with Section 15.5, in accordance with the terms and conditions of Article VI and the Annuity Contract.

15.5 APPLICATION OF FORFEITURES. Upon the termination of the Plan, any amount in the Forfeiture account which has not been allocated as of such termination shall be allocated and credited to each Participant's Account of the then Active Participants in the same manner as the last Employer Contribution made under the Plan.

15.6 APPROVAL BY THE INTERNAL REVENUE SERVICE. Notwithstanding any other provisions of this Plan, the Employer's adoption of this Plan is subject to the condition precedent that the Employer's Plan shall be approved and qualified by the Internal Revenue Service as meeting the requirements of
      Section 401(a) of the Internal Revenue Code. In the event the Plan initially fails to qualify and the Internal Revenue Service issues a final ruling that the Employer's Plan fails to so qualify as of the Effective Date, all liability of the Employer to make further Employers Contributions hereunder shall cease. The Insurance Company, Plan Administrator, and any other Named Fiduciary shall be notified immediately by the Employer, in writing, of such failure to qualify. Upon such notification, the value of the Participant's Accounts shall be distributed in cash to the Employer, subject to the terms and conditions of Article VI and the Annuity Contract.

      That portion of such distribution which is attributable to Participant Contributions as specified in Section 13.6, if any, shall be paid to the Participant, and the balance of such distribution shall be paid to the Employer.

15.7 SUBSEQUENT UNFAVORABLE DETERMINATION. If the Employer is notified subsequent to initial favorable qualification that the Plan is no longer qualified within the meaning of
      Section 401(a) of the Internal Revenue Code, and if the Employer shall fail within a reasonable time to make any necessary changes in order that the Plan shall so qualify, the Participants' Accounts under the Annuity Contract shall be fully vested and nonforfeitable and shall be disposed of in the manner set forth in Sections 15.4 and 15.5 above; with respect to a Plan which is no longer qualified, all assets thereunder shall be segregated apart from all other assets held under the Annuity Contract for any other Employer.


                           ARTICLE XVI
                      SUBSTITUTION OF PLANS

16.1  SUBSTITUTION OF PLANS.  Subject to the provisions of Section
      13.7 the Employer may substitute an individually designed plan or a master or prototype plan for this Plan without terminating this Plan as embodied herein and this shall be deemed to constitute an amendment and restatement in its entirety of this Plan as heretofore adopted by the Employer; provided, however, that the Employer shall have certified to the Insurance Company that this Plan is being continued on a restated basis which meets the requirements of Section 401(a) of the Internal Revenue Code and ERISA.

16.2 TRANSFER OF ASSETS. Upon 90 days' written notification from the Employer (unless the Insurance Company shall accept a shorter period of notification) that a different plan meeting the requirements set forth in Section 16.1 above has been adopted by the Employer, and after the Insurance Company has been furnished the Employer's certification in writing that the Employer intends to continue the Plan as a qualified plan under Section 401(a) of the Internal Revenue Code and ERISA, the Insurance Company shall transfer the value of all Participants' Accounts under the Annuity Contract in accordance with the terms of the Annuity Contract, to the Employer or such person or persons as may be entitle to receive same. The Insurance Company may rely fully on the representations or directions of the Employer with respect to any such transfer and shall be fully protected and discharged with respect to any such transfer made in accordance with such representations, instructions or directions.


                          ARTICLE XVII
                          MISCELLANEOUS

17.1 NON-REVERSION. This Plan has been established by the Employer for the exclusive benefit of the Participants and their Beneficiaries. Except as otherwise provided in
      Section 15.6, Section 17.7 and Section 17.8, under no circumstances shall any funds contributed hereunder at any time revert to or be used by the Employer, nor shall any such funds or assets of any kind be used other than for the benefit of the Participants or their Beneficiaries.

17.2 GENDER AND NUMBER. When necessary to the meaning hereof, and except when otherwise indicated by the context, either the masculine or the neuter pronoun shall be deemed to include the masculine, the feminine, and the neuter, and the singular shall be deemed to include the plural.

17.3 REFERENCE TO THE CODE AND ERISA. Any reference to any section of the Internal Revenue Code herein or to any other statute or law shall be deemed to include any successor law of similar import.

17.4 GOVERNING LAW. The Plan shall be governed and construed in accordance with the laws of the state where the Employer has its principal office.

17.5 COMPLIANCE WITH THE CODE AND ERISA. This Plan is intended to comply with all requirements for qualification under the Internal Revenue Code and ERISA, and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan being so qualified. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and this Plan shall be construed and enforced as if such provision had not been included.

17.6 NON-ALIENATION. It is a condition of the Plan, and all rights of each Participant shall be subject thereto, that no right or interest of any Participant in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no right or interest of any Participant in the Plan shall be liable for or subject to any obligation or liability of such Participant.

17.7 CONTRIBUTION RECAPTURE. Notwithstanding any other provisions of this Plan, (1) in the case of a contribution which is made by an Employer by a mistake of fact, Section
      17.1 shall not prohibit the return of such contribution to the Employer within one year after the payment of the contribution, and (2) if a contribution is conditioned upon the deductibility of the contribution under Section 404 of the Internal Revenue Code of 1986, then, to the extent the deduction is disallowed, Section 17.1 shall not prohibit the return to the Employer of such contribution (to the extent disallowed) within one year after the disallowance of the deduction. The amount which may be returned to the Employer is the excess of (1) the amount contributed on (2) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken contribution would cause the balance of the individual account of any Participant to be reduced to less than the balance which would have been in the account had the mistaken amount not been contributed, then the amount to be returned to the Employer would have to be limited so as to avoid such reduction.

17.8 QUALIFIED DOMESTIC RELATIONS ORDERS. Notwithstanding any other provisions of this Plan, the Participant's Account may be segregated and distributed pursuant to a Qualified Domestic Relations Order within the meaning of Internal Revenue Code Section 414(p). The Plan Administrator shall establish procedures for determining if a Domestic Relations Order is qualified within the meaning of Section 414(p).


                          ARTICLE XVIII
                      TOP HEAVY PROVISIONS

18.1 DEFINITIONS. The following definitions are atypical terms used on in this Article XVIII.

      (a) Compensation. The term Compensation, whenever used in this Article XVIII, means Compensation as defined in
           Section 4A.1(b) of the Plan.

      (b) Key Employee. The term Key Employee means any Employee or former Employee (including deceased Employees) of the Employer who at any time during the Plan Year or the four preceding Plan Years is:

           (i) An officer of the Employer who has an annual Compensation greater than 150 percent of the amount in effect under Internal Revenue Code
                  Section 415(c)(1)(A). In no event shall more than 50 Employees or, if less, the greater of three Employees or 10% of all Employees, be taken into account under this subsection as Key Employees. If the number of officers is limited by the terms of the preceding sentence, the Employees with the highest Compensation will be considered to be officers.

           (ii) One of the ten Employees who has annual Compensation greater than the amount in effect under Internal Revenue Code Section 415 (c)(1)(A) and who owns (or is considered to own within the meaning of Internal Revenue Code Section 318, as modified by Section 416(i)(1)(B)(iii)) both more than 1/2% interest and the largest interest in the Employer. If two or more Employees own equal interest in the Employer, the ranking of ownership share will be in descending order of such Employees' Compensation. If the Employer is other than a corporation, the term "interest" as used herein shall refer to capital or profits interest.

           (iii) An Employee who owns (or is considered to own within the meaning of Internal Revenue Code
                  Section 318, as modified by Section 416
                  (i)(1)(B)(iii)) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer. If the Employer is other than a corporation, an Employee who owns, or is considered to own, more than 5% of the capital or profits interest in the Employer.

           (iv) An Employee who owns (or is considered to own within the meaning of Internal Revenue Code
                  Section 318, as modified by Section 416
                  (i)(1)(B)(iii)) more than 1% of the outstanding stock of the Employer or stock possessing more than 1% of the total combined voting power of all stock of the Employer, and whose annual Compensation is more than $150,000. If the Employer is other than a corporation, an Employee who owns, or is considered to own, more than 1% of the capital or profits interest in the Employer, and whose annual Compensation is more than $150,000.

           For the purposes of paragraphs (ii), (iii) and (iv), above, if an Employee's ownership interest changes during a given Plan Year, his ownership interest for that Plan Year is the largest interest owned at any time during the Plan Year.

           The Beneficiary of any deceased Employee who was a Key
           Employee shall be considered a Key Employee for the same period as the deceased Employee would have been so considered.

      (c) Non-Key Employee. The term Non-Key Employee means any Employee or former Employee of the Employer who is not a Key Employee. The Beneficiary of any deceased Employee who is a Non-Key Employee shall be considered a Non-Key Employee for the same period as the deceased Employee would have been so considered.

      (d) Determination Date. The term Determination Date means, with respect to a Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year of a plan, the last day of the first Plan Year.

      (e) Valuation Date. The term Valuation Date means, with respect to a Plan Year, the last day of the preceding Plan Year and is the date on which Account Balances are valued for the purpose of determining the Plan's Top-Heavy status.

      (f) Account Balance. The term Account Balance means the value of the Participant's Account standing to the credit of a Participant, a former Participant, or the Beneficiary of a former Participant, as the case may be, as of the Valuation Date. Such Account Balance shall include any contributions due as of the Determination Date and all distributions made to the Participant (or former Participant or Beneficiary, as the case may be) during the Plan Year or the preceding four Plan Years, except for distributions of Related Rollovers. However, the Account Balance shall not include any deductible Employee contributions made pursuant to Internal Revenue Code Section 219 or Unrelated Rollovers made to the Plan after December 31, 1983.

           A Related Rollover is a Rollover Contribution or
           Transfer that either was not initiated by the Employee or was made to a plan maintained by the same Employer.

           An Unrelated Rollover is a Rollover Contribution or
           Transfer that was initiated by the Employee and was made from a plan maintained by one employer to a plan maintained by another employer.

           For purposes of this subsection (f), the term Employer shall include all employers that are required to be aggregated in accordance with Internal Revenue Code
           Sections 414 (b), (c) or (m).

      (g) Required Aggregation Group. The term Required Aggregation Group means all of the plans of the Employer which cover a Key Employee, including any such plan maintained by the Employer pursuant to the terms of a collective bargaining agreement, and each other plan of the Employer which enables any plan in which a Key Employee participates to satisfy the requirements of Internal Revenue Code Sections 401(a)(4) or 410.

      (h) Permissive Aggregation Group. The term Permissive Aggregation Group means all of the plans of the Employer which are included in the Required Aggregation Group plus any plans of the Employer which provide comparable benefits to the benefits provided by the plans in the Required Aggregation Group and are not included in the Required Aggregation Group, but which satisfy the requirements of Internal Revenue Code Sections 401(a)(4) and 410 when considered together with the Required Aggregation Group, including any plan maintained by the Employer pursuant to a collective bargaining agreement which does not include a Key Employee.

      (i) Top-Heavy Plan. The Plan is Top-Heavy if it meets the requirements of the following Section 18.2.

      (j) Super Top-Heavy Plan. The Plan is Super Top-Heavy if it meets the requirements of the following Section
           18.3.

      (k) Terminated Plan. A plan shall be considered to be a Terminated Plan if it:

           (i)    has been formally terminated;

           (ii) has ceased crediting service for benefit accruals and vesting;

           (iii) has been or is distributing all plan assets to participants (or beneficiaries) as soon as administratively possible.

           With the exception of the Minimum Employer Contribution Requirements and the Minimum Vesting Requirements, the Top Heavy Provision of this Article XVIII will apply to any Terminated Plan which was maintained at any time during the five years ending on the Determination Date.

      (l) Frozen Plan. A plan shall be considered to be a Frozen Plan if all benefit accruals have ceased but all assets have not been distributed to participants or beneficiaries. The Top Heavy Provisions of this
           Article XVIII will apply to any such Frozen Plan.

18.2 This Plan shall be determined to be Top-Heavy if, as of the Determination Date, the aggregate of the Account Balances of Key Employees exceeds 60% of the aggregate of the Account Balances of all Employees covered by the Plan. The determination of whether the Plan is Top-Heavy shall be made after aggregating all plans in the Required Aggregation Group, and after aggregating any other plans which are in the Permissive Aggregation Group, if such permissive aggregation thereby eliminates the Top-Heavy status of any plan within such Required Aggregation Group.

      In determining whether this Plan is Top-Heavy, the Account Balance of a former Key Employee who is now a Non-Key Employee will be disregarded. Likewise, the Account Balance of any Employee who has not performed an hour of service during the five-year period ending on the Determination Date will be excluded.

18.3 This Plan shall be determined to be Super Top-Heavy if, as of the Determination Date, the Plan would meet the test specified in Section 18.2 above, if 90% were substituted for 60% in each place where it appears. The Plan may be permissively aggregated in order to avoid being Super
      Top-Heavy.

18.4 Notwithstanding anything in the Plan to the contrary, if the Plan is Top-Heavy with respect to any Plan Year, then the Plan shall meet the following requirements for such Plan
      Year:

      (a) Compensation Limit. The annual Compensation of each Participant taken into account under the Plan shall not exceed $200,000; however, such dollar limitation shall be adjusted to take into account any adjustments made by the Secretary of the Treasury pursuant to Internal Revenue Code Section 416(d)(2).

      (b)  Minimum Employer Contribution Requirements.  A Minimum
           Employer Contribution of 3% of each Eligible Employee's Compensation will be made on behalf of each Eligible
           Employee in the Plan.

           If the actual Employer Contribution made or required to be made for Key Employees is less than 3%, the Minimum Employer Contribution required hereunder shall not exceed the percentage contribution made for the Key Employee for whom the percentage of Employer Contributions and Forfeitures relative to the first $200,000 of Compensation is the highest for the Plan Year after taking into account contributions or benefits under other qualified plans in the Plan's Required Aggregation Group.

           However, if a Participant in this Plan is also a participant in a defined benefit plan maintained by the Employer, such Participant shall receive the top heavy minimum benefit under the defined benefit plan in lieu of the Minimum Employer Contribution described herein. Such minimum benefit will be equal to the Participant's average yearly Compensation during his five highest-paid consecutive years, multiplied by the lesser of 2% per year of service or 20%. Compensation periods and years of service to be taken into account in the calculation of this benefit shall be subject to any limitations set forth in the defined benefit plan.

           For any Limitation Year in which this Plan is Top-Heavy but not Super Top-Heavy, the Minimum Employer Contribution shall be increased to 4% of each Eligible Employee's Compensation in order to preserve the use of the factor 1.25 in the denominators of the fractions described in Section 4A.4(b)(1) and Section 4A.4(d)(1). A Participant who receives the top heavy minimum benefit in lieu of the Minimum Employer Contribution will receive an increased minimum benefit equal to the Participant's average yearly Compensation during his five highest-paid consecutive years, multiplied by the lesser of 3% per year of service or 20% plus one percentage point (to a maximum of ten percentage points) for each year that this Plan is maintained. Compensation periods and years of service to be taken into account in the calculation of this increased minimum benefit shall be subject to any limitations set forth in the defined benefit plan.

           For any Limitation Year in which this Plan is Super Top-Heavy, the factor of 1.25 in the denominators of the fractions described in Section 4A.4(b)(i) and
           Section 4A.4(d)(i) shall be reduced to 1.0. The Minimum Employer Contribution payable in such years shall be 3% of each Eligible Employee's Compensation and the defined benefit top heavy minimum benefit shall be average Compensation multiplied by the lesser of 2% per year of service of 20%.

           Eligible Employees are all Non-Key Employees who are Participants in the Plan as of the last day of the Plan Year regardless of whether they had completed 1000 hours of service during the Plan Year. Also included are Non-Key Employees who would have been Participants as of the last day of the Plan Year except for either of the following reasons:

           (i) The Employee's Compensation was below a required minimum level; or

           (ii)   The Employee chose not to make either Required
                  Contributions or Salary Deferral Contributions when he was eligible to do so.

           In computing the Minimum Employer Contribution under this subsection, Forfeitures allocated to a Participant's Account, Salary Deferral Contributions, and contributions made pursuant to any other salary reduction arrangement the Employee may have entered into, as permitted by regulations, shall be considered Employer Contributions.

      (c) Minimum Vesting Requirements. Vesting shall be determined in accordance with the following schedule:

                  Years of Service           Vesting Percentage

                  Less than 1                           0%
                  1 but less than 2                    20%
                  2 but less than 3                    40%
                  3 but less than 4                    60%
                  4 but less than 5                    80%
                  5 or more                           100%

           In the event the Plan ceases to be Top-Heavy, the vesting schedule in this Section 18.4(c) shall continue to apply until the Plan is amended to provide otherwise and any such amendment shall comply with the provisions of Section 15.1.


                       PRE-JANUARY 1, 1989 OPERATIONAL AMENDMENT

     The Campeau California Plan, as in effect immediately prior to January
1, 1987, is amended effective as of January 1, 1987, by adding a new Section 6.7 reading as follows immediately after Section 6.6 thereof:

          6.7 LEGAL DISTRIBUTION RULES. The provisions of Internal Revenue Code Section 401(a)(9) are hereby incorporated by reference into this Plan and shall apply to this Plan notwithstanding any other provision herein to the contrary. Such
          Section 401(a)(9) provisions shall be applied in accordance with any final regulations (or, in the absence of final regulations, proposed regulations) issued by the Secretary of the Treasury or his delegate as to such provisions.

     PRE-JANUARY 1, 1989 TAX REFORM ACT AMENDMENT

     The Campeau California Plan, as in effect immediately prior to January
1, 1987, is amended effective as of January 1, 1987 and for the period beginning on such date through December 31, 1988, in accordance with the following provisions which are designed to meet the requirements of the Tax Reform Act of 1986 (the "TRA") which are effective prior to January 1, 1989. Such provisions are taken from Model Amendment IV contained in Notice 87-2 of the Internal Revenue Service. No change has been made in the provisions set forth in Model Amendment IV of Notice 87-2.

     SECTION I:  PURPOSE AND EFFECTIVE DATE

       1.1 Purpose. It is the intention of the Employer to amend the plan to comply with those provisions of the Tax Reform Act of 1986 that are effective prior to the first Plan Year beginning after December 31, 1988. Nothing contained in this amendment shall permit or require Elective Deferrals, Matching Employer Contributions, or Employee Contributions under the plan unless such Elective Deferrals, Matching Employer Contributions, or Employee Contributions have been authorized by the Employer under other provisions of the plan or under other amendments thereto.

       1.2 Effective Date. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 1986.

     SECTION II:  DEFINITIONS

       For purposes of this amendment only, the following definitions shall apply.

       2.1 "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under
       Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

       2.2 "Affiliated Employer" shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

       2.3 "Code" shall mean the Internal Revenue Code of 1986 and amendments thereto.

       2.4 "Compensation" shall mean compensation paid by the Employer to the Participant during the taxable year ending with or within the Plan Year which is required to be reported as wages on the Participant's Form W-2 and, if the provisions of the plan other than this amendment so provide, shall also include compensation which is not currently includible in the Participant's gross income by reason of the application of Sections 125, 402(a)(8), 402(h)(1)(B) or 403(b) of the Code.

       2.5 "Elective Deferrals" shall mean contributions made to the plan during the Plan Year by the Employer, at the election of the Participant, in lieu of cash compensation and shall include contributions made pursuant to a salary reduction agreement.

       2.6 "Employee" shall mean employees of the Employer and shall include leased employees within the meaning of Section 414(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute less than twenty percent of the Employer's nonhighly compensated work force within the meaning of Section 414(n)(1)(C)(ii) of the Code, the term "Employee" shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code unless otherwise provided by the terms of this plan other than this amendment.

       2.7 "Employee Contributions" shall mean contributions to the plan made by a Participant during the Plan Year.

       2.8 "Employer" shall mean the entity that establishes or maintains the plan; any other organization which has adopted the plan with the consent of such establishing employer; and any successor of such employer.

       2.9  "Family Member" shall mean an individual described in
       Section 414(q)(6)(B) of the Code.

       2.10 "Highly Compensated Employee" shall mean an individual described in Section 414(q) of the Code.

       2.11 "Inactive Participant" shall mean any Employee or former Employee who has ceased to be a Participant and on whose behalf an account is maintained under the plan.

       2.12 "Matching Contribution" shall mean any contribution to the plan made by the Employer for the Plan Year and allocated to a Participant's account by reason of the Participant's Employee Contributions or Elective Deferrals.

       2.13 "Non-Highly Compensated Employee" shall mean an
       Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

       2.14 "Participant" shall mean any Employee of the Employer who has met the eligibility and participation requirements of the plan.

       2.15 "Qualified Nonelective Contributions" shall mean contributions (other than Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participant may not elect to receive in cash until distributed from the plan; that are 100 percent vested and nonforfeitable when made; and that are not distributable under the terms of the plan to Participants or their beneficiaries earlier than the earlier of:

         (i) separation from service, death, or disability of the Participant;

        (ii)     attainment of the age 59-1/2 by the Participant;

       (iii) termination of the plan without establishment of a successor plan;

        (iv) the events specified in those of Sections XIII, XIV or XV of this amendment adopted by the Employer; or

         (v) for Plan Years beginning before January 1, 1989, upon hardship of the Participant.

       2.16 "Plan Year" shall mean the plan year otherwise specified in the plan.

    SECTION III: PROVISIONS RELATING TO LEASED EMPLOYEES

       3.1 Safe-Harbor. Notwithstanding any other provisions of the Plan, for purposes of determining the number or identity of Highly Compensated Employees or for purposes of the pension requirements of
       Section 414(n)(3) of the Code, the employees of the Employer shall include individuals defined as Employees in Section 2.6 of this amendment.

       3.2 Participation and Accrual. A leased employee within the meaning of Section 414(n)(2) of the Code shall become a Participant in, and accrue benefits under, the plan based on service as a leased employee only as provided in provisions of the plan other than this Section III.

       3.3 Effective Date. This Section III shall be effective for services performed after December 31, 1986.

    SECTION IV:  LIMITATIONS ON CONTRIBUTIONS AND BENEFITS

       4.1  Revised Contribution Limitations Under Defined
       Contribution Plan.

       4.1(a) Definition of Annual Additions. For purposes of the plan, "Annual Addition" shall mean the amount allocated to a Participant's account during the Limitation Year that constitutes:

         (i)     Employer contributions,

        (ii)     Employee contributions,

       (iii)     Forfeitures, and

        (iv) Amounts described in Sections 415(l)(l) and 419(A)(d)(2) of the Code.

       4.1(b)  Maximum Annual Addition.  The maximum Annual
       Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

         (i)     the Defined Contribution Dollar Limitation, or

        (ii) 25 percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code for the Limitation Year.

       4.1(c)  Special Rules.  The compensation limitation referred to in
       Section 4.1(b)(ii) shall not apply to:

         (i) Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or

        (ii)     Any amount otherwise treated as an Annual Addition under
                 Section 415(l)(l) of the Code.

       4.1(d)  Definitions.  For purposes of Section 4.1, "Defined
       Contribution Dollar Limitation" shall mean $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.

       4.2 Special Rules for Plans Subject to Overall Limitations Under Code Section 415(e).

       4.2(a) Recomputation Not Required. The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee Contributions as an Annual Addition.

       4.2(b) Adjustment of Defined Contribution Plan Fraction. If the plan satisfied the applicable requirements of Section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Section 415(e)(1) of the Code (as revised by this Section IV) does not exceed 1.0 for such Limitation Year.

       4.3  Limitation Year.  For purposes of this Section IV,
       "Limitation Year" shall mean the limitation year specified in the plan, or if none is specified, the calendar year.

       4.4 Effective Date of Section IV Provisions. The provisions of this Section IV shall be effective for Limitation Years beginning after December 31, 1986.

     SECTION V:  ELECTIVE DEFERRALS

       5.1  Maximum Amount of Elective Deferrals.  Effective as of
       January 1, 1987, no Employee shall be permitted to have Elective Deferrals made under this plan during any calendar year in excess of $7000 multiplied by the Adjustment Factor as provided by the Secretary of the Treasury. The foregoing, limit shall not apply to Elective Deferrals of amounts attributable to service performed in 1986 and described in Section 1105(c)(5) of the Tax Reform Act of 1986.

       5.2  Average Actual Deferral Percentage.

            (a) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

            (b) the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average
            Actual Deferral Percentage by Eligible Participants who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

       5.3 Definitions. For purposes of this Section V and for purposes of Sections X and XI of this Amendment, the following definitions shall be used:

       5.3(a)    "Actual Deferral Percentage" shall mean the ratio
       (expressed as a percentage), of Elective Deferrals and Qualified Employer Deferral Contributions on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.


       5.3(b)    "Average Actual Deferral Percentage" shall mean the
       average (expressed as a percentage) of the Actual Deferral Percentage of the Eligible Participants in a group.

       5.3(c)    "Qualified Employer Deferral Contributions" shall mean
       Qualified Nonelective Contributions taken into account under the terms of the plan without regard to this amendment in determining the Actual Deferral Percentage.

       5.3(c)    "Eligible Participant" shall mean any Employee of the
       Employer who is otherwise authorized under the terms of the Plan to have Elective Deferrals or Qualified Employer Deferral Contributions allocated to his account for the Plan Year.

       5.4  Special Rules.

       5.4(a)    For purposes of this Section V, the Actual Deferral
       Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals or Qualified Employer Deferral Contributions allocated to his account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Elective Deferrals and Qualified Employer Deferral Contribution were made under a single arrangement.

       5.4(b)    For purposes of determining the Actual Deferral Percentage of a Participant who is a Highly Compensated Employee, the Elective Deferrals, Qualified Employer Deferral Contributions and Compensation of such Participant shall include the Elective Deferrals, Qualified Employer Deferral Contributions and Compensation of Family Members, and such Family Members shall be disregarded in determining the Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees.

       5.4(c)    The determination and treatment of the Elective Deferrals,
       Qualified Nonelective Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

    SECTION VI:  LIMITATIONS ON EMPLOYEE CONTRIBUTIONS
         AND MATCHING EMPLOYER CONTRIBUTIONS

       6.1  Contribution Percentage.

       6.1(a)  The Average Contribution Percentage for Eligible
       Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

       6.1(b)  The Average Contribution Percentage for Eligible
       Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan
       Year multiplied by 2, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

       6.2 Definitions. For purposes of this Section VI, and for purposes of Section XII of this amendment, the following definitions shall apply.

       6.2(a) "Average Contribution Percentage" shall mean the average (expressed as percentage) of the Contribution Percentages of the Eligible Participants in a group.

       6.2(b) "Contribution Percentage" shall mean the ratio (expressed as a percentage), of the sum of the Employee Contributions and Matching Contributions under the plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.

       6.2(c) "Eligible Participant" shall mean any employee of the Employer who is otherwise authorized under the terms of the plan to have Employee Contributions or Matching Contributions allocated to his account for the Plan Year.

       6.3  Special Rules

       6.3(a)  For purposes of this Section VI, the Contribution
       Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Employee Contributions, or to receive Matching Contributions, Qualified Nonelective Contributions or Elective Deferrals allocated to his account under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such contributions and Elective Deferrals were made under a single plan.

       6.3(b)  In the event that this plan satisfies the requirements of
       Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code if aggregated with this plan, then this Section VI shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.

       6.3(c) For purposes of determining the Contribution Percentage of an Eligible Participant who is a Highly Compensated Employee, the Employee Contributions, Matching Employer Contributions and
       Compensation of such Participant shall include the Employee Contributions, Matching Employer Contributions and Compensation of
       Family Members, and such Family Members shall be disregarded in determining the Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees.

       6.3(d) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

    SECTION VII:  QUALIFIED VOLUNTARY EMPLOYEE
         CONTRIBUTIONS NOT PERMITTED

       The plan shall accept no Employee Contributions designated by the Participant as deductible employee contributions (within the meaning of Section 72(o)(5)(A) of the Code) for a taxable year of the Participant beginning after December 31, 1986.

    SECTION VIII:  NOT REQUIRED OR ADOPTED FOR CAMPEAU
         CALIFORNIA PLAN

    SECTION IX:    DETERMINATION OF TOP-HEAVY STATUS

         Solely for the purpose of determining if the plan, or any other plan included in a required aggregation group of which this plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(l) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Employers, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of
         Section 411(b)(l)(C) of the Code.

    SECTION X:  NOT REQUIRED OR ADOPTED FOR CAMPEAU
         CALIFORNIA PLAN

    SECTION XI:  DISTRIBUTION OF EXCESS CONTRIBUTIONS

         11.1 In General. Notwithstanding any other provision of the plan, Excess Contributions and income allocable thereto shall be distributed no later than the last day of each plan year beginning after December 31, 1987, to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year.

         11.2 Excess Contributions. For purposes of this amendment, "Excess Contributions" shall mean the amount described in Section 401(k)(8)(B) of the Code.

         11.3 Determination of Income. The income allocable to Excess Contributions shall be determined by multiplying income allocable to the Participant's Elective Deferrals and Qualified Employer Deferral Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the Participant's account balances attributable to Elective Deferrals and Qualified Employer Deferral Contributions on the last day of the preceding Plan Year.

         11.4 Maximum Distribution Amount. The Excess Contributions which would otherwise be distributed to the Participant shall be adjusted for income; the Excess Contributions shall be reduced, in accordance with regulations, by the amount of Excess Deferrals distributed to the Participant; shall, if there is a loss allocable to the Excess in no event be less than the lesser of the Participant's account under the plan or the Participant's Elective Deferrals and Qualified Employer Deferral Contribution for the Plan Year.

    SECTION XII:  DISTRIBUTION OF EXCESS AGGREGATE
         CONTRIBUTIONS

         12.1 In General. Excess Aggregate Contributions and income allocable thereto shall be forfeited, if otherwise forfeitable under the terms of this Plan, or if not forfeitable, distributed no later than the last day of each Plan Year beginning after December 31, 1987, to Participants to whose accounts Employee Contributions or Matching Contributions were allocated for the preceding Plan Year.

         12.2 Excess Aggregate Contributions. For purposes of this amendment, "Excess Aggregate Contributions" shall mean the amount described in Section 401(m)(6)(B) of the Code.

         12.3 Determination of Income. The income allocable to Excess Aggregate Contributions shall be determined by multiplying the income allocable to the Participant's Employee Contributions and Matching Employer Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant or the preceding Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Employee Contributions and Matching Employer Contributions on the last day of the preceding Plan Year.

         12.4 Maximum Distribution Amount.  The Excess Aggregate
         Contributions to be distributed to a Participant shall be adjusted for income, and, if there is a loss allocable to the Excess Aggregate Contribution, shall in no event be less than the lesser of the Participant's account under the plan or the Participant's Employer Contributions and Matching Contributions for the Plan Year.

         12.5 Accounting for Excess Aggregate Contributions.  Excess
         Aggregate Contributions shall be distributed from the Participant's Employee Contribution account, and forfeited if otherwise forfeitable under the terms of the plan (or, if not forfeitable, distributed) from the Participant's Matching Contribution account in proportion to the Participant's Employee Contributions and Matching Contributions for the Plan Year.

         12.6 Allocation of Forfeitures.

         12.6(a) Amounts forfeited by Highly Compensated Employees under this Section XII shall be:

           (i)     Treated as Annual Additions under Section 4.1(a) of this
                        amendment and either;

          (ii)     Applied to reduce employer contributions if forfeitures of
                        Matching Contributions under the Plan are applied to reduce employer contributions; or

         (iii)     Allocated, after all other forfeitures under the plan, and subject to Section 12.6(b) of this amendment, to the same Participants and in the same manner as such other forfeitures of Matching Contributions, are allocated to other Participants under the Plan.

          12.6(b)   Notwithstanding  the foregoing, no forfeiture arising
          under this Section XII shall be allocated to the account of any Highly Compensated Employee.

    SECTION XIII:  NOT REQUIRED OR ADOPTED FOR THIS
         CAMPEAU CALIFORNIA PLAN

    SECTION XIV:   NOT REQUIRED OR ADOPTED FOR THIS
         CAMPEAU CALIFORNIA PLAN


    SECTION XV:    NOT REQUIRED OR ADOPTED FOR THIS
         CAMPEAU CALIFORNIA PLAN


    SECTION XVI:   NOT REQUIRED OR ADOPTED FOR THIS
         CAMPEAU CALIFORNIA PLAN


    SECTION XVII:  NOT REQUIRED OR ADOPTED FOR THIS
         CAMPEAU CALIFORNIA PLAN


    SECTION XVIII: NOT REQUIRED OR ADOPTED FOR THIS
         CAMPEAU CALIFORNIA PLAN


    SECTION XIX:   NOT REQUIRED OR ADOPTED FOR THIS
         CAMPEAU CALIFORNIA PLAN


    SECTION XX:    NOT REQUIRED OR ADOPTED FOR THIS
         CAMPEAU CALIFORNIA PLAN